Exhibit 10.01

EXECUTION VERSION

LOAN AGREEMENT

between

GRAÑA Y MONTERO S.A.A.,

as Borrower,

and

CS PERU INFRASTRUCTURE HOLDINGS LLC,

as Initial Lender,

Dated as of July 31, 2019

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TABLE OF CONTENTS (continued)

TABLE OF CONTENTS (continued)

TABLE OF CONTENTS (continued)

SCHEDULE 1.01(a)	Lender’s Address
SCHEDULE 1.01(b)	Existing Indebtedness
SCHEDULE 1.01(c)	Existing Liens
SCHEDULE 6.11	Borrower Subsidiaries and Ownership Percentages
SCHEDULE 6.25	Anti-Corruption Laws, Sanctions, and Anti-Money Laundering Laws
SCHEDULE 6.28	Transactions with Affiliates
SCHEDULE 8.14	Restrictive Agreements
SCHEDULE 10.03(a)	Borrower’s Address

EXHIBIT A	Form of Notice of Borrowing
EXHIBIT B-1	Form of NY Note
EXHIBIT B-2	Form of Peruvian Note
EXHIBIT C	Form of Solvency Certificate
EXHIBIT D	Form of Closing Date Certificate
EXHIBIT E-1	Forms of Opinion of New York counsel to the Borrower
EXHIBIT E-2	Forms of Opinion of Peruvian counsel to the Borrower
EXHIBIT E-3	Form of Opinion of Chilean counsel to the Borrower
EXHIBIT E-4	Forms of Opinion of Peruvian counsel to the Lenders
EXHIBIT E-5	Form of Opinion of Chilean counsel to the Lenders
EXHIBIT F	Form of Assignment and Assumption Agreement
EXHIBIT G	Form of First Lien Chilean Share Pledge Agreement
EXHIBIT H	Form of Second Lien Chilean Share Pledge Agreement
EXHIBIT I	Form of Trust Agreement
EXHIBIT J	Form of Financial Ratio Certificate

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LOAN AGREEMENT, dated as of July 31, 2019 (this “Agreement”), by and between GRAÑA Y MONTERO S.A.A., a Peruvian sociedad anónima abierta (the “Borrower”) and CS Peru Infrastructure Holdings LLC, a Delaware limited liability company, as Initial Lender (the “Initial Lender”), and any other financial institutions party hereto from time to time as Lenders (as defined herein), in each case, for so long as each of the Initial Lender or such financial institution, as applicable, is a Lender hereunder. All capitalized terms used herein and defined in Section 1.01 are used herein as therein defined.

W I T N E S S E T H:

WHEREAS, the Borrower has requested that the Initial Lender enter into this Agreement in order to extend credit in the form of term loans on the Closing Date in an aggregate principal amount of $35,000,000, and the Initial Lender has agreed to enter into this Agreement and to provide such term loan commitments on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.    Definitions and Accounting Terms.

1.01    Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Actual Knowledge” shall mean, with respect to any Person and any matter, the earlier of actual knowledge of, or receipt of written notice by, an officer or other authorized person of such Person whose responsibilities include the administration of the transactions contemplated by the Credit Documents for which this definition is referenced.

“Adexus” shall mean Adexus S.A., a Chilean sociedad anónima cerrada.

“Adexus Financing Lien” shall mean the pledge over 37,929 Equity Interests of Adexus owned by the Borrower, granted by the Borrower in favor of Ameris Deuda Directa Fondo de Inversión and Fondo de Inversión Falcom Chilean Fixed Income pursuant to the pledge agreement over shares (contrato de prenda mercantil), dated August 17, 2018.

“Adexus Sale Information” shall have the meaning provided in Section 7.01(a)(vi).

“Affected Property” shall mean any property of the Borrower or any Main Subsidiary that suffers an Event of Loss.

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power (i) to vote twenty percent (20%) or more of the securities having ordinary voting power for the election of directors (or equivalent governing body) of such Person or (ii) to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” shall have the meaning specified in the introductory paragraph hereto.

“ Anti-Corruption Laws” shall mean any of the following (a) the United States Foreign Corrupt Practices Act of 1977, as amended, (b) the UK Bribery Act 2010, (c) any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, and (d) all other similar laws, rules and regulations of any jurisdiction applicable to the Borrower or any Borrower Subsidiary from time to time concerning or relating to bribery or corruption.

“Anti-Terrorism and Anti-Money Laundering Laws” shall mean any of the following (a) Section 1 of Executive Order 13224 of September 24, 2001, Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (Title 12, Part 595 of the US Code of Federal Regulations), (b) the Terrorism Sanctions Regulations (Title 31 Part 595 of the US Code of Federal Regulations), (c) the Terrorism List Governments Sanctions Regulations (Title 31 Part 596 of the US Code of Federal Regulations), (d) the Foreign Terrorist Organizations Sanctions Regulations (Title 31 Part 597 of the US Code of Federal Regulations), (e) the USA Patriot Act of 2001 (Pub. L. No. 107-56), (f) the U.S. Money Laundering Control Act of 1986, as amended, (g) the Bank Secrecy Act, 31 U.S.C. sections 5301 et seq., (h) Laundering of Monetary Instruments, 18 U.S.C. section 1956, (i) Engaging in Monetary Transactions in Property Derived from Specified Unlawful Activity, 18 U.S.C. section 1957, (j) the Financial Recordkeeping and Reporting of Currency and Foreign Transactions Regulations (Title 31 Part 103 of the US Code of Federal Regulations), (k) similar legislation of the European Union, (l) Peruvian Anti-Money Laundering Law, Legislative Decree Nº 1106 (Decreto Legislativo de lucha eficaz contra el lavado de activos y otros delitos relacionados a la minería ilegal y crimen organizado), (m) Peruvian Anti-Terrorism Law Decree, Law Decree N° 25475 (Establecen la penalidad para los delitos de terrorismo y los procedimientos para la investigación, la instrucción y el juicio), (n) any other similar law applicable to the Borrower or any Borrower Subsidiary concerning or relating to anti-money laundering, terrorist acts or acts of war, and (o) any regulations promulgated under any of the foregoing.

“Applicable Lending Office” shall mean, (i) for the Initial Lender, the office located at the address set forth opposite its name on Schedule 1.01(a) through which it intends to perform its obligations under this Agreement and (ii) with respect to the Initial Lender or any other Lender following the Closing Date, such address provided in writing by such Lender to the Borrower and the other Lenders (1) by not less than five (5) Business Days’ written notice where the Applicable Lending Office is situated in a Financial Action Task Force country or (2) so long as no Default or Event of Default shall have occurred and be continuing, with the prior written consent of the Borrower (not to be unreasonably withheld, conditioned or delayed), where the Applicable Lending Office is situated in a non-Financial Action Task Force country to the address set forth opposite its name on the applicable signature page hereto.

“Applicable Make-Whole Rate” shall mean, with respect to the Loans, the rate per annum by reference to the following table:

Period	Applicable Make- Whole Rate
For the period from and including the Closing Date to but excluding the date that is twelve (12) months after the Closing Date	6.55%

For the period from and including the date that is twelve (12) months after the Closing Date to but excluding the date that is eighteen (18) months after the Closing Date	6.80%

“Applicable Rate” shall mean, with respect to the Loans, the rate per annum by reference to the following table:

Period	Applicable Rate
For the period from and including the Closing Date to but excluding the date that is six (6) months after the Closing Date	9.10%

For the period from and including the date that is six (6) months after the Closing Date to but excluding the date that is one (1) year after the Closing Date	9.35%

For the period from and including the date that is one (1) year after the Closing Date to but excluding the date that is thirty (30) months after the Closing Date	9.60%

For the period from and including the date that is thirty (30) months after the Closing Date to the Facility Maturity Date	10.10%

“Asset Sale” shall mean any sale, transfer (including, without limitation, any transfer to a trust (transferencia en dominio fiduciario)) or other disposition by the Borrower or any Main Subsidiary to any Person (including by way of redemption by such Person) of any asset (including any Equity Interests of or in another Person), other than (a) inventory (or other assets) sold, leased or licensed out in the ordinary course of business (excluding any such sales, leases or licenses out by operations or divisions discontinued or to be discontinued), (b) sales of obsolete, worn-out or surplus property, (c) assets or equipment in the ordinary course of business, or (d) non-material assets for an amount not to exceed, individually or in the aggregate, $2,000,000 per calendar year.

“Assignment and Assumption Agreement” shall mean an Assignment and Assumption Agreement substantially in the form of Exhibit F (appropriately completed).

“Authorized Officer” shall mean, with respect to (a) delivering the Notice of Borrowing, any person or persons that has or have been authorized by the board of directors (or equivalent governing body) of the Borrower, or by its corporate powers-of-attorney duly approved and registered in the corresponding registry, to deliver such notices pursuant to this Agreement, (b) delivering financial information and officer’s certificates pursuant to this Agreement, the chief executive officer, the chief financial officer, the chief operating officer, the treasurer or the principal accounting officer of the Borrower, and (c) any other matter in connection with this Agreement or any other Credit Document, any officer (or a person or persons so designated by any two officers) of the Borrower.

“Bail-in Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-in Legislation” shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-in Legislation Schedule.

“Bankruptcy” shall have the meaning provided Section 9.09.

“Bankruptcy Code” shall mean 11 U.S.C. § 101 et. seq., as now and hereafter in effect, or any successor statute.

“Borrower” shall have the meaning provided in the introductory paragraph hereto.

“Borrower Subsidiary” shall mean any Subsidiary of the Borrower.

“Borrowing” shall mean the borrowing of the Loans on the Closing Date.

“Business Day” shall mean any day except Saturday, Sunday and any day which shall be in New York, New York or Lima, Peru a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.

“Capitalized Lease Obligations” shall mean, with respect to any Person, all rental obligations of such Person which, under IFRS, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

“Cash Equivalents” shall mean, as to any Person, (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof), (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within six (6) months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s, (c) time deposits, deposit accounts, certificates of deposit and banker’s acceptances of any Lender or any member of the Federal Reserve System which is organized under the laws of the United States or any political subdivision thereof or under the laws of Canada, Japan, Switzerland or any country which is a member of the European Union, or any commercial bank organized under the laws of Peru, or which is the principal Peruvian banking subsidiary of a bank holding company having a combined capital and surplus of at least $500,000,000 and having a long-term unsecured debt rating of at least “A” or the equivalent thereof from S&P or “A2” or the equivalent thereof from Moody’s with maturities of not more than six (6) months from the date of acquisition by such Person, (d) repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (c) above; provided that such repurchase obligations shall be fully secured by obligations of the type described in clause (a) above, and the possession of such obligations shall be transferred to, and segregated from other obligations owned by, such bank, (e) a money market fund or a qualified investment fund (including any such fund for which any Lender or any Affiliate thereof acts as an advisor or manager) given one of the two highest long-term ratings by S&P, Moody’s or Fitch, (f) Eurodollar certificates of deposit issued by any Lender, or any other bank meeting the requirements of clause (c) above, (g) deposits that are fully insured by the Federal Deposit Insurance Corporation and do not have an ‘r’ suffix attached to their rating, (h) commercial paper issued by any Person incorporated in the United States rated at least “A-1” or the equivalent thereof by S&P or at least “P-1” or the equivalent thereof by Moody’s and in each case maturing not more than three-hundred sixty-five (365) days after the date of acquisition by such Person, (i) principal-only strips and interest-only strips of non-callable obligations issued by the U.S. Treasury, and REFCORP securities stripped by the Federal Reserve Bank of New York and (j) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (a) through (i) above.

“Change in Law” shall mean the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any applicable law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd- Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” shall mean, with respect to the Borrower, the acquisition by any Person or “group” (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934) of beneficial ownership (determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934) of Equity Interests of the Borrower, the result of which is that such Person or group beneficially owns fifty percent (50%) or more of the aggregate voting power of all then issued and outstanding Equity Interests of the Borrower (other than such Equity Interests having voting power only by reason of the happening of a contingency which contingency has not yet occurred). For purposes of the foregoing, the phrase “voting power” means, with respect to an issuer of Equity Interests, the power under ordinary circumstances to vote for the election of members of the board of directors of such issuer.

“Chile” shall mean the Republic of Chile.

“Chilean Bankruptcy Law” shall mean the Chilean law No. 20,750 (Ley de Reorganización y Liquidación de activos de Empresas y Personas), as amended, replaced and/or supplemented from time to time.

“Chilean Civil Registry” shall mean Servicio de Registro Civil e Identificacion of Chile.

“Claims” shall have the meaning provided in the definition of “Environmental Claims”.

“Closing Date” shall mean the date on which this Agreement shall have been executed and delivered by the parties hereto and on which all of the conditions precedent in Section 5 to the disbursement of the Loans have been satisfied or waived by the Initial Lender and the Loans are funded in accordance with the terms of this Agreement.

“Code” shall mean the United States Internal Revenue Code of 1986, as amended.

“Collateral” shall mean all of the “Collateral” and “Pledged Collateral” or other similar term referred to in the Security Documents and all of the other property that is or is intended under the terms of the Security Documents to be subject to Liens in favor of the Lenders, including but not limited to first-priority liens, in favor of all of the Lenders over the funds in the Dividend Collection Account (including each sub-account thereof).

“Collection Account Dividends” shall mean the proceeds of the Dividends required to be paid by the Main Subsidiaries, in respect of the Equity Interests owned by the Borrower in such Main Subsidiaries and which proceeds are, in accordance with the terms of the Trust Agreement, each Irrevocable Instruction Letter and each Notification, as applicable, required to be deposited in the Dividend Collection Account.

“Commitment” shall mean, for the Initial Lender, the commitment of the Initial Lender to make a Loan hereunder up to $35,000,000, as the same may be terminated pursuant to Sections 4.02 and/or 9. The aggregate principal amount of the Initial Lender’s Commitment on the Closing Date is $35,000,000.

“Concession Agreements” shall mean, collectively, the Line 1 Concession Agreement and the Norvial Concession Agreement.

“Condemnation” shall mean any taking, seizure, confiscation, requisition, exercise of rights of eminent domain, public improvement, inverse condemnation, condemnation, expropriation, nationalization or similar action of or proceeding by any Governmental Authority. “Condemn” shall have a correlative meaning.

“Connection Income Taxes” shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated” in respect of any Person refers to the consolidation of accounts of a Person and its Subsidiaries in accordance with IFRS.

“Consolidated EBITDA” for any period, shall mean, with respect to the Borrower on a Consolidated basis, without duplication, net profit plus, to the extent deducted in calculating such net profit, (i) financial (expense) income, net; (ii) income tax; (iii) depreciation and amortization; (iv) the amount corresponding to the tariff for the Line 1 Concession Agreement actually paid to GyM Ferrovias during such period (on account of the Peruvian government’s repayment of amounts invested by GyM Ferrovias to purchase trains and other infrastructure for the Line 1 Concession Agreement); and (v) the portion of costs of sales during such period related to the purchase of land in the Borrower’s real estate segment, in each case determined in accordance with IFRS.

“ Consolidated EBITDA to Consolidated Interest Expense Ratio” shall mean, on any day, the ratio of (i) Consolidated EBITDA for the Rolling Period ended on such day (or, if such day is not the last day of a Fiscal Quarter of the Borrower, ended on the last day of the Fiscal Quarter of the Borrower most recently ended prior to such day) (for purposes of this definition, such period, the “reference period”) to (ii) Consolidated Interest Expense for the reference period.

“Consolidated Indebtedness” shall mean, at the end of each Fiscal Quarter, with respect to the Borrower, Indebtedness of the Borrower on a Consolidated basis, less the Norvial Holdco Facility Indebtedness.

“Consolidated Interest Expense” for any period, shall mean, with respect to the Borrower on a Consolidated basis, the aggregate interest expense in respect of Indebtedness (including, without limitation, all discounts (including the amortization of original issue discount), non-cash interest payments or accruals, premium payments, fees, commissions and other fees and charges (e.g., fees with respect to letters of credit) and any portion of rent expense with respect to such period under capital leases, in each case to the extent treated as interest (without duplication) in accordance with IFRS, and scheduled net payments under any Hedge Agreement) for such period.

“Contingent Obligation” shall mean, as to any Person, (a) any obligation of such Person as a result of such Person being a general partner of any other Person, unless the underlying obligation is expressly made non-recourse as to such general partner, and (b) any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include (A) endorsements of instruments for deposit or collection in the ordinary course of business or (B) any unmatured reimbursement obligation of any Person in respect of any performance bond, advance payment bond, letters of credit, or similar instrument provided in respect of any construction, operation, concessions, public-private partnership and real estate obligations of such Person in the ordinary course of business in accordance with past practice; provided, however, that once such reimbursement obligation shall arise and become payable, the same shall constitute a Contingent Obligation and shall constitute Indebtedness under this Agreement. The amount of any Contingent Obligation at any time shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Contractual Obligation” shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Credit Documents” shall mean this Agreement, any Notes (for the avoidance of doubt, in the case of the Peruvian Notes, together with their corresponding instructions letters) issued to any Lender, the Fee Letter, the Irrevocable Instruction Letters, the Notifications and the Security Documents.

“Debtor Relief Laws” shall mean the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Governmental Rules (including, without limitation, the Peruvian Bankruptcy Law and the Chilean Bankruptcy Law) of the United States, Peru and Chile or other applicable jurisdictions from time to time in effect.

“Default” shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

“ Defaulting Lender” shall mean any Lender that has a direct or indirect parent company that has, (i) become the subject of a voluntary proceeding under any bankruptcy or other Debtor Relief Law or has become the subject of a Bail-In Action, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any voluntary or involuntary proceeding under any bankruptcy or other Debtor Relief Law or any such appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Required Lenders that a Lender is a Defaulting Lender under any one or more clauses (i) through (iii) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice by the Required Lenders of such determination to the Borrower and each Lender.

“Default Rate” shall mean an interest rate equal to the interest rate otherwise then-applicable to the Loans, plus two percent (2%) per annum.

“ Distribution” shall mean any Dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Main Subsidiary (except to the Borrower) or any payment (whether in cash, securities or other property other than common equity), including any sinking fund or similar deposit, on account of the purchase, redemption, defeasance, retirement, acquisition, cancellation or termination of any Equity Interests in the Borrower or any Main Subsidiary (except to the Borrower or any option, warrant or other right to acquire any such Equity Interest in the Borrower).

“Dividend” shall mean, with respect to any Person, that such Person has declared or paid a dividend, distribution or returned any equity capital to its stockholders, partners or members or authorized or made any other distribution, payment or delivery of property (other than common Equity Interests of such Person) or cash to its stockholders, partners or members in their capacity as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock or any other Equity Interests outstanding on or after the Closing Date (or any options or warrants issued by such Person with respect to its capital stock or other Equity Interests), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock or any other Equity Interests of such Person outstanding on or after the Closing Date (or any options or warrants issued by such Person with respect to its capital stock or other Equity Interests). Without limiting the foregoing, “Dividends” with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

“Dividend Collection Account” shall mean the account (including any related sub-accounts) established and maintained in the trust incorporated by the Trust Agreement, for the benefit of all of the Lenders, in which all Collection Account Dividends are required to be deposited in accordance with the terms of the Trust Agreement, each Irrevocable Instruction Letter and each Notification, as applicable.

“Dollars” and the sign “$” shall each mean freely transferable lawful money of the United States.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Environmental Claims” shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations and/or proceedings (hereafter, “Claims”) relating in any way to, or alleging or asserting, any noncompliance with, or liability arising under, Environmental Law or to any permit issued, or any approval given, under any Environmental Law, including (a) any and all Claims by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or fines, penalties, damages and costs (including investigatory costs, costs of response and attorneys’ fees) pursuant to any Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief arising out of or relating to an alleged injury or threat of injury to human health, safety or the environment due to the use or presence of Hazardous Materials in the environment.

“Environmental Law” shall mean any applicable Governmental Rule now or hereafter in effect and in each case as amended, and any binding judicial or administrative interpretation thereof, relating to the protection of the environment, or of human health (as it relates to the exposure to Hazardous Materials) or to the presence, Release or threatened Release, or the manufacture, use, transportation, treatment, storage, disposal or recycling of Hazardous Materials.

“Equity Interests” of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interest in (however designated) equity of such Person, including any capital stock, common stock, shares, beneficiary shares, preferred stock or other securities, any convertible preferred equity certificates, any limited or general partnership interest and any limited liability company membership interest.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“EU Bail-in Legislation Schedule” shall mean the EU Bail-in Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” shall have the meaning provided in Section 9.

“Event of Loss” shall mean any loss of, destruction of or damage to, or any Condemnation or other taking of any property of the Borrower.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), including withholding tax at the applicable rate (except for the withholding tax on interest included in the definition of Indemnified Taxes), and similar franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) Taxes attributable to such Recipient’s failure to comply with Section 4.04(e) and (c) Taxes imposed under FATCA.

“Existing Indebtedness” shall mean the existing Indebtedness of the Borrower and the Main Subsidiaries listed on Schedule 1.01(b), including any principal, interest, fees and other amounts owing thereunder to the extent the same is considered Indebtedness.

“Facility Maturity Date” shall mean the date that is three (3) years after the Closing Date.

“Fair Market Value” shall mean, with respect to any asset (including any Equity Interests of any Person), the price at which a willing buyer and a willing seller who does not have to sell, would agree to purchase and sell in an arm’s length transaction such asset, as determined in good faith by the board of directors or other governing body or, pursuant to a specific delegation of authority by such board of directors or governing body, a designated senior executive officer, of the Borrower or any Main Subsidiary selling such asset.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations, published guidance or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Fee Letter” shall mean the fee letter, dated as of July 31, 2019, by and between the Borrower and Gramercy Funds Management LLC.

“Financial Action Task Force” shall mean the Financial Action Task Force on Money Laundering, an inter-governmental body the purpose of which is, among other things, the development and promotion of policies, at both national and international levels, to combat money laundering.

“Financial Ratio Certificate” shall have the meaning provided in Section 7.01(b).

“First Lien Chilean Share Pledge Agreement” shall mean, collectively, (i) the first lien priority pledge over shares (Contrato de Prenda sin Desplazamiento de Primer Grado sobre

Acciones) governed by Chilean law and entered into as of the Closing Date by the Borrower, as pledgor, and the Initial Lender, as pledgee, substantially in the form of Exhibit G, of 296,570 of the Borrower’s existing Equity Interests (including economic ownership interests and voting rights) in Adexus, (ii) the first lien priority pledge over shares (Prenda sin Desplazamiento de Primer Grado sobre Acciones) governed by Chilean law of 37,929 of the Borrower’s existing Equity Interests (including economic ownership interests and voting rights) in Adexus, to be perfected after the Closing Date upon the payment and release of the Adexus Financing Lien and grant by the Borrower, as pledgor, and (iii) the first lien priority pledge over shares (Prenda sin Desplazamiento de Primer Grado sobre Acciones) governed by Chilean law to be granted from time to time by the Borrower, as pledgor, substantially in the form of Annex Two of Exhibit G, of all of the Borrower’s future Equity Interests (including economic ownership interests and voting rights) in Adexus.

“Fiscal Quarter” shall mean, for any Fiscal Year, (a) the fiscal period commencing on January 1 of such Fiscal Year and ending on March 31 of such Fiscal Year, (b) the fiscal period commencing on April 1 of such Fiscal Year and ending on June 30 of such Fiscal Year, (c) the fiscal period commencing on July 1 of such Fiscal Year and ending on September 30 of such Fiscal Year and (d) the fiscal period commencing on October 1 of such Fiscal Year and ending on December 31 of such Fiscal Year.

“ Fiscal Year” shall mean the fiscal year of the Borrower ending on December 31 of each calendar year.

“Fitch” shall mean Fitch Investors Service, Inc. or its successors.

“GMI” shall mean GMI S.A. Ingenierios Consultores, a sociedad anónima.

“GMP” shall mean Graña y Montero Petrolera S.A., a Peruvian sociedad anónima.

“GMP Oil Fields” shall mean GMP’s oil fields three and four located in Talara, Piura, Perú.

“Governmental Approvals” shall mean all authorizations, consents, approvals, certifications, waivers, exceptions, variances, filings, registrations, qualifications, permits, concessions, grants, franchises, licenses, agreements, directive requirements, orders, licenses, exemptions and declarations of or with any Governmental Authority.

“Governmental Authority” shall mean the government of the United States, Chile or Peru, as applicable, any other nation or any political subdivision thereof, whether state, regional, national, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, treasury, taxing, regulatory or administrative powers or functions of or pertaining to government and having jurisdiction over the Person or matters in question (including any supra national body exercising such powers or functions, such as the European Union or the European Central Bank).

“Governmental Rule” shall mean any statute, law, regulation, ordinance, rule, judgment, order, decree, treaty or other governmental restriction or any similar form of decision of or determination by or any interpretation or administration of any of the foregoing, in each case, having the force of law by, any Governmental Authority, which is applicable to any Person, whether now or hereafter in effect.

“GyM” shall mean GyM S.A., a Peruvian sociedad anónima.

“GyM Capital Contribution” shall have the meaning provided in Section 7.15(a).

“GyM Ferrovias” shall mean GyM Ferrovias S.A., a Peruvian sociedad anónima.

“Hazardous Materials” shall mean any chemicals, materials, wastes, pollutants, contaminants or substances in any form that is prohibited, limited or regulated pursuant to any Environmental Law by virtue of their toxic or otherwise deleterious characteristics making them dangerous to human health and safety or the environment, including any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, dielectric fluid containing levels of polychlorinated biphenyls, and radon gas.

“Hedge Agreements” shall mean (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross- currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“IFRS” shall mean International Financial Reporting Standards, as issued by the International Accounting Standards Board; provided that determinations in accordance with IFRS for purposes of the Sections 4.02 and 8, including defined terms as used therein, and for all purposes of determining the Leverage Ratio, are subject (to the extent provided therein) to Section 10.07.

“Indebtedness” of any Person at any date shall mean, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (iv) all obligations of such Person in respect of the deferred purchase price of property or services (excluding trade and current accounts payable arising in the ordinary course of business that are not overdue for more than ninety (90) days), (v) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (vi) all Indebtedness of others guaranteed by such Person, (vii) all Capitalized Lease Obligations of such Person, (viii) all Contingent Obligations of such Person, (ix) all Off-Balance Sheet Liabilities of such Person, (x) all obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, of such Person (including in respect of sale and leaseback transactions) that are not classified and accounted for as capital leases on the balance sheet of such Person under IFRS, (xi) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit acceptance facilities, letters of guaranty or similar instruments, but excluding those entered into in the ordinary course of business to pay trade accounts payable and other obligations that do not constitute Indebtedness (including, but not limited to, performance bonds, advance payment bonds and bid/offer payment bonds), (xii) all obligations of such Person to purchase securities or other property that arise out of or in connection with the sale of the same or substantially similar securities or property, (xiii) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (xiv) all net obligations then due and owing (if any) of such Person under Hedge Agreements, (xv) all obligations of such Person under a Synthetic Lease and (xvi) all other obligations of such Person that are required to be reflected in, or are reflected in, such Person’s financial statements, recorded or treated as “debt” under IFRS. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Person” shall have the meaning provided in Section 10.01(a).

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower or any Main Subsidiary, as applicable, under any Credit Document and (b) to the extent not otherwise described in clause (a), Other Taxes. The Borrower hereby acknowledges and agrees that withholding Tax on foreign Indebtedness is an Indemnified Tax and, unless otherwise agreed to with the applicable Lender, will withhold such Tax with respect to any payment to such Lender that is not a Peruvian resident and shall gross up payments to such Lender in accordance with Section 4.04(a).

“Initial Lender” shall have the meaning specified in the introductory paragraph hereto.

“Intellectual Property” shall mean trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights.

“Inversiones en Autopistas” shall mean Inversiones en Autopistas S.A., a sociedad anónima.

“ Investments” shall mean, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of Equity Interests, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale), (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person), (c) the entering into any Contingent Obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person, (d) the entering into of any Hedge Agreement, (e) any purchase or other acquisition of Indebtedness or the assets of such Person, or (f) any capital contribution to such Person.

“Irrevocable Instruction Letters” shall mean those certain letters (Cartas de Instrucción Irrevocable), to be sent in accordance with the terms of Section 7.2.3 of the Trust Agreement by the relevant Peruvian notary public, after such notary public’s receipt of the fully-executed copy of the applicable letter from the Trustee, to Norvial and GyM Ferrovias, in each case, requiring and directing Norvial and GyM Ferrovias, respectively, deposit the applicable Collection Account Dividends into the Dividend Collection Account.

“Leaseholds” of any Person shall mean all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

“Lender” shall mean the Initial Lender as well as any Person that becomes a “Lender” hereunder pursuant to Section 10.04(b).

“Lender Account” shall mean the account number 1912621892166 established and maintained in Banco de Crédito del Perú, for the benefit of all of the Lenders

“Leverage Ratio” shall mean the ratio between: (i) Consolidated Indebtedness to (ii) Consolidated EBITDA.

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, transfer to a guarantee trust, deposit arrangement, encumbrance, lien (statutory or other), preference, caución, garantía mobiliaria, priority or other security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any authorized and effective financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

“Line 1 Concession Agreement” shall mean the Contrato de Concesión del Sistema Eléctrico de Transporte Masivo de Lima y Callao, Línea 1, Villa El Salvador – Av. Grau – San Juan de Lurigancho, dated as of April 11, 2011, as amended on November 13, 2013, July 23, 2014, February 12, 2016 and July 11, 2016 entered into by the Republic of Peru acting through the Peruvian Ministry of Transport and Communications (Ministerio de Transportes y Comunicaciones) and GyM Ferrovías which granted the Line 1 concession to GyM Ferrovías.

“Loan” shall have the meaning provided in Section 2.01.

“Local Facility” shall mean, collectively, (a) a syndicated loan facility of up to $162,000,000 granted by the Local Facility Lenders, consisting of (i) a revolving facility of GyM, (ii) a term loan facility of GyM and (iii) a term loan facility for the reimbursement of outstanding surety bonds, performance bonds, advance payment bonds, bid/offer payment bonds, letters of credit and similar instruments issued for the account of the Borrower or any Borrower Subsidiary in their ordinary course of business (provided that, there shall be no recourse to the Borrower pursuant to any such term loan facility contemplated in sub-clauses (i) and (ii) above (other than the Local Facility Borrower Pledges)), (b) a standby letter of credit facility of up to $200,000,000 for the issuance of new standby letters of credit for the account of the Borrower and GyM to serve as surety bonds, performance bonds, advance payment bonds, bid/offer payment bonds, letters of credit or similar instruments of the Borrower or any of its Subsidiaries in their ordinary course of business to be granted by the Local Facility Lenders and (c) a commitment for the maintenance and renewal of existing standby letters of credit for the account of (i) the Borrower, (ii) GyM and/or (iii) Affiliates of the Borrower, as in effect on the Closing Date and as modified, amended and/or supplemented following the Closing Date so long as no such modification, amendment and/or supplement has an adverse impact on the Lenders; provided that, after giving effect to any draw under the facilities contemplated in sub-clauses (a), (b) and (c), as applicable, the Borrower must be in compliance with the Leverage Ratio on a pro forma basis.

“Local Facility Borrower Pledges” shall mean, collectively, (a) the trust over 98.24% of the issued and outstanding capital stock of GyM owned by the Borrower and over 99.81% of the issued and outstanding capital stock of Concar S.A. owned by the Borrower, in accordance with the terms of that certain trust agreement, dated as of June 27, 2017, by and between the Borrower and La Fiduciaria S.A. (as administrative agent of the Local Facility Lenders), among others, (b) the trust over the corporate headquarters of the Borrower located at Surquillo, recorded in Public Entry No. 41776862 of the Real Estate Registry of the Public Registry of Lima, in accordance with the terms of that certain trust agreement, dated as of June 27, 2017, by and between the Borrower and La Fiduciaria S.A. (as administrative agent of the Local Facility Lenders), among others, (c) the trust over certain rights from the Borrower to collect payments from Gasoducto Sur Peruano, in accordance with the terms of that certain trust agreement dated as of June 21, 2017, by and between the Borrower and La Fiduciaria S.A. (as administrative agent of the Local Facility Lenders), among others, and (d) the trust over rights in respect of the sale proceeds from any sale of CAM Servicios del Peru, CAM Chile, Adexus, Inmobiliaria Almonte S.A.C. and Almonte 2 S.A.C. that was contemplated as set forth in a divestment plan for the benefit of the Local Facility Lenders, in accordance with the terms of that certain trust agreement, dated as of October 18, 2017, by and between the Borrower and La Fiduciaria S.A. (as administrative agent of the Local Facility Lenders), among others.

“Local Facility Lenders” shall mean Banco de Crédito del Perú, Banco Internacional del Perú S.A.A., Scotiabank Perú S.A.A., BBVA Banco Continental, Citibank N.A. and Citibank del Perú S.A., or any of their affiliates who are lenders under the Local Facility, and any other financial institutions from time to time party to the Local Facility as lenders.

“Local Facility Waiver” shall mean the waiver letter entered into by the Local Facility Lenders, GyM and the Borrower, dated as of July 30, 2019.

“Loss Proceeds” shall mean insurance proceeds, condemnation awards or other similar compensation, awards, damages and payments or relief (exclusive, in each case, of proceeds of business interruption, workers’ compensation, employees’ liability, automobile liability, builders’ all risk liability and general liability insurance) with respect to any Event of Loss. For the avoidance of doubt, any liquidated damages or indemnities payable or paid by the Peruvian government to Gasoducto Sur Peruano S.A. or its creditors shall not be considered Loss Proceeds for purposes hereof.

“Main Subsidiary” shall mean Adexus, GMP, GyM Ferrovías and Norvial.

“Make-Whole Premium” shall mean, in the case of any mandatory repayment of the Loans specified in Section 4.02 on any day prior to the date that is eighteen (18) months after the Closing Date, (a) with respect to the first $15,000,000 of principal that is so repaid, an amount equal to the Applicable Make-Whole Rate that would have otherwise accrued in accordance with the terms hereof on the amount of the principal so prepaid or repaid from the date of prepayment or repayment through the date that is one (1) year thereafter, and (b) with respect any amounts in excess thereof, an amount equal to the Applicable Make-Whole Rate that would have otherwise accrued in accordance with the terms hereof on the amount of the principal so prepaid or repaid from the date of prepayment or repayment through the date that is eighteen (18) months after the Closing Date; provided that any exercise of the PIK Option (and any PIK Interest that would accrue upon such exercise during the PIK Election Period) shall be disregarded for purposes of calculation of any Make-Whole Premium, which shall be calculated on the basis of any cash interest amount corresponding to the Applicable Make-Whole Rate that would accrue and be payable on the principal amount of the Loans absent any exercise of the PIK Option.

“Margin Stock” shall have the meaning provided in Regulation U.

“Master Agreement” shall have the meaning provided in the definition of “Hedge Agreements”.

“Material Adverse Effect” shall mean any event, change, condition, occurrence or circumstance that individually or in the aggregate has had or could reasonably be expected to have a material adverse effect on (a) the property, assets, business, operations, liabilities, condition (financial or otherwise) or other prospects of the Borrower and/or any Main Subsidiary, (b) the rights and remedies of the Lenders granted or purported to be granted in the Credit Documents or (c) the ability of the Borrower to perform its obligations to the Lenders under the Credit Documents; provided that, (i) any settlement with the Peruvian government in relation to current investigations pending as of the Closing Date against the Borrower, the Borrower Subsidiaries, former representatives of the Borrower or the Borrower Subsidiaries and (ii) any incorporation of the Borrower or any Borrower Subsidiary into any investigation in which their former representatives are involved as of the Closing Date, in the case of both (i) and (ii), shall not in itself constitute a “Material Adverse Effect” but any impact thereof, in each case, may be evaluated within such definition.

“Maximum Rate” shall have the meaning provided in Section 10.18.

“Minimum Debt Exposure Ratio” shall mean at any time the ratio of (a) the aggregate amount of the proceeds of the Collection Account Dividends then on deposit in the Dividend Collection Account at the end of the applicable Rolling Period to (b) the aggregate of all amounts (of principal and interest) in respect of any Obligations due and payable by the Borrower.

“Minimum Debt Service Ratio” shall mean at any time the ratio of (a) the aggregate amount of the proceeds of the Collection Account Dividends deposited in the Dividend Collection Account during the preceding two consecutive Fiscal Quarters of the Borrower most recently ended as of the applicable Quarterly Payment Date to (b) the aggregate of all amounts (of principal and interest) in respect of any Obligations due and payable by the Borrower for the two immediately succeeding Quarterly Payment Dates following such date of determination.

“Moody’s” shall mean Moody’s Investors Service, Inc. or its successors.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA that is subject to Title IV of ERISA, contributed to by the Borrower or any ERISA Affiliate or was contributed to by the Borrower or any ERISA Affiliate in the past six (6) years.

“Net Cash Proceeds” shall mean, for any event requiring repayment of the Loans pursuant to Section 4.02, the gross cash proceeds received by the Borrower or any Main Subsidiary in connection with such event and payable by the Borrower or such Main Subsidiary, net of (i) Taxes directly attributable to such event (provided that, if all or a portion of such Taxes are not paid concurrently with the occurrence of such event, the Borrower or the relevant Main Subsidiary may reserve proceeds in an amount equal to such unpaid Taxes; provided, further, that, if (x) such unpaid Taxes are not paid when due or (y) any portion of such reserved amount of proceeds is not utilized to pay such unpaid Taxes when due, such reserved amount of proceeds or such unutilized portion thereof, as applicable, must be applied to repay the Loans in accordance with the terms of Section 4.02), (ii) any portion of proceeds that is required to be paid to any shareholder of any Main Subsidiary (other than the Borrower or any Borrower Subsidiary thereof), and (iii) the amount of reasonable transaction costs (including, as applicable, any underwriting, brokerage or other customary commissions and legal, advisory and other fees and out-of-pocket expenses associated therewith) paid by the Borrower and the Main Subsidiaries in connection with such event.

“Net Loss Proceeds” shall mean, in the case of any Event of Loss, the aggregate amount of Loss Proceeds received by the Borrower or any Main Subsidiary in respect of such Event of Loss, net of (i) Taxes directly attributable to such Event of Loss and payable by the Borrower or such Main Subsidiary (provided that, if all or a portion of such Taxes are not paid concurrently with the occurrence of such Event of Loss, the Borrower or the relevant Main Subsidiary may reserve Loss Proceeds in an amount equal to such unpaid Taxes; provided, further, that, if (x) such unpaid Taxes are not paid when due or (y) any portion of such reserved amount of Loss Proceeds is not utilized to pay such unpaid Taxes when due, such reserved amount of Loss Proceeds or such unutilized portion thereof, as applicable, must be applied to repay the Loans in accordance with the terms of Section 4.02), (ii) any portion of Loss Proceeds that is required to be paid to any shareholder of such Main Subsidiary (other than the Borrower or any Borrower Subsidiary thereof), and (iii) the amount of reasonable out-of-pocket costs and expenses paid by the Borrower and the Main Subsidiaries in connection with the collection of such Loss Proceeds.

“Norvial” shall mean Norvial S.A., a Peruvian sociedad anónima.

“Norvial Concession Agreement” shall mean the concession agreement, dated January 15, 2003 (as amended) for the construction and exploitation of the Ancon-Huacho-Pativilca tranche of the Panamericana Norte Highway entered into between the Peruvian government, acting through the Ministry of Transportation and Communications, as grantor, and Norvial, as concessionaire.

“Norvial Holdco Facility Indebtedness” shall mean the Acuerdo de Inversión, dated as of May 29, 2018, entered into by and between the Borrower and BCI Perú for an investment in Norvial through the acquisition of all the Class B shares issued by Norvial, as well as the Shareholders Agreement, dated as of June 11, 2018, by and among the Borrower, Inversiones Concesiones Vial S.A.C. and Inversiones en Autopistas.

“Note” shall have the meaning provided in Section 2.04(a).

“Notice of Borrowing” shall have the meaning provided in Section 2.02.

“ Notifications” shall mean those certain written notices to be sent in accordance with the terms of Section 7.2.1 of the Trust Agreement by (a) the Borrower to Adexus, and (b) after receipt of the fully-executed copy of the applicable written notice from the Trustee, the relevant Peruvian notary public to GMP, in each case, requiring and directing Adexus and GMP, as applicable, to deposit the applicable Collection Account Dividends into the Dividend Collection Account.

“NY Note” shall have the meaning provided in Section 2.04(a).

“Obligations” shall mean, collectively, without duplication: (a) all of the Borrower’s Indebtedness incurred under the Credit Documents, financial liabilities and obligations, of whatsoever nature and however evidenced (including, but not limited to, principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to the Borrower, would have accrued on any Obligation, whether or not a claim is allowed against the Borrower for such interest in the related bankruptcy proceeding), premium (including the Make-Whole Premium), fees, reimbursement obligations, indemnities and legal and other expenses, whether due after acceleration or otherwise) to the Lenders in their capacity as such under the Credit Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums (including the Make-Whole Premium), penalties, indemnifications, contract causes of action, costs, expenses or otherwise; and (b) in the event of any proceeding for the collection or enforcement of the obligations described in clause

(a) above, after an Event of Default has occurred and is continuing, the expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by any Lender of its rights under the Security Documents.

“OFAC” shall mean the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Off-Balance Sheet Liabilities” of any Person shall mean (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any liability of such Person under any sale and leaseback transactions that do not create a liability on the balance sheet of such Person or (c) any obligation under a Synthetic Lease.

“Operating Expenses” shall mean any and all of the expenses paid or payable by or on behalf of the Borrower (or any Main Subsidiary) in relation to the operation and maintenance (except as set forth below) of the business of the Borrower, including payments under any operating lease, Taxes, insurance (including the costs of premiums and deductibles and brokers’ expenses), costs and fees attendant to obtaining and maintaining in effect the Governmental Approvals related to the business of the Borrower, payable during such period, and reasonable legal, accounting and other professional fees attendant to any of the foregoing items payable during such period, including prepaid expenses but excluding payments in respect of Indebtedness (including the aggregate amount of scheduled payments of principal and interest in respect of such Indebtedness that was actually paid or was due and payable by the Borrower and the Main Subsidiaries during such period). Operating Expenses do not include non-cash charges, such as depreciation, amortization or other bookkeeping entries of a similar nature.

“ Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document).

“Other Taxes” shall mean any electronic funds transfer Taxes (including the Impuesto a las Transacciones Financieras) in respect of payments into and/or out of Peru and wire transfers between Dividend Collection Account and Lender Account, all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment. The Borrower hereby acknowledges and agrees that withholding Tax on foreign Indebtedness is, to the extent not otherwise described in this Agreement, an Other Tax and, unless agreed otherwise to with the applicable Lender, will withhold such Tax with respect to any payment to such Lender that is not a Peruvian resident and shall gross up payments to such Lender in accordance with Section 4.04(a).

“Participant” shall have the meaning provided in Section 10.04(a).

“Participant Register” shall have the meaning provided in Section 10.04(e).

“PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56 (signed into law on October 26, 2001)), and all regulations promulgated thereunder.

“Permitted Business” shall mean the design, construction, development, engineering, ownership, operation and maintenance of infrastructure of private- and public-sector infrastructure projects and assets and other businesses ancillary or related thereto.

“Permitted Debt” shall have the meaning provided in Section 8.02.

“Permitted Intellectual Property Reorganization” shall mean the internal reorganization of Intellectual Property among the Borrower and any Borrower Subsidiaries so long as such internal reorganization of Intellectual Property does not have an adverse impact on the (a) Borrower’s or any Main Subsidiary’s ability to conduct their respective businesses in the ordinary course consistent with past practice and (b) Lenders and/or any or all of the Collateral.

“Permitted Liens” shall mean:

(a)    Liens created pursuant to or expressly permitted by this Agreement and the other Credit Documents to which any Lender is a party;

(b)    Liens, deposits or pledges incurred or created in the ordinary course of business in compliance with workers’ compensation, disability or unemployment insurance, pensions and other social security laws or regulations or under applicable Governmental Rules in connection with or to secure the performance of bids, tenders, contracts, leases, statutory obligations, surety bonds or appeal bonds, performance and return-of-money bonds, and other obligations of a substantially similar nature arising in the ordinary course of business and consistent with past practice;

(c)    mechanics’, materialmen’s, workers’, repairmens’, employees’, warehousemen’s, carriers’, landlord’s, vendor’s salary and other substantially similar Liens arising in the ordinary course of business or under Governmental Rules securing obligations incurred in connection with the business of the Borrower which are (i) not yet due, or which are adequately bonded or for which adequate reserves in accordance with IFRS have been made and (ii) which are being contested in good faith by appropriate proceedings diligently;

(d)    Liens for Taxes, assessments or governmental charges which are (i) not yet due or which are adequately bonded or for which adequate reserves in accordance with IFRS have been made and (ii) which are being contested in good faith by appropriate proceedings diligently;

(e)    Liens on equipment or fixed or capital assets (including capital leases) acquired (including in connection with any replacement), constructed, installed, repaired, restored, leased or improved by the Borrower securing Indebtedness permitted under Section 8.02(b) and (c);

(f)    easements, reservations, zoning restrictions, licenses, water rights, rights-of-way and similar charges or encumbrances on Real Property imposed by Governmental Rules or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the impacted property or materially interfere with the ordinary conduct of business of the Borrower and the Main Subsidiaries;

(g)    with respect to any Real Property, immaterial title defects or irregularities that do not, individually or in the aggregate, materially impair the use of such Real Property;

(h)    possessory Liens (arising customarily in respect of such transaction and not by means of a separate collateral security agreement) in favor of brokers and dealers arising in connection with the acquisition or disposition of Cash Equivalents permitted under this Agreement and in the ordinary course of business of the Borrower or any Main Subsidiary; provided that such Liens (i) attach only to such Investments and (ii) secure only obligations incurred in the ordinary course and arising in connection with the acquisition or disposition of such Investments and not any obligation in connection with margin financing or otherwise;

(i)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business of the Borrower or any Main Subsidiary;

(j)    legal or equitable encumbrances (other than any attachment prior to judgment, judgment lien or attachment in aid of execution on a judgment) derivative of any pending litigation or other legal proceeding not otherwise constituting an Event of Default if the same is effectively stayed or the claims secured thereby are being contested in good faith and by appropriate actions, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with IFRS to the extent required by IFRS;

(k)    Liens arising out of judgments or awards not constituting an Event of Default;

(l)    Liens for workers’ compensation awards and similar obligations arising by operation of law not then delinquent and any such Liens, whether or not delinquent, whose validity is at the time being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with IFRS to the extent required by IFRS;

(m)    the replacement, extension or renewal of any Lien that is a Permitted Lien of the type contemplated in clause (e) above; provided that such Lien is in respect of the same assets originally subject thereto (and permitted hereunder) and arises out of the extension, renewal or replacement of the Indebtedness secured thereby to the extent permitted herein (without any increase in the amount thereof except to the extent permitted herein);

(n)    customary and applicable non-consensual statutory Liens and rights of setoff of financial institutions over deposit accounts held at such financial institutions arising in the ordinary course of business of the Borrower or any Main Subsidiary to the extent such Liens or rights of setoff secure or allow setoff (to the extent permitted hereunder) against amounts owing for fees and expenses relating to the applicable deposit account;

(o)    Liens existing on the Closing Date listed on Schedule 1.01(c);

(p)    Liens in favor of any third party purchaser (that is not an Affiliate of GMP, the Borrower or any Main Subsidiary) incurred in connection with any sale or other disposition of oil and/or gas produced by GMP and sold or otherwise disposed of to such unaffiliated third party purchaser (i) for which GMP receives an advance payment or payments in respect of such oil and/or gas, (ii) arising in the ordinary course of business of GMP and in accordance with its past practice, and (iii) which Liens extend only to and in respect of such oil and gas so sold;

(q)    Liens incurred or created by any Main Subsidiary as permitted by any Existing Indebtedness of such Main Subsidiary as of the Closing Date (without giving effect to any modifications, amendments and/or supplements thereto following the Closing Date);

(r)    (i) the Local Facility Borrower Pledges as in effect on the Closing Date and as modified, amended and/or supplemented following the Closing Date so long as no such modification, amendment and/or supplement has an adverse impact on the Borrower’s ability to comply with its obligations under the Credit Documents and (ii) Liens incurred in favor of the Local Facility Lenders that are over assets (including Equity Interests in) of any Borrower Subsidiary (other than any Main Subsidiary) that are non-recourse with respect to the Borrower or any Main Subsidiary and do not cause a Material Adverse Effect;

(s)    Liens on all or any portion of the Equity Interests owned by the Borrower or any Main Subsidiary in GMI and Viva GyM in favor of the Peruvian government incurred for the purpose of ensuring compliance with Law No. 30737;

(t)    Liens granted by GMP over its property, inventory, rights or cash flows in the ordinary course of business and consistent with past practice in connection with any Indebtedness permitted pursuant to Section 8.02 (n), (q) or (r); and

(u)    the Adexus Financing Lien, subject to Section 7.20(c).

“Person” shall mean any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or unincorporated organization or any Governmental Authority.

“Peru” shall have the meaning provided in the recitals hereto.

“Peruvian Bankruptcy Law” shall mean the Peruvian Bankruptcy Law (Ley General del Sistema Concursal”), as amended.

“Peruvian Note” shall have the meaning provided in Section 2.04(a).

“Peruvian Public Registry” shall mean Registro Mobiliario de Contratos de Lima.

“Petroperu” shall mean Petroleos del Perú – Petroperú S.A.

“PIK Election Period” shall have the meaning provided in Section 2.06(e).

“PIK Interest” shall have the meaning provided in Section 2.06(e).

“PIK Option” shall have the meaning provided in Section 2.06(e).

“Quarterly Payment Date” shall mean each March 31st, June 30th, September 30th and December 31st of each calendar year.

“Real Property” of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

“Recipient” shall mean any Lender.

“Register” shall have the meaning provided in Section 10.15.

“Regulation T” shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Regulation X” shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers and representatives of such Person.

“Release” shall mean disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, pouring, seeping, or migrating into, through or upon any land or water or air, or otherwise entering into the environment. “Released” shall have a correlative meaning.

“Required Lenders” shall mean (a) at any time prior to the Closing Date, Lenders the sum of whose outstanding Commitments at such time represents more than fifty percent (50%) of all Commitments of all Lenders, and (b) at any time following the Closing Date, Lenders the sum of whose outstanding Loans at such time represents more than fifty percent (50%) of all outstanding Loans of all Lenders.

“Restoration” shall mean, with respect to any Affected Property, to rebuild, repair, restore or replace such Affected Property.

“Rolling Period” shall mean, with respect to any Fiscal Quarter of the Borrower, such Fiscal Quarter and the three immediately preceding Fiscal Quarters considered as a single accounting period.

“S&P” shall mean Standard & Poor’s Ratings Services, a division of S&P Global Inc., or its successors.

“ Sanctioned Country” shall mean a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, limited to Cuba, the region of Crimea, Iran, North Korea and Syria).

“Sanctions” shall mean the economic or financial sanctions, requirements or trade embargoes imposed, administered or enforced from time to time by (a) U.S. Governmental Authorities (including OFAC, the U.S. Department of State and the U.S. Department of Commerce), the United Nations Security Council, the European Union and Her Majesty’s Treasury, and (b) any corresponding laws of jurisdictions in which the Borrower or any Borrower Subsidiary operates, to the extent applicable to such party.

“Scheduled Repayment” shall have the meaning provided in Section 4.02(a).

“Scheduled Repayment Date” shall have the meaning provided in Section 4.02(a).

“Second Lien Chilean Share Pledge Agreement” shall mean the second lien priority pledge agreement over shares (Contrato de Prenda sin Desplazamiento de Segundo Grado sobre Acciones) governed by Chilean law and entered into as of the Closing Date by the Borrower, as pledgor, and the Initial Lender, as pledgee, substantially in the form of Exhibit H, of 37,929 of the Borrower’s existing Equity Interests (including economic ownership interests and voting rights) in Adexus, which shall remain at all times in full force and effect until the satisfaction of the obligations set forth in Section 7.20(c) at which time the second lien priority will automatically become a first lien priority in accordance with the terms of the Second Lien Chilean Share Pledge Agreement.

“Security Document” shall mean and include each of the Trust Agreement, the First Lien Chilean Share Pledge Agreement, the Second Lien Chilean Share Pledge Agreement and, to the extent required by this Agreement or otherwise agreed to in writing by the Borrower, any other security agreements, pledge agreements or other similar agreements, documents, letters or instruments delivered to the Lenders that create or purport to create a Lien in favor of the Lenders.

“Soles” shall mean the lawful currency of Peru.

“Solvent” or “Solvency” shall mean, with respect to any Person (on a Consolidated basis) on any date of determination, that on such date, (a) the fair value of the assets of such Person exceeds, on a Consolidated basis, its debts and liabilities, subordinated or otherwise, (b) present fair saleable value of the property of such Person, on a Consolidated basis, is greater than the amount that will be required to pay the probable liability, on a Consolidated basis, of its debts and other liabilities, subordinated or otherwise, as such debts and other liabilities become absolute and matured, (c) such Person, on a Consolidated basis, is able to pay its debts and liabilities, subordinated or otherwise, as such liabilities become absolute and matured and (d) such Person, on a Consolidated basis, is not engaged in, and is not about to engage in, business for which it has unreasonably small capital.

“Subsidiary” shall mean, as to any Person, (a) any corporation more than fifty percent (50%) of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (b) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a fifty percent (50%) Equity Interest at the time.

“SUNAT” shall mean the Superintendencia Nacional de Administración Tributaria.

“Synthetic Lease” shall mean a lease transaction under which the parties intend that (a) the lease will be treated as an “operating lease” by the lessee and (b) the lessee will be entitled to various tax and other benefits ordinarily available to owners (as opposed to lessees) of like property.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax, penalties or similar liabilities applicable thereto.

“Transaction” shall mean the execution, delivery and performance by the Borrower and each applicable Subsidiary thereof (a) of the Credit Documents to which it is a party, the incurrence of the Loans on the Closing Date and the use of proceeds thereof and (b) the payment of fees and expenses in connection with the foregoing.

“Trust Agreement” shall mean that certain trust agreement (Contrato de Fideicomiso), dated as of July 31, 2019, by and between the Borrower and the Trustee, among others, substantially the form attached as Exhibit I.

“Trustee” shall mean La Fiduciaria S.A. or any successor thereto.

“ UCC” shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

“United States” and “U.S.” shall each mean the United States of America.

“Viva GyM” shall mean Viva GyM S.A., a sociedad anónima.

“Withholding Agent” shall mean the Borrower, any Main Subsidiary or any Lender, as applicable.

“Write-Down and Conversion Powers” shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-in Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-in Legislation Schedule.

1.02    Other Definitional Provisions.

(a)    Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Credit Documents or any certificate or other document made or delivered pursuant hereto or thereto. As used herein and in the other Credit Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (ii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iii) unless the context otherwise requires, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Equity Interests, securities, revenues, accounts, leasehold interests and contract rights, (iv) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (v) unless the context otherwise requires, any reference herein (A) to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignments set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (B) to the Borrower shall be construed to include the Borrower as debtor and debtor-in-possession and any receiver or trustee for the Borrower in any insolvency or liquidation proceeding, (C) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented and/or otherwise modified (subject to any restrictions on such amendments, restatements, supplements and/or modifications set forth herein), and (D) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented and/or otherwise modified (including by succession of comparable successor laws), (vi) the word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law), and all judgments, orders and decrees, of all Governmental Authorities, (vii) references to “days” shall mean calendar days unless the term “Business Days” is used, and (viii) references to a time of day shall mean such time in New York, New York unless otherwise specified.

(b)    The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified and all references herein to Sections, Exhibits and Schedules, paragraphs and clauses, shall be construed to refer to Sections of, and Exhibits and Schedules to, this Agreement.

(c)    The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

(d)    Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with IFRS. Notwithstanding any provisions of IFRS to the contrary, all calculations for purposes of the covenants contained in this Agreement shall (i) to the extent such calculations involve income statement or cash flow statement items for a period, convert all Sol amounts into Dollars using the daily average rate published by the SUNAT for such period and (ii) to the extent such calculations involve balance sheet items as of a date, convert all Sol amounts into Dollars using the rate published by the SUNAT for such date.

(e)    Any references to an amount that uses a Dollar-equivalent shall be deemed to be the Dollar-equivalent of such amount using the Dollar-Sol exchange rate from the immediately preceding Business Day.

(f)    All calculations in respect of the financial covenants set forth in Section 8.10 shall be made in accordance with IFRS and utilizing financial statements and related information that has been publicly filed on any stock exchange or with any securities regulator.

SECTION 2.    Amount and Terms of Credit.

2.01    The Commitments. Subject to and upon the terms and conditions set forth herein, each Lender severally agrees to make a single term loan (each, a “Loan” and, collectively, the “Loans”) to the Borrower on the Closing Date in a principal amount not to exceed its Commitment, which Loan (i) shall be incurred pursuant to a single Borrowing on the Closing Date, and (ii) shall be denominated in Dollars. Once repaid, the Loans incurred hereunder may not be reborrowed.

2.02    Notice of Borrowing. Whenever the Borrower desires to incur Loans hereunder, the Borrower shall give the Lenders prior written notice at least three (3) Business Days’ prior to the date the Loans are requested to be incurred hereunder; provided that, any such written notice shall be deemed to have been given on a certain day only if given before 11:00 a.m. (New York City time) on such day (or such later time as may be agreed by the Lenders). Such notice (the “Notice of Borrowing”), shall be irrevocable and shall be in writing and signed by an Authorized

Officer of the Borrower, in the form of Exhibit A, appropriately completed to specify: (A) the aggregate principal amount of the Loans to be incurred pursuant to such Borrowing; and (B) the date of such Borrowing (which shall be a Business Day and the Closing Date).

2.03    Disbursement of Funds. No later than 5:00 p.m. (New York City time) on the Business Day specified in the Notice of Borrowing (so long as each condition precedent set forth in Section 5 shall have been satisfied as of 9:00 a.m. (New York City time) on such date, other than those conditions which cannot be satisfied prior to concurrent funding of the Loans), each Lender will make available its pro rata portion (determined in accordance with Section 2.06) of each Borrowing requested to be made on such date. All such amounts will be made available in Dollars and in immediately available funds and will make available to such account as the Borrower may specify in writing prior to the Closing Date, the aggregate of the amounts so made available by the Lenders.

2.04    Notes.

(a)    The Borrower’s obligation to pay the principal of, and interest on, the Loans made by each Lender shall be evidenced in the Register maintained by the Initial Lender pursuant to Section 10.15 and shall, if requested by such Lender, also be evidenced by (at the sole option of such Lender) either (i) a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-1, with blanks appropriately completed in conformity herewith (each such promissory note, a “NY Note” and, collectively, the “NY Notes”), or (ii) an incomplete promissory note governed by the laws of Peru with blank spaces and its corresponding instructions letter (pagaré incompleto y acuerdo para el llenado de pagaré), issued by the Borrower, as issuer, pursuant to Law No. 27287 of Peru, as amended (Ley de Titulos Valores), in favor of each Lender evidencing the Loan made by such Lender (including any renewals or modifications thereof and substitutions therefor), in substantially the form set forth in Exhibit B-2 (each such incomplete promissory note and corresponding instructions letter, a “Peruvian Note”, and, collectively, the “Peruvian Notes”; and together with the NY Notes, the “Notes”, and any of such Notes individually, a “Note”).

(b)    Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and prior to any transfer of its NY Note will endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in such notation shall not affect the Borrower’s obligations in respect of such Loans.

(c)    Notwithstanding anything to the contrary contained above in this Section 2.04 or elsewhere in this Agreement, Notes shall only be delivered to Lenders which at any time specifically request the delivery of such Notes; provided, further, that, the Borrower shall only have the obligation to deliver one Note to each Lender that requests such Note. No failure of any Lender to request or obtain a Note evidencing its Loans to the Borrower shall affect or in any manner impair the obligations of the Borrower to pay the Loans (and all related Obligations) incurred by the Borrower which would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the security or guaranties therefor provided pursuant to the various Credit Documents. Any Lender which does not have a Note evidencing its outstanding Loans shall in no event be required to make the notations otherwise described in preceding clause (b). At any time when any Lender requests the delivery of a Note to evidence any of its Loans, the Borrower shall promptly execute and deliver to the respective Lender the requested Note, in the case of any NY Note, in the appropriate amount or amounts to evidence such Loans, and in the case of any Peruvian Note, issued as an incomplete promissory note as contemplated in paragraph (a) above.

(d)    The principal amount, applicable interest rate and due date of each Peruvian Note shall be duly completed in accordance with the corresponding instructions letter, by which the Borrower authorizes such Lender to complete the Peruvian Note issued to its order in accordance with the terms set forth therein.

(e)    The payment of any part of the principal of any such Peruvian Note shall discharge the obligation of the Borrower under this Agreement to pay principal of the Loan evidenced by such Peruvian Note pro tanto, and the payment of any principal of a Loan in accordance with the terms hereof shall discharge the obligations of the Borrower under the Peruvian Note evidencing such Loan pro tanto. The payment of any interest accrued on any Peruvian Note shall pro tanto discharge the obligation of the Borrower to pay any such amount of interest on that portion of the Loan to which such Peruvian Note relates, and payment of interest accrued on any Loan shall pro tanto discharge the obligation of the Borrower to pay such amount of interest in respect of the Peruvian Note relating to the Loan to which such Peruvian Note relates. Notwithstanding the discharge in full of any Peruvian Note, (i) if the amount paid or payable under any such Peruvian Note is less than the amount due and payable in accordance with this Agreement with respect to the Loan evidenced by such Peruvian Note, to the fullest extent permitted under applicable law, the Borrower agrees, upon request by the applicable Lender, to deliver a new Peruvian Note reflecting such difference and pay to the applicable Lender upon demand such difference and (ii) if the amount paid or payable under any such Peruvian Note (whether arising from the enforcement thereof in Peru or otherwise) exceeds the amount due and payable in accordance with this Agreement with respect to the Loan evidenced by such Peruvian Note, each Lender that has received any amounts under such Peruvian Notes in excess of the amounts due to such Lender hereunder agrees, to the fullest extent permitted under applicable law, to pay such excess to the Borrower upon demand.

(f)    Notwithstanding article 1233 of the Civil Code of Peru (Legislative Decree No. 295), the obligations under any Peruvian Note shall not be extinguished even if such Peruvian Note is prejudiced under the laws of Peru due to negligence of any Lender. In case of loss, theft, partial or complete destruction or mutilation of any Peruvian Note, the relevant Lender shall be entitled to request to the Borrower by written communication certified by a notary public (carta notarial) (attaching to that effect a sworn statement indicating that such loss, theft, partial or complete destruction or mutilation shall have occurred), and the Borrower shall promptly (but in any event within ten (10) days of such notice) execute and deliver in lieu thereof a new Peruvian Note. With respect to any Peruvian Note which is mutilated or partially destroyed in the possession of such Lender, once the new Peruvian Note in respect thereof is delivered, the relevant Lender shall deliver to the Borrower the original Peruvian Note that was mutilated or partially destroyed.

(g)    Each Lender shall be entitled to have its Peruvian Note substituted, exchanged or subdivided in connection with a permitted assignment of all or any portion of such Lender’s Loans; provided that such Peruvian Note to be substituted, exchanged or subdivided shall be delivered to the Borrower.

(h) Upon discharge of all obligations of the Borrower under the Loans evidenced by a NY Note or a Peruvian Note, as the case may be, the Lender holding such NY Note or Peruvian Note, as the case may be, shall cancel such NY Note or Peruvian Note, as the case may be, and promptly return it or them to the Borrower.

2.05    Pro Rata Borrowings. The Borrowing of Loans under this Agreement shall be incurred from the Lenders pro rata on the basis of their Commitments. The obligations of the Lenders hereunder to make Loans are several and not joint. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

2.06    Interest.

(a)    The Borrower agrees to pay interest in respect of the unpaid principal amount of each Loan from the date of Borrowing thereof (or with respect to any PIK Interest, from and including the date on which the amount of accrued but unpaid interest constituting the PIK Interest became due) until the maturity thereof (whether by acceleration or otherwise) at the Applicable Rate.

(b)    After the occurrence and during the continuance of an Event of Default, the Borrower shall pay interest on the then-outstanding principal balance of the Loans (plus any past due amounts not constituting principal) at a per annum interest rate at all times equal to the Default Rate. Accrued and unpaid interest on any amounts outstanding (including interest on past due interest) shall be due and payable upon demand.

(c)    Accrued (and theretofore unpaid) interest shall be payable, (A) quarterly in arrears on each Quarterly Payment Date, (B) on the date of any repayment or prepayment (on the amount repaid or prepaid), and (C) at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

(d)    All computations of interest for the Loans shall be made on the basis of a 360- day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day; provided, further, that interest for any subsequent payment periods, that occur after the day the Loan is made, shall accrue from the immediately preceding interest payment date. Each determination by the Lenders of an amount of interest or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(e)    On each Quarterly Payment Date prior to the one-year anniversary of the Closing Date when accrued and unpaid interest on any Loans is due and payable hereunder (such period, the “PIK Election Period”), the Borrower may elect, upon thirty (30) days’ prior written notice to the Lenders, for the aggregate amount of such accrued and unpaid interest in respect of the Loans (such amount, the “PIK Interest”) to be capitalized and added to the then-outstanding aggregate principal portion thereof as of the relevant Quarterly Payment Date (such election, the “PIK Option”). Following the date of any such capitalization, such capitalized PIK Interest shall be deemed to be outstanding principal and shall accrue interest in accordance with the terms hereof. In the event that the Borrower elects the PIK Option, the PIK Interest shall be deemed to have accrued interest at the otherwise applicable interest rate plus two percent (2%) per annum.

2.07    Increased Costs, Illegality, Etc.

(a)    If any Change in Law shall: (i) impose, modify or deem applicable any reserve, liquidity requirement, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender; (ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (c) of the definition of “Excluded Taxes” and (C) Connection Income Taxes), on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves or other liabilities or capital attributable thereto; or (iii) impose on any Lender any other condition, cost or expense (other than Taxes) affecting this Agreement made by such Lender; and the result of any of the foregoing described in clause (i), (ii) or (iii) above shall be to increase the cost to such Lender of making or maintaining any Loan or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower will pay to such Lender, such additional amount or amounts as will compensate such Lender, for such additional costs incurred or reduction suffered.

(b)    If any Lender determines that any Change in Law affecting such Lender or its Applicable Lending Office, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity, as applicable), then, from time to time, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered. In determining such additional amounts, each Lender will use averaging and attribution methods determined in good faith by such Lender to be appropriate under the circumstances.

(c)    A certificate of a Lender setting forth the amount or amounts (in detail customarily provided by such Lender for other similarly situated borrowers as to how such amount or amounts were calculated, which description shall in no event contain any disclosure of matters deemed by such Lender to be confidential or proprietary) necessary to compensate such Lender or its holding company and, as the case may be, as specified in paragraph (a) or (b) of this Section 2.07 and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within thirty (30) days after receipt thereof.

(d)    Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 2.07 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 2.07 for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)    Each party hereto hereby agrees that the Borrower will not be responsible for any increase of amounts payable by it pursuant to this Section 2.07 as a result of any Lender voluntarily changing its Applicable Lending Office.

2.08    Change of Applicable Lending Office. (a) If any Lender requests compensation under Section 2.07(a) or (b), or requires the Borrower to pay any Indemnified Taxes or additional amounts to such Lender or any Governmental Authority for the account of such Lender pursuant to Section 4.04, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another Applicable Lending Office for funding or booking its Loans hereunder or assign its rights and obligations contemplated in this Agreement to another of its offices branches or Affiliates, if, in the good faith judgment of such Lender, such designation or assignment (a) would eliminate or reduce amounts payable pursuant to Section 2.07(a) or (b), or Section 4.04, as the case may be, in the future, and (b) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Nothing in this Section 2.08 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Sections 2.07 and 4.04. The Borrower agrees to pay all reasonable and documented costs and expenses incurred by any Lender in connection with any such designation.

(b)    If the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.07(a) or (b) or Section 4.04 and, in each case, such Lender has declined or is unable to designate an Applicable Lending Office in accordance with clause (a) above, then the Borrower may, if no Default or Event of Default then exists or would exist after giving effect to such assignment, at its sole expense and effort, upon notice to such Lender, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.04), all of its interests, rights and obligations under this Agreement and the other related Credit Documents to an Assignee that shall assume such interests, rights and obligations (which Assignee may be another Lender, if another Lender accepts such assignment); provided that

(i)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it under this Agreement and under the other Credit Documents from the Assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(ii)    in the case of any such assignment resulting from a requirement for additional payments to be made pursuant to Sections 2.07(a) or 4.04, such assignment will result in the elimination of such payments thereafter; and

(iii)    such assignment does not conflict with applicable law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. A Lender is not obligated to take any steps under this Section 2.08(b) if doing so might, in such Lender’s sole judgment, be prejudicial to it or be inconsistent with its regulatory position or internal policies or applicable law. No term of any Credit Document will (a) interfere with the right of any Lender to arrange its affairs (Taxes or otherwise) in whatever manner it thinks fit, (b) oblige any Lender to investigate or claim any credit, relief, remission or repayment available to it in respect of Taxes or the extent, order and manner of any claim, or (c) oblige any Lender to disclose any information relating to its affairs (Taxes or otherwise) or any computation in respect of Taxes provided.

SECTION 3.    Fees; Reductions of Commitment.

3.01    Fees.

(a)    The Borrower agrees to pay to each of the Lenders such fees as may be agreed to in writing from time to time by the Borrower and the Lenders.

(b)    All computations of fees shall be made on the basis of a 360- day year and actual days elapsed. All fees payable hereunder shall be paid on the dates due, in immediately available funds to the applicable Lenders. All fees shall be fully earned when paid and shall not be refundable under any circumstances.

3.02    Mandatory Termination of the Commitment. The Commitment shall terminate in its entirety upon the Closing Date (after giving effect to the making of any Loans on such date in accordance with the terms of this Agreement).

SECTION 4.    Prepayments; Payments; Taxes.

4.01    Voluntary Prepayments. (a) The Borrower shall have the right to prepay the Loans, without premium or penalty, in whole or in part, at any time and from time to time after the date that is eighteen (18) months after the Closing Date on the following terms and conditions: (i) the Borrower shall give each Lender prior to 12:00 Noon (New York City time) at least three (3) Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Loans; (ii) each partial prepayment of Loans pursuant to this Section 4.01 shall be in an aggregate principal amount of at least $2,000,000 and $500,000 increments in excess thereof (or such lesser amount if the outstanding amount of such Loan is less than such minimum); (iii) each prepayment pursuant to this Section 4.01 in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans; and (iv) each prepayment of Loans pursuant to this Section 4.01 shall reduce the then remaining Scheduled Repayments of the Loans on a pro rata basis (based on the then remaining principal amount of each such Scheduled Repayment of the Loans after giving effect to all prior reductions thereto). Each such prepayment notice shall be irrevocable and shall be accompanied by accrued interest on the principal amount prepaid.

(b)    For the avoidance of doubt, any assignment by a Lender pursuant to Section 2.08 shall not be considered a voluntary prepayment by the Borrower under this Section 4.01.

4.02    Mandatory Repayments.

(a)    In addition to any other mandatory repayments pursuant to this Section 4.02, on each date set forth below (each, a “ Scheduled Repayment Date”), the Borrower shall be required to repay the full principal amount of the Loans in seven consecutive payments (such repayment amounts expressed as (i) a percentage of the aggregate initial principal amount of the Loans, plus (ii) the aggregate amount of PIK Interest that has been capitalized through the applicable Scheduled Repayment Date and remains unpaid as of such date) on each repayment date set forth below (each such repayment, as the same may be reduced as provided in Section 4.01, a “Scheduled Repayment”):

Scheduled Repayment Date	Percentage of Aggregate Initial Principal Amount (Plus any Capitalized and Unpaid PIK Amount)
The date that is the seventh Quarterly Payment Date following the Closing Date	14.29%

The date that is the eighth Quarterly Payment Date following the Closing Date	14.29%

The date that is the ninth Quarterly Payment Date following the Closing Date	14.29%

The date that is the tenth Quarterly Payment Date following the Closing Date	14.29%

The date that is the eleventh Quarterly Payment Date following the Closing Date	14.29%

The date that is the twelfth Quarterly Payment Date following the Closing Date	14.29%

Facility Maturity Date	Remaining principal balance

(b)    In addition to any other mandatory repayments pursuant to this Section 4.02, no later than one (1) Business Day following each date on or after the Closing Date upon which the (i) Borrower or any Main Subsidiary receives any cash proceeds from any incurrence of Indebtedness (other than to the extent constituting Permitted Debt) by the Borrower or such Main Subsidiary, the Borrower shall apply an amount equal to the Net Cash Proceeds of such incurrence of Indebtedness (other than to the extent constituting Permitted Debt) as a mandatory repayment in accordance with the requirements of Section 4.02(e).

(c)    In addition to any other mandatory repayments pursuant to this Section 4.02, on each date on or after the Closing Date upon which Net Cash Proceeds of Asset Sales (other than proceeds otherwise invested in the business of the Borrower and/or any Main Subsidiary to purchase replacement assets within ninety (90) days of the receipt of any such Net Cash Proceeds (or within one-hundred eighty (180) days if a binding irrevocable commitment has been executed within the initial 90-day period for such purchases) that exceed $5,000,000 in any Fiscal Year of the Borrower are received by the Borrower or any Main Subsidiary, an amount equal to one-hundred percent (100%) of such excess Net Cash Proceeds from such Asset Sale shall be applied as a mandatory repayment in accordance with the requirements of Section 4.02(e).

(d)    In addition to any other mandatory repayments pursuant to this Section 4.02, on each date on or after the Closing Date upon which any Net Loss Proceeds in excess of $5,000,000 in any Fiscal Year are received by the Borrower and/or any Main Subsidiary, to the extent that such Net Loss Proceeds are not applied for Restoration or repairs in respect of the business of the Borrower or any Main Subsidiary, within ninety (90) days following the receipt of such Net Loss Proceeds (or within one-hundred eighty (180) days if a binding irrevocable commitment has been executed within the initial 90 day period in respect of the Restoration or repairs), an amount equal to one-hundred percent (100%) of such excess Net Loss Proceeds shall be applied as a mandatory repayment in accordance with the requirements of Section 4.02(e).

(e)    Each amount required to be applied pursuant to Sections 4.02(a) through (d), (f)(ii) and (g) shall be applied, in each case, to each Lender in respect of its outstanding Loans, on a pro rata basis, concurrently to repay the outstanding principal amount of Loans and any accrued interest due and payable on the prepaid amount, plus (other than in the case of repayments pursuant to Section 4.02(a)) the applicable Make-Whole Premium amount. The amount of each principal repayment of Loans made as required by Sections 4.02(b) through (d) and (g) shall be applied to reduce the then-remaining Scheduled Repayments of the Loans on a pro rata basis.

(f)    In addition to any other mandatory repayments pursuant to this Section 4.02, (i) all then-outstanding Loans shall be repaid in full on the Facility Maturity Date and (ii) unless the Required Lenders otherwise agree in writing, all then outstanding Loans shall be repaid in full on the date on which a Change of Control occurs.

(g)    In addition to any other mandatory repayments pursuant to this Section 4.02, within five (5) Business Days after the date upon which any of the Borrower or any Main Subsidiary shall have been obligated to make any reimbursements of any draws under the facilities identified in clauses (b) and (c) of the definition of Local Facility, an amount equal to such reimbursement obligations shall be applied as a mandatory repayment in accordance with the requirements of Section 4.02(e).

4.03    Method and Place of Payment.

(a)    Except as otherwise specifically provided herein, all payments under this Agreement and under any Note (whether of principal, interest, fees, or any other amounts) shall be made to the Lender Account for the benefit of all of the Lenders not later than 11:00 a.m. (New York City time) on the date when due and shall be made in Dollars in immediately available funds. The Lenders hereby agree that any such funds transferred to the Lender Account in accordance with the immediately preceding sentence and otherwise by the date required hereunder for such payment will constitute, to the extent made in cash and in full, a valid and timely payment in respect of the applicable Obligations then due if the funds transferred in connection with such payment are (i) credited to the Lender Account by the day and time due within the timeframe contemplated in this Agreement and (ii) equal to the amount of the Obligations then due in full. Any funds transferred to the Lender Account in respect of any payment of any Obligation which are credited to the Lender Account after the specific time due pursuant to the terms of this Agreement on the date of payment shall be deemed by the Lenders to have been received on the next succeeding Business Day for purposes of calculating interest thereon. Whenever any payment to be made hereunder or under any other Credit Document shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (other than in the case of a payment of principal and/or interest due on any Quarterly Repayment Date, any Scheduled Repayment Date or the Facility Maturity Date, in which case it shall be paid on the immediately preceding Business Day). If no due date is specified for the payment of any amount payable by the Borrower hereunder or under any other Credit Document, such amount shall be due and payable not later than thirty (30) days after receipt by the Borrower of written demand from any Lender for payment thereof.

(b)    All payments made by the Borrower hereunder and under any Note will be made free and clear of and without deduction for any setoff, counterclaim, recoupment or other defense.

(c)    After receipt of any request made by the Borrower prior to any applicable Quarterly Payment Date, Scheduled Repayment Date, or any applicable other date of payment, prepayment or repayment, the Lenders will deliver an invoice to the Borrower setting forth the aggregate amount of the principal, to the extent applicable, interest and/or any other amount that is due on the applicable Quarterly Payment Date, Scheduled Repayment Date, or the applicable other date of payment, prepayment or repayment; provided that the Lenders’ failure to deliver any such invoice will not obviate any of the Borrower’s payment obligations under any of the Credit Documents or invalidate any payment, prepayment or repayment that is made by the Borrower or on its behalf.

(d)    The Borrower shall cause each of the Main Subsidiaries to deposit any and all of the Dividends that are made in respect of the Equity Interests that the Borrower owns in such Main Subsidiaries (solely in accordance with the terms of the agreements: (i) in connection with Indebtedness incurred by each Main Subsidiary as of the Closing Date (without giving effect to any modification, amendment and/or supplement thereto); and (ii) governing such Equity Interests as of the Closing Date (without giving effect to any modification, amendment and/or supplement thereto)) directly into the Dividend Collection Account as and when (concurrently therewith) such Dividends are so made, such that, no later than (i) fifteen (15) Business Days prior to each Quarterly Payment Date or Scheduled Repayment Date or the Facility Maturity Date, as applicable, there are sufficient funds in Dollars on deposit in the applicable sub-account of the Dividend Collection Account available to be transferred to the Lender Account and utilized to pay all principal of and interest on the Loans that will be due and payable as of the immediately succeeding Quarterly Payment Date or Scheduled Repayment Date or the Facility Maturity Date, as applicable, and (ii) three (3) Business Days prior to the date upon which any other payment, prepayment or repayment is due or intended to be made, there are sufficient funds in Dollars on deposit in the applicable sub-account of the Dividend Collection Account available to be transferred to the Lender Account and utilized to pay any amount in respect of any Obligations by the date on which such amount is due or intended to be paid, pursuant to the terms of the Trust Agreement. The Borrower’s relevant payment obligations under the Credit Documents will be discharged when the Lenders actually receive the then due and payable Dollar amount in full of such payment obligation in the Lender Account; provided that, to the extent that, in any Bankruptcy and/or pursuant to any Debtor Relief Law or otherwise, all or part of any payment with respect to any Obligations under the Credit Documents previously made shall be rescinded for any reason whatsoever, then such Obligations shall be reinstated to the extent of the amount so rescinded and, if theretofore terminated, this Agreement shall be reinstated in full force and effect and such prior termination shall not diminish, release, discharge, impair or otherwise affect such Obligations provided for in this Agreement or any other Credit Document. The Borrower shall promptly reimburse the Lenders from time to time on demand for any costs or expenses reasonably incurred by the Lenders in connection with opening and maintaining the Lender Account and in connection with transferring funds therefrom and thereto and any conversions of currency from Dollars to Soles.

4.04     Taxes.

(a)    Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower or any Main Subsidiary under any Credit Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax and to the extent the applicable Withholding Agent is the Borrower and such Withholding Agent shall not have legally and effectively assumed such Tax pursuant to Article 47 of the Peruvian Income Tax Law (Unified Text approved by Supreme Decree 179-2004-EF, as amended), then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding of Indemnified Taxes has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)    Payment of Other Taxes by Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law any Other Taxes, or at the option of any Lender timely reimburse it for the payment of any Other Taxes.

(c)    Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within fifteen (15) Business Days after demand therefor, for the full amount of any Indemnified Taxes not legally and effectively assumed by the Borrower pursuant to Article 47 of the Peruvian Income Tax Law (Unified Text approved by Supreme Decree 179-2004-EF, as amended) (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 4.04) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by any Lender, shall be conclusive absent manifest error.

(d)    Evidence of Payments. If expressly requested by any Lender prior to or after such tax payment, as soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority pursuant to this Section 4.04, but in any case no later than fifteen (15) days after any such payment is made, the Borrower shall deliver to the Lenders the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment (or other equivalent document applicable under Peruvian law), a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lenders.

(e)    Status of Lenders. Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the Borrower, at the time or times reasonably requested by the Borrower, such properly completed and executed documentation reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower as will enable the Borrower to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation shall not be required if, in the Lender’s reasonable judgment, such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(f)    Treatment of Certain Refunds. If any party determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 4.04 (including by the payment of additional amounts pursuant to this Section 4.04), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 4.04(f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 4.04(f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 4.04(f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(g)    Form of Payments. Nothing herein shall be deemed to restrict the manner in which the Borrower pays, withholds or deducts any Indemnified Taxes under Section 4.04, including by assuming such Indemnified Taxes; provided that in no event will such manner in which the Borrower pays, withholds or deducts any Indemnified Taxes have an adverse effect on any Lender.

(h)    Survival. Each party’s obligations under this Section 4.04 shall survive any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document.

(i)    Change of Applicable Lending Office. Each party hereto hereby agrees that the Borrower will not be responsible for any increase of amounts payable by it pursuant to this Section 4.04 as a result of the Lender voluntarily changing its Applicable Lending Office.

SECTION 5.    Conditions Precedent to the Borrowing of the Loans on the Closing Date.

The obligation of each Lender to make its Loan on the Closing Date is subject at the time of the making of such Loan to the satisfaction (or waiver in accordance with Section 10.12) of the following conditions:

5.01    Credit Documents. Each Credit Document, and, to the extent requested by the Initial Lender, the Notes, shall have been duly authorized, executed, and delivered by the parties hereto or thereto, as applicable, (provided that each of the Irrevocable Instruction Letters shall have been duly authorized but shall not be executed and delivered on the Closing Date) and shall be in full force and effect.

5.02    Security Interests; Lien Searches.

(a)    Subject to Sections 6.16 and 7.20, all filings, notices, consents, acknowledgements and recordings necessary to perfect the security interests in the Collateral shall have been made pursuant to the terms of the Security Documents and all related recordation, registration and/or notarial fees, charges and/or Taxes shall have been paid, and the security interests granted in favor of the Lenders will constitute valid perfected first priority Liens or, solely with respect to the pledge provided pursuant to the Second Lien Chilean Share Pledge Agreement, second priority Liens, on the Collateral, in each case free and clear of all Liens (other than Liens created pursuant to the Credit Documents and, to the extent applicable, the Adexus Financing Lien), including, (i) with respect to the Trust Agreement, the filing for registration of the Trust Agreement before the Peruvian Public Registry, (ii) with respect to the First Lien Chilean Share Pledge Agreement and the Second Lien Chilean Share Pledge Agreement, in each case, registration in Adexus’s registro de accionistas (shareholders registry), by means of a notary public’s certification, (iii) with respect to the Dividends from GMP, an annotation in the share ledger of GMP reflecting, among other things, the transfer to the trust created under the Trust Agreement (transferencia en dominio fiduciario) of the rights to receive the Collection Account Dividends from GMP and the relevant Notification requiring and directing GMP to deposit the Collection Account Dividends into the Dividend Collection Account, and (iv) with respect to the Dividends from Norvial and GyM Ferrovias, an annotation in the share ledger and share certificate of each of Norvial and GyM Ferrovias reflecting, among other things, the irrevocable instruction in the relevant Irrevocable Instruction Letter requiring and directing each of Norvial and GyM Ferrovias, as applicable, to deposit the Collection Account Dividends into the Dividend Collection Account.

(b)    The Lenders shall have received copies of recent UCC lien, tax and judgment searches (to the extent applicable) in the relevant jurisdiction of formation with respect to the Borrower, the results of which show no Liens on the Collateral as of the Closing Date other than Liens created pursuant to the Credit Documents and, to the extent applicable, the Adexus Financing Lien.

5.03    Opinions of Counsel; Solvency Certificate; Closing Date Certificate; Insurance; Authorization and Authority. The Lenders shall have received:

(a)    legal opinions from each of (i) Paul Hastings LLP, New York counsel to the Borrower, in substantially the forms contemplated by Exhibit E-1, (ii) Philippi Prietocarrizosa Ferrero DU & Uria, Peruvian counsel to the Borrower, in substantially the forms contemplated by Exhibit E-2, (iii) Philippi Prietocarrizosa Ferrero DU & Uria, Chilean counsel to the Borrower, in substantially the form contemplated by Exhibit E-3, (iv) Rebaza, Alcázar & De las Casas, Peruvian counsel to the Lenders, in substantially the forms contemplated by Exhibit E- 4, and (v) Claro & Cia, Chilean counsel to the Lenders, in substantially the form contemplated by Exhibit E-5;

(b)    a solvency certificate in the form attached as Exhibit C hereto, from the Chief Financial Officer of the Borrower;

(c)    a certificate in the form attached as Exhibit D hereto, dated the Closing Date and duly executed and delivered by an Authorized Officer of the Borrower, confirming compliance with the conditions precedent set forth in Sections 5.04, 5.06, 5.10 through 5.12 and 5.14 through 5.17;

(d)    evidence of insurance maintained by the Borrower consistent with that of other companies of substantially similar size and scope of operations in the same or substantially similar businesses; and

(e)    other customary and reasonably satisfactory closing and corporate documents, resolutions, certificates, instruments and deliverables, including those evidencing due authorization and authority of the Borrower, to execute the Credit Documents to which it is a party to as of the Closing Date.

5.04    Financial Statements. The Lenders shall have received a copy, certified as true and correct by an Authorized Officer of the Borrower, of the unaudited consolidated balance sheet and related statement of income and cash flows of the Borrower for each Fiscal Quarter of the Borrower (individual and on a Consolidated basis) ended after the close of its most recent Fiscal Year.

5.05    Fees and Expenses. The Borrower shall have paid (or arrangements have been made for payment out of the proceeds of the Loans) all amounts required by the terms of the Fee Letter to be paid on or before the Closing Date. All costs, fees, expenses (including, without limitation, reasonable and documented legal fees and expenses) and other compensation contemplated hereby, payable to the Lenders or otherwise payable in respect of the Transaction shall have been paid to the extent invoiced before the Closing Date and then due (or will be paid simultaneously with the proceeds of the Loans).

5.06    Representations and Warranties. The representations and warranties set forth herein and the other Credit Documents shall be true and correct in all material respects as of the Closing Date, as though made on and as of such date (and to the extent that any such representation and warranty is otherwise qualified by materiality or Material Adverse Effect, such representations and warranties shall be true and correct in all respects), with all representations and warranties that are made as of a specified date being true and correct in all material respects (and to the extent that any such representation and warranty is otherwise qualified by materiality or Material Adverse Effect, such representations and warranties shall be true and correct in all respects) as of such specified date.

5.07    Process Agent Letter. The Borrower shall have delivered a customary process agent letter to the Lenders.

5.08     Notice of Borrowing. The Lenders shall have received, in accordance with terms hereof and timeframes contemplated herein, a Notice of Borrowing, appropriately completed and duly executed by an Authorized Officer of the Borrower, requesting the funding of the Loans to be incurred on the Closing Date.

5.09    Know Your Customer. The Lenders shall have received from the Borrower, in advance of or on the Closing Date, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act requested by the Initial Lender prior to the Closing Date.

5.10    No Default. No Default or Event of Default shall have occurred and be continuing or would result from the Borrowing of the Loans and the application of the proceeds therefrom on the Closing Date.

5.11    Consents. All material governmental and third party consents and approvals necessary to have been obtained on or prior to the Closing Date in connection with the Transaction shall have been obtained and be in full force and effect.

5.12    No Material Adverse Effect. Since December 31, 2018, there has been no Material Adverse Effect.

5.13    Lender Account. On or prior to the Closing Date, the Lender Account shall have been established and such account shall remain open and active on the Closing Date.

5.14    No Indebtedness. After giving effect to the consummation of the Transaction, the Borrower and all of the Borrower Subsidiaries shall have no outstanding preferred equity or Indebtedness, except for (a) Indebtedness incurred pursuant to, or as permitted by, the terms of this Agreement and (b) the Existing Indebtedness.

5.15    No Liens. After giving effect to the consummation of the Transaction, the Borrower and the Main Subsidiaries shall have no Liens upon or with respect to (a) any of their respective property, assets or revenues (other than the Collateral), except for Permitted Liens, and (b) any of the Collateral, except for Liens created pursuant to the Credit Documents and, to the extent applicable, the Adexus Financing Lien.

5.16    Maximum Leverage Ratio. The Borrower will demonstrate in form and substance satisfactory to the Lenders that, on the Closing Date and immediately after giving effect to the Transaction, the Leverage Ratio on a pro forma basis will not be greater than 3.50:1.00, which may be demonstrated by certification in the closing certificate referenced in Section 5.03(c).

5.17    Effectiveness of the Local Facility Waiver. Concurrently with the consummation of the Transaction, the prepayment amount described in the Local Facility Waiver, made in accordance with the terms of the Local Facility, shall have been deposited in the trust account described therein, and all of the security interests in and Liens on, and assignments of, the rights of the Borrower to collect the proceeds of any sale of (x) all or any material portion of the Equity Interests the Borrower owns in Adexus or (y) all or substantially all of the assets of Adexus, in each case, granted in favor of the lenders in connection therewith shall have been terminated and released.

SECTION 6.    Representations, Warranties and Agreements.

In order to induce the Lenders to enter into this Agreement and to make the Loans as provided herein, the Borrower hereby makes the following representations and warranties on the Closing Date (except as otherwise expressly noted herein) all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans.

6.01    Organization. (a) The Borrower is duly formed, incorporated or organized, as applicable, validly existing as a sociedad anónima abierta, and, to the extent such concept is recognized under applicable Governmental Rules, in good standing (or equivalent thereof) under the laws of Peru and (b) each of the Main Subsidiaries is duly formed, incorporated or organized, as applicable, validly existing and, to the extent such concept is recognized under applicable Governmental Rules, in good standing (or equivalent thereof) under the laws of its jurisdiction of formation, incorporation or organization, as applicable. Each of the Borrower and each Main Subsidiary is qualified to do business in every jurisdiction where the ownership, lease or operation of its properties or the conduct of its business makes such qualification necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

6.02    Authority. Each of the Borrower and each Main Subsidiary has all requisite organizational power and authority to own or lease its property and assets and to carry out its business as now conducted.

6.03    Due Authorization, Etc. The transactions to be consummated by the Borrower and the Main Subsidiaries (including the execution, delivery and performance of the Credit Documents to which they are a party) are within their respective corporate powers and authority and have been duly authorized by all necessary corporate action on their part, (ii) each of the

Borrower and each Main Subsidiary has duly executed and delivered each Credit Document to which it is a party (except for any Credit Document that should only be executed on the Closing Date, in which case such representation shall be limited to the Closing Date in respect to such Credit Document) and (iii) each Credit Document to which the Borrower and the Main Subsidiaries, as applicable, are a party constitutes the legal, valid and binding obligation of the Borrower and any such Main Subsidiary, as applicable, enforceable against it in accordance with its terms, except as such enforceability may be limited (A) by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and (B) by equitable principles relating to enforceability (regardless of whether enforcement thereof is sought in a proceeding at law or in equity).

6.04    Compliance with Law. Each of the Borrower and each Main Subsidiary is in compliance in all material respects with (a) all Governmental Rules (including Environmental Laws) applicable to it and (b) the terms of all Governmental Approvals obtained by it, in each case, in connection with the execution, delivery and performance of its obligations under the Credit Documents to which it is a party.

6.05    No Litigation. No action, suit or other proceeding by or before any arbitrator or Governmental Authority is pending and, to the best knowledge of the Borrower, no action, suit or proceeding has been threatened in writing, with respect to (a) the execution and delivery of the Credit Documents or the performance of the Borrower’s or any Main Subsidiary’s obligations thereunder and (b) the Borrower or any Main Subsidiary which, in the case of clause (b), if adversely determined, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

6.06    Title. Each of the Borrower and each Main Subsidiary has good and valid title or a valid Leasehold in or right to use all real and personal property it purports to own or lease free and clear of Liens, subject only to Permitted Liens.

6.07    No Material Adverse Effect. There has not occurred, since December 31, 2018, a Material Adverse Effect.

6.08    Governmental Approvals. All Governmental Approvals required to be obtained by (a) the Borrower and each Main Subsidiary in connection with the execution and delivery of, and performance by it of its obligations, and the exercise of its rights, under and in accordance with, the Credit Documents to which it is a party, (b) each of the Borrower and each Main Subsidiary in connection with the operation of its respective business in accordance with all material Governmental Rules (including all applicable material Environmental Laws) and (c) each of the Borrower and each Main Subsidiary in connection with the validity and enforceability of the Credit Documents to which it is a party have been obtained, to the extent required to be obtained at the date this representation is made or repeated, in each case, other than filings and recordings with applicable Governmental Authorities to be made on or after the Closing Date. With respect to any Governmental Approval not required to be obtained as of such date, neither the Borrower nor any Main Subsidiary has any reason to believe that such Governmental Approval will not be obtained in the ordinary course of business as and when needed.

6.09    Insurance. Each of the Borrower and each Main Subsidiary are insured with financially sound and reputable insurance companies not Affiliates of the Borrower or the applicable Main Subsidiary in such amounts, with such deductibles and covering such risks as are customarily maintained by companies in similar businesses and owning similar properties in similar localities where the Borrower or the applicable Main Subsidiary maintain their substantive places of operation.

6.10    Financial Condition. The financial statements of the Borrower and the Main Subsidiaries required to be delivered to the Lenders pursuant to the Credit Documents shall, when so delivered, have been prepared in conformity with IFRS applied on a consistent basis throughout the periods indicated and present fairly, in all material respects (except, in each case, as may be indicated in the notes therein), the financial condition and results of operations of the Borrower and the Main Subsidiaries, on a Consolidated basis, as of the date of such financial statements (subject, in the case of interim financial statements, to the absence of footnotes and year-end adjustments).

6.11    Subsidiaries. As of the Closing Date, (a) the Borrower has no Borrower Subsidiaries, except as set forth on Part A of Schedule 6.11, (b) the Borrower owns the percentage share of the Equity Interests of each Borrower Subsidiary (other than directors’ qualifying shares to the extent required by applicable law) as set forth on Part A of Schedule 6.11, and, in respect of the Main Subsidiaries, the Borrower owns such Equity Interests, free and clear of all Liens other than Liens created under the Security Documents and the Adexus Financing Lien, and (b) the Main Subsidiaries have no Subsidiaries other than as set forth on Part B of Schedule 6.11, or otherwise created or acquired in accordance with the terms of the Credit Documents to which any Main Subsidiary is a party.

6.12    Taxes. Each of the Borrower and each Main Subsidiary has timely filed or caused to be filed all income tax returns and other material tax returns and reports which are required to be filed by it under applicable law. Each of the Borrower and each Main Subsidiary has paid or caused to be paid all income Taxes and other material Taxes (including all Taxes levied upon its properties, assets, income or franchises) required to have been paid by the Borrower or any Main Subsidiary under applicable law, except such Taxes, if any, as are being contested in good faith by appropriate proceedings and for which the Borrower has established adequate reserves to the extent required under IFRS.

6.13    No Default. No Default or Event of Default has occurred and is continuing.

6.14    ERISA. None of the Borrower or any ERISA Affiliate sponsors, maintains or is obligated to contribute to any ERISA Plan or Multiemployer Plan.

6.15    No Violation. The consummation of the transactions contemplated by, and the execution, delivery and performance of, the Credit Documents by the Borrower and any Main Subsidiary do not (a) violate the Borrower’s or such Main Subsidiary’s constituent documents, (b) result in a violation or breach of, or cause acceleration, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease or any other contract, agreement or instrument binding upon the Borrower or any Main Subsidiary,

(c)    violate any Governmental Approval or Governmental Rules of any Governmental Authority having jurisdiction over the Borrower or any Main Subsidiary or its or their properties or (d) result in the creation of any Lien (other than Liens created pursuant to the Credit Documents and, to the extent applicable, the Adexus Financing Lien) upon any Collateral.

6.16    Security.

(a)    Upon the execution and delivery thereof by the parties thereto on the Closing Date, the First Lien Chilean Share Pledge Agreement and the Second Lien Chilean Share Pledge Agreement will be effective to create, in favor of the Lenders, legal, valid and enforceable first priority or, solely with respect to the Second Lien Chilean Share Pledge Agreement, second priority, Liens on, and security interests in, all right, title and interest of the grantors in the Collateral covered thereby, subject to no Liens (other than, to the extent applicable, the Adexus Financing Lien) and, upon the completion of due registration of the First Lien Chilean Share Pledge Agreement and the Second Lien Chilean Share Pledge Agreement in the (i) corresponding Adexus registro de accionistas (shareholders registry) by means of a notary public’s certification and (ii) Registro de Prendas sin Desplazamiento (Pledge Without Conveyance Registry) kept by the Chilean Civil Registry, all such Liens and security interests created in favor of the Lenders will be properly perfected.

(b)    Upon the execution and delivery thereof by the parties thereto on the Closing Date, the Trust Agreement will be effective to create, in favor of the Lenders, legal, valid and enforceable first priority Liens on, and security interests in, all right, title and interest of the grantors in the Collateral covered thereby, subject to no Liens (other than, to the extent applicable, the Adexus Financing Lien) and, upon (1) receipt by the relevant Main Subsidiary of the applicable Notification or Irrevocable Instruction Letter, as applicable, and (2) only with respect to the rights to collect (i) any proceeds from the sale of (x) all or any material portion of the Equity Interests the Borrower owns in Adexus, and (y) all or substantially all of the assets of Adexus, and (ii) any proceeds of any Dividends in respect of the Equity Interests the Borrower owns in Adexus, the satisfaction in full of the Condición Suspensiva Venta Adexus and the Condición Suspensiva Dividendos Adexus (each term as defined in Trust Agreement) in accordance with the terms of the Second Additional Clause and the Third Additional Clause, respectively, of the Trust Agreement, all such Liens and security interests created in favor of the Lenders will be properly perfected.

6.17    Investment Company Act. The Borrower is not required to register as an “Investment Company” within the meaning of the Investment Company Act of 1940, as amended.

6.18    Pari Passu Ranking. The obligations of the Borrower under the Credit Documents rank at least pari passu in right of payment with all other senior obligations of the Borrower, if any, whether now existing or hereafter outstanding, except for obligations mandatorily preferred pursuant to applicable law.

6.19    Intellectual Property. The Borrower or any Main Subsidiary, as the case may be, owns, or is licensed to use, all Intellectual Property material to its business, and the use thereof by the Borrower or such Main Subsidiary does not infringe upon the rights of any other Person.

6.20    Accuracy of Disclosure. The written information furnished by or on behalf of the Borrower or any Main Subsidiary to the Lenders and their representatives, advisors, counsel or consultants in connection with the Credit Documents or delivered thereunder did not contain, as of the date furnished, any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not materially misleading in light of the circumstances under which they were made (giving effect to all supplements and updates thereto); provided that with respect to projections, forecasts, estimates, budgets and other forward-looking statements and information that were prepared by the Borrower, the Borrower only represents that such projections, forecasts, estimates, budgets and other forward-looking information (a) were prepared in good faith upon assumptions believed by the Borrower to be reasonable at the time made, (b) fairly present, the expectations of the Borrower as to the matters covered thereby as of their date, (c) are based on good faith reasonable assumptions as to all factual and legal matters material to the estimates therein (including interest rates and costs) at the time of delivery thereof, (d) are consistent with the applicable provisions of the Credit Documents and applicable law in all material respects and (e) have been prepared on a basis substantially consistent with the financial statements referred to in Section 7.01.

6.21    Margin Regulations. No part of the proceeds of the Loans will be used for the purpose of “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now in effect or for any purpose that violates or is inconsistent with the provisions of Regulation U or Regulation X.

6.22    Labor Relations. (a) There is no unfair labor practice complaint pending or, to the best knowledge of the Borrower, threatened in writing against or involving the Borrower or any Main Subsidiary, (b) there is no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Borrower, threatened in writing against or involving the Borrower or any Main Subsidiary and (c) to the best knowledge of the Borrower, neither the Borrower nor any Main Subsidiary is party to or is bound by any collective bargaining agreement or other similar labor agreement with any labor union, or any extension or amendment thereto.

6.23    Environmental Matters.

(a)    There has been no Release of Hazardous Materials that would reasonably be expected to result in the imposition of a (i) liability to the Borrower with respect to the business of the Borrower under any Environmental Law and (ii) liability to any Main Subsidiary with respect to the business of such Main Subsidiary, which, in each case, could reasonably be expected to result in a Material Adverse Effect.

(b)    The Borrower has not received and, to the Borrower’s knowledge, no Main Subsidiary has received, a written Environmental Claim alleging a violation of or liability under any Environmental Law, liability with respect to the Release of Hazardous Materials, or liability with respect to exposure to Hazardous Materials, which, in each case, could reasonably be expected to have a Material Adverse Effect.

6.24    OFAC. (a) Neither the Borrower nor any Borrower Subsidiary or, to the knowledge of the Borrower, any director, officer, employee or agent of the Borrower or any Borrower Subsidiary (i) is currently the subject of any Sanctions, (ii) is located, organized or resident in any Sanctioned Country, (iii) is a department, agency or instrumentality of, or otherwise controlled by or acting on behalf of, the government of any country that is the target of the several comprehensive economic sanctions programs administered by OFAC (31 C.F.R. Parts 500 through 598) or (iv) is included on OFAC’s Specially Designated Nationals List or the Consolidated Sanctions List maintained by OFAC, HMT’s Consolidated List of Financial Sanctions Targets or the Investment Ban List, or any similar Sanctions-related list enforced by any other relevant Sanctions authority, or is owned or controlled by any such Person or Persons described in this clause (iv).

6.25    Anti-Corruption Laws, Sanctions, and Anti-Money Laundering Laws. Except as otherwise contemplated on Schedule 6.25, (a) the Borrower and each Borrower Subsidiary, for the past five (5) years, has conducted its business in compliance with all applicable Sanctions, Anti-Corruption Laws, Anti-Terrorism and Anti-Money Laundering Laws, and regulations thereunder, and (b) has instituted and maintained policies and procedures reasonably designed to achieve compliance by the Borrower or each such Borrower Subsidiary, as applicable, with such Anti-Corruption Laws and Anti-Terrorism and Anti-Money Laundering Laws.

6.26    Use of Proceeds. The Borrower will use the proceeds of the Loans exclusively for the purposes specified under this Agreement.

6.27    Solvency. On the Closing Date, immediately after giving effect to the Transactions, the Borrower (individually) and together with the Main Subsidiaries, on a Consolidated basis, is Solvent.

6.28    Transactions with Affiliates. As of the Closing Date, neither the Borrower nor any Main Subsidiary has entered into any agreement or arrangement with any of their respective Affiliates in respect of the making or declaring of any Distributions (including, without limitation, in respect of the making or declaring of any management fees, administrative fees or other similar fees, costs or expenses) other than as set forth on Schedule 6.28.

SECTION 7.    Affirmative Covenants.

The Borrower hereby covenants and agrees that on and after the Closing Date and so long as any Loan, Note, fees or other Obligations (other than indemnities described in Section 10.13 and reimbursement obligations under Section 10.01 for which no claim has been made) shall remain unpaid or unsatisfied:

7.01    Financial Statements; Financial Certifications and Other Information.

(a)    The Borrower will furnish to the Lenders:

(i)    within one-hundred twenty (120) days after the end of each Fiscal Year of the Borrower, a copy of the audited financial statements of the Borrower and the Main Subsidiaries on a Consolidated basis as of the end of and for such Fiscal Year, setting forth in comparative form the respective audited figures for the previous Fiscal Year, if such comparative figures shall be available, prepared in accordance with IFRS and certified by an independent auditor with recognized international standing (it being understood that each of Moore Stephens,

BDO, Ernst & Young, Deloitte & Touché, KPMG and PricewaterhouseCoopers are deemed to have recognized international standing) (without qualification or exception as to scope of the audit or any other going concern (or similar) qualification) to the effect that the financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and the Main Subsidiaries, as applicable, as at the end of such period in accordance with IFRS consistently applied;

(ii)    within forty-five (45) days after the end of each Fiscal Quarter of the Borrower, copies of the unaudited financial statements of the Borrower and the Main Subsidiaries on a Consolidated basis as of the end of such Fiscal Quarter prepared in accordance with IFRS and stating in comparative form the respective figures for the corresponding period in the previous Fiscal Year, if such comparative figures shall be available, all certified by its chief financial officer as presenting fairly in all material respects the financial condition of the Borrower and the Main Subsidiaries on a Consolidated basis as to the end of such period and the results of its and the Main Subsidiaries’ operations as of the end of such period in accordance with IFRS consistently applied, subject to normal year-end adjustments and the absence of footnotes;

(iii)    Concurrently with the delivery of the financial statements of the Borrower referred to sub-clauses (i) and (ii) above, a certificate of an Authorized Officer of the Borrower (A) certifying whether, to the Actual Knowledge of such Authorized Officer, a Default or an Event of Default has occurred, at any time since the delivery of the prior certificate delivered pursuant to this sub-clause (iii) (or, with respect to the first such certificate, the Closing Date) and, if a Default or an Event of Default has occurred and is continuing, a statement specifying the nature thereof and any action taken or proposed to be taken with respect thereto to remedy the same, (B) if any change has occurred in IFRS or in the application thereof since the date of the most recent audited financial statements of the Borrower and the Main Subsidiaries previously delivered to the Lenders that has had a material effect on the financial statements accompanying such certificate, specifying the effect of such change and (C) including the certifications contemplated by paragraph (b) below, to the extent not otherwise contemplated in a Financial Ratio Certificate delivered as of such date;

(iv)    promptly after receipt by the Borrower, copies of any and all management letters or other similar communications and correspondence relating to management letters, received by the Borrower from any auditor of the Borrower;

(v)    no later than thirty (30) days following the first day of each Fiscal Year of the Borrower, a forecast of Dividends and other Distributions to be made by the Main Subsidiaries in respect of the Equity Interests owned therein by the Borrower in a form reasonably satisfactory to the Lenders (A) broken down by each Fiscal Quarter of such Fiscal Year and (B) prepared in reasonable detail (including, without limitation, setting forth, with appropriate discussion, the principal assumptions upon which such forecast is based);

(vi)    updates and summaries of all discussions and inquiries (whether such inquiries are in-bound or out-bound), whether formal or informal, and all material information, correspondence, agreements, documents, reports or definitive documentation or any modifications or amendments or correspondence related thereto, whether in oral or written form, including, without limitation, any commitments, offers, letters of intent or expressions of interest, concerning or related to the sale of (x) all or any material portion of the Equity Interests the Borrower owns in Adexus or (y) all or substantially all of the assets of Adexus (collectively, “Adexus Sale Information”). The Borrower shall notify the Lenders of its receipt of any Adexus Sale Information, and, if written, deliver copies of the same to the Lenders, within seventy-two (72) hours of its receipt thereof. The Borrower shall notify the Lenders of any substantive discussion involving the Adexus Sale Information and deliver a reasonably detailed (satisfactory to the Lenders) summary of the same to the Lenders, within seventy-two (72) hours of the occurrence of such discussion. In addition, the Borrower shall make, and shall cause Adexus to make, its and Adexus’ management, officers, employees, professionals, agents and consultants, available to the Lenders upon request to answer any questions regarding the matters described in this clause (a)(vi); and

(vii)    promptly, such additional information regarding business, financial or corporate affairs of the Borrower or any Main Subsidiary, or compliance with the terms of the Credit Documents, as the Required Lenders may from time to time reasonably request.

(b)    The Borrower will provide to the Lenders, concurrently with the delivery of the financial statements of the Borrower referred to in sub-clauses (a)(i) and (a)(ii) above, a certificate of the chief financial officer of the Borrower in the form attached hereto as Exhibit J (each, a “Financial Ratio Certificate”) certifying as to the financial ratios contemplated by Section

8.10 for the Rolling Period most recently ended, together with applicable supporting documentation.

(c)    The Borrower will maintain its own separate books and records and its own accounts and maintain separate financial statements and file its own tax returns, in each case which are separate and apart from the books and records and accounts of any other Person; provided that the Borrower’s assets may be included in a consolidated financial statement of a direct or indirect member or shareholder of the Borrower if inclusion on such consolidated financial statement is required to comply with IFRS, but only if (i) such consolidated financial statement shall be appropriately footnoted to the effect that the Borrower’s assets are owned by the Borrower and that they are being included on the consolidated financial statement of such member or shareholder only to comply with the requirements of IFRS, and (ii) such assets shall be listed on the Borrower’s own separate balance sheet; provided, further, that the Borrower’s income may be included in any consolidated, unitary or similar tax return of a direct or indirect member or shareholder of the Borrower.

7.02    Notices of Material Events. The Borrower will, within five (5) Business Days or, in the case of clause (e) only, three (3) Business Days after it obtains Actual Knowledge thereof, deliver to the Lenders written notice of any of the following events (or, as applicable, a copy of the relevant notice or other document specified below):

(a)    any expropriation or confiscation of properties or assets of the Borrower or any Main Subsidiary, as applicable, that would reasonably be expected to result in a Material Adverse Effect;

(b)    any notices in writing from any Governmental Authority of any pending or threatened action, Claim or proceeding involving Environmental Laws with respect to the Borrower or any Main Subsidiary or any Release of Hazardous Materials affecting the Borrower or any Main Subsidiary, as applicable, required to be reported to a Governmental Authority under Environmental Law and, in each case, that would reasonably be expected to result in a Material Adverse Effect;

(c)    (i) any written notice to the Borrower indicating that (A) any Governmental Approval that is material to the operation and business of the Borrower and/or any Main Subsidiary will not be granted or renewed or will be granted or renewed on terms materially more burdensome than proposed or will be terminated, revoked or suspended, or any action, suit or other proceeding has been filed or commenced related to any of the foregoing or (B) any amendment, modification or supplement to any existing Governmental Approval that is material to the operation and business of the Borrower and any Main Subsidiary has occurred; or (ii) any written notice to the Borrower of the issuance of any new Governmental Approval that is material to the operation and business of the Borrower and/or any Main Subsidiary (and any material amendments, modifications or supplements to any thereof);

(d)    any dispute, litigation, investigation or proceeding which may exist at any time between the Borrower or any Main Subsidiary and any Governmental Authority or any other third party, in each case to the extent such dispute, litigation, investigation or proceeding would reasonably be expected to result in a Material Adverse Effect;

(e)    the occurrence of any Default or Event of Default under this Agreement or any other Credit Document, which shall be accompanied by a description of any action taken or proposed to be taken with respect thereto;

(f)    the filing of any actual litigation, suit or action, or the delivery to the Borrower or any Main Subsidiary of any written claim against the Borrower or any Main Subsidiary, as applicable, or the business of the Borrower or any Main Subsidiary, as applicable, in excess of $5,000,000, or which would reasonably be expected to result in a Material Adverse Effect;

(g)    any written notice of the occurrence of any event giving rise (or that could reasonably be expected to give rise) to a claim under any insurance policy with respect to the Borrower or any Main Subsidiary of more than $5,000,000, with copies of any material documents relating thereto in the possession or control of the Borrower or any Main Subsidiary, as applicable, or which would reasonably be expected to result in a Material Adverse Effect;

(h)    any Asset Sale of the Borrower with a Fair Market Value in excess of $5,000,000;

(i)    any Lien or claim against the Collateral known to the Borrower or any Main Subsidiary (other than Permitted Liens);

(j)    the Borrower or any ERISA Affiliate sponsors, maintains or becomes obligated to contribute to any ERISA Plan or Multiemployer Plan;

(k)    the occurrence of a Change of Control;

(l)    any other occurrence, fact or circumstance that would reasonably be expected to have a Material Adverse Effect;

(m)    any termination, revocation, annulment, or the commencement of any administrative, legal or other similar proceeding seeking the termination, revocation or annulment, of any Concession Agreement; or

(n)    promptly (i) if the Borrower or any Borrower Subsidiary or any director or officer thereof, or, to the knowledge of the Borrower, any employee, agent, Affiliate or representative of the Borrower or any Borrower Subsidiary, is a Person that is, or is owned or controlled by any Person that is (A) the subject or target of any Sanctions or (B) organized resident in a country or territory that is the subject of comprehensive Sanctions, the Borrower shall notify the Lenders and (ii) upon the request of any Lender, the Borrower shall provide or cause to be provided any information such Lender believes is reasonably necessary to be delivered to comply with its obligations under Sanctions laws.

In addition, the Borrower will promptly provide (a) any information reasonably requested by any Lender within ten (10) Business Days of such request in order for such Lender to comply with their respective internal “know your customer” or similar internal processes (applied consistently to all customers of such Lender) and (ii) with reasonable promptness, such other data and information relating to business, operations, affairs, financial condition, assets or properties of the Borrower or any Main Subsidiary as from time to time may be reasonably requested by the Lenders.

7.03    Books and Records; Inspection of Property.

(a)    The Borrower will, and will cause each Main Subsidiary to, keep proper books and records in accordance with IFRS, and will, and will cause each Main Subsidiary to, permit reasonable examinations of their respective books and records and reasonable inspections, accompanied by personnel of the Borrower or such Main Subsidiary, during normal business days and hours, as applicable, and their respective operations and businesses by the Lenders and/or its accountants or other professional advisers; provided that, the Lenders and/or their respective accountants or other professional advisers shall be permitted one physical inspection a year unless a Default or Event of Default shall have occurred and be continuing; provided, further, that such inspections will be at the sole expense of the Lenders unless a Default or an Event of Default has occurred and is continuing, in which case such inspections shall be at the sole expense of the Borrower.

(b)    At the request of the Required Lenders, the Borrower will within fifteen (15) days after the date of the delivery (or, if later, required delivery) of the quarterly and annual financial information pursuant to Sections 7.01(a) and (b), hold a conference call or teleconference, at a time and on a date selected by the Borrower and reasonably acceptable to the Required Lenders, to review the financial results of the previous Fiscal Quarter or Fiscal Year, as the case may be, and the financial condition of the Borrower and the Main Subsidiaries and the forecast of Dividends and other Distributions presented for the then-current Fiscal Year of the Borrower and the Main Subsidiaries.

7.04    Maintenance of Property. The Borrower will, and will cause the Main Subsidiaries to, keep all property necessary for the business of the Borrower or any Main Subsidiary in good working order, ordinary wear and tear excepted and subject to the occurrence of casualty events.

7.05    Maintenance of Company Separateness. The Borrower will, and will cause each of the Main Subsidiaries to, satisfy customary company formalities, including, as applicable, (a) the holding of regular board of directors’ and shareholders’ meetings or action by directors or shareholders without a meeting, (b) the maintenance of separate Company offices and records and (c) the maintenance of separate bank accounts in their own respective names. Neither the Borrower will, nor will it permit any Main Subsidiary to, take any action, or conduct its affairs in a manner, which is likely to result in the company existence of the Borrower or any Main Subsidiary being ignored, or in the assets and liabilities of the Borrower or any Main Subsidiary being substantively consolidated with those of any other such Person in a bankruptcy, reorganization or other insolvency proceeding.

7.06    Governmental Approvals. The Borrower will, and will cause each Main Subsidiary to, procure and maintain in full force and effect (a) all necessary approvals in respect of the Loans and the Credit Documents and (b) all approvals that are material to the operation and businesses of each of the Borrower and each Main Subsidiary (including as may be required prior to the Closing Date). The Borrower will, and will cause each Main Subsidiary to, at all times obtain, comply with and maintain in full force and effect all material Governmental Approvals necessary for the operation and maintenance of the business of the Borrower or such Main Subsidiary, as applicable.

7.07    Intellectual Property. The Borrower will, and will cause each Main Subsidiary to, maintain all Intellectual Property necessary for the operation and maintenance of the business of the Borrower and the Main Subsidiaries, as applicable.

7.08    Compliance with Laws. The Borrower will, and will cause each Main Subsidiary to, comply in all material respects with all applicable Governmental Rules (including Environmental Laws), except that the Borrower, or any Main Subsidiary, may, in good faith and by appropriate proceedings, diligently contest the validity or application of any Governmental Rules. The Borrower shall, and shall cause each Main Subsidiary to, obtain, maintain in full force and effect and comply with all permits necessary to the ownership of their respective properties or the conduct of their respective businesses.

7.09    Maintenance of Legal Status. The Borrower will, and will cause each Main Subsidiary to, at all times preserve and maintain in full force and effect its legal existence under the laws of the jurisdiction of its organization, and its qualifications to do business in each applicable jurisdiction where it operates.

7.10    Insurance. The Borrower will, and will cause each Main Subsidiary to, maintain with financially sound and reputable insurance companies not Affiliates thereof, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by persons engaged in the same or similar business in similar localities where the Borrower or the applicable Main Subsidiary maintain their substantive places of operation, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

7.11    Taxes. The Borrower will, and will cause each Main Subsidiary to, timely pay and discharge all income taxes and other material Taxes for which it is (or they are) responsible and make timely Tax filings prior to the date on which penalties, fines or interest attach thereto; provided that the Borrower or any Main Subsidiary may permit any such Tax to remain unpaid if it is being contested in good faith and the Borrower (or such Main Subsidiary) has established adequate reserves for the same to the extent required by IFRS).

7.12    Preservation of Security Interests. The Borrower will, and will cause each applicable Main Subsidiary to, create, preserve and maintain the security interests granted under the Security Documents to which it is a party in full force and effect, including the priority thereof, and take all actions to perfect the security interest therein including, but not limited to, the registration before the appropriate office of any Security Document in accordance with the terms thereof. The Borrower will, and will cause each applicable Main Subsidiary to, execute, deliver and register, file or record with each appropriate Governmental Authority further documents or instruments and cause all necessary filings to be made as necessary to create, continue and perfect the Liens of the Lenders as contemplated in the Security Documents.

7.13    Ownership of Subsidiaries. The Borrower will continue to own, directly or indirectly, the percentage share of the Equity Interests of each of its Main Subsidiaries, (other than directors’ qualifying shares to the extent required by applicable law) as set forth on Part A of Schedule 6.11.

7.14    Auditors. The Borrower will maintain independent auditors with recognized international standing (it being understood that each of Moore Stephens, BDO, Ernst & Young, Deloitte & Touché, KPMG and PricewaterhouseCoopers are deemed to have recognized international standing), and shall authorize its auditors as of any time to communicate directly with the Lenders.

7.15    Use of Proceeds.

(a)    The Borrower will use the proceeds of the Loans exclusively in order to (i) make a capital contribution to GyM in an amount not to exceed $29,800,000 (the “GyM Capital Contribution”), (ii) fund working capital needs and other corporate purposes (including the payment of fees, costs and expenses incurred in connection with the Transaction) in an amount not to exceed $1,200,000, (iii) prepay the financing obtained for the acquisition of certain Equity Interests in Adexus in an amount not to exceed $4,000,000, and (iv) if requested by the Borrower, pay any fees (other than any fees contemplated in clause (ii) above) under the Credit Documents.

(b)    No part of the Borrowing of the Loans (or the proceeds thereof) will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System. Not more than twenty-five percent (25%) of the value of the assets of the Borrower and its Subsidiaries taken as a whole is represented by Margin Stock.

7.16    Environmental Matters.

(a)    Promptly after any Authorized Officer of the Borrower or any Main Subsidiary obtains Actual Knowledge thereof, the Borrower shall provide notice of the following environmental matters to the extent that such environmental matters, either individually or when aggregated with all other such environmental matters, would reasonably be expected to have a Material Adverse Effect:

(i)    any pending or threatened Environmental Claim against the Borrower or any Main Subsidiary or any Real Property owned, leased or operated by the Borrower or any Main Subsidiary;

(ii)    any condition or occurrence on or arising from any Real Property owned, leased or operated by the Borrower or any Main Subsidiary that (A) results in noncompliance by the Borrower or any Main Subsidiary with any applicable Environmental Law or (B) would reasonably be expected to form the basis of an Environmental Claim against the Borrower or any Main Subsidiary or any such Real Property;

(iii)    any condition or occurrence on any Real Property owned, leased or operated by the Borrower or any Main Subsidiary that would reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, lease, occupancy, use or transferability by the Borrower or any Main Subsidiary of such Real Property under any Environmental Law; or

(iv)    the taking of any removal or remedial action to the extent required by any Environmental Law or any Governmental Authority in response to the Release or threatened Release of any Hazardous Material on any Real Property owned, leased or operated by the Borrower or any Main Subsidiary.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Borrower’s or the applicable Main Subsidiary’s response thereto.

(b)    Except as would not reasonably be expected to have a Material Adverse Effect: (i) all uses and operations of any Real Property now or hereafter owned, leased or operated by the Borrower or any Main Subsidiary shall be in compliance with all Environmental Laws and Governmental Approvals applicable to or required in respect of their respective operations and businesses; and (ii) neither the Borrower nor any Main Subsidiary will generate, use, treat, store, Release or dispose of, or permit the generation, use, treatment, storage, Release or disposal of Hazardous Materials on any Real Property now or hereafter owned, leased or operated by the Borrower or any Main Subsidiary, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, except for Hazardous Materials generated, used, treated, stored, Released or disposed of at any such Real Properties in compliance in all material respects with all applicable Environmental Laws and as required in connection with the normal operation, use and maintenance of the business or operations of the Borrower or any Main Subsidiary.

7.17    Dividend Collection Account; Paying Dividends.

(a)    The Borrower will cause the Dividend Collection Account into which all the Collection Account Dividends shall be deposited to be opened and established (and thereafter maintain until the payment of all the Obligations in full in cash) pursuant to the terms of the Trust Agreement.

(b)    From and after the Closing Date, the Borrower will cause each Main Subsidiary to pay Dividends to the Borrower, solely in accordance with the terms of (i) the agreements, documents and/or instruments in connection with Indebtedness incurred by each Main Subsidiary as of the Closing Date (without giving effect to any modification, amendment and/or supplement thereto)), (ii) the agreements, documents and/or instruments governing the Equity Interests that the Borrower owns in such Main Subsidiary as of the Closing Date (without giving effect to any modification, amendment and/or supplement thereto)), (iii) the Trust Agreement, (iv) each of the Irrevocable Instruction Letters and (v) each of the Notifications.

7.18    Sale or Other Disposition of Adexus. The Borrower will use best efforts to sell or otherwise dispose of either (a) all of the Equity Interests that the Borrower owns in Adexus or (b) all or substantially all of the assets of Adexus and, in each case, apply the Net Cash Proceeds from such sale or other disposition in accordance with the terms of Section 4.02(c) and 4.02(e).

7.19    Ranking. The Borrower will promptly take all actions as may be necessary to ensure that the payment obligations of the Borrower under the Credit Documents will at all times rank at least pari passu in priority of payment with all other senior, unsubordinated Indebtedness of the Borrower.

7.20    Post-Closing Covenant.

(a)    Within fifteen (15) Business Days following the Closing Date (or such later date as the Lenders may agree in their sole discretion), (i) the Borrower shall have registered, or caused to be registered, with the Registro de Prendas sin Desplazamiento (Pledge Without Conveyance Registry) kept by the Chilean Civil Registry, the First Lien Chilean Share Pledge Agreement and the Second Lien Chilean Share Pledge Agreement and (ii) the Borrower shall have paid, or caused to be paid, all related recordation, registration and/or notarial fees, charges and/or Taxes.

(b)    Pursuant to the terms of the Trust Agreement, (i) the Borrower shall have completed in all respects the registration of the Trust Agreement with the Peruvian Public Registry and (ii) the Borrower shall have paid, or caused to be paid, all related recordation, registration and/or notarial fees, charges and/or Taxes.

(c)    Within (i) five (5) Business Days following the Closing Date (or such later date as the Lenders may agree in their sole discretion), the Borrower shall provide evidence to the Lenders that it has prepaid in full the financing obtained for the acquisition by the Borrower of certain Equity Interests in Adexus and (ii) thirty (30) days following the prepayment in clause (i) above (or such later date as the Lenders may agree in their sole discretion), the Borrower shall provide evidence satisfactory to the Lenders that the Adexus Financing Lien has been terminated and released.

(d)    The Borrower shall cause the Trustee to request the opening of the Dividend Collection Account within two (2) Business Days following the Closing Date (or such later date as the Lenders may agree in their sole discretion), and the Borrower shall cause the Trustee to have such account opened and become active no event later than seven (7) Business Days following the Closing Date (or such later date as the Lenders may agree in their sole discretion).

(e)    (i) Within one (1) Business Day after the date upon which the Dividend Collection Account is opened, the Borrower shall deliver evidence, that is satisfactory to the Lenders, that (x) the relevant Notification has been delivered by the Borrower to Adexus and (y) the Irrevocable Instruction Letters to be sent to Norvial and GyM Ferrovias and the relevant Notification to be sent to GMP have been delivered by the Trustee to the Borrower for execution, (ii) within one (1) Business Day of the delivery of each Irrevocable Instruction Letter and the relevant Notification to be sent to Norvial, GyM Ferrovias and GMP, respectively, by the Trustee to the Borrower, the Borrower shall deliver executed copies of such Irrevocable Instruction Letters and such Notification to the Trustee, (iii) within one (1) Business Day of the Trustee receiving the executed Irrevocable Instruction Letters and the executed relevant Notification from the Borrower, the Trustee shall have signed such executed Irrevocable Instruction Letters and Notification, and delivered fully-executed copies of the same to the relevant Peruvian public notary and (iv) (x) in the case of Adexus, within three (3) Business Days after the date upon which the Dividend Collection Account is opened, the Borrower shall have delivered evidence, that is satisfactory to the Lenders, of the acknowledgment of Adexus of the relevant Notification, and (y) in the case of GyM Ferrovias, GMP and Norvial, within five (5) Business Days after the date upon which the Dividend Collection Account is opened, the Borrower shall have delivered evidence, that is satisfactory to the Lenders, of the acknowledgment of each of the Irrevocable Instruction Letters and the relevant Notification and the annotations in the share ledgers of GMP, GyM Ferrovias and Norvial and the annotations in the share certificates of GMP, GyM Ferrovias and Norvial, in each case, reflecting, among other things, the respective instructions requiring and directing each of GMP, GyM Ferrovias and Norvial to deposit the Collection Account Dividends into the Dividend Collection Account.

(f)    The Borrower shall have caused each of the Condición Suspensiva Venta Adexus and the Condición Suspensiva Dividendos Adexus (each term as defined in Trust Agreement) to have been fulfilled and verified in accordance with the terms of the Trust Agreement.

SECTION 8.    Negative Covenants.

The Borrower hereby covenants and agrees that on and after the Closing Date and until the Commitments have been terminated and so long as any Loan, Note, fees or other Obligations (other than any indemnities described in Section 10.13 and reimbursement obligations under Section 10.01 for which no claim has been made) shall remain unpaid or unsatisfied:

8.01    Prohibition of Fundamental Changes; Purchase and Sale of Assets, Etc.

(a)    The Borrower will not, and will not permit any Main Subsidiary to, (i) enter into any transaction of merger or consolidation, change its form of organization or its business, split-off or liquidate, wind up or dissolve itself, or suffer any liquidation or dissolution (except that any Main Subsidiary may merge with and into the Borrower (so long as the Borrower is the surviving entity thereof) or with and into another Main Subsidiary), (ii) convey, sell, lease, assign, transfer or otherwise dispose of all or substantially all of its assets (other than as may be expressly permitted pursuant to the terms of the Credit Documents and the Permitted Intellectual Property Reorganization) or (iii) purchase, lease or acquire any assets or property other than assets or property required or desirable in connection with the operation and maintenance or management of the business or which are acquired in the ordinary course of the business.

(b)    Without limitation to clause (a) above, the Borrower will not, and will not permit any Main Subsidiary to, convey, sell, lease, transfer, assign or otherwise dispose of, in one transaction or a series of related transactions (including any sale-leaseback transaction), any of its properties or assets (including any Equity Interests) if such conveyance, sale, transfer, assignment or other disposition would constitute an Asset Sale unless the Borrower complies with the mandatory redemption provisions contemplated by Section 4.02(c). The Borrower will be permitted to sell, transfer or otherwise dispose of the Equity Interests and/or the assets that it owns in Adexus so long as the Borrower complies with the mandatory redemption provisions contemplated by Section 4.02(c) and cause the release of any Lien granted pursuant to any Security Document over the Equity Interests that the Borrower owns in, or such other assets of, Adexus in connection with such disposition of the Equity Interests that the Borrower owns in, or such other assets of, Adexus.

8.02    Indebtedness. The Borrower will not, and will not permit any of its Main Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except for the following (“Permitted Debt”):

(a)    Indebtedness incurred or created under the Credit Documents;

(b)    purchase money obligations incurred by any Main Subsidiary to finance discrete items of equipment that extend to and are secured by only the equipment being financed in an aggregate principal amount outstanding not to exceed $2,000,000 at any time;

(c)    Indebtedness created in connection with any capital lease, sale-leaseback or lease-leaseback transaction in an aggregate principal amount outstanding not to exceed $2,000,000 at any time;

(d)    accrued expenses incurred, and financing of insurance premiums, in the ordinary course of business which are payable in accordance with customary practices that are not overdue by more than ninety (90) days;

(e)    customary contingent liabilities incurred in the ordinary course of business in respect of the acquisition or sale of goods, services, supplies or merchandise in the ordinary course of business, the endorsements in the ordinary course of business of negotiable instruments received in the ordinary course of business and customary indemnities provided under any of the Credit Documents;

(f)    to the extent constituting Indebtedness, Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services in the ordinary course of business of any Main Subsidiary;

(g)    to the extent constituting Indebtedness, obligations in respect of guarantees for the benefit of the Peruvian government under the terms of the Law 30737, performance bonds, bid bonds, appeal bonds, surety bonds, standby letters of credit, indemnification obligations, obligations to pay insurance premiums, take-or-pay obligations contained in supply agreements and similar obligations incurred in the ordinary course of business of the Borrower (on its own behalf or on behalf of its Subsidiaries) or any Main Subsidiary in accordance with past practice;

(h)    Indebtedness in respect of any bankers’ acceptance, warehouse receipt or similar facilities entered into in the ordinary course of business;

(i)    ordinary course obligations in respect of deposit accounts permitted hereunder and opened and maintained in the ordinary course of business;

(j)    unfunded pension fund and other employee benefit plan obligations and liabilities arising by operation of law and in the ordinary course of business of the Borrower or any Main Subsidiary, to the extent they are permitted to remain unfunded under applicable law;

(k)    Indebtedness for Taxes, assessments or governmental charges which are (i) not yet due, or which are adequately bonded or for which adequate reserves in accordance with IFRS have been made and (ii) which are being contested in good faith by appropriate proceedings diligently;

(l)    unsecured Indebtedness in respect of Hedge Agreements permitted in accordance with Section 8.13 in an aggregate principal amount outstanding not to exceed $2,000,000 at any time;

(m)    Indebtedness of GyM Ferrovias and Norvial incurred in compliance with the terms of their Existing Indebtedness as in effect on the Closing Date (without giving effect to any modifications, amendments and/or supplements thereto following the Closing Date);

(n)    Indebtedness incurred by GMP without recourse to the Borrower or any other Main Subsidiary in an amount up to $65,000,000 outstanding at any time incurred for the sole purpose of making investments in the GMP Oil Fields under GMP’s license agreements as in effect on the Closing Date (without giving effect to any modifications, amendments and/or supplements thereto following the Closing Date);

(o)    to the extent constituting Indebtedness, the GyM Capital Contribution;

(p)    the Existing Indebtedness and any refinancing Indebtedness not in excess of an amount equal to the principal amount thereof, plus the amount of reasonable transaction costs, any reasonable amount required for debt service reserve purposes or other customary reserves and customary premiums in respect thereof and required by the documentation governing the same and the sum of any reasonable consent fees or other amounts payable in connection with any liability management transaction in respect thereof incurred as a result of any refinancing of the Existing Indebtedness;

(q)    Indebtedness of GMP incurred in the ordinary course of business and in accordance with its past practice constituting the obligation to return or refund any purchase price payments made in advance to GMP in respect of any sale or other disposition of oil and/or gas produced by GMP and sold or otherwise disposed of to a third party purchaser (that is not an Affiliate of GMP, the Borrower or any Main Subsidiary);

(r)    Indebtedness of GMP incurred in the ordinary course of business and in accordance with its past practice in connection with the financing or refinancing entered into by Consorcio Terminales and Consorcio Terminales del Perú for the execution of their mandatory, additional or complementary investments under their operating agreements with Petroperu, so long as after giving effect to such Indebtedness the Borrower is in compliance with the Leverage Ratio on a pro forma basis; and

(s)    any other Indebtedness incurred with the prior written consent of the Required Lenders.

8.03    Liens. The Borrower will not, and will not permit any Main Subsidiary to, create, incur, assume or permit to exist any Lien upon or with respect to (a) any of its property, assets or revenues (other than the Collateral), except for Permitted Liens, and (b) any of the Collateral, except for Liens created pursuant to the Credit Documents and, to the extent applicable, the Adexus Financing Lien.

8.04    Investments. The Borrower will not, and will not permit any Main Subsidiary to, make any Investments, unless (i) no Default or Event of Default has occurred and is continuing, (ii) if such Main Subsidiary incurs or creates Indebtedness in connection with such Investments, such Indebtedness is permitted pursuant to Section 8.02, and (iii) such Investment is in Cash Equivalents or in respect of a Permitted Business. Investments in Cash Equivalents and, to the extent constituting an Investment, (i) the making of the GyM Capital Contribution by the Borrower and (ii) the Permitted Intellectual Property Reorganization, shall be an Investment permitted under this Section 8.04.

8.05    Distributions. The Borrower will not directly or indirectly, make or declare any Distributions (a) unless no Default or Event of Default shall have occurred and be continuing and (b) unless and until the aggregate outstanding principal amount of the Loans is less than or equal to $10,000,000.

8.06    Transactions with Affiliates. The Borrower will not, and will not permit any Main Subsidiary to, enter into any agreement or arrangement (including any intercompany loan) with any of its Affiliates unless (a) such transaction is entered into on terms no less favorable to the Borrower or such Main Subsidiary, than such party could obtain in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Borrower or such Main Subsidiary, (b) such agreement or arrangement is approved in writing by the Required Lenders (which approval shall not be unreasonably withheld, conditioned or delayed) or (c) in connection with the Permitted Intellectual Property Reorganization; provided that (a) the Borrower shall be permitted to collect management fees in any Fiscal Year consistent with historical practice up to an aggregate amount that is equal to fifteen percent (15%) per annum more than the aggregate annual management fees set forth in the Management Agreements on the Closing Date; provided, further, that such management fees in any Fiscal Year paid to the Borrower in excess of the aggregate amount set forth in the immediately preceding proviso shall be deposited into the Dividend Collection Account; and (b) the Borrower shall be permitted to make the GyM Capital Contribution.

8.07    Constitutive Documents. Neither the Borrower nor any Main Subsidiary will modify its constitutive documents except to the extent that such change will not adversely affect the rights of the Lenders.

8.08    Name; Fiscal Year. Neither the Borrower nor any Main Subsidiary will change its name or its Fiscal Year, except with the prior written approval of the Lenders (not to be unreasonably conditioned, withheld or delayed).

8.09    Anti-Terrorism and Anti-Money Laundering Laws; Anti-Corruption Laws. The Borrower will not, and will not permit any Borrower Subsidiary to, (a) directly or, to its knowledge, indirectly, (i) knowingly conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any director, officer, employee or agent of the Borrower or such Borrower Subsidiary that violates any Anti-Terrorism and Anti-Money Laundering Law, (ii) knowingly deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to any Anti-Terrorism and Anti-Money Laundering Law, or (iii) knowingly engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism and Anti-Money Laundering Law (and the Borrower shall deliver to the Lenders any certification requested from time to time by any Lender in its reasonable discretion, confirming compliance with this Section 8.09) or (b) cause or permit any of the funds that are used to repay the Loans to be proceeds of unlawful activity under applicable Anti- Terrorism and Anti-Money Laundering Laws. The Borrower will not, and will not permit any Borrower Subsidiary to, (A) directly or, to its knowledge after due inquiry, indirectly, use or cause or permit the use of proceeds of the Loans in any manner which would violate Sanctions or Anti- Corruption Laws, or (B) engage in any transaction that violates any of the applicable prohibitions set forth in any Sanctions, Anti-Terrorism and Anti-Money Laundering Laws or Anti-Corruption Laws.

8.10    Financial Covenants.

(a)    Commencing with the first Quarterly Payment Date that is three (3) months or more following the Closing Date, the Borrower will not permit its Consolidated EBITDA to Consolidated Interest Expense Ratio to be less than 2.00:1.00 at any time.

(b)    The Borrower will not permit its Leverage Ratio, at any time, to be greater than 3.50:1.00.

(c)    Commencing on the twelve (12) month anniversary of the Closing Date, the Borrower will not permit, at any time, (i) the Minimum Debt Service Ratio to be less than 1.50:1.00 and (ii) (x) during the period commencing on the date that is the twelve (12) month anniversary of the Closing Date through and including the date that is the fifteen (15) month anniversary of the Closing Date, the Minimum Debt Exposure Ratio to be less than 0.35:1.00 and, (y) thereafter, the Minimum Debt Exposure Ratio to be less than 0.50:1.00.

8.11    Principal Place of Business. The Borrower will maintain its principal place of business in Peru. The Borrower will, and will cause each Main Subsidiary to, maintain at its principal place of business originals or copies of its principal books and records.

8.12    Conduct of Business. The Borrower will not, and will not permit any Main Subsidiary to, without the prior written consent of the Required Lenders (which shall be at their sole and absolute discretion), engage at any time in any business other than the Permitted Business and activities reasonably ancillary thereto.

8.13    Derivative Transactions. The Borrower will not, and will not permit any Main Subsidiary to, enter into any Hedge Agreement except that the Borrower and any Main Subsidiary may enter into Hedge Agreements in the ordinary course of their business and for non-speculative purposes in accordance with Section 8.02(l).

8.14    Restrictive Agreements. The Borrower will not, and will not permit any Main Subsidiary to, become subject to or permit to exist any Contractual Obligation restricting the ability of any Main Subsidiary to pay Dividends or any other Distributions with respect to its Equity Interests, except for (i) restrictions (including restrictions imposed by a corporate policy in effect as of the Closing Date (without giving effect to any modifications, amendments and/or supplements thereto following the Closing Date )) as in effect on the Closing Date and set forth on Schedule 8.14, (ii) the restrictions in the Credit Documents, and (iii) restrictions on Distributions expressly set forth in the financing documentation of any financing to be obtained by GMP for the purpose of developing and investing in the GMP Oil Fields which financing involves the utilization of revenues arising from the GMP Oil Fields as collateral security for the obligations thereunder so long as such restrictions only restrict the ability of GMP to distribute profits from the GMP Oil Fields and do not restrict Distributions from GMP utilizing any other source of revenues.

8.15    Amendments to Trust Agreement, Irrevocable Instruction Letters and Notifications. The Borrower will not terminate, amend, modify or waive (or permit any amendment, modification or other change to (pursuant to a waiver or otherwise)) (i) any of its rights under the Trust Agreement, (ii) any provision of any Irrevocable Instruction Letter or (iii) any provision of any Notification, in each case, to the extent that such termination, amendment, modification or waiver could reasonably be expected to be adverse in any respect to the Lenders.

SECTION 9.    Events of Default

Upon the occurrence and during the continuance of any of the following specified events (each, an “Event of Default”):

9.01    Payments of Principal of the Loans. The Borrower fails to pay any principal of the Loans on the date when due; or

9.02    Payments of Interest on the Loans. The Borrower fails to pay any interest on the Loans on the date when due, and such failure is not remedied within three (3) Business Days after the applicable due date therefor; or

9.03    Payments of Fees or Other Amounts. The Borrower fails to pay fees or other amounts payable under any Credit Document (other than interest, principal and Make-Whole Premium) when due and such failure is not remedied within five (5) Business Days after the applicable due date therefor; or

9.04    Certain Covenants. The Borrower fails to comply with (i) any affirmative covenant set forth in Section 7.02(e), 7.08, 7.09 (with respect to the Borrower and each Main Subsidiary), 7.15, 7.17, 7.19 or 7.20 or (ii) any negative covenant set forth in Section 8; or

9.05    Other Covenants. The Borrower or any Main Subsidiary fails to comply with any other covenant under this Agreement (other than those specified in Section 9.01 through 9.04 above and Sections 9.06 and 9.12 below) or any other Credit Document, in each case, unless such failure is remedied within thirty (30) days after the Borrower or such Main Subsidiary has Actual Knowledge of such failure; or

9.06    Insurance Covenant. The Borrower fails to comply with any covenant or agreement applicable to it contained in Section 7.10, unless such failure is remedied within ten (10) Business Days after the Borrower has Actual Knowledge of such failure; or

9.07    Representation and Warranties. Any representation or warranty made by the Borrower or any Main Subsidiary in any Credit Document or in any certificate or document required to be delivered thereby proves to have been incorrect in any material respect (or if qualified by “materiality”, “Material Adverse Effect” or similar language, in any respect after giving effect to such qualification) when made and, if capable of remedy, such misrepresentation shall continue unremedied for a period of more than thirty (30) days after the earlier of (i) notice of such misrepresentation having been given to the Borrower by the Lender or (ii) the Borrower having Actual Knowledge thereof; or

9.08    Credit Documents. Any Credit Document ceases (other than in accordance with its terms) to be in full force and effect, or the Borrower or any Main Subsidiary denies in writing further liability or obligation under, or otherwise contests, any Credit Document to which it is a party, in such a way as to render any material provision of any of the Credit Documents invalid or unenforceable or purports to delay the performance or observance by the Borrower or any Main Subsidiary of any of their respective obligations under any Credit Document; or

9.09    Bankruptcy, Etc. Any of the following (a “Bankruptcy”) occurs with respect to the Borrower or any Main Subsidiary: (a) commencement by the Borrower or any Main Subsidiary of any case or other proceeding (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition, a general assignment for the benefit of its creditors or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets; or (b) commencement against the Borrower or any Main Subsidiary of any case or other proceeding of a nature referred to in clause (a) above which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged or shall not be stayed for a period of ninety (90) days or more; or (c) commencement against the Borrower or any Main Subsidiary of any case or other proceeding seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed pending appeal within ninety (90) days from the entry thereof; (d) the Borrower or any Main Subsidiary takes any action in furtherance of, or indicating its consent to (or fails to take any action and such failure is deemed to indicate consent to), approval of, or acquiescence in, any of the acts set forth in clause (a), (b) or (c) above; or (e) the Borrower or any Main Subsidiary shall admit in writing its inability to pay its debts as they become due; or

9.10    Judgments. A final and non-appealable judgment is rendered against the Borrower or any Main Subsidiary by one or more Governmental Authorities of competent jurisdiction or a decision of a judicial or arbitral tribunal of competent jurisdiction, for the payment of money in an aggregate amount in excess of $10,000,000, and such judgment shall not have been paid, discharged, vacated or remains unsatisfied without any procurement of a stay of execution within thirty (30) days or otherwise a bond or other security shall not have been posted; or

9.11    Security Documents; Irrevocable Instruction Letters; Notifications. (i) except as expressly contemplated by its terms or arising in connection with any action taken by the Lenders, any of the Security Documents fails to provide the Lenders an effective perfected Lien on all or any portion of the Collateral (with the priority contemplated under the Security Documents) (subject to Liens arising by operation of law) that is not remedied within fifteen (15) Business Days after (A) the Borrower having Actual Knowledge thereof or (B) the Borrower shall have received notice from any of the Lenders, (ii) except in accordance with its terms, any Security Document, any Irrevocable Instruction Letter or any Notification fails to be in full force and effect or (iii) the Borrower contests in writing further liability or obligation under any such Security Document, Irrevocable Instruction Letter or any Notification; or

9.12    Governmental Approvals. Any Governmental Approval material to the business of the Borrower or any Main Subsidiary or their ability to comply with their obligations under the Credit Documents is lost, not obtained or failed to be maintained, and (a) such loss or failure continues to exist for more than forty-five (45) days or such Governmental Approval is not replaced within forty-five (45) days (unless the business of the Borrower or such Main Subsidiary or a material part thereof cannot continue to operate without such Governmental Approval) and (b) such loss or failure could reasonably be expected to result in a Material Adverse Effect; or

9.13    Condemnation; Suspension of Payments or Moratorium. (a) Any government or Governmental Authority shall Condemn all of the Equity Interests (or a material portion thereof) of the Borrower or any Main Subsidiary or the business, property or assets (or, in each case, a material portion thereof) of the Borrower or any Main Subsidiary or (b) any government or Governmental Authority in Peru shall (i) declare a general suspension of payments or a moratorium on the payment of any Indebtedness of the Borrower or any Main Subsidiary incurred in respect of the Loans or (ii) impose any limitation (including, without limitation, any exchange control regulation) on the ability of the Borrower or any Main Subsidiary to repay principal of, pay interest on, any Make-Whole Premium in respect of the Loans, or any fees, or to transfer funds abroad, and in each case, such suspension, moratorium or limitation has continued for forty-five (45) consecutive days; or

9.14    Default under Other Agreements. (a) Any other Indebtedness of the Borrower (other than the Loans) or any Borrower Subsidiary with an aggregate principal amount outstanding in excess of $10,000,000 shall have been declared immediately due and payable prior to its scheduled maturity or (b) the Borrower or any Main Subsidiary fails to make a payment in respect of any such Indebtedness, the aggregate outstanding principal amount of which Indebtedness exceeds $10,000,000, as of such time, when such payment becomes due and owing (after giving effect to the passage of any relevant grace or cure period in respect thereof);

the Required Lenders may, (i) by notice to the Borrower, declare the Commitments of the Required Lenders hereunder to be terminated, whereupon the same will forthwith terminate; (ii) by notice to the Borrower and subject to automatic acceleration upon a Bankruptcy of the Borrower, to declare the entire unpaid principal amount of the Loans (together with all accrued and unpaid interest thereon and any other amount then due under the Credit Documents) to be forthwith due and payable, whereupon such amounts will become and be forthwith due and payable, without presentment, demand, protest, or notice of any kind, except as expressly provided herein, all of which are hereby expressly waived by the Borrower; and/or (iii) foreclose on any or all of the Collateral in accordance with the Security Documents and applicable law and/or proceed to enforce any or all remedies available to the Lenders pursuant to such Security Documents or otherwise under applicable law. Notwithstanding the foregoing, if the Event of Default set forth in Section 9.09 above occurs with respect to the Borrower, the actions described in clauses (i) and (ii) above, will be deemed to have occurred automatically and without notice.

No Lender may, except in accordance with the terms of this Agreement, (i) directly enforce any security interest created or evidenced by any Security Document or require any other Lender to enforce any such security interest, (ii) directly sue for or institute any creditor’s process (including an injunction, garnishment, execution or levy, whether before or after judgment) in respect of any Obligation (whether or not for the payment of money) owing to it under or in respect of any Credit Document, (iii) directly take any step for the winding-up, administration of or dissolution of, or any insolvency proceeding in relation to, the Borrower, or for a voluntary arrangement, scheme of arrangement or other analogous step in relation to the Borrower, or (iv) directly apply for any order for an injunction or specific performance in respect of the Borrower in relation to any of the Credit Documents.

SECTION 10.    Miscellaneous.

10.01    Payment of Expenses, Etc.

(a)    The Borrower hereby agrees to: (i) whether or not the Transaction herein contemplated is consummated, pay all reasonable and documented out-of-pocket costs and expenses of the Lenders (including the reasonable fees and disbursements of Gibson, Dunn & Crutcher LLP and the Lenders’ local counsel, due diligence costs and advisors and consultants fees and disbursements) in connection with the negotiation, preparation, execution, and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto; (ii) pay upon demand all reasonable and documented out-of-pocket costs and expenses incurred by any Lender in connection with (A) the exercise, enforcement or protection of any of its rights in connection with this Agreement (including its rights under this Section) and the other Credit Documents and the documents and instruments referred to herein and therein or in connection with the Loans, (B) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral or (C) any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or pursuant to any insolvency or bankruptcy proceedings (including, in each case, the reasonable and documented fees and disbursements of counsel and consultants for the Lenders); provided, however, that the Borrower shall not be responsible for the payment of any fees, costs, or other liabilities arising out of any dispute between or among the Lenders, and their respective Affiliates to the extent, and only to the extent, that such dispute does not arise out of any alleged failure of the Borrower or any Main Subsidiary to perform their obligations under the Credit Documents; and (iii) indemnify each Lender, each Lender’s Related Parties and (without duplication) each of their respective officers, directors, employees, representatives, agents, attorneys-in-fact, affiliates, trustees and investment and other advisors (each, an “Indemnified Person”) from, and hold each of them harmless against, any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable and documented attorneys’ and consultants’ fees, costs and disbursements) incurred by, imposed on or assessed against any of them by any Person (including the Borrower or any Main Subsidiary), as a result of, or arising out of, or in any way related to, or by reason of, (A) the preparation, execution, delivery or performance of this Agreement, any other Credit Document or any agreement or instrument contemplated hereby or thereby, or the transactions contemplated hereby or thereby, or any action taken or omitted by any such Indemnified Person in connection with any of the foregoing, including with respect to the exercise by any Lender of its respective rights or remedies under this Agreement or any Credit Document to which it is a party, the performance or non-performance by the Borrower or any Main Subsidiary of its obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (B) any Loan or the use or proposed use of the proceeds therefrom, (C) any actual or alleged presence or Release of Hazardous Materials on or from any Real Property owned, leased or operated by the Borrower or any Borrower Subsidiary or any actual or alleged violation of Environmental Law or Environmental Claim related in any way to the Borrower or any Borrower Subsidiary or (D) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any Main Subsidiary, and regardless of whether any Indemnified Person is a party thereto, including the reasonable and documented fees, costs and disbursements of counsel and other consultants incurred in connection with any such claim, litigation, investigation or proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred (1) by reason of the gross negligence or willful misconduct of the Indemnified Person to be indemnified or any of such Indemnified Person’s controlled Affiliates or any of its or their respective directors, officers, employees, agents, representatives or controlling Persons (in each case, as determined by a court of competent jurisdiction in a final and non-appealable decision) acting at the direction of such Indemnified Person in connection with the Transaction or (2) in connection with a dispute between or among the Indemnified Persons or from a claim of any Indemnified Person against another Indemnified Person, unless such claims arise from the gross negligence or willful misconduct of such Indemnified Person (in each case, to the extent finally determined by a court of competent jurisdiction in a final non-appealable judgment)) which in either case is not the result of an act or omission of the Borrower or any of its Affiliates or Subsidiaries). To the extent that the undertaking to indemnify, pay or hold harmless any Indemnified Person set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law. This Section 10.01 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(b)    To the full extent permitted by applicable law, each of the parties hereto shall not assert, and hereby waives, any claim against any Indemnified Person or any other party hereto, on any theory of liability, for special, indirect, consequential or incidental damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any other Credit Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnified Person shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby, except to the extent the liability of such Indemnified Person results from such Indemnified Person’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

10.02    Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, if an Event of Default has occurred and is continuing, each Lender and each of its Affiliates are hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) and any other Indebtedness at any time held or owing by such Lender (including by branches and agencies of such Lender or such Affiliate wherever located) to or for the credit or the account of the Borrower against and on account of the Obligations and liabilities of the Borrower to such Lender or its Affiliates under this Agreement or under any of the other Credit Documents, including all interests in Obligations purchased by such Lender pursuant to Section 10.04(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not Lender or such Affiliate shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. The Lenders agree to notify the Borrower promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of or entitlement to such setoff and application.

10.03    Notices.

(a)    Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including electronic image scan transmission (e.g., “.pdf” via electronic mail)) and delivered by hand or overnight courier service, mailed by certified or registered mail or sent by electronic image scan transmission (e.g., “.pdf” via electronic mail): if to the Borrower, at the address specified opposite its name on Schedule 10.03(a) or in the other relevant Credit Documents; if to any Lender, at its address specified on Schedule 1.01(a); as to the Borrower, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the Borrower.

(b)    Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Lenders; provided that the foregoing shall not apply to notices pursuant to Sections 2, 3 or 4 unless otherwise agreed by the Required Lenders and the applicable Lender. Each of the Lenders and the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)    All such notices and communications shall, when sent by hand or overnight courier service, be effective on the date of receipt if delivered by hand or overnight courier service or sent by electronic means or, when mailed, be effective on the date five (5) Business Days after dispatch by certified or registered mail, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 10.03 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 10.03.

(d)    As between the Borrower and the Lenders, unless any Lender otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received sending such communication (unless the sender shall have received a notice that such message was not deliverable (it being understood and agreed that this shall not include an “out of office” or similar notice), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

10.04    Benefit of Agreement; Assignments; Participations.

(a)    This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto; provided, however, that the Borrower may not assign or transfer any of its rights, obligations or interest hereunder without the prior written consent of the Lenders. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Lenders and each other Indemnified Person) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)    Although any Lender may at any time sell participations to any Person without the consent of, or notice to, the Borrower or any other Lender (each such Person to which a participation is sold, a “Participant”) in its rights hereunder, and such Lender shall remain a “Lender” for all purposes hereunder and the Participant shall not constitute a “Lender” hereunder, and (i) the Borrower and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and any other Credit Document and to approve any amendment, modification or waiver of any provision of this Agreement or any other Credit Document; provided, further, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver to the extent such amendment, modification or waiver would (i) extend the final scheduled maturity of any Loan or Note in which such Participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof (it being understood that any waiver of interest accruing at the default rate, amendment or modification to the financial definitions in this Agreement or to Section 10.07 shall not constitute a reduction in the rate of interest or fees payable hereunder), or increase the amount of the Participant’s participation over the amount thereof then in effect (it being understood that a waiver of (A) any Default or Event of Default or (B) a mandatory prepayment of the Loans, shall not constitute a change in the terms of such participation, and that an increase in any Loan shall be permitted without the consent of any Participant if the Participant’s participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such Participant is participating. In the case of any such participation, except as otherwise set forth in Section 10.04(e), the Participant shall not have any rights under this Agreement or any of the other Credit Documents (the Participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the Participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation.

(c)    Any Lender may at any time and from time to time assign, with notice to the other Lenders, and, unless a Default or an Event of Default shall have occurred and be continuing, subject to the prior written consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed), to one or more other banks, finance companies, insurance companies, pension funds or any other financial institutions or funds (whether a corporation, partnership or other entity) or any other Persons (other than an individual) (each, an “Assignee”) all or a portion of its Commitments and rights and outstanding Obligations (or, if the Closing Date has occurred and the Commitments have terminated, rights and outstanding Obligations) hereunder and under the Notes and each such Assignee shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement; provided that (A) upon the surrender of the relevant NY Notes by the assigning Lender (or, upon such assigning Lender’s indemnifying the Borrower for any lost NY Note pursuant to a customary indemnification agreement) new NY Notes will be issued, at the Borrower’s reasonable expense, to such new Lender and to the assigning Lender upon the request of such new Lender or assigning Lender, such new Notes to be in conformity with the requirements of Section 2.04 (with appropriate modifications) to the extent needed to reflect the revised Commitments (if the Closing Date has not yet occurred and the Commitments have not yet terminated) and/or outstanding Loans (and, for the avoidance of doubt, in the case of the Peruvian Notes, Section 10.04(f) will be applicable in connection with any such assignment), (B) no such transfer or assignment will be effective until recorded by the Initial Lender on the Register pursuant to Section 10.15, (C) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement and (D) if the assignment occurs prior to the Closing Date, the Assignee shall have an international credit rating in respect of its unsecured Dollar-denominated long-term debt equal to at least “BBB-” or higher by S&P or Fitch or “Baa3” from Moody’s, or in the case of an insurance company, an international credit rating in respect of its unsecured Dollar-denominated long-term debt equal to at least “A-” from A.M. Best; provided that, no assignments shall be permitted to a Defaulting Lender or any subsidiary thereof. To the extent of any assignment pursuant to this Section 10.04(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments (if the Closing Date has not yet occurred and the Commitments have not yet terminated) and outstanding Loans. To the extent that an assignment of all or any portion of a Lender’s Commitments and rights and outstanding Obligations (or, if the Closing Date has occurred and the Commitments have terminated, rights and outstanding Obligations) pursuant to this Section 10.04(b) would, at the time of such assignment, result in (A) increased costs under Section 2.07 from those being charged by the respective assigning Lender prior to such assignment or (B) increased payments under Section 4.04 from those that would have been required to be made to the respective assigning Lender prior to such assignment, then the Borrower shall not, absent a Default or an Event of Default that has occurred and be continuing, and if the Borrower consented in writing to such participation, be obligated to pay such increased costs or make such increased payments (although the Borrower, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay any other increased costs of the type described above resulting from changes in law after the date of the respective assignment). No assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(d)    Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans and Notes hereunder to a Federal Reserve Bank or any other central banking authority in support of borrowings made by such Lender from such Federal Reserve Bank or other central banking authority, and any Lender which is a fund may pledge all or any portion of its Loans and Notes to its trustee or to a collateral agent providing credit or credit support to such Lender in support of its obligations to such trustee, such collateral agent or a holder of such obligations, as the case may be. No pledge pursuant to this clause (c) shall release the pledging Lender from any of its obligations hereunder, or alter, diminish or change any of its obligations under the Credit Documents, or substitute any such pledgee or assignee for such Lender as a party hereto or shall otherwise affect or alter the obligations or rights of the Borrower or create any privity between the Borrower and any such pledgee or assignee.

(e)    Any Lender which assigns all of its Commitments (if the Closing Date has not yet occurred and the Commitments have not yet terminated) and/or Loans hereunder in accordance with Section 10.04(b) shall cease to constitute a “Lender” hereunder, except with respect to indemnification provisions under this Agreement (including Sections 2.07, 4.04, 10.01 and 10.06), which shall survive as to such assigning Lender (with respect to matters occurring prior to such assignment); and (ii) in the case of the Initial Lender, with respect to its agreement to maintain the Register pursuant to Section 10.15 (unless another Lender has agreed to assume such obligation).

(f)    The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.07 and 4.04 (subject to the requirements and limitations therein (it being understood that the documentation required under Section 4.04(e) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment; provided that such Participant shall not be entitled to receive any greater payment under Section 2.07 or 4.04, with respect to any participation, than its participating Lender would have been entitled to receive, as applicable to assignments and any voluntary changes in the Applicable Lending Office, except to the extent such entitlement to receive a greater payments results from a Change in Law after the Participant acquired the applicable participation. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Credit Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s or Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. No Lender (other than the Lender selling the applicable participation) shall have any responsibility for maintaining a Participant Register in respect to the applicable participation sold.

(g)    In case of an assignment by any Lender of all of its Loans, such Lender shall, at its option, (i) execute and deliver to the relevant assignee, an endorsement (endoso) of its Peruvian Note to such assignee, together with its corresponding instructions letter, or (ii) request the Borrower to execute a new Peruvian Note, in which case the Borrower shall execute and deliver to such assignee a new Peruvian Note duly completed and evidencing the assigned Loans, with its corresponding instructions letter, promptly after receipt of request thereof from such Lender and concurrently with the consummation of such assignment; provided that such new Peruvian Note shall be delivered in exchange for any existing Peruvian Notes evidencing the assigned Loans. In case of an assignment by any Lender of only a portion of its Loans, the Borrower shall, not later than ten (10) Business Days after receipt of a notice from any Lender that such Lender intends to assign a portion of its Loans, concurrently with the consummation of such assignment execute and deliver to the relevant assignee a new Peruvian Note with its corresponding instructions letter, duly completed and evidencing the Loans assigned to such assignee.

10.05    No Waiver; Remedies Cumulative. No failure or delay on the part of any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower and any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which any Lender would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Lender to any other or further action in any circumstances without notice or demand.

10.06    Payments Pro Rata.

(a)    Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the Borrower to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lenders, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

(b)    Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due that such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the Borrower to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lenders, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

10.07    Calculations; Computations. The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with IFRS consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lenders); provided that, notwithstanding anything to the contrary contained herein, all such financial statements shall be prepared, and all financial covenants contained herein or in any other Credit Document shall be calculated, in each case, without giving effect to any election under IFRS 9 (or any similar accounting principle) permitting a Person to value its financial liabilities at the fair value thereof.

10.08    GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL.

(a)    THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION) (EXCEPT IN THE CASE OF THE TRUST AGREEMENT, EACH IRREVOCABLE INSTRUCTION LETTER, EACH NOTIFICATION, THE PERUVIAN NOTES AND, WITH RESPECT TO THE PERUVIAN NOTES, THEIR CORRESPONDING LETTERS OF INSTRUCTIONS, WHICH ARE GOVERNED UNDER THE LAWS OF PERU, THE FIRST LIEN CHILEAN SHARE PLEDGE AGREEMENT AND THE SECOND LIEN CHILEAN SHARE PLEDGE AGREEMENT, WHICH ARE GOVERNED UNDER THE LAWS OF CHILE, AND ANY OTHER SECURITY DOCUMENTS EXPRESSLY STATED THEREIN TO BE GOVERNED UNDER THE LAWS OF ANY OTHER JURISDICTION).

(b)    ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, THE BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER THE BORROWER AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER THE BORROWER. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. THE BORROWER AGREES (i) NOT TO INITIATE OR COMMENCE ANY LAWSUIT, ARBITRATION OR OTHER LEGAL PROCEEDINGS AGAINST THE LENDERS OR DIRECTLY OR INDIRECTLY RELATING TO THE CREDIT DOCUMENTS OTHER THAN A PROCEEDING IN THE COURTS REFERENCED IN THE FIRST SENTENCE OF THIS SECTION 10.08(b) AND (ii) TO POST AN APPEAL BOND IN AN AMOUNT EQUAL TO $1,000,000 IN CONNECTION WITH ANY APPEAL OF A JUDGMENT ASCERTAINING THE OCCURRENCE OF AN EVENT OF DEFAULT UNDER THIS AGREEMENT.

(c)    THE BORROWER HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS COGENCY GLOBAL INC., WITH OFFICES ON THE CLOSING DATE AT 10 E. 40TH STREET, 10TH FLOOR, NEW YORK, NEW YORK 10016, AS ITS AGENT TO RECEIVE ON ITS BEHALF AND ON BEHALF OF ITS PROPERTY, SERVICE OF COPIES OF ANY SUMMONS AND COMPLAINT AND OTHER PROCESS THAT MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING AND AGREES TO APPOINT A SUCCESSOR PROCESS AGENT IN NEW YORK, NEW YORK (WHICH

SUCCESSOR PROCESS AGENT SHALL ACCEPT SUCH APPOINTMENT IN WRITING) PROMPTLY PRIOR TO, OR CONCURRENTLY WITH, THE TERMINATION FOR ANY REASON OF THE APPOINTMENT OF THE INITIAL OR ANY SUCCESSOR PROCESS AGENT OF THE FAILURE OTHERWISE OF SUCH APPOINTMENT TO BE EFFECTIVE. SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY HAND DELIVERY OR REGISTERED MAIL UPON ANY SUCH PROCESS AGENT SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY OF THE AFOREMENTIONED COURTS. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY LEGAL ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION.

(d)    THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER MAY BE ENTITLED TO THE BENEFIT OF ANY PROVISION OF LAW REQUIRING THE LENDERS IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN A COURT IN PERU ARISING OUT OF OR IN CONNECTION WITH ANY CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, TO POST SECURITY FOR LITIGATION COSTS OR OTHERWISE POST A PERFORMANCE BOND OR GUARANTY, OR TO TAKE ANY SIMILAR ACTION, THE BORROWER HEREBY WAIVES SUCH BENEFIT, IN EACH CASE TO THE FULLEST EXTENT NOW OR HEREAFTER PERMITTED UNDER THE LAWS OF PERU.

(e)    EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SUBSECTION.

(f)    IN THE EVENT THAT THE BORROWER DIRECTLY OR INDIRECTLY ASSERTS OR PERMITS THE PURSUIT OF A CLAIM, RIGHT, CAUSE OF ACTION OR SUIT IN VIOLATION OF THIS SECTION 10.08, THE BORROWER SHALL, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BE LIABLE TO AND SHALL INDEMNIFY (WITHOUT DUPLICATION OF ANY OTHER INDEMNITY OBLIGATIONS CONTAINED HEREIN) THE LENDERS FOR, ALL EXPENSES AND DAMAGES ASSOCIATED WITH SUCH RIGHT, CLAIM, SUIT OR CAUSE OF ACTION INCLUDING, BUT NOT LIMITED TO, ATTORNEY’S FEES AND COSTS INCURRED BY ANY LENDER IN OPPOSITION (AND ALL ATTORNEY’S FEES AND COSTS INCURRED BY AFFILIATES, OWNERS AND EMPLOYEES OF SUCH LENDER). IN CONNECTION WITH SUCH OBLIGATION TO INDEMNIFY, THE BORROWER SHALL ADVANCE TO THE APPLICABLE LENDER ITS LEGAL FEES, COSTS, AND EXPENSES ASSOCIATED WITH THE DEFENSE THEREOF WITHIN TEN (10) BUSINESS DAYS OF THE REQUEST BY SUCH LENDER FOR SUCH ADVANCEMENT.

10.09    Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by email or other electronic image scan transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

10.10    Effectiveness; Integration. This Agreement shall become effective on the Closing Date, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. From and after the Closing Date, this Agreement, the other Credit Documents and any written agreement between the Borrower and the Initial Lender in connection with this Transaction in respect of any indemnity or reimbursement between such parties shall constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

10.11    Headings Descriptive. The headings of the several sections and subsections and the Table of Contents of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

10.12    Amendment or Waiver; Etc.

(a)    Except as otherwise expressly provided herein, neither this Agreement nor any Security Document nor any terms hereof or thereof may be amended, restated, supplemented, modified, waived, discharged or terminated unless such amendment, restatement, supplement, modification, waiver, discharge or termination is in writing signed by the Borrower or any applicable Main Subsidiary party thereto and the Required Lenders (although additional parties may be added to (and annexes may be modified to) reflect such additions), and the Main Subsidiaries may be released from the Security Documents in accordance with the provisions hereof and thereof without the consent of the Required Lenders); provided, in each case, that no such amendment, restatement, supplement, modification, waiver, discharge or termination shall: (i) extend, reinstate or increase the Commitment of any Lender without the written consent of such

Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Commitment or a mandatory repayment of Loans shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase of the Commitment of such Lender); (ii) extend the scheduled payments of any amortization (including at final maturity) or times for payment of any principal or the Loans, or postpone any Quarterly Payment Date or any date fixed by this Agreement for any payments of interest or fees due to the Lenders (or any of them), or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby; (iii) reduce the principal of, or the rate of interest specified therein on, any Loan, or any fees or other amounts payable thereunder or change the currency of any Loan, without the written consent of each Lender directly affected thereby (provided that waiver of any requirement to pay interest at the default rate shall not constitute a reduction in the rate of interest); (iv) alter the pro rata sharing of payments required by the Section 10.06 without the written consent of each affected Lender; (v) change any provision set forth under this Section 10.12 or the definition of “Required Lenders” or any other provision herein specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or(vi) release any material part of the Collateral (other than the release of Collateral pursuant to the express provisions of any Security Document), in each case, without the written consent of each Lender. No waiver of any provision of this Agreement or consent to any departure therefrom shall in any event be effective unless the same shall be permitted pursuant to this Section 10.12, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

10.13    Survival. All covenants set forth herein, including in Sections 2.07, 4.04, 10.01, 10.03, 10.06, 10.07, 10.08, 10.13 and 10.16, shall survive the consummation of the Transaction contemplated hereby, the repayment of the Loans and the expiration or termination of the Commitments or the termination (with respect to matters occurring prior to such termination) of this Agreement or any other Credit Document or any provision hereof or thereof.

10.14    Domicile of Loans. Subject to Section 2.07, each Lender may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Lender.

10.15    Register. The Borrower hereby designates the Initial Lender to serve as its non-fiduciary agent, solely for purposes of this Section 10.15, to maintain a register (the “Register”) at its offices located at 20 Dayton Avenue, Greenwich, CT 06830 on which it will record the Applicable Lending Office of each Lender, Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders (and stated interest thereon) and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower’s obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Initial Lender with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Initial Lender on the Register upon and only upon the acceptance by the Initial

Lender of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 10.04(b). Upon such acceptance and recordation, the assignee specified therein shall be treated as a Lender for all purposes of this Agreement. Coincident with the delivery of such an Assignment and Assumption Agreement to the Initial Lender for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note (if any) evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender at the request of any such Lender. The entries in the Register shall be conclusive absent manifest error, and the Borrower and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

10.16    Confidentiality.

(a)    Subject to the provisions of clause (b) of this Section 10.16, each Lender agrees that it will not disclose, without the prior consent of the Borrower, (other than to its Related Parties or auditors or to another Lender; provided that such Persons shall be subject to the provisions of this Section 10.16 to the same extent as such Lender) any information with respect to the Borrower or any Main Subsidiary or their business which is now or in the future furnished pursuant to this Agreement or any other Credit Document; provided that any Lender may disclose any such information (i) as has become (A) generally available to the public other than by virtue of a breach of this Section 10.16(a) by such Lender or (B) available to any Lender or any of their respective Affiliates on a non-confidential basis from a source other than the Borrower or any Main Subsidiary (except as a result of a breach of a confidentiality obligation known to such Lender or respective Affiliates), (ii) as may be required or requested by, or submitted to, any municipal, state, Federal or foreign regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation, other central banks or similar organizations (whether in the United States or elsewhere) or their successors (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) as may be required or appropriate in respect to any summons or subpoena or in connection with any investigation, litigation, arbitration or other proceeding (including in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder) (and such Person will provide prompt notice to the Borrower thereof to the extent not prohibited by applicable law), (iv) in order to comply with any law, order, regulation or ruling applicable to such Lender, (v) to any other Lender, (vi) to any direct or indirect contractual counterparty (or its Related Party) in any swap, hedge or similar agreement (or to any such contractual counterparty’s professional advisor), so long as such contractual counterparty (or such professional advisor) agrees to be bound by the provisions of this Section 10.16 and (vii) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Loans, Notes or Commitments or any interest therein by such Lender; provided that such prospective transferee agrees to be bound by the confidentiality provisions contained in this Section 10.16. Any Person required to maintain the confidentiality of information as provided in this Section 10.16 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such Person would accord to its own confidential information.

(b)    The Borrower hereby acknowledges and agrees that each Lender may share with any of its Affiliates, and such Affiliates may share with such Lender, any information related to the Borrower or any Main Subsidiary (including any non-public customer information regarding the creditworthiness the Borrower or any Main Subsidiary); provided that such Persons shall be subject to the provisions of this Section 10.16 to the same extent as such Lender.

(c)    In addition, the Lenders may disclose the existence of this Agreement and customary information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Lenders in connection with the administration of this Agreement, the other Credit Documents, and the Commitments.

10.17    PATRIOT Act. Each Lender that is subject to the requirements of the PATRIOT Act hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower and the Main Subsidiaries, which information includes the names and addresses of the Borrower and the Main Subsidiaries and other information that will allow such Lender to identify the Borrower and the Main Subsidiaries in accordance with the PATRIOT Act.

10.18    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Credit Document, the interest paid or agreed to be paid under the Credit Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.19    Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against the Borrower or any other obligor under any of the Credit Documents (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of the Borrower, unless expressly provided for herein or in any other Credit Document, without the prior written consent of the Required Lenders and the Borrower.

10.20    Severability. Any provision of any Credit Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

10.21    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document), the Borrower acknowledges: (a) (i) the arranging and other services regarding this Agreement provided by the Lenders are arm’s-length commercial transactions between the Borrower, each Main Subsidiary and their respective Affiliates, on the one hand, and the Lenders, on the other hand, (ii) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents; (b) (i) each of the Lenders, is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, any Main Subsidiary or any of their respective Affiliates, or any other Person and (ii) none of the Lenders has any obligation to the Borrower, any Main Subsidiary or any of their respective Affiliates with respect to the Transaction contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; and (c) the Lenders, and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the Main Subsidiaries and their respective Affiliates, and none of the Lenders has any obligation to disclose any of such interests to the Borrower, any Main Subsidiary or any of their respective Affiliates. Without prejudice to the obligations of the Lenders hereunder, to the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

10.22    Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to any Lender (including pursuant to any settlement entered into by such Lender in its discretion), or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

10.23    Acknowledgement and Consent to Bail-in of EEA Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)    the effects of any Bail-in Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

GRAÑA Y MONTERO S.A.A., as the Borrower

By:	/s/ Luis Diaz Olivero
Name:	Luis Diaz Olivero
Title:	CEO

By:	/s/ Jonica Miloslavich Hart
Name:	Jonica Miloslavich Hart
Title:	CFO

[Signature Page to the Loan Agreement]

CS PERU INFRASTRUCTURE HOLDINGS LLC, as the Initial Lender

By:	/s/ Gustavo Ferraro
Name: Gustavo Ferraro
Title: Authorized Officer

By:	/s/ Joshua M. O’Melia
Name: Joshua M. O’Melia
Title: Authorized Officer

[Signature Page to Loan Agreement]

SCHEDULE 1.01(a)

LENDER’S ADDRESS

Lender	Address
CS Peru Infrastructure Holdings LLC	c/o Gramercy Funds Management LLC
20 Dayton Avenue
Greenwich, CT 06830
Attention: Tomás Serantes, Josh O’Melia, and Marc Zelina
Telephone: (203) 552-1900
Email: tserantes@gramercy.com
jomelia@gramercy.com
mzelina@gramercy.com

SCHEDULE 1.01(b)

EXISTING INDEBTEDNESS

•	The two outstanding bond issuances set forth in the table below:

Bondholders	Issuer	Type of Financing	Total Amount	Outstanding amount as of Closing Date	Currency	Execution Date	Issuance Date	Date of Final Repayment
Bondholders (represented by Scotiabank Peru)	Norvial	Bonds	S/365,000,000	S/316,169,945	Soles	July, 2015	July 23, 2015	January 25, 2027

Bondholders (represented by Citibank N.A.)	GyM Ferrovias	Bonds	S/629,000,000	S/560,424,025	Soles	February, 2015	February 10, 2015	November 25, 2039

•

Parent Guarantee granted by the Borrower in favor of Alstom Transporte, S.A., Sociedad Unipersonal (“Alstom”), pursuant to that certain public deed, dated as of July 21, 2016, pursuant to which the Borrower guaranteed the following obligations for the benefit of Alstom: (i) the outstanding payment obligations of GyM Ferrovias under the purchase and commissioning documents of the expansion of the Lima Metro; and (ii) the outstanding reimbursement obligations of GyM Ferrovias of any amounts paid under the performance bonds issued by Alstom to the Ministry of Transport and Communication in the event that the issued and outstanding performance bonds are executed by the beneficiary of such bonds for a reason that is not regulated under the terms of such bonds, which obligations aggregate to the amount of $41,191,064.80.

•

Standby letters of credit issued or to be issued for the account of the Borrower and GyM, as the case may be, to serve as letters of credit, bonds or similar instruments in connection with the project related to the Line 1 Concession Agreement and Via Expresa Sur as referred to in clauses (a)(iii), (b) and (c) of the definition of Local Facility.

•

In the event a resolution of the Peruvian government determines that the Borrower is obligated to pay a reparación civil due to corruption acts against the Peruvian government in two public-private projects and “club de la construcción” projects pursuant to the terms of the Law No. 30737, all such payment obligations to the Peruvian government to the extent such obligations constitute Indebtedness.

•

Promissory Notes issued by the Borrower representing contingent obligations of the Borrower up to an aggregate amount of $4,350,000 in respect of certain working capital obligations of Adexus Perú S.A. and Adexus.

•

Reimbursement Agreement, dated August 23, 2017, entered into by and between the Borrower, as reimbursing party, and Mizuho Bank, Ltd., as beneficiary, in respect of certain swap transactions, for an amount of approximately $1,000,000 (calculated as its exposure at 91% confidence).

•

Reimbursement Agreement, dated August 23, 2017, entered into by and between the Borrower, as reimbursing party, and Sumitomo Mitsui Banking Corporation, as beneficiary, in respect of certain swap transactions, for an amount of approximately $1,000,000 (calculated as its exposure at 91% confidence).

•

Credit Agreement, dated September 19, 2008, between GMP, as borrower, and Citibank, N.A., as creditor, pursuant to which Citibank, N.A. has made a revolving line of credit of up to $4,395,000 available to GMP for working capital purposes.

•

Uncapped Indemnity Agreement (Contrato de Indemnidad), dated May 17, 2016, between the Borrower and Liberty Mutual Insurance Company (“Liberty Mutual”), in respect of (i) bonds (carta fianza), (ii) reinsurance contracts (contrato de reaseguro), (iii) reimbursement agreements of surety bonds or insurance policies (contrato de respaldo de cualquier naturaleza de una póliza de cacución o póliza de seguros), (iv) commitment, acknowledgment or other reinsurance obligations (compromise, reconocimiento u otra obligación de reaseguro) and (v) the continuation, extension, amendment, modification, increase, reduction, renewal or substitution of any of the aforementioned documents includes, but is not limited to, any bond (fianza) issued by Liberty Mutual or any of its affiliates and any indemnity or guarantee (including bonds (fianzas)) issued by Liberty Mutual in connection with the foregoing, in each case, issued pursuant to the request of the Borrower.

Capitalized terms used herein, unless otherwise defined herein, have the meanings assigned to them in the Loan Agreement, dated as of July 31, 2019, between Graña y Montero S.A.A., as Borrower, and CS Peru Infrastructure Holdings LLC, as Initial Lender.

SCHEDULE 1.01(c)

EXISTING LIENS

No.	Property	Type of Lien	Indebtedness Secured by Lien	Currency
1	10,034,813 Class “A” shares owned by the Borrower in Norvial	Pledge

•  Agreement: Share Pledge Agreement (“Participación Mínima” – Class A Shares), dated June 18, 2015, among the Borrower and JJC Contratistas Generales S.A., as pledgors, Scotiabank Peru S.A.A., as Collateral Agent, with the participation of Norvial.

•  Secured obligations: The repayment of the bonds issued by Norvial within a Bond Program (“Primer Programa de bonos Corporativos Norvial”) up to S/365,000,000.00, in order to finance the second phase of the Ancon Huacho Pativilca highway located in Panamericana Norte.

Soles

2	25,026,250 Class “A” Shares and 50’052,500 Class “B” Shares, owned by the Borrower in GyM Ferrovias	Pledge

•  Agreement: Share Pledge Agreement, dated February 9, 2015, among the Borrower and Ferrovías Participaciones S.A., as pledgors, Citibank N.A. as Indenture Trustee, with the participation of GyM Ferrovias, as issuer, and Citibank del Perú S.A., as Collateral Agent.

•  Secured obligations: Payment of principal, interest, and amounts in respect of obligations under the Series 2039 Notes issued by GyM Ferrovias, which were offered in accordance with Regulation S under the U.S. Securities Act of 1933 and other “Senior Secured Debt” as defined in the Indenture, dated February 10, 2015, between GyM Ferrovias, as Issuer, and Citibank N.A., as Indenture Trustee.

Soles

3	Rights over the Concession Agreement entered into by GyM Ferrovias and the Ministry of Transport and Communication for the operation of the Line 1 of the Lima Metro	Trust

•  Agreement: Trust Agreement, dated January 26, 2015, among GyM Ferrovias and CONCAR S.A., as settlors, and Citibank del Perú S.A., as Trustee, as amended.

•  Secured obligations: Payment of principal, interest, among and other amounts in respect of obligations under the Series 2039 Notes issued by GyM Ferrovias, which were offered in accordance with Regulation S under the U.S. Securities Act of 1933 and other “Senior Secured Debt” as defined in the Indenture, dated February 10, 2015 between GyM Ferrovias, as Issuer, and Citibank N.A., as Indenture Trustee.

Soles

4	11,500,000 Class B Shares and 11,500,000, Class C Shares owned by the Borrower in Concesionaria La Chira S.A.	Pledge

•  Agreement: Share Pledge Agreement, dated February 12, 2012, among the Borrower and Acciona Agua S.A., as pledgors, and the Trust “La Chira”, as Allowed Creditor, with the participation of Concesionaria La Chira S.A.

•  Secured obligations: Maintaining in full force and effect the irrevocable power granted by Concesionaria la Chira S.A. to Continental Sociedad Titulizadora S.A., until the total amount of the RPICAOs issued in the financing of “La Chira Project” (construction of a waste water treatment plant) have been fully paid.

Soles

5	Net proceeds cash flows from the sale of CAM, Adexus and Almonte	Trust

•  Agreement: Trust Agreement, dated October 18, 2017

•  Secured obligations: the Local Facility.

(the prepayment amount described in the Local Facility Waiver, made in accordance with the terms of the Local Facility, shall have been deposited in the trust account described therein)

Dollars/Soles

6	Land/facility where the Gas Plant of GMP is located	Mortgages

•  Mortgage Agreements dated September 12, 2008 and August 27, 2012.

•  Secured obligations: The outstanding obligations incurred in connection with a corporate financing of GMP by Citibank N.A., as described in the eighth (8th) bullet of Schedule 1.01(b)

Dollars

Capitalized terms used herein, unless otherwise defined herein, have the meanings assigned to them in the Loan Agreement, dated as of July 31, 2019, between Graña y Montero S.A.A., as Borrower, and CS Peru Infrastructure Holdings LLC, as Initial Lender.

SCHEDULE 6.11

BORROWER SUBSIDIARIES AND OWNERSHIP PERCENTAGES

PART A

		Propiedad del Grupo de la Epmresa
Ruc	Denominación Social	Con Dcho Voto (%)		Sin Dcho Voto (%)	Total	País
20261898706	ADEXUS PERU S.A.	99.99		0	99.99	PERU
96580060-3	ADEXUS S.A.	99.99		0	99.99	CHILE
20566106184	AGENERA S.A.C.	100		0	100	PERU
20601700078	BILLETERA ELECTRONICA DE TRANSPORTE LIMA S.A.C - (company in process of being liquidated)	100		0	100	PERU
20388101971	COMPAÑIA AMERICANA DE MULTISERVICIOS DEL PERU S.A.	100		0	100	PERU
20343443961	CONCAR S.A.	100		0	100	PERU
20515121201	CONCESION CANCHAQUE S.A.C.	100		0	100	PERU
20451550561	CONCESIONARIA LA CHIRA SOCIEDAD ANONIMA	50	[1]	0	50	PERU
20551816754	CONCESIONARIA VIA EXPRESA SUR S.A.	100		0	100	PERU
20109453057	ECOTEC S.A.C.	99.99		0	99.99	PERU
20100154057	G Y M S.A.	98.23		0	98.23	PERU
20600817559	GENERACION ELECTRICA DEL CENTRO S.A.C. - GECENSAC	99.99		0	99.99	PERU
20566568048	GENERACION ELECTRICA DEL NORTE S.A.C. - GENOR S.A.C.	89.25		0	89.25	PERU
20381443087	QUALYS S.A.	100		0	100	PERU
20100356270	GMI S A INGENIEROS CONSULTORES	89.41		0	89.41	PERU

[1]	While this entity is not a “Subsidiary”, such entity is treated by the Borrower as part of its economic group.

20378313105	GMVBS S.A.	50	[2]	0	50	PERU
20100153832	GRANA Y MONTERO PETROLERA S.A.	95		0	95	PERU
0285676023	GRAÑA Y MONTERO CONSTRUCCIONES Y MONTAJES	99.98		0	99.98	BOLIVIA
76.239.142-2	GYM CHILE SPA	100		0	100	CHILE
9005237711	GYM COLOMBIA S.A.S.	66.20		0	66.20	COLOMBIA
20543011976	GYM FERROVIAS S.A.	75		0	75	PERU
20555587440	GYM OPERACIONES INTERNACIONALES SOCIEDAD ANONIMA CERRADA	100		0	100	PERU
20298081556	INMOBILIARIA ALMONTE S.A.C.	50.44		0	50.44	PERU
20602617212	ALMONTE 2 S.A.C.	50.45		0	50.45	PERU
20603320825	INVERSIONES EN CONCESIONES S.A.C.	100		0	100	PERU
In process of being registered	INVERSIONES EN INFRAESTRUCTURA DE TRANSPORTES S.A.C.	100		0	100	PERU
20107951254	INMOBILIARIA GOLD S.A.	73.19		0	73.19	PERU
20100811490	INMOBILIARIA O.P.Q. S.A.C.	99.34		0	99.34	PERU
77.969.840-8	INVERSIONES Y CONSTRUCCION GYM LTDA	100		0	100	CHILE
20265690361	LARCO MAR S.A.	79.66		0	79.66	PERU
20231926161	LAS LOMAS S.A.C.	100		0	100	PERU
890312765-4	MORELCO S.A.S.	70		0	70	COLOMBIA
20600703499	NEGOCIOS DE GAS SOCIEDAD ANONIMA - NEGOCIOS DE GAS S.A.	99.99		0	99.99	PERU
20505377142	NORVIAL S.A.	50.10		0	50.10	PERU
20536751662	PROMOTORA LARCO MAR S.A.	42.80	[3]	0	42.80	PERU
20339226475	PROMOTORES ASOCIADOS DE INMOBILIARIAS S.A.	100		0	100	PERU
20339225312	PROYECTOS INMOBILIARIOS CONSULTORES S.A.	92.42		0	92.42	PERU

[2]	While this entity is not a “Subsidiary”, such entity is treated by the Borrower as part of its economic group.
[3]	While this entity is not a “Subsidiary”, such entity is treated by the Borrower as part of its economic group.

20600032691	RECAUDO LIMA S.A.	96.757		0	96.757	PERU
20280111130	SERVICIOS SELVA IQUITOS S.A.	99.99		0	99.99	PERU
20517216241	SURVIAL S.A.	100		0	100	PERU
76.136.076-0	VIAL Y VIVES - DSD S.A.	80.79		0	80.79	CHILE
20493040643	VIVA G Y M S.A.	99.54		0	99.54	PERU
20524577853	OILTANKING ANDINA SERVICES S.A.C.	50	[4]	0	50	PERU

PART B

		Propiedad del Grupo de la Epmresa
Ruc	Denominación Social	Con Dcho Voto (%)		Sin Dcho Voto (%)	Total	País
20261898706	ADEXUS PERU S.A.	99.99		0	99.99	PERU
20524577853	OILTANKING ANDINA SERVICES S.A.C.	50	[5]	0	50	PERU

Capitalized terms used herein, unless otherwise defined herein, have the meanings assigned to them in the Loan Agreement, dated as of July 31, 2019, between Graña y Montero S.A.A., as Borrower, and CS Peru Infrastructure Holdings LLC, as Initial Lender.

[4]	While this entity is not a “Subsidiary”, such entity is treated by the Borrower as part of its economic group.
[5]	While this entity is not a “Subsidiary”, such entity is treated by the Borrower as part of its economic group.

SCHEDULE 6.25

ANTI-CORRUPTION LAWS, SANCTIONS AND ANTI-MONEY LAUNDERING LAWS

1.	Investigations of the applicable Governmental Authorities in Peru relating to the Private-Public Project of IIRSA (Interoceanic Highway).

2.	Investigations of the applicable Governmental Authorities in Peru relating to the construction of Tranches 1 and 2 of Line 1 of the Lima Metro.

3.

Investigations of the applicable Governmental Authorities in Peru relating to the “Club de la Construcción” (Construction Club) involving certain corruption acts for the granting of certain construction and operation services in respect of the Peruvian highways or roads.

Capitalized terms used herein, unless otherwise defined herein, have the meanings assigned to them in the Loan Agreement, dated as of July 31, 2019, between Graña y Montero S.A.A., as Borrower, and CS Peru Infrastructure Holdings LLC, as Initial Lender.

SCHEDULE 6.28

TRANSACTIONS WITH AFFILIATES

1.

Service Agreement in connection with the rendering of administrative, financing, accounting and legal services, dated December 1, 2016, among the Borrower, Acciona Agua S.A. and Concesionaria La Chira S.A.

2.	Service Agreement in connection with the rendering of management, strategy and functional services, dated January 1, 2018, between the Borrower and Morelco S.A.S.

3.	Service Agreement in connection with the management, strategy and functional services, dated January 1, 2018, between the Borrower and Survial S.A.

4.	Service Agreement in connection with the management, strategy and functional services, dated January 1, 2018, between the Borrower and GMP.

5.	Service Agreement in connection with the management, strategy and functional services, dated January 1, 2018, between the Borrower and Concesión Canchaque S.A.C.

6.	Service Agreement in connection with the management, strategy and functional services, dated January 1, 2018, between the Borrower and Vial y Vives – DSD S.A.

7.	Service Agreement in connection with the management, strategy and functional services, dated January 1, 2018, between the Borrower and Viva GyM S.A.

8.	Service Agreement in connection with the management, strategy and functional services, dated January 1, 2018, between the Borrower and CONCAR S.A.

9.	Service Agreement in connection with the management, strategy and functional services, dated January 1, 2018, between the Borrower and GMI S.A. Ingenieros Consultores.

10.	Service Agreement in connection to the management, strategy and functional services, dated January 1, 2018, between the Borrower and GyM.

11.	Management Agreement dated January 1, 2017, between the Borrower and GyM Ferrovias.

12.	Service Agreement in connection with the redering of training services (Academia), dated January 1, 2018, between the Borrower and GyM Ferrovias.

13.	Service Agreement in connection with the rendering of support and technical management services, dated December 21, 2018, between the Borrower and GyM Ferrovias.

14.	Service Agreement in connection with strategy and functional services, dated December 21, 2018, between the Borrower and GyM Ferrovias.

15.	Service Agreement in connection with strategy and functional services, dated December 21, 2018, between the Borrower and GMP.

16.	Service Agreement in connection with strategy and functional services, dated December 21, 2018, between the Borrower and GMI S.A. Ingenieros Consultores.

17.	Service Framework Agreement, dated February 1, 2019, between the Borrower and Qualys S.A.

18.	Borrower’s corporate dividends policy approved on March 26, 2013 (https://investorrelations.granaymontero.com.pe/es/corporate-governance/introduction).

Capitalized terms used herein, unless otherwise defined herein, have the meanings assigned to them in the Loan Agreement, dated as of July 31, 2019, between Graña y Montero S.A.A., as Borrower, and CS Peru Infrastructure Holdings LLC, as Initial Lender.

SCHEDULE 8.14

RESTRICTIVE AGREEMENTS

1.	Borrower’s corporate dividends policy approved on March 26, 2013 (https://investorrelations.granaymontero.com.pe/es/corporate-governance/introduction).

Capitalized terms used herein, unless otherwise defined herein, have the meanings assigned to them in the Loan Agreement, dated as of July 31, 2019, between Graña y Montero S.A.A., as Borrower, and CS Peru Infrastructure Holdings LLC, as Initial Lender.

SCHEDULE 10.03(a)

BORROWER’S ADDRESS

Borrower’s Address:

Name and Title of Contact: Mónica Miloslavich Hart – Chief Financial Officer

Name of Company: Graña Y Montero S.A.A.

Address: Av. Paseo de la República 4675, Surquillo, Lima, Perú

Phone: +511 213-6565 (Ext. 6571)

Email Address: mmiloslavich@gym.com.pe

Contact for invoices:

Name and Title of Contact: Mónica Miloslavich Hart – Chief Financial Officer ; Elena Bustamante – Administration Manager

Name of Company: Graña Y Montero S.A.A.

Address: Av. Paseo de la República 4675, Surquillo, Lima, Perú

Phone: +511 213-6565 (Ext. 6571)

Email Address: mmiloslavich@gym.com.pe; ebustamante@gym.com.pe

With copies to (optional):

Name and Title of Contact: Elena Bustamante – Administration Manager; Fredy Chalco Aguilar – Head of Corporate Finance

Name of Company: Graña Y Montero S.A.A.

Address: Av. Paseo de la República 4675, Surquillo, Lima, Perú

Phone: +511 213-6565 (Ext 6578)

Email Address: ebustamante@gym.com.pe; fchalco@gym.com.pe

Exhibit A

FORM OF NOTICE OF BORROWING

NOTICE OF BORROWING

[Date]

CS Peru Infrastructure Holdings LLC,

as Initial Lender

c/o Gramercy Funds Management LLC

20 Dayton Avenue

Greenwich, CT 06830

Attention: Tomás Serantes, Ross Rosen and Joshua O’Melia

Ladies and Gentlemen:

The undersigned, Graña y Montero S.A.A. (the “Borrower”), refers to the Loan Agreement, dated on or about July 31, 2019 (as amended, restated, amended and restated, modified and/or supplemented from time to time, the “Loan Agreement”, the capitalized terms defined therein being used herein as therein defined), between the Borrower, you, as Initial Lender, and the other Lenders from time to time party thereto (each, a “Lender” and collectively, the “Lenders”), and hereby gives you notice, irrevocably (subject to Section 2.07), pursuant to Section 2.02 of the Loan Agreement, that the undersigned hereby requests a Borrowing under the Loan Agreement, and in that connection sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.02 of the Loan Agreement:

(i)	The Business Day of the Proposed Borrowing is _________ __, ____.[1]

(ii)	The aggregate principal amount of the Proposed Borrowing is $__________.

Very truly yours,
GRAÑA Y MONTERO S.A.A.

By:
Name:
Title:

[1]

Shall be a Business Day and the Closing Date. A notice shall be deemed to have been given on a certain day only if given before 11:00 a.m. (New York City time) on such day (or such later time as may be agreed by the Lenders).

Exhibit B-1

FORM OF NY NOTE

NOTE

$__________	New York, NY

_________ __, ____

FOR VALUE RECEIVED, the undersigned, GRAÑA Y MONTERO S.A.A., a Peruvian sociedad anónima abierta (the “Borrower”), hereby promises to pay to [LENDER NAME] or its registered assigns (the “ Lender”), in lawful money of the United States of America in immediately available funds, to the Lender’s account, on the Facility Maturity Date or on such earlier date as may be required by the terms of the Loan Agreement (as defined below), the principal sum of __________ DOLLARS ($__________) or, if less, the unpaid principal amount of all Loans made by the Lender pursuant to the Loan Agreement, payable at such times and in such amounts as are specified in the Loan Agreement.

The Borrower also promises to pay interest on the unpaid principal amount of each Loan made by the Lender in like money at said office from the date hereof until paid at the rates and at the times provided in Section 2.06 of the Loan Agreement.

This Note is one of the Notes referred to in the Loan Agreement, dated as of July 31, 2019, between the Borrower and the Lenders party thereto from time to time (including the Initial Lender), (as amended, restated, amended and restated, modified and/or supplemented from time to time, the “Loan Agreement”; the capitalized terms defined therein being used herein as therein defined) and is entitled to the benefits thereof and of the other Credit Documents. This Note and all of the Obligations are secured by the Collateral as provided in the Security Documents. As provided in the Loan Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Facility Maturity Date.

In case an Event of Default has occurred and is continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Loan Agreement.

The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

Whenever reference is made to the Lender or the Borrower in this Note, such reference shall be deemed to include, as applicable, a reference to its respective permitted successors and assigns. The provisions of this Note shall be binding upon and shall inure to the benefit of said successors and assigns. The Borrower’s successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for the Borrower.

Exhibit B-1

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION).

GRAÑA Y MONTERO S.A.A.

By:
Name:
Title:

By:
Name:
Title:

Exhibit B-2

FORM OF PERUVIAN NOTE

(Attached)

Nº

PAGARÉ

POR: US$

VENCE EL:

Nosotros, Graña y Montero S.A.A. (el “Deudor”), con Registro Único de Contribuyente N° 20332600592, con domicilio en Av. Paseo de la República No. 4675, distrito de Surquillo, provincia y departamento de Lima, sociedad debidamente inscrita en la Partida Electrónica N° 11028652 del Registro de Personas Jurídicas de Lima, debidamente representada por el señor Daniel René Urbina Pérez, identificado con DNI N° 09382119, y por el señor Francisco Augusto Baertl Montori, identificado con DNI N° 07830436, ambos facultados según poderes inscritos en los Asientos C00096 y C00081 de la Partida Electrónica N° 11028652 del Registro de Personas Jurídicas de Lima, debemos y nos obligamos a pagar incondicionalmente a la orden y disposición de CS Peru Infrastructure Holdings LLC., una compañía de responsabilidad limitada organizada y existente de conformidad con las leyes del Estado de Delaware, Estados Unidos de América (el “Acreedor”) mediante fondos disponibles de inmediato y en la misma moneda, mediante depósito o transferencia de fondos en la cuenta a nombre del Acreedor que indique en su momento, o en el lugar que este Pagaré sea presentado a cobro en su vencimiento, o en caso de su negociación o transferencia, a la orden y disposición de la persona natural o jurídica tenedora del presente título valor, contra la presentación del original de este Pagaré debidamente completado, la suma de US$                                          (                                                  y 00/100 Dólares de los Estados Unidos de América), más los intereses compensatorios y moratorios correspondientes y cualquiera otra suma adeudada conforme al presente Pagaré, suma adeudada por nuestra parte al Acreedor por obligaciones contraídas a nuestra entera satisfacción.

Además del principal de este Pagaré, se pagarán los intereses compensatorios a la tasa efectiva anual de                                      por ciento (        %), desde el vencimiento de este Pagaré hasta la fecha efectiva de su pago total. Asimismo, desde la fecha de vencimiento del Pagaré hasta la fecha efectiva de su pago total, nos obligamos a pagar, adicionalmente a los intereses compensatorio, intereses moratorios a una tasa de dos por ciento (2%) anual, más gastos notariales, costos y costas judiciales y extrajudiciales incurridos por el Acreedor en razón de nuestro incumplimiento.

La tasa de interés compensatorio antes indicada será calculada sobre la base de un año de trescientos sesenta (360) días calendario, en función a los días efectivamente transcurridos, calculándose tales intereses sobre el monto remanente del principal.

El pago que realice el Deudor al tenedor de este Pagaré de conformidad con el mismo será efectuado libre de, y sin deducción de, todos y cualquier tributo, derecho, carga, gravamen, deducción, cargo o retención que sea de cargo del Deudor, conforme a la legislación aplicable, los cuales correrán por cuenta del Deudor. Sin perjuicio de ello, en el supuesto caso en que sea exigible algún pago por los conceptos antes mencionados, se pagará al Acreedor cantidades tales que el monto neto resultante, luego de pagar, retener o de cualquier otra forma descontar la totalidad de los tributos entonces vigentes u otros conceptos aplicables, sea igual a la totalidad de las prestaciones que tiene derecho a recibir el Acreedor conforme a lo estipulado en este Pagaré.

En aplicación de lo dispuesto por el artículo 49 de la Ley N° 27287, Ley de Títulos Valores, autorizamos expresamente para que el tenedor del presente Pagaré pueda prorrogar a su vencimiento o después de él, el plazo de vencimiento, ya sea por su importe total, cantidad menor o mayor que tuviera a bien concedernos el tenedor, sin requerirse de nuestra expresa suscripción, procediendo a su ejecución por el solo mérito de haber vencido su plazo sin haberse prorrogado. Bastará que las prórrogas sean anotadas en este mismo documento sin que sea necesario para su plena validez que lo suscribamos nuevamente.

De conformidad con lo establecido por el artículo 52 de la Ley N° 27287, Ley de Títulos Valores, queda expresamente establecido que el presente Pagaré no requiere ser protestado. Sin embargo, el tenedor queda facultado a protestarlo por falta de pago si así lo estimare conveniente; caso en el que asumiremos los gastos de tal diligencia notarial o de la formalidad sustitutoria correspondiente. El protesto podrá ser efectuado mediante notificación que se curse al domicilio del Deudor indicado en el presente Pagaré.

1

Queda establecido que las obligaciones contenidas en este Pagaré no se extinguirán aun cuando por culpa del Acreedor se hubiese perjudicado este Pagaré, constituyendo el presente acuerdo pacto en contrario a lo dispuesto por el artículo 1233° del Código Civil. Adicionalmente, en caso en el futuro se dictase cualquier norma o disposición legal que impida la realización de pagos en la moneda de este Pagaré, el Deudor no quedará eximido del pago del monto total indicado en este Pagaré, y pagará, en la oportunidad que corresponda, dicho monto total en moneda nacional, de manera tal que el importe que reciba el Acreedor sea suficiente para adquirir la cantidad de Dólares de los Estados Unidos de América que corresponda para efectuar el pago total del monto en esta moneda.

La suma representada en este Pagaré deberá pagarse exclusivamente en dólares de los Estados Unidos de América, constituyendo lo aquí señalado pacto en contrario a lo dispuesto por el artículo 1237 del Código Civil.

Nos sometemos expresamente a la competencia de los jueces y tribunales del distrito judicial de Lima-Cercado para todos los efectos, actos y consecuencias que se deriven de la emisión, interpretación, pago, ejecución y cobranza de la cantidad representada en el presente Pagaré, así como de los intereses, comisiones y gastos que se originen con relación al mismo, renunciando al fuero de su domicilio.

El Deudor señala como su domicilio para cualquier notificación, comunicación o requerimiento que deba efectuarse en relación al presente Pagaré, sea de carácter judicial o extrajudicial, el indicado al inicio del presente Pagaré, lugar donde se le reputará siempre presente para todos los efectos del presente Pagaré hasta el momento en que el Deudor cumpla con pagar la integridad de la suma representada por el mismo.

El Deudor expresamente autoriza al Acreedor a completar el presente Pagaré de conformidad con las instrucciones irrevocables de llenado de pagaré de fecha 31 de julio de 2019 (las “Instrucciones Irrevocables de Llenado”) conforme lo permite el artículo 10° de la Ley de Títulos Valores del Perú, Ley No. 27287. En este acto, el Deudor declara haber recibido copia de este Pagaré así como de las Instrucciones Irrevocables de Llenado, a su completa y entera satisfacción.

El presente Pagaré está sujeto, será interpretado y se regirá por las disposiciones de la Ley de Títulos Valores y demás normas y leyes de la República del Perú.

Este Pagaré consta de dos (2) páginas que constituyen un único instrumento.

Lima, 31 de julio de 2019

Graña y Montero S.A.A.

RUC N° 20332600592

Domicilio: Av. Paseo de la República No. 4675, distrito de Surquillo, provincia y departamento de Lima

Graña y Montero S.A.A.

RUC N° 20332600592

Domicilio: Av. Paseo de la República No. 4675, distrito de Surquillo, provincia y departamento de Lima

2

Acuerdo de Llenado de Pagaré

Por medio del presente documento, al amparo de lo previsto en el artículo 10 de la Ley N° 27287, Ley de Títulos Valores, Graña y Montero S.A.A. (el “Deudor”), con Registro Único de Contribuyente N° 20332600592, con domicilio en Av. Paseo de la República No. 4675, distrito de Surquillo, provincia y departamento de Lima, sociedad debidamente inscrita en la Partida Electrónica N° 11028652 del Registro de Personas Jurídicas de Lima, debidamente representada por el señor Daniel René Urbina Pérez, identificado con DNI N° 09382119, y por el señor Francisco Augusto Baertl Montori, identificado con DNI N° 07830436, ambos facultados según poderes inscritos en los Asientos C00096 y C00081 de la Partida Electrónica N° 11028652 del Registro de Personas Jurídicas de Lima; y, CS Peru Infrastructure Holdings LLC (el “Acreedor”) acuerdan que el Acreedor, o, en caso de negociación o transferencia del Pagaré, por la persona natural o jurídica tenedora del Pagaré, podrá completar el monto, la tasa de interés compensatorio y la fecha de vencimiento del pagaré incompleto emitido por el Deudor a favor del Acreedor el 31 de julio de 2019 (el “Pagaré”), en relación con obligaciones contraídas en virtud del Contrato de Préstamo (Loan Agreement) de fecha 31 de julio de 2019 suscrito entre le Acreedor y el Deudor (el “Contrato de Préstamo”), conforme el mismo sea modificado de tiempo en tiempo, de acuerdo a las instrucciones que se detallan a continuación:

1.	Los términos en mayúsculas inicial contenidos en este documento que no estén expresamente definidos en este documento tendrán el respectivo significado previsto en el Contrato de Préstamo.

2.	La fecha de vencimiento del Pagaré (la “Fecha de Vencimiento”) será la fecha en que el Pagaré sea completado por el Acreedor.

3.	El Pagaré deberá ser completado ante la ocurrencia de un Evento de Incumplimiento (Event of Default), de acuerdo a lo establecido en el Contrato de Préstamo.

4.

El monto a ser incorporado en el Pagaré será el que resulte de la liquidación que efectúe el Acreedor, luego de ocurrido un Evento de Incumplimiento, del íntegro de la deuda del Deudor frente al Acreedor por concepto de principal, intereses compensatorios, intereses moratorios, comisiones, costos, gastos y todo monto que se adeude por cualquier otro concepto, a la Fecha de Vencimiento (el “Monto”), de conformidad con el Contrato de Préstamo.

5.

La tasa de interés compensatorio del Pagaré será completado por el Acreedor en función a la fecha en que sea completado el Pagaré, según las provisiones que resulten aplicables del Contrato de Préstamo.

6.

A efectos de completar el Pagaré, el Acreedor no requerirá aprobación o consentimiento del Deudor, y ninguna decisión o sentencia emitida por un juez, tribunal arbitral, autoridad administrativa o cualquier otra autoridad, ya sea de manera previa, simultánea o posterior, será necesaria para dicho fin.

7.

El monto adeudado por el Deudor a favor del Acreedor bajo el Pagaré será necesariamente pagado en Dólares y así se completará el mismo. Asimismo, el Deudor reconoce y declara que el Pagaré es emitido con la cláusula “sin protesto”, sin perjuicio de lo cual el Acreedor podrá protestarlo asumiendo el Deudor los gastos de dicha diligencia.

8.

Si no fuera posible, bajo cualquier Ley Aplicable, realizar un pago a favor del Acreedor en la moneda pactada bajo el Contrato de Préstamo, y en la medida en que la cantidad efectivamente recibida por el Acreedor cuando convierta el pago recibido a la moneda pactada (a la “tasa de cambio”) no llegase a la cantidad adeudada en virtud del Contrato de Préstamo, el Deudor se obliga, como una obligación independiente, a indemnizar al Acreedor por el monto faltante que hubiera recibido el Acreedor si hubiera recibido el pago en la moneda pactada. Para los fines de este numeral, “tasa de cambio” significa la tasa a la que el Acreedor puede comprar en la fecha de pago correspondiente la moneda pactada con el monto total de la moneda efectivamente pagada (tomando en cuenta los costos y primas que pueda recibir por dicho pago).

Sin limitar la generalidad de lo anterior y para efectos de la ejecución del Pagaré de acuerdo a las leyes peruanas, el Acreedor tendrá el derecho de requerir todos los pagos debidos bajo el Contrato de

1

Préstamo, aplicando la tasa de cambio vigente al momento de dicha ejecución (de US$ a Soles), publicada por la siguiente página web oficial del Banco Central de Reserva: (https://estadisticas.bcrp.gob.pe/estadisticas/series/mensuales/resultados/PN01234PM/html) u otra publicación que la reemplace.

9.

El Deudor acepta y da por válidas todas las renovaciones y/o prórrogas totales o parciales que se anoten en el respectivo Pagaré, aun cuando no estén suscritas por éste. El Acreedor comunicará al Deudor respecto de las renovaciones y/o prórrogas que se anoten en el respectivo Pagaré.

10.

El Deudor reconoce expresamente los mecanismos de protección que la ley otorga para la emisión y aceptación de un pagaré incompleto. En consecuencia, y según lo permitido por el artículo 10 de la Ley de Títulos Valores, el Deudor deja expresa constancia que ha recibido (a) copia del Pagaré y (b) estas Instrucciones, debidamente firmados por el Deudor, que se entrega al Acreedor en la fecha que se indica a continuación.

Este documento se rige por las leyes de la República del Perú y las Partes se someten a la jurisdicción y competencia de los jueces y tribunales del Distrito Judicial del Cercado de Lima.

Se deja constancia que el Deudor ha recibido una copia del Pagaré.

Este documento es suscrito por el Deudor, el 31 de julio de 2019.

Graña y Montero S.A.A.

RUC N° 20332600592

Domicilio: Av. Paseo de la República No. 4675, distrito de Surquillo, provincia y departamento de Lima

Graña y Montero S.A.A.

RUC N° 20332600592

Domicilio: Av. Paseo de la República No. 4675, distrito de Surquillo, provincia y departamento de Lima

2

Exhibit C

FORM OF SOLVENCY CERTIFICATE

SOLVENCY CERTIFICATE

July 31, 2019

To each of the Lenders party to the Loan Agreement referred to below:

I, the undersigned, Chief Financial Officer of GRAÑA Y MONTERO S.A.A., a sociedad anónima abierta organized and existing under the law of Peru (the “Borrower”), in that capacity and not in my individual capacity, do hereby certify as of the date hereof that:

1.    This certificate is furnished to the Lenders pursuant to Section 5.03(b) of the Loan Agreement, dated as of July 31, 2019, between the Borrower, CS Peru Infrastructure Holdings LLC, as Initial Lender, and any other lenders from time to time party thereto (each, a “Lender” and, collectively, the “Lenders”), (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the “Loan Agreement”). Unless otherwise defined herein, capitalized terms used in this certificate shall have the meanings set forth in the Loan Agreement.

2.    For purposes of this certificate, the terms below shall have the following definitions:

(a) “Fair Value”

The amount at which the assets (both tangible and intangible), in their entirety, of the Borrower (on a stand-alone basis) and the Borrower or the Main Subsidiaries (taken as a whole), as the case may be, would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

(b) “Present Fair Salable Value”

The amount that could be obtained by an independent willing seller from an independent willing buyer if the assets of the Borrower (on a stand-alone basis) and the Borrower or the Main Subsidiaries (taken as a whole), as the case may be, are sold with reasonable promptness in an arm’s-length transaction under present conditions for the sale of comparable business enterprises.

(c) “New Financing”

All Indebtedness incurred or assumed or to be incurred by the Borrower in connection with the Transaction (including Indebtedness under the Credit Documents (assuming the full utilization by the Borrower of the Commitments under the Loan Agreement), in each case after giving effect to the Transaction and the incurrence of all financings, redemptions and repayments in connection therewith.

Exhibit C

(d) “Liabilities”

The recorded liabilities (including contingent liabilities that would be recorded in accordance with IFRS) of the Borrower (on a stand-alone basis) and the Borrower or the Main Subsidiaries (taken as a whole), as the case may be, as of the date hereof after giving effect to the consummation of the Transaction, determined in accordance with IFRS consistently applied, together with the amount of the New Financing.

(e)	“will be able to pay their debts and Liabilities, contingent obligations and other commitments as they mature in the ordinary course of business”

For the period from the date hereof through the latest stated maturity of the New Financing, the Borrower (on a stand-alone basis) and the Borrower or the Main Subsidiaries (taken as a whole), as the case may be, will have sufficient assets and cash flow to pay its or their respective Liabilities and other commitments as they mature in the ordinary course of business.

3.    I hereby certify on behalf of the Borrower, that, on and as of the date hereof and after giving effect to the consummation of the Transaction and the incurrence of the New Financing, it is my opinion that (a) the Fair Value of the property of each of (i) the Borrower (on a stand-alone basis) and (ii) the Borrower and the Main Subsidiaries (taken as a whole), as the case may be, will be greater than the total amount of its or their respective Liabilities (b) the Present Fair Salable Value of the assets of each of (i) the Borrower (on a stand-alone basis) and (ii) the Borrower and the Main Subsidiaries (taken as a whole), as the case may be, will not be less than the amount that will be required to pay the probable liabilities thereof on its or their respective debts as they become absolute and matured, (c) each of (i) the Borrower (on a stand-alone basis), (ii) and the Borrower and the Main Subsidiaries (taken as a whole), as the case may be, do not intend to, and do not believe that it or they will, incur debts or Liabilities beyond its or their respective ability to pay such debts and Liabilities as they mature, (d) each of (i) the Borrower (on a stand-alone basis), and (ii) the Borrower and the Main Subsidiaries (taken as a whole), as the case may be, will be able to pay its or their respective debts and Liabilities, contingent obligations and other commitments as they mature in the ordinary course of business and (e) each of (i) the Borrower (on a stand-alone basis), and (ii) the Borrower and the Main Subsidiaries (taken as a whole), as the case may be, will not be insolvent as defined under applicable insolvency laws.

4.    The Borrower does not intend, in consummating the Transaction contemplated by the Loan Agreement, to delay, hinder, or defraud either present or future creditors.

[Remainder of page intentionally left blank.]

Exhibit C

IN WITNESS WHEREOF, the undersigned has set his/her hand as of the date above first written.

GRAÑA Y MONTERO S.A.A.

By:
Name:
Title:	Chief Financial Officer

Exhibit D

FORM OF CLOSING DATE CERTIFICATE

CLOSING DATE CERTIFICATE

GRAÑA Y MONTERO S.A.A.

July 31, 2019

This Closing Date Certificate (this “Certificate”) is being furnished by Graña y Montero S.A.A., a Peruvian sociedad anónima abierta (the “Company”) pursuant to Section 5.03(c) of the Loan Agreement, dated as of the date hereof (the “Loan Agreement”), between the Company, as Borrower, and CS Peru Infrastructure Holdings LLC, as the Initial Lender. Capitalized terms used herein, unless otherwise defined herein, have the meanings assigned to them in the Loan Agreement.

The undersigned hereby certifies, on behalf of the Company, only in his or her capacity as a duly elected, qualified and acting Authorized Officer of the Company, and not in the Authorized Officer’s individual capacity, as follows as of the date hereof:

1.

I am a duly elected, qualified and acting Authorized Officer of the Company having the title set forth on the signature page hereto, and, as such, I am authorized to execute and deliver this Certificate on behalf of the Company.

2.

I have reviewed the terms of Sections 5 and 6 of the Loan Agreement and the definitions and provisions contained in the Loan Agreement relating thereto, and in my opinion I have made, or have caused to be made under my supervision, such examination or investigation as is reasonably necessary to enable me to express an informed opinion as to the matters referred to herein.

3.

The representations and warranties set forth in the Loan Agreement and the other Credit Documents are true and correct in all material respects as of the date hereof, as though made on and as of the date hereof (and to the extent that any such representation and warranty is otherwise qualified by materiality or Material Adverse Effect, such representation and warranty is true and correct in all respects), except to the extent such representations and warranties expressly relate to a specified date, in which case such representations and warranties are true and correct in all material respects (and to the extent that any such representation and warranty is otherwise qualified by materiality or Material Adverse Effect, such representation and warranty is true and correct in all respects) as of such specified date.

4.	No Default or Event of Default has occurred and is continuing or would result from the Borrowing of the Loans and the application of the proceeds therefrom on the date hereof.

5.

All material governmental and third party consents and approvals necessary to have been obtained on or prior to the date hereof in connection with the Transaction were obtained and are in full force and effect.

Exhibit D

6.	Since December 31, 2018, there has been no Material Adverse Effect.

7.

After giving effect to the consummation of the Transaction, the Company and all of the Borrower Subsidiaries have no outstanding preferred equity or Indebtedness, except for (a) Indebtedness incurred pursuant to, or as permitted by, the terms of the Loan Agreement and (b) the Existing Indebtedness.

8.

After giving effect to the consummation of the Transaction, the Company and the Main Subsidiaries shall have no Liens upon or with respect to (a) any of their respective property, assets or revenues (other than the Collateral), except for Permitted Liens, and (b) any of the Collateral, except for Liens created pursuant to the Credit Documents and, to the extent applicable, the Adexus Financing Lien.

9.

After giving effect to the consummation of the Transaction, the Company is in compliance with the maximum Leverage Ratio set forth in Section 5.16 of the Loan Agreement for the Fiscal Quarter ending on June 30, 2019. The basis and calculations for determining the Company’s compliance with the maximum Leverage Ratio for such Fiscal Quarter are set forth in Exhibit A attached hereto.

10.

Concurrently with the consummation of the Transaction, the prepayment amount described in the Local Facility Waiver, made in accordance with the terms of the Local Facility, shall have been deposited in the trust account described therein, and all of the security interests in and Liens on, and assignments of, the rights of the Borrower to collect the proceeds of any sale of (x) all or any material portion of the Equity Interests the Borrower owns in Adexus or (y) all or substantially all of the assets of Adexus, in each case, granted in favor of the lenders in connection therewith shall have been terminated and released.

11.

True and correct copies of the unaudited consolidated balance sheet and related statement of income and cash flows of the Borrower for each Fiscal Quarter of the Borrower (individual and on a Consolidated basis) ended after the close of its most recent Fiscal Year are attached hereto as Exhibit B.

12.

As of the Closing Date, the authorized capital stock of Adexus consists of 334,500 shares, of which (i) 334,499 shares have been subscribed and paid for by the Borrower, and (ii) one share has been subscribed for by Concar S.A.

This Certificate may be executed in several counterparts, including without limitation, by electronic (e.g., “pdf” or “tif”) format, each of which shall constitute an original and one and the same instrument.

[Signature page follows.]

Exhibit D

IN WITNESS WHEREOF, the undersigned Authorized Officer has executed and delivered this Certificate on behalf of the Company, in his or her capacity as a duly elected, qualified and acting Authorized Officer of the Company (and not in the Authorized Officer’s individual capacity).

GRAÑA Y MONTERO S.A.A.

By:
Name:
Title:

[GyM - Closing Date Certificate]

Exhibit D

EXHIBIT A

[Maximum Leverage Ratio Calculation]

i.	Consolidated Indebtedness[1]

	a. The Consolidated Indebtedness of the Borrower at the end of the Fiscal Quarter	$

	b. less the Norvial Holdco Facility Indebtedness[2]	$

	ConsolidatedIndebtedness ((a) less (b)):	$

ii.	Consolidated EBITDA[3] (each component as determined in accordance with IFRS)

	a. The Consolidated net profit of the Borrower for such Measurement Period, plus (to the extent deducted in calculating such net profit)	$

	b. Financial (expense) income, net, plus	$

	c. Income tax, plus	$

[1]

“Consolidated Indebtedness” shall mean, at the end of each Fiscal Quarter, with respect to the Borrower, Indebtedness of the Borrower on a Consolidated basis, less the Norvial Holdco Facility Indebtedness.

[2]

“Norvial Holdco Facility Indebtedness” shall mean the Acuerdo de Inversión, dated as of May 29, 2018, entered into by and between the Borrower and BCI Perú for an investment in Norvial through the acquisition of all the Class B shares issued by Norvial, as well as the Shareholders Agreement, dated as of June 11, 2018, by and among the Borrower, Inversiones Concesiones Vial S.A.C. and Inversiones en Autopistas.

[3]

“Consolidated EBITDA” for any period, shall mean, with respect to the Borrower on a Consolidated basis, without duplication, net profit plus, to the extent deducted in calculating such net profit, (i) financial (expense) income, net; (ii) income tax; (iii) depreciation and amortization; (iv) the amount corresponding to the tariff for the Line 1 Concession Agreement actually paid to GyM Ferrovias during such period (on account of the Peruvian government’s repayment of amounts invested by GyM Ferrovias to purchase trains and other infrastructure for the Line 1 Concession Agreement); and (v) the portion of costs of sales during such period related to the purchase of land in the Borrower’s real estate segment, in each case determined in accordance with IFRS.

[GyM - Closing Date Certificate]

Exhibit D

	d. Depreciation and amortization, plus	$

e.   The amount corresponding to the tariff for the Line 1 Concession Agreement actually paid to GyM Ferrovias for such Measurement Period (on account of the Peruvian government’s repayment of amounts invested by GyM Ferrovias to purchase trains and other infrastructure for the Line 1 Concession Agreement), plus

$

	f. The portion of costs of sales for such Measurement Period related to the purchase of land in the Borrower’s real estate segment	$

	EqualsConsolidated EBITDA:	$

iii.	Leverage Ratio (the ratio of (a) Consolidated Indebtedness to (b) Consolidated EBITDA)		[ ]:1.00

iv.	Maximum permitted Leverage Ratio at the end of the Measurement Period		3.50:1.00

v.	In compliance		[Yes] [No]

[GyM - Closing Date Certificate]

Exhibit D

EXHIBIT B

[Financial Statements]

[GyM - Closing Date Certificate]

Exhibit E-1

FORMS OF OPINION OF NEW YORK COUNSEL TO THE BORROWER

(Attached)

July 31, 2019

CS Peru Infrastructure Holdings LLC, in its capacity as the Initial Lender under the Loan Agreement (as described below)

20 Dayton Avenue

Greenwich, CT 06830

Ladies and Gentlemen:

We have acted as special New York counsel to Graña y Montero S.A.A., a sociedad anónima abierta organized under the laws of Peru (the “Borrower”) in connection with the Loan Agreement dated as of July 31, 2019 (including the Exhibits and Schedules thereto, the “Loan Agreement”), among the Borrower, CS Peru Infrastructure Holdings LLC, a Delaware limited liability company (the “Initial Lender”), and any other lenders from time to time party thereto. This opinion letter is being delivered to you pursuant to Section 5.03(a) of the Loan Agreement. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

As such counsel and for purposes of our opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate, limited liability company or other entity records, certificates of public officials and other instruments as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation:

(i)	the Loan Agreement; and

(ii)	the Fee Letter dated as of July 31, 2019 (the “Fee Letter”), by and between the Borrower and Gramercy Funds Management LLC.

The Loan Agreement and the Fee Letter are referred to herein, individually, as a “Credit Document” and, collectively, as the “Credit Documents”. In addition, we have made such investigations of law as we have deemed relevant and necessary as a basis for the opinions expressed below.

In such examination and in rendering the opinions expressed below we have assumed: (i) (x) that each of the parties to the Credit Documents is a validly existing entity in the jurisdiction of its organization, in good standing in each applicable jurisdiction and has the power and authority to execute and deliver, and to perform its obligations under, the Credit Documents to which it is a party and that such execution, delivery and performance does not violate any provision of the certificate of incorporation (or equivalent formation document) of each such party, and (y) the due authorization, execution and delivery of each Credit Document, and each other document referred to above by all of the parties thereto; (ii) the genuineness of all signatures on all documents submitted to us; (iii) the authenticity and completeness of all documents, corporate records, certificates and other instruments reviewed by us; (iv) that photocopy, electronic, certified, conformed, facsimile and other copies of original documents, corporate records, certificates and other instruments reviewed by us conform to such original documents, records, certificates and other instruments; (v) the legal capacity and competency of all individuals executing documents; (vi) that (x) the Credit Documents are the valid and binding obligations of each of the parties thereto (other than the Borrower) under New York law, enforceable against such parties (other than the Borrower) under New York law in accordance with their respective terms and have not been amended or terminated orally or in writing, and (y) the status of the Credit Documents as legally valid and binding obligations of the parties is not affected by any (1) violations of statutes, rules, regulations or court or governmental orders, or (2) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities, except in the case of both (1) and (2) above, to the extent of our opinions in paragraphs 2 and 3, as applicable; (vii) that there are no agreements or understandings between or among any of the parties to the Credit Documents or third parties that would expand, modify or otherwise affect the terms of the Credit Documents or the respective rights or obligations of the parties thereunder or that would modify, release, terminate, subordinate or delay the attachment of the security interest and liens granted thereunder; (viii) that the factual statements contained in the certificates and comparable documents of public officials, officers and representatives of the Borrower and other Persons on which we have relied for the purposes of this opinion letter are true and correct on and as of the date hereof; (ix) that the officers, directors, and stockholders of the Borrower have properly exercised their fiduciary duties; and (x) the rights and remedies set forth in the Credit Documents will be exercised reasonably and in good faith and were granted without fraud or duress and for good, valuable and adequate consideration and without intent to hinder, delay or defeat any rights of any creditors or stockholders of, or other holders of equity interests in the Borrower. As to all questions of fact material to this opinion letter, we have relied (without independent investigation, except as expressly indicated herein) upon certificates or comparable documents of officers and representatives of the Borrower and upon the representations and warranties of the Borrower contained in the Loan Agreement.

We have been retained as special New York counsel to the Borrower in connection with the transactions contemplated by the Credit Documents and have not represented the Borrower in a general capacity and are not familiar with the nature and full extent of the Borrower’s assets, activities, characteristics and operations. Accordingly, we have assumed that the assets, activities, characteristics and operations of the Borrower are not of such nature as to cause the transactions contemplated by the Credit Documents to be governed by laws or regulations of the State of New York or of the United States of America applicable only because of particular assets, activities, characteristics or operations and not applicable to business corporations generally. We have also assumed that the Borrower is in compliance with all laws and regulations applicable to it because of the nature of its assets, activities and operations (and other characteristics) if non-compliance impairs or affects the enforceability of any Credit Document, that the execution, delivery and performance of the Credit Document will not violate any of those laws or regulations, and that none of those laws or regulations prohibits, invalidates or affects the execution, delivery or performance of the Credit Documents by the Borrower.

Based upon the foregoing, and in reliance thereon, and subject to the assumptions, limitations, qualifications and exceptions set forth herein, we are of the following opinions:

1.     Each of the Credit Documents constitutes the valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

2.     The execution and delivery by the Borrower of the Credit Documents and the performance by the Borrower of its obligations thereunder, do not cause the Borrower to violate any federal or New York State statute, rule or regulation, including, without limitation, Regulations U or X of the Board of Governors of the Federal Reserve System, assuming the Borrower complies with the provisions of the Credit Documents relating to the use of proceeds.

3.     No consent, approval or authorization of, or filing with, any federal or New York State governmental body or authority is required to be obtained or made by the Borrower to authorize, or is otherwise required to be obtained or made by the Borrower in connection with the execution, delivery and performance of the Credit Documents.

4.     The Borrower is not required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended.

The foregoing opinions are subject to the following assumptions, exceptions, qualifications and limitations:

A.    We express no opinion with respect to any of the following (collectively, the “Excluded Laws”): (i) anti-fraud laws or, except as expressly set forth in opinion paragraph 4, other federal or state securities laws; (ii) Federal Reserve Board margin regulations (other than as set forth in our opinion paragraph 2); (iii) pension or employee benefit laws, e.g., ERISA; (iv) the statutes, ordinances, administrative decisions or rules and regulations of counties, towns, municipalities and other political subdivisions (whether created or enabled through legislative action at the federal, state or regional level); (v) federal or state tax laws; (vi) export, import or customs laws; (vii) anti-terrorism orders, as the same may be renewed, extended, amended or replaced, or any federal, state or local laws, statutes, ordinances, orders, governmental rules, regulations, licensing requirements or policies relating to the same, including, without limitation, Executive Order 13224, effective September 24, 2001; (viii) the USA Patriot Improvement and Reauthorization Act of 2005, its successor statutes or similar statutes in effect from time to time, or the policies promulgated thereunder or any foreign assets control regulations of the United States Treasury Department or any enabling legislation or order relating thereto; (ix) federal or state banking or insurance laws; or, in the case of each of the foregoing, any rules or regulations promulgated thereunder or administrative or judicial decisions with respect thereto.

B.    Our opinions are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally, including, without limitation, fraudulent transfer or fraudulent conveyance laws; (ii) the effect of public policy considerations, statutes or court decisions that may limit rights to obtain exculpation, indemnification or contribution (including, without limitation, indemnification regarding violations of the securities laws and indemnification for losses resulting from a judgment for the payment of any amount other than in United States dollars); (iii) the effect of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and the availability of equitable remedies (including, without limitation, specific performance and equitable relief), regardless of whether considered in a proceeding in equity or at law; and (iv) the possible judicial application of foreign laws or foreign governmental action affecting the rights of creditors generally.

C.    We express no opinion with respect to (i) the truth of the factual representations and warranties contained in the Credit Documents, or (ii) any other document or agreement other than the Credit Documents, regardless of whether such document or agreement is referred to in the Credit Documents.

D.    The enforceability of provisions in the Credit Documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

E.    We express no opinion with respect to the effect that the introduction of extrinsic evidence as to the meaning of any Credit Document may have on the opinions expressed herein.

F.    The enforceability of any indemnification obligation contained in Section 10.01 of the Loan Agreement and similar provisions in any other Credit Documents may be limited by public policy, statutes, court decisions or by laws limiting the enforceability of provisions exculpating or exempting a party from, or requiring indemnification of a party for, liability of its own action or inaction, to the extent that the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct.

G.    We express no opinion as to (i) the effect of the laws of any jurisdiction in which the Initial Lender is located (other than New York) that limits the interest, fees or other charges it may impose for the loan or use of money or other credit; (ii) Section 10.08 of the Loan Agreement and similar provisions in any other Credit Document insofar as such provision relates to the subject-matter jurisdiction of the United States District Court of the Southern District of New York, (iii) the waiver of inconvenient forum set forth in Section 10.08(d) of the Loan Agreement and similar provisions in any of the other Credit Documents with respect to proceedings in the United States District Court for the Southern District of New York, (iv) any provision purporting to establish evidentiary standards, or (v) any document or agreement other than the Credit Documents, regardless of whether such document or agreement is referred to in the Credit Documents.

H.    We express no opinion with respect to the validity, binding effect or enforceability of any provision of the Credit Documents insofar as it purports to effect a choice of governing law or choice of forum for the adjudication of disputes or with respect to the acceptance by a federal court located in the State of New York of jurisdiction of a dispute arising under the Credit Documents, other than (a) the enforceability by a New York State court or a federal court located in the State of New York under New York General Obligations Law Section 5-1401 of the choice of New York State law as the governing law of the Credit Documents (subject, however, to the extent limited by the Constitution of the United States and by Section 1-301 of the Uniform Commercial Code as in effect in the State of New York (the “New York UCC”)) and (b) the enforceability by a New York State court under New York General Obligations Law Section 5-1402 of New York State courts as a non-exclusive forum for the adjudication of disputes with respect to the Credit Documents.

I.    The opinions expressed above relate only to those laws and regulations (other than the Excluded Laws) that, in our experience, are generally applicable to transactions in nature of those contemplated by the Credit Documents between unregulated parties. Without limitation of the foregoing, we express no opinion as to the effect of, or as to compliance by the Borrower with, any law or regulation that may be applicable to the transactions contemplated by any Credit Document because of the nature of the business conducted by the Borrower or their respective subsidiaries.

J.    We note that effective enforcement of a foreign currency claim in the courts of the State of New York or U.S. federal courts sitting in the State of New York may be limited by requirements that the claim (or a foreign currency judgment in respect of the claim), or a claim with respect to any guarantee of the claim, be converted into U.S. dollars at the rate of exchange prevailing on the date of the judgment or decree by the New York court or U.S. federal court.

K.    We express no opinion as to the enforceability of (i) any waiver of any applicable defenses, rights of set-off or counterclaim that are not capable of waiver; or (ii) any provision relating to the severability of the provisions in the Credit Documents.

L.    We express no opinion with respect to any provision regarding “bail-in” statutes or similar laws.

M.    We express no opinion as to the effect on our opinions regarding the Credit Documents arising out of the status of activities of, or laws applicable to the Initial Lender to the Credit Documents (other than the Borrower under federal laws of the United States of America or laws of the State of New York), and, without limiting the foregoing, we are not expressing any opinion as to the effect of compliance or non-compliance by the Initial Lender with any state or federal laws or regulations applicable to the transactions contemplated by the Credit Documents because of the nature of any of its businesses.

N.    We express no opinion as to the validity, binding effect or enforceability of (i) negative pledge clauses contained in the Credit Documents to the extent those clauses are limited or rendered unenforceable by Sections 9-401, 9-406, 9-407, 9-408 and 9-409 of the New York UCC, (ii) any provision of the Credit Documents allowing any party to exercise any remedial rights without notice to the Borrower, (iii) any provision of the Credit Documents providing for the effectiveness of service of process by mail in any suit, action or proceeding of any nature arising in connection with or in any way relating to any Credit Document, (iv) any provision of the Credit Documents stating that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy does not preclude recourse to one or more others or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy, (v) any provision of the Credit Documents stating that time is of the essence, (vi) any provision of the Credit Documents that constitutes (or is construed to constitute) an agreement to agree or (vii) any rights of setoff asserted by a participant in the rights of the Initial Lender under the Credit Documents.

O.    We express no opinion with respect to (i) the right, title or interest of the Borrower in or to any property, (ii) the creation or perfection of any security interests or liens or (iii) priority of any security interest or liens.

Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein (including, without limitation, the qualification set forth in paragraph A with respect to Excluded Laws), we express no opinion with regard to any law other than, as in effect on the date of this opinion letter, (i) the federal laws of the United States of America and (ii) the laws of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this opinion letter. The opinions expressed herein are to be governed by the law of the State of New York and shall be construed in accordance with the customary practice in New York of lawyers who regularly give, and lawyers who regularly advise opinion recipients regarding, opinions of the kinds contained herein.

This opinion letter is solely for the benefit of the Initial Lender, in connection with the Credit Documents and may not be relied upon by any other person (including any other Lender) for any other purpose, or furnished, assigned, or quoted to any other Person, except that:

(a)    at your request, we hereby consent to reliance hereon by any person that becomes a Lender under the Loan Agreement in accordance with the provisions of Sections 2.08(b) or 10.04(b) thereof (each, an “Additional Lender”), on the condition and understanding that (i) this opinion letter speaks only as of the date hereof, (ii) we have no responsibility or obligation to update this opinion letter, to consider its applicability or correctness to any person or entity other than its addressee, or to take into account changes in law, facts or any other developments of which we may later become aware, (iii) any such reliance (x) must be actual and reasonable under the circumstances existing at the time such person becomes an Additional Lender, including any circumstances relating to changes in law, facts or any other developments known to or reasonably knowable by such Additional Lender at such time and (y) can occur only after such Additional Lender’s consultation concerning this opinion letter with counsel experienced in secured lending matters, (iv) our consent to such reliance shall not constitute a reissuance of this opinion letter or otherwise extend any statute of limitations period applicable hereto on the date of this opinion letter, and (v) in no event shall any Additional Lender have any greater rights with respect hereto than the original addressees of this opinion letter; and

(b)    copies of this opinion letter may be disclosed (but may not be relied upon by) (i) to accountants, rating agencies, auditors, counsel and other professional advisors for any Lender on the basis that they make no further disclosure, (ii) to the officers and employees of any Lender on the basis that they make no further disclosure, (iii) in connection with any legal action arising out of or in connection with the transactions contemplated by the Credit Documents, (iv) to any person to whom disclosure is required to be made by applicable law or order of any court or governmental agency or is required or requested pursuant to the rules or regulations of any supervisory or regulatory authority or in connection with any judicial proceedings and (v) to any permitted assignee of or participant in the interest of any Lender under the Credit Documents. The opinions expressed herein are rendered on and as of the date hereof and are not to be deemed to have been reissued or updated by any subsequent delivery of a copy hereof. We assume no obligation to advise you as to any legal development or factual matter arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

July 31, 2019

CS Peru Infrastructure Holdings LLC, in its capacity as the Initial Lender under the Loan Agreement (as described below)

20 Dayton Avenue

Greenwich, CT 06830

Ladies and Gentlemen:

We have acted as special New York counsel to Graña y Montero S.A.A., a sociedad anónima abierta organized under the laws of Peru (the “Company”) in connection with the Loan Agreement dated as of July 31, 2019 (including the Exhibits and Schedules thereto, the “Loan Agreement”), among the Company, CS Peru Infrastructure Holdings LLC, a Delaware limited liability company (the “Initial Lender”), and any other lenders from time to time party thereto, and the related Indemnity Agreement dated as of July 31, 2019 (the “Indemnity Agreement”), among the Company, CS Peru Infrastructure Holdings LLC, and any other lenders from time to time party thereto. This opinion letter is being delivered to you pursuant to Section 5.03(a) of the Loan Agreement. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

As such counsel and for purposes of our opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate, limited liability company or other entity records, certificates of public officials and other instruments as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation:

(i)    the Indemnity Agreement.

In addition, we have made such investigations of law as we have deemed relevant and necessary as a basis for the opinions expressed below.

In such examination and in rendering the opinions expressed below we have assumed: (i) (x) that each of the parties to the Indemnity Agreement is a validly existing entity in the jurisdiction of its organization, in good standing in each applicable jurisdiction and has the power and authority to execute and deliver, and to perform its obligations under, the Indemnity Agreement and that such execution, delivery and performance does not violate any provision of the certificate of incorporation (or equivalent formation document) of each such party, and (y) the due authorization, execution and delivery of the Indemnity Agreement by all of the parties thereto; (ii) the genuineness of all signatures on all documents submitted to us; (iii) the authenticity and completeness of all documents, corporate records, certificates and other instruments reviewed by us; (iv) that photocopy, electronic, certified, conformed, facsimile and other copies of original documents, corporate records, certificates and other instruments reviewed by us conform to such original documents, records, certificates and other instruments; (v) the legal capacity and competency of all individuals executing documents; (vi) that (x) the Indemnity Agreement is the valid and binding obligation of each of the parties thereto (other than the Company) under New York law, enforceable against such parties (other than the Company) under New York law in accordance with its terms and has not been amended or terminated orally or in writing, and (y) the status of the Indemnity Agreement as the legally valid and binding obligation of the parties is not affected by any (1) violations of statutes, rules, regulations or court or governmental orders, or (2) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities, except in the case of both (1) and (2) above, to the extent of our opinions in paragraphs 2 and 3, as applicable; (vii) that there are no agreements or understandings between or among any of the parties to the Indemnity Agreement or third parties that would expand, modify or otherwise affect the terms of the Indemnity Agreement or the respective rights or obligations of the parties thereunder; (viii) that the factual statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other Persons on which we have relied for the purposes of this opinion letter are true and correct on and as of the date hereof; (ix) that the officers, directors, and stockholders of the Company have properly exercised their fiduciary duties; and (x) the rights and remedies set forth in the Indemnity Agreement will be exercised reasonably and in good faith and were granted without fraud or duress and for good, valuable and adequate consideration and without intent to hinder, delay or defeat any rights of any creditors or stockholders of, or other holders of equity interests in the Company. As to all questions of fact material to this opinion letter, we have relied (without independent investigation, except as expressly indicated herein) upon certificates or comparable documents of officers and representatives of the Company and upon the representations and warranties of the Company contained in the Indemnity Agreement.

We have been retained as special New York counsel to the Company in connection with the transactions contemplated by the Loan Agreement and its ancillary documents, including the Indemnity Agreement, and have not represented the Company in a general capacity and are not familiar with the nature and full extent of the Company’s assets, activities, characteristics and operations. Accordingly, we have assumed that the assets, activities, characteristics and operations of the Company are not of such nature as to cause the transactions contemplated by the Loan Agreement and its ancillary documents, including the Indemnity Agreement, to be governed by laws or regulations of the State of New York or of the United States of America applicable only because of particular assets, activities, characteristics or operations and not applicable to business corporations generally. We have also assumed that the Company is in compliance with all laws and regulations applicable to it because of the nature of its assets, activities and operations (and other characteristics) if non-compliance impairs or affects the enforceability of the Indemnity Agreement, that the execution, delivery and performance of the Indemnity Agreement will not violate any of those laws or regulations, and that none of those laws or regulations prohibits, invalidates or affects the execution, delivery or performance of the Indemnity Agreement by the Company.

Based upon the foregoing, and in reliance thereon, and subject to the assumptions, limitations, qualifications and exceptions set forth herein, we are of the following opinions:

1. The Indemnity Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

2. The execution and delivery by the Company of the Indemnity Agreement, and the performance by the Company of its obligations thereunder, do not cause the Company to violate any federal or New York State statute, rule or regulation.

3. No consent, approval or authorization of, or filing with, any federal or New York State governmental body or authority is required to be obtained or made by the Company in connection with the execution, delivery and performance of the Indemnity Agreement.

The foregoing opinions are subject to the following assumptions, exceptions, qualifications and limitations:

A. We express no opinion with respect to any of the following (collectively, the “Excluded Laws”): (i) anti-fraud laws or, other federal or state securities laws; (ii) Federal Reserve Board margin regulations; (iii) pension or employee benefit laws, e.g., ERISA; (iv) the statutes, ordinances, administrative decisions or rules and regulations of counties, towns, municipalities and other political subdivisions (whether created or enabled through legislative action at the federal, state or regional level); (v) federal or state tax laws; (vi) export, import or customs laws; (vii) anti-terrorism orders, as the same may be renewed, extended, amended or replaced, or any federal, state or local laws, statutes, ordinances, orders, governmental rules, regulations, licensing requirements or policies relating to the same, including, without limitation, Executive Order 13224, effective September 24, 2001; (viii) the USA Patriot Improvement and Reauthorization Act of 2005, its successor statutes or similar statutes in effect from time to time, or the policies promulgated thereunder or any foreign assets control regulations of the United States Treasury Department or any enabling legislation or order relating thereto; (ix) federal or state banking or insurance laws; or, in the case of each of the foregoing, any rules or regulations promulgated thereunder or administrative or judicial decisions with respect thereto.

B. Our opinions are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally, including, without limitation, fraudulent transfer or fraudulent conveyance laws; (ii) the effect of public policy considerations, statutes or court decisions that may limit rights to obtain exculpation, indemnification or contribution (including, without limitation, indemnification regarding violations of the securities laws and indemnification for losses resulting from a judgment for the payment of any amount other than in United States dollars); (iii) the effect of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and the availability of equitable remedies (including, without limitation, specific performance and equitable relief), regardless of whether considered in a proceeding in equity or at law; and (iv) the possible judicial application of foreign laws or foreign governmental action affecting the rights of creditors generally.

C.    We express no opinion with respect to (i) the truth of the factual representations and warranties contained in the Indemnity Agreement, or (ii) any other document or agreement other than the Indemnity Agreement, regardless of whether such document or agreement is referred to in the Indemnity Agreement.

D.    The enforceability of provisions in the Indemnity Agreement to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

E.    We express no opinion with respect to the effect that the introduction of extrinsic evidence as to the meaning of the Indemnity Agreement may have on the opinions expressed herein.

F.    The enforceability of any indemnification obligation contained in Section 2.01 of the Indemnity Agreement may be limited by public policy, statutes, court decisions or by laws limiting the enforceability of provisions exculpating or exempting a party from, or requiring indemnification of a party for, liability of its own action or inaction, to the extent that the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct.

G.    We express no opinion as to (i) Section 4.01 of the Indemnity Agreement insofar as such provision relates to the subject-matter jurisdiction of the United States District Court of the Southern District of New York, (ii) the waiver of inconvenient forum set forth in Section 4.01 of the Indemnity Agreement with respect to proceedings in the United States District Court for the Southern District of New York, (iii) any provision purporting to establish evidentiary standards, or (iv) any document or agreement other than the Indemnity Agreement, regardless of whether such document or agreement is referred to in the Indemnity Agreement.

H.    We express no opinion with respect to the validity, binding effect or enforceability of any provision of the Indemnity Agreement insofar as it purports to effect a choice of governing law or choice of forum for the adjudication of disputes or with respect to the acceptance by a federal court located in the State of New York of jurisdiction of a dispute arising under the Indemnity Agreement, other than (a) the enforceability by a New York State court or a federal court located in the State of New York under New York General Obligations Law Section 5-1401 of the choice of New York State law as the governing law of the Indemnity Agreement (subject, however, to the extent limited by the Constitution of the United States and by Section 1-301 of the Uniform Commercial Code as in effect in the State of New York (the “New York UCC”)) and (b) the enforceability by a New York State court under New York General Obligations Law Section 5-1402 of New York State courts as a non-exclusive forum for the adjudication of disputes with respect to the Indemnity Agreement.

I.    The opinions expressed above relate only to those laws and regulations (other than the Excluded Laws) that, in our experience, are generally applicable to transactions in nature of those contemplated by the Loan Agreement and its ancillary documents, including the Indemnity Agreement, between unregulated parties. Without limitation of the foregoing, we express no opinion as to the effect of, or as to compliance by the Company with, any law or regulation that may be applicable to the transactions contemplated by the Loan Agreement and its ancillary documents, including the Indemnity Agreement, because of the nature of the business conducted by the Company or their respective subsidiaries.

J.    We note that effective enforcement of a foreign currency claim in the courts of the State of New York or U.S. federal courts sitting in the State of New York may be limited by requirements that the claim (or a foreign currency judgment in respect of the claim), or a claim with respect to any guarantee of the claim, be converted into U.S. dollars at the rate of exchange prevailing on the date of the judgment or decree by the New York court or U.S. federal court.

K.    We express no opinion as to the enforceability of (i) any waiver of any applicable defenses, rights of set-off or counterclaim that are not capable of waiver; or (ii) any provision relating to the severability of the provisions in the Indemnity Agreement.

L.    We express no opinion as to the effect on our opinions regarding the Indemnity Agreement arising out of the status of activities of, or laws applicable to the Initial Lender to the Indemnity Agreement (other than the Company under federal laws of the United States of America or laws of the State of New York), and, without limiting the foregoing, we are not expressing any opinion as to the effect of compliance or non-compliance by the Initial Lender with any state or federal laws or regulations applicable to the transactions contemplated by the Loan Agreement and its ancillary documents, including the Indemnity Agreement, because of the nature of any of its businesses.

M.    We express no opinion as to the validity, binding effect or enforceability of (i) any provision of the Indemnity Agreement allowing any party to exercise any remedial rights without notice to the Company, (ii) any provision of the Indemnity Agreement providing for the effectiveness of service of process by mail in any suit, action or proceeding of any nature arising in connection with or in any way relating to any Indemnity Agreement, (iii) any provision of the Indemnity Agreement stating that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy does not preclude recourse to one or more others or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy, (iv) any provision of the Indemnity Agreement stating that time is of the essence, (v) any provision of the Indemnity Agreement that constitutes (or is construed to constitute) an agreement to agree or (vi) any rights of setoff asserted by a participant in the rights of the Initial Lender under the Indemnity Agreement.

N.    We express no opinion with respect to (i) the right, title or interest of the Company in or to any property, (ii) the creation or perfection of any security interests or liens or (iii) priority of any security interest or liens.

Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein (including, without limitation, the qualification set forth in paragraph A with respect to Excluded Laws), we express no opinion with regard to any law other than, as in effect on the date of this opinion letter, (i) the federal laws of the United States of America and (ii) the laws of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this opinion letter. The opinions expressed herein are to be governed by the law of the State of New York and shall be construed in accordance with the customary practice in New York of lawyers who regularly give, and lawyers who regularly advise opinion recipients regarding, opinions of the kinds contained herein.

This opinion letter is solely for the benefit of the Initial Lender, in connection with the Indemnity Agreement and may not be relied upon by any other person (including any other Lender) for any other purpose, or furnished, assigned, or quoted to any other Person, except that:

(a) at your request, we hereby consent to reliance hereon by any person that becomes a Lender under the Loan Agreement in accordance with the provisions of Sections 2.08(b) or 10.04(b) thereof (each, an “Additional Lender”), on the condition and understanding that (i) this opinion letter speaks only as of the date hereof, (ii) we have no responsibility or obligation to update this opinion letter, to consider its applicability or correctness to any person or entity other than its addressee, or to take into account changes in law, facts or any other developments of which we may later become aware, (iii) any such reliance (x) must be actual and reasonable under the circumstances existing at the time such person becomes an Additional Lender, including any circumstances relating to changes in law, facts or any other developments known to or reasonably knowable by such Additional Lender at such time and (y) can occur only after such Additional Lender’s consultation concerning this opinion letter with counsel experienced in secured lending matters, (iv) our consent to such reliance shall not constitute a reissuance of this opinion letter or otherwise extend any statute of limitations period applicable hereto on the date of this opinion letter, and (v) in no event shall any Additional Lender have any greater rights with respect hereto than the original addressees of this opinion letter; and

(b)    copies of this opinion letter may be disclosed (but may not be relied upon by) (i) to accountants, rating agencies, auditors, counsel and other professional advisors for any Lender on the basis that they make no further disclosure, (ii) to the officers and employees of any Lender on the basis that they make no further disclosure, (iii) in connection with any legal action arising out of or in connection with the transactions contemplated by the Loan Agreement and its ancillary documents, including the Indemnity Agreement, (iv) to any person to whom disclosure is required to be made by applicable law or order of any court or governmental agency or is required or requested pursuant to the rules or regulations of any supervisory or regulatory authority or in connection with any judicial proceedings and (v) to any permitted assignee of or participant in the interest of any Lender under the Indemnity Agreement. The opinions expressed herein are rendered on and as of the date hereof and are not to be deemed to have been reissued or updated by any subsequent delivery of a copy hereof. We assume no obligation to advise you as to any legal development or factual matter arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

Exhibit E-2

FORMS OF OPINION OF PERUVIAN COUNSEL TO THE BORROWER

(Attached)

Lima, July 31, 2019

To:	The Lenders as defined in the Loan Agreement referred to below

Ladies and Gentlemen:

This opinion is furnished to you pursuant to section 5.03(a)(ii) of the Loan Agreement, dated as of July 31, 2019 (the “Loan Agreement”), by and between Graña y Montero S.A.A. (the “Borrower”), and CS Peru Infrastructure Holdings LLC, as Initial Lender. Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Loan Agreement.

We have acted as Peruvian counsel to the Borrower in connection with the preparation, execution and delivery of the Opinion Documents (as defined below).

In rendering the opinions expressed below, we have examined executed counterparts of (or copies certified to our satisfaction of) the following documents (the “Opinion Documents”):

(i)	the Loan Agreement, including the schedules and exhibits attached thereto;

(ii)	the Fee Letter, dated July 31, 2019;

(iii)	the First Lien Chilean Share Pledge Agreement, dated July 31, 2019;

(iv)	the Second Lien Chilean Share Pledge Agreement, dated July 31, 2019 (together with the First Lien Chilean Share Pledge Agreement, the “Chilean Pledges”);

(v)	the Trust Agreement, dated July 31, 2019 (the “Trust Agreement”);

(vi)	the form of the Irrevocable Instruction Letter to be delivered by the Peruvian public notary to GyM Ferrovías in accordance with the terms of the Trust Agreement (the “GyM Ferrovías Letter”);

(vii)

the form of the Irrevocable Instruction Letter to be delivered by the Peruvian public notary to Norvial, in accordance with the terms of the Trust Agreement (together with the GyM Ferrovías Letter, the “Irrevocable Instruction Letters”);

(viii)	the form of a Notification Letter to be delivered by the Peruvian public notary to GMP in accordance with the terms of the Trust Agreement (the “GMP Notification Letter”);

(ix)

the form of a Notification Letter to be delivered by the Borrower to Adexus in accordance with the terms of the Trust Agreement (together with the GMP Notification Letter, the “Notification Letters”); and,

(x)

Peruvian Note (pagaré) and its corresponding instructions letter, dated July 31, 2019 (acuerdo de llenado) (together with the Trust Agreement, the Irrevocable Instruction Letters and the Notification Letters, the “Peruvian Documents”).

In addition, we have examined (i) the Borrower’s bylaws, as amended and supplemented, its good standing certificate issued by the Peruvian Public Records on July 23, 2019, the power of attorney, dated July 19, 2019, the registry entry of the Borrower’s Electronic File No. 11028652 in the Peruvian Public Records and the certificates of power of attorney, correspondingly, under which the powers of attorney of the Borrower’s representatives to execute the Chilean Pledges are granted, and the powers of attorney of the Borrower’s representatives to execute the other Opinion Documents are registered, respectively; (ii) GMP’s bylaws and its good standing certificate issued by the Peruvian Public Records on July 25, 2019; (iii) GyM Ferrovías’ bylaws and its good standing certificate issued by the Peruvian Public Records July 23, 2019; and (iv) Norvial’s bylaws and its good standing certificate issued by the Peruvian Public Records July 24, 2019. Also, we have carried out the search in the bankruptcy information system (IFCO, its initials in Spanish) through the following link http://servicio.indecopi.gob.pe/e-value/pgw_infoXDeudor.seam.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies.

In rendering the opinions expressed below, we have assumed (without investigation on our part) that all of the parties to the Opinion Documents (other than the Borrower) are duly organized and validly existing and have the power and authority (corporate, partnership or other) to execute, deliver and perform the Opinion Documents under the laws of the jurisdiction of its organization. Furthermore, we have assumed that:

A.    The execution, delivery and performance by each party (other than the Borrower) of each Opinion Document to which it is a party, (i) are within its corporate or other powers, (ii) do not contravene, or constitute a default under, the certificate of incorporation or bylaws or other constitutive document of such party, (iii) require no action by or in respect of, or filing with, any governmental authority, agency or official that have not been obtained and are in full force and effect and (iv) do not contravene or constitute a default, under any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon such party;

B.    the Opinion Documents constitute legal, valid, binding and enforceable obligations of all parties to the Opinion Documents (other than the Borrower);

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C.    the Opinion Documents have been or will be executed by authorized signatories of the parties thereto (other than the Borrower);

D.    Insofar as any obligation established in the Opinion Documents needs to be performed in any jurisdiction outside of Peru, such performance will not be illegal, ineffective or invalid by virtue of the laws of that jurisdiction;

E.    There is a lack of bad faith and absence of fraud, undue influence, coercion or duress on the part of any party to the Opinion Documents, or any obligor, or their respective employees or agents; and,

F.    The Opinion Documents are executed for bona fide commercial reasons by each of the parties thereto.

We are qualified to practice law in Peru, and therefore our opinions set forth below are limited to the laws of Peru, and without limiting the generality of the foregoing, we express no opinion concerning the laws of any other jurisdiction in which any party to any Opinion Document may be located or in which enforcement of any such agreement may be sought which limits the amount of interest that may be legally charged or collected.

Based upon and subject to the foregoing and to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

1.    The Borrower (i) is a sociedad anónima abierta duly organized, validly existing and in good standing under the laws of Peru, (ii) is a duly registered company in Peru, (iii) is duly qualified and authorized to do business in Peru, (iv) has all requisite corporate power and authority to own or dispose of the assets and rights expressed to be charged as security by means of the Trust Agreement and the Chilean Pledges in favor of the Lenders and (v) not subject to any bankruptcy, insolvency or liquidation process.

2.    GMP (i) is a sociedad anónima duly organized, validly existing and in good standing under the laws of Peru, (ii) is a duly registered company in Peru, (iii) is duly qualified and authorized to do business in Peru, and (iv) is not subject to any bankruptcy, insolvency or liquidation process.

3.    GyM Ferrovías (i) is a sociedad anónima duly organized, validly existing and in good standing under the laws of Peru, (ii) is a duly registered company in Peru, (iii) is duly qualified and authorized to do business in Peru, and (iv) is not subject to any bankruptcy, insolvency or liquidation process.

4.    Norvial (i) is a sociedad anónima duly organized, validly existing and in good standing under the laws of Peru, (ii) is a duly registered company in Peru, (iii) is duly qualified and authorized to do business in Peru, and (iv) is not subject to any bankruptcy, insolvency or liquidation process.

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5.    The Borrower (i) has taken all necessary corporate actions and (ii) has granted all necessary corporate powers of attorney and authority, in each case to execute and deliver, and perform all the obligations expressed and assumed by it under, each of the Opinion Documents.

6.    Each of the officers who executed and delivered or will execute and deliver the Opinion Documents is vested with sufficient power and authority to execute and deliver the Opinion Documents on behalf of the Borrower, and such execution, delivery and performance thereof will not (a) conflict with or constitute or result in a breach of or a default under (or an event that with notice or the passage of time or both would constitute a default or an event of default under), or a violation of any of (i) each of the Borrower’s, GMP’s, GyM Ferrovías’ and Norvial’s by-laws or other constitutive documents; (ii) the laws, rules or regulations of Peru; (iii) any order, judgement, decree or award known to us; or (iv) the terms or provisions of any material contract or instrument binding on or affecting the Borrower, or any of its assets and rights expressed to be charged as security by means of the Trust Agreement and the Chilean Pledges in favor of the Lenders, known to us; or (b) result in or require the creation or imposition of any lien, charge or encumbrance upon or with respect to any of the properties or assets of the Borrower (except for the security trust created pursuant to the Trust Agreement). The Opinion Documents contain no provision which is contrary to Peruvian public policy, or Peruvian national sovereignty, or for which would not be upheld in the courts of Peru, subject to the conditions set forth in Section 11 (b) of this opinion.

7.    Each of the Opinion Documents (other than the Irrevocable Instruction Letters and the Notification Letters) have been duly authorized, executed and delivered by the Borrower, and constitute legal, valid, binding and enforceable obligations of the Borrower in accordance with its terms, except for (i) limitations that may arise from bankruptcy, reorganization, insolvency, fraudulent transfer, fraudulent conveyance, moratorium and similar laws of general applicability relating to or affecting creditors’ rights, and (ii) application of article 2049 of the Peruvian Civil Code under which provisions of foreign law shall be excluded if they are incompatible with international public policy or incompatible with good morals. We have no reason to believe that any of the limitations of article 2049 of the Peruvian Civil Code apply in the case of the applicable Opinion Documents.

8.    Each of the Irrevocable Instruction Letters and each of the Notification Letters have been duly authorized by the Borrower and, when executed by a duly authorized representative of the Borrower in the applicable form attached to the Trust Agreement and (i) in the case of each of the Irrevocable Instruction Letters and the Notification Letter in respect of GMP, delivered by the Peruvian public notary, and (ii) in the case of the Notification Letter in respect of Adexus, delivered by the Borrower, each of the Irrevocable Instruction Letters and each of the Notification Letters will constitute legal, valid, binding and enforceable obligations of the Borrower in accordance with its terms, except for limitations that may arise from bankruptcy, reorganization, insolvency, fraudulent transfer, fraudulent conveyance, moratorium and similar laws of general applicability relating to or affecting creditors’ rights.

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9.    Each Peruvian Note and its corresponding instruction letter meet the requirements to be considered valid and effective pagarés incompletos in accordance with Law No. 27287 (Ley de Títulos Valores) (as amended), and (i) constitutes a legal, valid and binding obligation of the Borrower and (ii) entitle the holder of such Peruvian Note to initiate a proceso único de ejecución before the competent courts in Peru against the Borrower, in accordance with the Peruvian Code of Civil Procedure (Código Procesal Civil), for the enforcement thereof; provided that, each Peruvian Note is completed in accordance with the provisions of its corresponding instructions letter, as set forth by Article 10 of the Peruvian Securities Act Law No. 27287 (Ley de Títulos Valores).

10.    The Trust Agreement is legal, valid and binding to the parties thereon and creates a valid, first priority security interest in favor of the Lender, constituting an estate separate from the estate of the Borrower in accordance with its terms, pursuant to which valid and enforceable first priority Liens have been created under Peruvian law over the assets and rights expressed to be charged as security thereby in favor of the Lenders, and with respect to the “Derechos de Cobro Venta Adexus”, “Flujos Dinerarios Venta Adexus”, “Derechos de Cobro Dividendos Adexus” and “Flujos Dinerarios Dividendos Adexus” (as defined in the Trust Agreement) the first priority lien will be created upon the satisfaction in full of the conditions established in the second additional clause and the third additional clause to the Trust Agreement, respectively. In order for the Trust Agreement to be considered enforceable against third parties (i.e. erga omnes) it shall be recorded in the Peruvian Public Registries (Registro Mobiliario de Contratos), and no further action is required for the enforceability against third parties of the Trust Agreement.

11.    The Opinion Documents are in proper legal form for the enforcement thereof under Peruvian laws, and other than the Trust Agreement, for which its registration in the Peruvian Public Registries (Registro Mobiliario de Contratos) is required in order for it to be enforceable against third parties; there are no authorizations, consents, licenses, validations, filings, notices, recordings, registrations or approvals required from any court, arbitrator or other Governmental Authority of Peru for the entry into and delivery of, and the performance by the Borrower of its obligations under, the Opinion Documents, or to ensure the legality, validity or enforceability of the Opinion Documents.

12.    It is not necessary that documentary stamp or similar tax, imposition or charge be paid in Peru on or in respect of any Opinion Document in order to ensure the legality, validity, enforceability or admissibility into evidence of such Opinion Document in Peru.

13.    Under Peruvian conflict of law principles, the choice of New York law as the governing law for each of the Loan Agreement, the Fee Letter and each NY Note would be upheld as a valid choice of law by the courts of Peru and will be honored by the courts of Peru and such document will be construed in accordance with, and will be treated as being governed by New York law, except for the limitations contained in article 2049 of the Peruvian Civil Code, under which provisions of foreign law shall be excluded if they are incompatible with international public policy or incompatible with good morals, and article 2088 of the Peruvian Civil Code, under which the creation, content and extinction of security interests on tangible assets located in Peru is governed by Peruvian law. We have no reason to believe that article 2049 or article 2088 of the Peruvian Civil Code is being violated in connection with the Opinion Documents.

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(a)

The submission by the Borrower in each of the Loan Agreement, the Fee Letter and each NY Note to the jurisdiction of the courts of the State of New York sitting in New York County, and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, is legal, valid, binding and enforceable under the laws of Peru –after undergoing the recognition procedure explained in (b) below, except as for the cases specified in Article 2058, paragraph (i) and article 2060 of the Peruvian Civil Code, which provide that legal proceedings related to real estate property located in the territory of Peru are subject to the exclusive jurisdiction of Peruvian courts and that the submission to a foreign jurisdiction is enforceable in Peru if such submission is not an abuse of law and is not contrary to public policy. We have no reason to believe that such submissions would be an abuse of law or contrary to public policy.

(b)

A final judgment against the Borrower for the payment of money obtained from the New York State courts in New York, or federal courts of the United States of America sitting in the Southern District of New York (including pursuant to service of process on an agent of the Borrower) would be recognized, conclusive and enforceable in the courts of Peru without reconsideration on the merits; provided that the following requirements are met:

i.

if there is a treaty between Peru and the United States of America regarding the enforceability of foreign judgments, and the provisions of such treaty are complied with. Currently, there is no such treaty;

ii.

in the absence of a treaty, the reciprocity rule applies, such reciprocity being presumed, under which a judgment given by a foreign competent court will be admissible in the Peruvian courts and will be enforceable thereby, except if according to such foreign law (A) judgments issued by Peruvian courts are not admissible in such foreign country or (B) judgments issued by Peruvian courts are subject to re-examination by such foreign competent court of the issues dealt with therein; and

iii.

in any case, (A) such judgment does not resolve matters which are subject to the exclusive jurisdiction of Peruvian courts (i.e. in rem rights related to real estate property located in Peru, civil actions derived from criminal offences in, or with effects in, Peru, and agreements in which the parties have expressly or implicitly submitted to Peruvian jurisdiction); (B) the foreign competent court issuing the judgment holds jurisdiction under the rules of international conflicts of law and general principles of international procedural jurisdiction; (C) the defendant against whom the enforcement is sought has been summoned in accordance with the laws of the place in which the action was brought and a reasonable time to appear before the foreign court as well as due procedural guarantees to defend his/her/its

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case was granted to the defendant; (D) the foreign judgment has the authority of res judicata under the laws of such foreign jurisdiction; (E) there are no pending legal proceedings between the same parties which relate to the same matters, started prior to the filing of the complaint that concluded with such foreign judgment; (F) such foreign judgment is not incompatible with other judgments which meet the admissibility and enforceability requirements established by Peruvian law which have been previously issued with respect to the same subject matter; (G) such foreign judgment is not contrary to public policy or good morals; (H) it is not proven that such foreign court denies enforcement of Peruvian judgments or engages in a review of the merits thereof; and (I) an exequatur proceeding under Peruvian law for the recognition and enforcement of the foreign court judgment must be followed.

14.    The obligations of the Borrower with respect to each Lender under each Opinion Document will rank at all times at least pari passu in priority of payment with respect to all existing and future senior, unsubordinated indebtedness of the Borrower, except for indebtedness and other obligations of the Borrower held by those whose claims are preferred upon the occurrence of any bankruptcy, insolvency or liquidation to the extent required by the terms of Law No. 27809 (Ley General del Sistema Concursal), as amended.

15.    Neither the Borrower nor any of its property enjoy any right of immunity from set-off, suit or execution with respect to assets or obligations under each of the Opinion Documents. The Borrower is subject to civil and commercial law with respect to its respective obligations under the Opinion Documents and the execution and delivery of, and performance by the Borrower under, the Opinion Documents constitutes private and commercial acts rather than public or governmental acts.

16.    The Lenders will not be deemed to be resident, domiciled or carrying on business in Peru by reason only of the execution, performance and/or enforcement of the Opinion Documents.

17.    The Lenders do not need to be licensed, qualified or otherwise entitled by any Governmental Authority of Peru or be entitled to carry out business in any jurisdiction within Peru (i) in order to enforce any of their rights or remedies under any of the Opinion Documents, or (ii) solely by reason of the execution, delivery and performance of any of the Opinion Documents.

18.    The Borrower’s representatives are duly vested with sufficient power and authority to appoint and empower the Process Agent in the manner set forth in the Loan Agreement, the Fee Letter and each NY Note, insofar as matters of Peruvian law are considered.

19.    Except for the obligation with respect to (a) the withholding of income tax (Impuesto a la Renta) at a rate of 30% or 4.99%, as the case may be, on interest, fees, commissions, premiums and any other amounts paid by the Borrower (as applicable) to non-resident

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Lenders under the Opinion Documents; and (b) the Peruvian Financial Transactions Tax (Impuesto a las Transacciones Financieras) that applies to each debit and credit operation in an account with an entity that is part of the Peruvian financial system and certain organized payment systems at a rate of 0.005%, there is presently no tax, duty, levy, impost, deduction, fee, charge, registration or transfer tax, including, without limitation, any withholding imposed by Peru (or any political subdivision or taxing authority thereof or therein): (x) on or by virtue of the execution, delivery or performance by the Borrower of the Opinion Documents, (y) for the enforcement or admissibility into evidence of the Opinion Documents or (z) on or as a result of payments in the manner contemplated in the Loan Agreement, under each Peruvian Note or pursuant to any other Opinion Document to the Lenders.

20.    There are no Peruvian foreign exchange control consents, licenses or approvals required for the entry into and performance by the Borrower of its obligations under the Opinion Documents (including, without limitation, the payment of all monies to the Lenders in accordance with the Opinion Documents).

Our opinions are subject to the following qualifications:

A.    The opinions set forth in this opinion are based upon the facts in existence and laws in effect as of the date hereof, we do not express any opinion as to the laws of any other jurisdiction and we expressly disclaim any obligation to update our opinions herein with respect to any changes in such facts or laws that may come to our attention after the delivery of this opinion.

B.    Enforceability of each of the Peruvian Documents may be limited by bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, liquidation, moratorium or other similar laws relating to or affecting the rights and remedies of creditors generally, by equitable principles, including, without limitation, principles regarding good faith and fair dealing, and by any principles of public policy and good morals in Peru.

This opinion is furnished to the addressees hereof, by us as Peruvian counsel to the Borrower, in connection with the transactions contemplated in the Opinion Documents, and may not be relied upon by any person for a purpose other than in connection with such transactions contemplated in the Opinion Documents without, in each instance, our prior written consent, except that any person that becomes a Lender under the Loan Agreement in accordance with the provisions of Sections 2.08(b) or 10.04(b) thereof may rely on this opinion as if it were specifically addressed and delivered to such person on the date hereof. You or any successor or assign may provide a copy of this opinion, for informational purposes only, and not for reliance, (i) to any person to whom disclosure is required to be made by applicable law or order of any court or governmental agency or is required or requested pursuant to the rules or regulations of any supervisory or regulatory authority or in connection with any judicial proceedings, (ii) to the officers, employees, rating agencies, auditors and professional advisers of the addressee, (iii) in connection with any legal action to which any Lender or Related Party is a party arising out of the transactions contemplated by the Opinion Documents and (iv) to any permitted assignee of or participant in the interest of any Lender

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under the Opinion Documents; on the basis that (a) such disclosure is made solely to enable any such person to be informed that an opinion has been given and to be made aware of its terms but not for the purposes of reliance, and (b) we do not assume any duty or liability to any person to whom such disclosure is made and in preparing this opinion we only had regard to the interests of our client.

Very truly yours,

Philippi, Prietocarrizosa, Ferrero DU & Uría.

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Lima, July 31, 2019

To:	The Lenders as defined in the Indemnification Agreement referred to below

Ladies and Gentlemen:

This opinion letter is furnished to you in connection with the Indemnification Agreement, dated as of July 31, 2019 (the “Indemnification Agreement”), by and between Graña y Montero S.A.A. (the “Company”), and CS Peru Infrastructure Holdings LLC, as Initial Lender. Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Indemnification Agreement.

We have acted as Peruvian counsel to the Company in connection with the preparation, execution and delivery of the Opinion Document (as defined below).

In rendering the opinions expressed below, we have examined executed counterparts of (or copies certified to our satisfaction of) the Indemnification Agreement (the “Opinion Document”).

In addition, we have examined the Company’s bylaws, as amended and supplemented, its good standing certificate issued by the Peruvian Public Records on July 23, 2019, and the registry entry 11028652 of the Company’s Electronic File in the Peruvian Public Records, under which the powers of attorney of the Company’s representatives to execute the Opinion Document are registered. Also, we have carried out the search in the bankruptcy information system (IFCO, its initials in Spanish) through the following link http://servicio.indecopi.gob.pe/e-value/pgw_infoXDeudor.seam.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies.

In rendering the opinions expressed below, we have assumed (without investigation on our part) that all of the parties to the Opinion Document (other than the Company) are duly organized and validly existing and have the power and authority (corporate, partnership or other) to execute, deliver and perform the Opinion Document under the laws of the jurisdiction of its organization. Furthermore, we have assumed that:

A.    The execution, delivery and performance by each party (other than the Company) of the Opinion Document, (i) are within its corporate or other powers, (ii) do not contravene, or constitute a default under, the certificate of incorporation or bylaws or other constitutive document of such party, (iii) require no action by or in respect of, or filing with, any governmental authority, agency or official that have not been obtained and are in full force and effect and (iv) do not contravene or constitute a default, under any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon such party;

B.    The Opinion Document constitutes legal, valid, binding and enforceable obligations of all parties to the Opinion Document (other than the Company);

C.    The Opinion Document has been executed by authorized signatories of the parties to it (other than the Company);

D.    Insofar as any obligation established in the Opinion Document needs to be performed in any jurisdiction outside of Peru, such performance will not be illegal, ineffective or invalid by virtue of the laws of that jurisdiction;

E.    There is a lack of bad faith and absence of fraud, undue influence, coercion or duress on the part of any party to the Opinion Document, or any obligor, or their respective employees or agents; and,

F.    The Opinion Document is executed for bona fide commercial reasons by each of the parties to it.

We are qualified to practice law in Peru, and therefore our opinions set forth below are limited to the laws of Peru, and without limiting the generality of the foregoing, we express no opinion concerning the laws of any other jurisdiction in which any party to the Opinion Document may be located or in which enforcement of such agreement may be sought which limits the amount of interest that may be legally charged or collected.

Based upon and subject to the foregoing and to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

1.    The Company (i) is a sociedad anónima abierta duly organized, validly existing and in good standing under the laws of Peru, (ii) is a duly registered company in Peru, (iii) is duly qualified and authorized to do business in Peru, and (iv) is not subject to any bankruptcy, insolvency or liquidation process.

2.    The Company (i) has taken all necessary corporate actions and (ii) has granted all necessary corporate powers of attorney and authority, in each case to execute and deliver, and perform all the obligations expressed and assumed by it under the Opinion Document.

3.    Each of the officers who executed and delivered the Opinion Document is vested with sufficient power and authority to execute and deliver the Opinion Document on behalf of the Company, and such execution, delivery and performance thereof will not (a) conflict with or constitute or result in a breach of or a default under (or an event that with notice or the passage of time or both would constitute a default or an event of default under),

2

or a violation of any of (i) the Company’s bylaws or other constitutive documents, (ii) the laws, rules or regulations of Peru, (iii) any order, judgement, decree or award known to us, or (iv) the terms or provisions of any material contract or instrument binding on or affecting the Company known to us; or (b) result in or require the creation or imposition of any lien, charge or encumbrance upon or with respect to any of the properties or assets of the Company. The Opinion Document contains no provision which is contrary to Peruvian public policy, or Peruvian national sovereignty, or for which would not be upheld in the courts of Peru, subject to the conditions set forth in Section 7(b) of this opinion.

4.    The Opinion Document has been duly authorized, executed and delivered by the Company, and constitutes a legal, valid, binding and enforceable obligation of the Company in accordance with its terms, except for (i) limitations that may arise from bankruptcy, reorganization, insolvency, fraudulent transfer, fraudulent conveyance, moratorium and similar laws of general applicability relating to or affecting creditors’ rights, and (ii) application of Article 2049 of the Peruvian Civil Code under which provisions of foreign law shall be excluded if they are incompatible with international public policy or incompatible with good morals. We have no reason to believe that any of the limitations of Article 2049 of the Peruvian Civil Code apply in the case of the Opinion Document.

5.    The Opinion Document is in proper legal form for the enforcement thereof under Peruvian laws, and there are no authorizations, consents, licenses, validations, filings, notices, recordings, registrations or approvals required from any court, arbitrator or other Governmental Authority of Peru for the entry into and delivery of, and the performance by the Company of its obligations under, the Opinion Document, or to ensure the legality, validity or enforceability of the Opinion Document.

6.    It is not necessary that documentary stamp or similar tax, imposition or charge be paid in Peru on or in respect of the Opinion Document in order to ensure the legality, validity, enforceability or admissibility into evidence of the Opinion Document in Peru.

7.    Under Peruvian conflict of law principles, the choice of New York law as the governing law for the Opinion Document would be upheld as a valid choice of law by the courts of Peru and will be honored by the courts of Peru and such document will be construed in accordance with, and will be treated as being governed by New York law, except for the limitations contained in Article 2049 of the Peruvian Civil Code, under which provisions of foreign law shall be excluded if they are incompatible with international public policy or incompatible with good morals, and Article 2088 of the Peruvian Civil Code, under which the creation, content and extinction of security interests on tangible assets located in Peru is governed by Peruvian law. We have no reason to believe that article 2049 or article 2088 of the Peruvian Civil Code is being violated in connection with the Opinion Document.

(a)    The submission by the Company in the Opinion Document to the jurisdiction of the courts of the State of New York sitting in New York County, and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, is legal, valid, binding and enforceable under the laws of Peru –after undergoing the recognition procedure explained in (b) below,

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except as for the cases specified in Article 2058, paragraph (i) and Article 2060 of the Peruvian Civil Code, which provide that legal proceedings related to real estate property located in the territory of Peru are subject to the exclusive jurisdiction of Peruvian courts and that the submission to a foreign jurisdiction is enforceable in Peru if such submission is not an abuse of law and is not contrary to public policy. We have no reason to believe that such submissions would be an abuse of law or contrary to public policy.

(b)    A final judgment against the Company for the payment of money obtained from the New York State courts in New York, or federal courts of the United States of America sitting in the Southern District of New York (including pursuant to service of process on an agent of the Company) would be recognized, conclusive and enforceable in the courts of Peru without reconsideration on the merits; provided that the following requirements are met:

i.

if there is a treaty between Peru and the United States of America regarding the enforceability of foreign judgments, and the provisions of such treaty are complied with. Currently, there is no such treaty;

ii.

in the absence of a treaty, the reciprocity rule applies, such reciprocity being presumed, under which a judgment given by a foreign competent court will be admissible in the Peruvian courts and will be enforceable thereby, except if according to such foreign law (A) judgments issued by Peruvian courts are not admissible in such foreign country or (B) judgments issued by Peruvian courts are subject to re-examination by such foreign competent court of the issues dealt with therein; and

iii.

in any case, (A) such judgment does not resolve matters which are subject to the exclusive jurisdiction of Peruvian courts (i.e. in rem rights related to real estate property located in Peru, civil actions derived from criminal offences in, or with effects in, Peru, and agreements in which the parties have expressly or implicitly submitted to Peruvian jurisdiction); (B) the foreign competent court issuing the judgment holds jurisdiction under the rules of international conflicts of law and general principles of international procedural jurisdiction; (C) the defendant against whom the enforcement is sought has been summoned in accordance with the laws of the place in which the action was brought and a reasonable time to appear before the foreign court as well as due procedural guarantees to defend his/her/its case was granted to the defendant; (D) the foreign judgment has the authority of res judicata under the laws of such foreign jurisdiction; (E) there are no pending legal proceedings between the same parties which relate to the same matters, started prior to the filing of the complaint that concluded with such foreign

4

judgment; (F) such foreign judgment is not incompatible with other judgments which meet the admissibility and enforceability requirements established by Peruvian law which have been previously issued with respect to the same subject matter; (G) such foreign judgment is not contrary to public policy or good morals; (H) it is not proven that such foreign court denies enforcement of Peruvian judgments or engages in a review of the merits thereof; and (I) an exequatur proceeding under Peruvian law for the recognition and enforcement of the foreign court judgment must be followed.

8.    The obligations of the Company with respect to each Lender under the Opinion Document will rank at all times at least pari passu in priority of payment with respect to all existing and future senior, unsubordinated indebtedness of the Company, except for indebtedness and other obligations of the Company held by those whose claims are preferred upon the occurrence of any bankruptcy, insolvency or liquidation to the extent required by the terms of Law No. 27809 (Ley General del Sistema Concursal), as amended.

9.    Neither the Company nor any of its property enjoys any right of immunity from set-off, suit or execution with respect to obligations under the Opinion Document. The Company is subject to civil and commercial law with respect to its obligations under the Opinion Document and the execution and delivery of, and performance by the Company under, the Opinion Document constitutes private and commercial acts rather than public or governmental acts.

10.    The Lenders will not be deemed to be resident, domiciled or carrying on business in Peru by reason only of the execution, performance and/or enforcement of the Opinion Document.

11.    The Lenders do not need to be licensed, qualified or otherwise entitled by any Governmental Authority of Peru or be entitled to carry out business in any jurisdiction within Peru (i) in order to enforce any of their rights or remedies under the Opinion Document, or (ii) solely by reason of the execution, delivery and performance of the Opinion Document.

12.    The Company’s representatives are duly vested with sufficient power and authority to appoint and empower the Process Agent in the manner set forth in the Loan Agreement and the Opinion Document insofar as matters of Peruvian law are considered.

13.    Except for the obligation with respect to the Peruvian Financial Transactions Tax (Impuesto a las Transacciones Financieras) that applies to each debit and credit operation in an account with an entity that is part of the Peruvian financial system and certain organized payment systems at a rate of 0.005%, there is presently no tax, duty, levy, impost, deduction, fee, charge, registration or transfer tax, including, without limitation, any withholding imposed by Peru (or any political subdivision or taxing authority thereof or therein): (x) on or by virtue of the execution, delivery or performance by the Company of the Opinion Document, (y) for the enforcement or admissibility into evidence of the Opinion Document or (z) on or as a result of payments in the manner contemplated in the Opinion Document to the Lenders.

14.    There are no Peruvian foreign exchange control consents, licenses or approvals required for the entry into and performance by the Company of its obligations under the Opinion Document (including, without limitation, the payment of all monies to the Lenders in accordance with the Opinion Document).

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Our opinions are subject to the following qualification: The opinions set forth in this opinion letter are based upon the facts in existence and laws in effect as of the date hereof, we do not express any opinion as to the laws of any other jurisdiction and we expressly disclaim any obligation to update our opinions herein with respect to any changes in such facts or laws that may come to our attention after the delivery of this opinion letter.

This opinion letter is furnished to the addressees hereof, by us as Peruvian counsel to the Company, in connection with the transaction contemplated in the Opinion Document, and may not be relied upon by any person for a purpose other than in connection with such transaction contemplated in the Opinion Document without, in each instance, our prior written consent, except that any person that becomes a Lender under the Opinion Document may rely on this opinion letter as if it were specifically addressed and delivered to such person on the date hereof. You or any successor or assign may provide a copy of this opinion letter, for informational purposes only, and not for reliance, (i) to any person to whom disclosure is required to be made by applicable law or order of any court or governmental agency or is required or requested pursuant to the rules or regulations of any supervisory or regulatory authority or in connection with any judicial proceedings, (ii) to the officers, employees, rating agencies, auditors and professional advisers of the addressee, (iii) in connection with any legal action to which any Lender or Related Party is a party arising out of the transaction contemplated by the Opinion Document and any Credit Document and (iv) to any permitted assignee of or participant in the interest of any Lender under the Opinion Document; on the basis that (a) such disclosure is made solely to enable any such person to be informed that an opinion letter has been given and to be made aware of its terms but not for the purposes of reliance, and (b) we do not assume any duty or liability to any person to whom such disclosure is made and in preparing this opinion letter we only had regard to the interests of our client.

Very truly yours,

Philippi, Prietocarrizosa, Ferrero DU & Uría.

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Exhibit E-3

FORM OF OPINION OF CHILEAN COUNSEL TO THE BORROWER

(Attached)

Santiago, July 31, 2019

To CS Peru Infrastructure Holdings LLC as Initial Lender (as defined below) and any other financial institutions party to the Loan Agreement from time to time as Lenders (as defined in the Loan Agreement referred to below).

Dear Sirs:

We have acted as special Chilean counsel to Graña y Montero S.A.A. (the “Borrower”) in connection with the New York law governed loan agreement, dated as of July 31, 2019, entered into by and among the Borrower and CS Peru Infrastructure Holdings LLC (the “Initial Lender”) and any other financial institutions party thereto from time to time as Lenders (the “Loan Agreement”).

This legal opinion is being provided pursuant to Section 5.03(a)(iii) of the Loan Agreement. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement.

In connection with the opinions expressed herein, we have examined originals or certified copies or otherwise identified to our satisfaction the following documents:

(a)	The Loan Agreement, including all schedules and exhibits annexed thereto;

(b)	The first lien Chilean pledge without conveyance over the shares of Adexus S.A. (the “Company”) granted by the Borrower, dated as of July 31, 2019 (the “First Lien Chilean Pledge”);

(c)

The second lien Chilean pledge without conveyance over the shares of the Company, granted by the Borrower, dated as of July 31, 2019 (the “Second Lien Chilean Pledge” and together with the First Lien Chilean Pledge, the “Opinion Documents”);

(d)

The pledge over 37,929 shares of the Company, granted by the Borrower in favor of Ameris Deuda Directa Fondo de Inversión and Fondo de Inversión Falcom Chilean Fixed Income pursuant to the pledge agreement over shares (contrato de prenda mercantil), dated as of August 17, 2018 (the “Company’s Financing Lien”);

(e)

The letter dated July 26, 2019, by which Ameris Deuda Directa Fondo de Inversión and Fondo de Inversión Falcom Chilean Fixed Income authorized the Borrower to grant the Second Lien Chilean Pledge in favor of the Lenders, under the terms and conditions indicated therein.

(f)

The power of attorney of the Borrower granted in Peru by public deed, dated July 19, 2019 before the notary public Luis Dannon Brender, and the power of attorney of the Company granted in Chile by public deed, dated July 12, 2017 and June 10, 2019, in each case, before the notary public Myriam Amigo Arancibia, which authorizes the execution and delivery of, and performance under, the Opinion Documents; and

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(g) (i)

The constituting organizational deeds (estatutos) and By-Laws of the Company (“Organizational Documents”), (ii) the shareholders registry of the Company, (iii) a registration certificate (Certificado de Vigencia) of the Company, dated as of July 23, 2019, issued by the Conservador de Bienes Raíces de Santiago, and (iv) a certificate of the Superintendencia de Insolvencia y Reemprendimiento of the Company, dated July 25, 2019.

In rendering the opinions expressed below, we have assumed without verification: (i) the authenticity of all documents and records submitted to us as originals and the conformity to the originals of all documents and records submitted to us as copies, (ii) the authenticity and genuineness of all signatures on the documents reviewed by us in connection therewith, (iii) the due organization and existence of each of the parties to the Opinion Documents (except for the Company), (iv) the due authorization, execution and delivery of the Opinion Documents by the parties thereto (except for the Company) and that each such party has adequate power, authority and legal right to enter into the Opinion Documents to which it is a party (except for the Company), and (v) that any document which is governed by a law other than Chilean law is valid, binding and enforceable under such other law and that there is nothing in any such laws that affects our opinions.

Based upon the foregoing, and subject to the assumptions and qualifications contained herein, we are of the opinion that:

1.    The Company is a stock company (sociedad anonima cerrada) which has been duly incorporated and is validly existing under the laws of the Republic of Chile, with full power and authority to carry on its business and own, lease and operate its properties within the limits of its corporate objects stated in its articles of incorporation.

2.    The Company does not appear on the Bankruptcy Registry of Superintendencia de Insolvencia y Reemprendimiento, and it is not currently subject to a bankruptcy procedure of liquidation, reorganization or renegotiation, in accordance with the publications registered in the Bankruptcy Gazette.

3.    As of the date hereof, the authorized capital stock of the Company consists of 334,500 shares, of which (i) 334,499 shares have been subscribed for by the Borrower, and (ii) one share has been subscribed for by Concar S.A. Each share is entitled to one vote with respect to the appointment of each Person proposed to serve on the board of directors of the Company and all other matters requiring a shareholders’ vote under the laws of the Republic of Chile. Except for the liens created pursuant to (i) the Company’s Financing Lien, (ii) the First Lien Chilean Pledge in favor of the Lenders, (iii) the Second Lien Chilean Pledge in favor of the Lenders, and (iv) the Trust Agreement, dated as of July 31, 2019, no Person has any shares, any rights to receive distributions of the Company’s assets, any rights, benefits or privileges pertaining to any of the foregoing (including, without limitation, voting rights and the right to participate in the management of the Company) or any other Equity Interest in the Company as disclosed and registered in the Shareholders Registry of the Company.

4.    According to the certificates issued by the Servicio de Registro Civil e Identificación (Civil Registry and Identification Service) on July 26, 2019, in the case of the

2

Borrower, there are no pledges registered in the Registro de Prendas sin Desplazamiento (Pledges Without Conveyance Registry) kept by such Service against the assets of the Borrower, other than those granted in favor of the Lenders for the benefit of the Lenders and the Company’s Financing Lien.

5.    Once the obligations secured by the Company’s Financing Lien are paid in full, the second rank lien granted by the Borrower pursuant to the Second Lien Chilean Pledge in favor of the Lenders will become, automatically, a first rank lien over 37,929 shares of the Company owned by the Borrower in favor of the Lenders, upon the release of the Second Lien Chilean Pledge.

6.    Each of the Borrower and the Company have all the requisite corporate power and authority to execute, deliver and perform its obligations under the Opinion Documents and to consummate the transactions contemplated thereby.

7.    The execution and delivery by the Borrower and the Company of the Opinion Documents and the performance by each of them of their respective obligations pursuant to such documents and the consummation of the transactions contemplated thereby do not and will not conflict with or constitute or result in a breach of or a default under (or an event that with notice or the passage of time or both would constitute a default or an event of default under), or a violation of any of (i) the Organizational Documents; or (ii) the laws, rules or regulations of the Republic of Chile.

8.    Each of the Opinion Documents have been duly authorized, executed and delivered by the Company, and constitute legal, valid, binding and enforceable obligations of the Borrower and the Company in accordance with its terms, once the Opinion Documents have been registered as indicated in No. 10(a).

9.    Neither (i) the negotiation, preparation or execution of, or the enforcement by the Lenders of its respective rights under the Opinion Documents, nor (ii) the performance by any party to the Opinion Documents of its obligations thereunder, does or will, by itself or collectively, require the Lenders to be licensed, qualified or otherwise registered or entitled to carry on business in the Republic of Chile.

10.    The Opinion Documents are in proper legal form for the enforcement thereof in the courts of the Republic of Chile. To ensure the legality, validity, enforceability or admissibility into evidence in the Republic of Chile of the Opinion Documents, it is not necessary that the Opinion Documents or any other document be filed or recorded with any governmental authority of the Republic of Chile other than: (a) the notarization of the signatures of the Opinion Documents by a Chilean Notary Public and the registration of the Opinion Documents with the Pledges without Conveyance Registry (Registro de Prendas sin Desplazamiento), and (b) the notarization of a copy of the Loan Agreement with a Chilean Notary Public (as part of the Opinion Documents granting process). To ensure the legality, validity and enforceability of the declaration deed contemplated by the Opinion Documents to pledge the Borrower’s future Equity Interests (including economic ownership interests and voting rights) in the Company, it will also be necessary to undergo the diligences indicated under letters (a) and (b).

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11.    Once perfected as per No. 10 above, the Opinion Documents will create a valid and perfected first and, solely with respect to the Second Lien Chilean Pledge, second rank security interest, as applicable, in the collateral included therein as security for the obligations described therein, subject to no other equal or prior security interest other than certain obligations pursuant to Article 2472 of the Chilean Civil Code which are entitled to statutory priorities under the laws of the Republic of Chile (which include among others (i) judicial costs incurred for the general benefit of creditors, (ii) other liquidation expenses, (iii) remunerations of workers and family allowances, (iv) social security contributions, (v) tax withholdings and surcharges, (vi) workers severance payments and (vii) other preferences which are of similar nature and are entitled to statutory priorities under the laws of the Republic of Chile, in each case enforceable as such in the Republic of Chile against the grantor thereof and against any veedores, liquidadores or interventores in insolvency, reorganization or liquidation proceedings, any attaching creditor and all other third parties, in accordance with its terms.

The foreclosure of the Opinion Documents together with the titulo ejecutivo shall be made upon judicial enforcement of the Opinion Documents, and therefore, the parties secured thereby would only be entitled to the proceeds of the liquidation of the respective shares, to the extent allocable to the pledged ownership interests.

12.    Neither the Company nor any of its respective property has any immunity from the jurisdiction of any court of the Republic of Chile or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the Republic of Chile in respect of its obligations under the Opinion Documents.

The foregoing opinion is subject to the following additional qualifications:

(i) the enforceability of the Opinion Documents are subject to applicable bankruptcy, insolvency, liquidation, reorganization, moratorium and similar laws now or hereafter in effect affecting the enforcement of creditors’ rights generally;

(ii) the opinions expressed in this opinion letter are limited to questions arising under the law of the Republic of Chile, and we do not purport to express an opinion on any question arising under the laws of any other jurisdiction; and

(iii) the opinions expressed in this opinion letter refer only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind including any change of law or fact that may occur after the date of this opinion letter even though such development, circumstance or change may affect the legal analysis, a legal conclusion or any other matter set forth in or relating to this opinion letter. Accordingly, any person relying on this opinion letter at any time after the date hereof should seek advice of its counsel as to proper application of this opinion letter at such time.

This opinion letter is addressed to and is solely for the benefit of the Lenders as at the date of this opinion letter and any person that becomes a Lender under the Loan Agreement in accordance with the provisions of Sections 2.08(b) or 10.04(b) thereof after the date of this opinion letter. It may not, without our prior written consent, be relied upon for any

4

other purpose or be disclosed to or relied upon by any other person save that it may be disclosed by any Lender without such consent to:

(a)    any person to whom disclosure is required to be made by applicable law or order of any court or governmental agency or is required or requested pursuant to the rules or regulations of any supervisory or regulatory body or in connection with any judicial proceedings;

(b)    bank examiners and other regulatory authorities should they so request in connection with their normal examinations;

(c)    the officers, employees, auditors and professional advisers of any addressee; (d) in connection with any legal action to which any Lender or Related Party is a party arising out of the transactions contemplated by the Loan Agreement and/or the Opinion Documents;

(e)    any affiliate, assignee or participant in the interest of any addressee under the Credit Documents, and the officers, employees, auditors and professional advisers of such affiliate, assignee or participant; and

(f)    any rating agency;

provided in each case that (a) the opinion may only be disclosed in connection with the matters set forth herein, (b) the recipient accepts that it may not rely upon this opinion letter and as a consequence thereof, we do not assume any duty or liability to any person to who such disclosure is made, and (c) the recipient accepts to keep this opinion letter confidential. Except as otherwise permitted in connection with clauses (a) – (f) immediately above, none of the contents of this opinion letter may be made public without our prior written consent; provided, however, that reference to this opinion letter may be made in the Loan Agreement, the Opinion Documents and any list of closing documents relating thereto.

Very truly yours,

Andrés Sanfuentes

PHILIPPI PRIETOCARRIZOSA FERRERO DU & URÍA

5

Exhibit E-4

FORMS OF OPINION OF PERUVIAN COUNSEL TO THE LENDERS

(Attached)

July 31, 2019

CS PERU INFRASTRUCTURE HOLDINGS LLC, in its capacity as the Initial

Lender under the Loan Agreement (as defined below)

20 Dayton Avenue

Greenwich, CT 06830

Ladies and Gentlemen:

Rebaza, Alcázar & De Las Casas Abogados Financieros has acted as Peruvian counsel to CS PERU INFRASTRUCTURE HOLDINGS LLC, a limited liability company organized and existing under the laws of the State of Delaware (the Lender), with respect to the execution and delivery of, and the performance of the obligations under, the Transaction Documents (as defined below), by and among the Lender, in its capacity as Initial Lender, and (i) GRAÑA Y MONTERO S.A.A., in its capacity as borrower (the Borrower) and (ii) the other parties to the Transaction Documents, as the case may be.

This opinion is submitted to the Lender pursuant to Section 5.03(a) of the loan agreement (including the schedules and exhibits attached thereto, the Loan Agreement), dated as of July 31, 2019, by and between the Lender and the Borrower. All capitalized terms used herein and not otherwise defined shall have their respective meanings as set forth in the Loan Agreement.

We have examined executed versions of the following documents (collectively, but excluding the Organizational Documents (as defined below), the Transaction Documents):

(a)	The Loan Agreement;

(b)

The Peruvian Note, dated as of July 31, 2019 (the Peruvian Note, together with each other Peruvian Note provided by the Borrower pursuant to the terms of the Loan Agreement, the Peruvian Notes) and the related Acuerdo de Llenado, dated as of July 31, 2019;

(c)	The Fee Letter;

(d)	The Trust Agreement;

(e)	The First Lien Chilean Share Pledge Agreement;

(f)	The Second Lien Chilean Share Pledge Agreement (together with (e), the Chilean Share Pledge Agreements);

(g)

The bylaws (the Organizational Documents) of (i) the Borrower, (ii) Graña y Montero Petrolera S.A. (GMP); (iii) GyM Ferrovias S.A. (GyM Ferrovias); and (iv) Norvial S.A. (Norvial and together with GyM Ferrovias, GMP and the Borrower, the Peruvian Entities);

(h)	The form of an Irrevocable Instruction Letter, to be delivered by the Borrower and/or the Trustee to GyM Ferrovías in accordance with the terms of the Trust Agreement;

(i)

The form of an Irrevocable Instruction Letter, to be delivered by the Borrower and/or the Trustee to Norvial in accordance with the terms of the Trust Agreement (together with (h), the Irrevocable Instruction Letters);

(j)	The form of a Notification Letter, to be delivered by the Borrower and/or the Trustee to GMP in accordance with the terms of the Trust Agreement; and

(k)

The form of a Notification Letter, to be delivered by the Borrower and/or the Trustee to Adexus S.A. (Adexus) in accordance with the terms of the Trust Agreement (together with (i), the Notification Letters).

In rendering the opinions expressed herein, we have assumed and not verified (i) the genuineness of all signatures contained in the documents provided to us; (ii) the authenticity of all documents submitted to us as originals and the conformity with original documents of all documents submitted to us as copies; (iii) the due authorization, execution and delivery of each of the Transaction Documents by each of the parties thereto (other than the Borrower) and that the performance thereof is within the capacity and powers of each of them (other than the Borrower); (iv) that all the signatories to the Transaction Documents have been duly authorized to execute and deliver such documents (other than the Borrower); (v) the accuracy as to factual matters of each document we have reviewed (including, without limitation, the accuracy of the representations and warranties of the Borrower in any of the aforementioned documents) and the certificates or other documents delivered in connection therewith or herewith; (vi) that there is nothing under any law (other than the laws of the Republic of Peru) which would or might affect the opinions hereinafter appearing; (vii) that all factual information provided to us by the Borrower is true, correct and complete; (viii) that the execution and delivery by the parties of the Transaction Documents to which each is a party, and the performance of such party’s obligations thereunder, does not require (other than under the laws of the Republic of Peru) any notice to, filing or registration by the relevant party, or the grant of any approval or consent to such party of, any governmental agency or authority (other than a governmental agency or authority of the Republic of Peru) that has not been made or obtained, subject to the qualifications described in Section 16 hereof; (ix) that the execution, delivery and performance by the Borrower of each Transaction Document do not violate or conflict with the law of any jurisdiction other than the law of Republic of Peru; and (x) that there is no

2

arrangement between the parties to each Transaction Document which modifies or supersedes any of the terms of the relevant Transaction Document. We have no reason to believe that such reliance was not justified.

On the basis of the foregoing and upon such investigations as we have deemed necessary for these purposes, but subject to certain assumptions and qualifications contained herein we are of the opinion that:

1.

The Borrower is a “sociedad anónima abierta”, each of the other Peruvian Entities is a “sociedad anónima”, and each of the Peruvian Entities is validly existing, in good standing under the laws of the Republic of Peru, and has the corporate power to own or dispose of the assets and rights expressed to be charged as security by means of the Trust Agreement and the Chilean Share Pledge Agreements in favor of the Lender, conduct its business as presently conducted and, in the case of the Borrower, to enter into, and comply with all of its obligations under, each of the Transaction Documents. None of the Peruvian Entities is subject to any bankruptcy or insolvency proceeding, or to any liquidation process.

2.	The Borrower has taken all necessary corporate actions to authorize its execution and delivery of, and the performance of its obligations under, each of the Transaction Documents.

3.

Each Transaction Document (other than the Irrevocable Instruction Letters and the Notification Letters) has been executed and delivered by a duly authorized person of the Borrower and constitutes the Borrower’s legal, valid and binding obligation enforceable against the Borrower and effective in accordance with its terms, except as may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, liquidations, moratorium or other similar laws relating to or affecting the rights and remedies of creditors generally, (b) application of Article 2049 of the Peruvian Civil Code under which provisions of foreign law shall be excluded if they are incompatible with international public policy or incompatible with good morals and/or (c) any applicable laws, orders and rulings from jurisdictions outside of the Republic of Peru, as to which we express no opinion. We have no reason to believe that any of the limitations of Article 2049 of the Peruvian Civil Code apply in the case of the applicable Transaction Documents.

4.

Each of the Irrevocable Instruction Letters and each of the Notification Letters have been duly authorized by the Borrower and, when (a) the Notification Letters in respect of GMP and Adexus have been executed by duly authorized representatives of the Borrower and/or the Trustee and delivered by the relevant Peruvian public notary or the Borrower, as the case may be, and (b) the Irrevocable Instruction Letters in respect of GyM Ferrovias and Norvial have been executed by duly authorized representatives of the Borrower and/or the Trustee and delivered by the relevant Peruvian public notary, in each case, in the applicable form attached to the Trust Agreement, each of the

3

Irrevocable Instruction Letters and each of the Notification Letters, as applicable, will constitute legal, valid, binding and enforceable obligations of the Borrower in accordance with its terms, except for limitations that may arise from bankruptcy, reorganization, insolvency, fraudulent transfer, fraudulent conveyance, moratorium and similar laws of general applicability relating to or affecting creditors’ rights.

5.

Subject to the qualifications set forth in Section 16, all Governmental Approvals that are required for: (a) the execution and delivery by the Borrower of each of the Transaction Documents, and (b) the validity, binding effect and enforceability of each of the Transaction Documents, have been obtained and are in full force and effect, except such as may be required under any jurisdiction outside of the Republic of Peru, as to which we express no opinion.

6.

The Peruvian Note and its corresponding instruction letter (Acuerdo de Llenado) meet, and each other Peruvian Note and its corresponding instruction letter (Acuerdo de Llenado) provided by the Borrower pursuant to the terms of the Loan Agreement, when executed and delivered by authorized representatives of the Borrower, will meet the requirements to be considered valid and effective pagarés incompletos in accordance with Law No. 27287 (Ley de Títulos Valores) (as amended), and (i) constitutes a legal, valid and binding obligation of the Borrower and (ii) entitle the holder of such Peruvian Note to initiate a proceso único de ejecución before the competent Courts in the Republic of Peru against the Borrower, in accordance with the Peruvian Code of Civil Procedure (Código Procesal Civil), for the enforcement thereof; provided that, the Peruvian Note is completed in accordance with its respective instruction letter, as set forth by Article 10 of the Peruvian Securities Act Law No. 27287 (Ley de Títulos Valores).

7.

The Trust Agreement is a legal, valid, binding and enforceable obligation of each of the parties thereto and creates a valid, first priority security interest in favor of the Lender and each of the other Lenders, constituting an estate separate from the estate of the Borrower in accordance with its terms, pursuant to which valid and enforceable first priority Liens have been created under Peruvian law over the assets and rights expressed to be charged as security thereby in favor of the Lender and the other Lenders, subject to the verification of the Condicion Suspensiva Venta Adexus and the Condicion Suspensiva Dividendos Adexus (as defined in Trust Agreement). In order for the Trust Agreement to be considered enforceable against: (i) Adexus, GMP, Norvial and GyM Ferrovias, each of such companies shall be notified through the Irrevocable Instruction Letters or the Notification Letters, as the case may be, and (ii) third parties (i.e. erga omnes), the Trust Agreement shall be recorded in the Peruvian Public Registries (Registro Mobiliario de Contratos), and no further action is required for the enforceability against third parties of the Trust Agreement.

8.	The authorization, execution, validity and enforceability of each

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Transaction Document and any other agreements, documents, filings, recordings or instruments necessary for the implementation of any of Transaction Document does not (x) contravene or violate, conflict with, or constitute or result in a breach of or default under (or an event that with notice or the passage of time or both would constitute a default or an event of default under): (a) any applicable law, regulation or ruling of any competent authority in the Republic of Peru (subject to Section 16), (b) the Organizational Documents and/or charter documents of the Peruvian Entities, (c) any Governmental Approval granted to the Borrower, (d) any material agreement or instrument binding on or affecting the Borrower, or any of its assets and rights expressed to be charged as security by means of the Trust Agreement and the Chilean Share Pledge Agreements, known to us, or (e) any order, judgment, decree or award known to us; or (y) result in or require the creation or imposition of any lien, charge or encumbrance upon or with respect to any of the properties or assets of the Borrower, known to us (except for the security trust created pursuant to the Trust Agreement). The Transaction Documents contain no provision which is contrary to Peruvian public policy, or Peruvian national sovereignty, or for which would not be upheld in the courts of the Republic of Peru, subject to the conditions set forth in Section 10 of this opinion.

9.

The choice of the law of the State of New York, United States of America, under the applicable Transaction Documents would be upheld as a valid choice of law, and will be recognized by the courts of the Republic of Peru, except for the limitations of (i) Article 2049 of the Peruvian Civil Code, under which provisions of foreign law shall be excluded if they are incompatible with international public policy (orden público) or good morals; (ii) Article 2088 of the Peruvian Civil Code, by virtue of which the creation, content and extinction of in rem rights on tangible assets located in Peru is governed by Peruvian law and (iii) Article 2.1 of the Peruvian Insolvency System General Act (Ley No. 27809), according to which any insolvency, bankruptcy, moratorium, fraudulent conveyance or transfer involving entities domiciled in the Republic of Peru shall be governed by Peruvian law. In any such scenario, the law of the Republic of Peru will apply.

10.

A final, non-appealable judgment obtained from the United States District Court of the Southern District of New York or any United States Federal court or state court sitting in the State of New York will be recognizable and enforceable in the competent courts of the Republic of Peru without re-examination, review of the merits of the cause of action in respect of which such judgment was given, or relitigation of the merits adjudicated upon, provided that the following conditions are met:

10.1.	such judgment does not resolve matters under the exclusive jurisdiction of Peruvian courts;

10.2.	the court rendering such judgment had jurisdiction under its own private international conflicts of law rules and under general principles of international procedural jurisdiction;

5

10.3.

the defendant was served with process in accordance with the laws of the place where such court sits, was granted a reasonable opportunity to appear before such foreign courts and was guaranteed due process rights;

10.4.	the judgment has the status of res judicata in the jurisdiction of the court rendering such judgment;

10.5.

there is no pending litigation in the Republic of Peru between the same parties for the same dispute, which shall have been initiated before the commencement of the proceeding that concluded with the foreign judgment;

10.6.	such judgment is not incompatible with another enforceable judgment in the Republic of Peru unless such foreign judgment was rendered first;

10.7.	such judgment is not contrary to the public policy (orden público) of the Republic of Peru or good morals ;

10.8.	it is not proven that the court rendering such judgment denies enforcement of Peruvian judgments, or engages in a review of the merits thereof;

10.9.

such final judgment has been (i) duly apostilled by the competent authority of the jurisdiction of the issuing court, in case of jurisdictions that are parties to the Hague Apostille Convention, or (ii) certified by Peruvian consular authorities, in case of jurisdictions that are not part of the Hague Apostille Convention, and is accompanied by a certified, sworn translation of such judgment in Spanish, by a Peruvian public translator;

10.10.	the applicable court taxes or filing fees have been paid; and

10.11.

if there is in effect a treaty between the country where said foreign court sits and the Republic of Peru, regarding the recognition and enforcement of foreign judgments, the provisions of such treaty shall apply. In the absence of such a treaty, the reciprocity rule is applicable (such reciprocity rule being presumed), under which a judgment given by a foreign competent court will be admissible in the Peruvian courts and will be enforceable thereby, except if according to such foreign law: (i) judgments issued by Peruvian courts are not admissible in such foreign country or (ii) judgments issued by Peruvian courts are subject to re-examination by such competent court, of the issues dealt with therein.

Assuming that the foreign final judgment complies with the standards set forth above in Section 10, and in the absence of any condition referred to above in Section 10 which would render a foreign judgment unenforceable, the respective parties, would be entitled to enforce

6

such judgment in the Republic of Peru by proceedings for the enforcement of a foreign final judgment under the laws of the Republic of Peru.

11.

Neither the Borrower nor any of its assets are immune on the grounds of sovereignty or otherwise from jurisdiction, attachment (before or after judgment) or execution in respect of any action or proceeding related in any way to the Transaction Documents that may be brought in the courts of the Republic of Peru.

12.

No registration taxes, stamp duties or similar taxes are payable to any governmental authority in the Republic of Peru in connection with the execution and delivery of the Transaction Documents, and/or the performance, admissibility in evidence or enforcement of the Transaction Documents, except for court taxes or filing fees for enforcement in the Republic of Peru as referenced in Section 10 hereof.

13.

It is not necessary for the Lender or any other Lender to hold any license for carrying out banking business or obtain any other license or authorization in the Republic of Peru in order to enter into the Transaction Documents or exercise or enforce its or their rights therein. Neither the Lender nor any other Lender will be deemed to be resident, or to carry on business, in the Republic of Peru as a result of entering into or enforcing the Transaction Documents.

14.

The Borrower is subject to civil and commercial law with respect to its obligations under the Transaction Documents to which it is a party. The execution and delivery of the Transaction Documents as well as the performance by the Borrower of its obligations thereunder constitute private and commercial acts rather than public or governmental acts.

15.

The obligations of the Borrower with respect to the Lender and each other Lender under each Transaction Document will rank at all times at least pari passu in priority of payment with respect to all existing and future unsecured indebtedness of the Borrower, except for indebtedness and other obligations of the Borrower held by those whose claims are preferred upon the occurrence of any bankruptcy, insolvency or liquidation to the extent required by the terms of Law No. 27809 (Ley General del Sistema Concursal), as amended.

16.

Other than the provisions applicable to the Borrower — limiting its ability to transfer funds abroad — under Law N° 30737 and its regulations, there are no Peruvian foreign exchange controls, Governmental Approvals or similar consents required for the execution and delivery by the Borrower of, and performance by the Borrower of its obligations under, the Transaction Documents (including, without limitation, the payment of all monies to the Lender and each other Lender in accordance with the Transaction Documents).

The limitations arising from Law N° 30737 and its regulations should

7

not apply to the Transaction Documents as the Borrower will not be making any transfer of funds abroad, given that payment of the Obligations under the Loan Agreement will be made to a bank account opened by the Initial Lender at a Peruvian bank. This opinion is made based on our experience and legal analysis of the prohibitions set forth in the abovementioned law and regulations; nevertheless, there are no binding precedents as of the date hereof under which competent judges have issued rulings with respect to these types of limitations vis a vis payment of monies to foreign lenders under loan transactions that are subject to foreign law.

This opinion speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind including any change of law or interpretation thereof or fact that may occur after the date of this opinion even though such development, circumstance or change may affect the legal analysis, a legal conclusion or any other matter set forth in or relating to this opinion.

The opinions set forth herein are, however, subject to certain qualifications, namely:

(A)

The opinions expressed in this opinion are limited to questions arising under the laws of the Republic of Peru as currently in effect, and we do not purport to express an opinion on any question arising under the laws of any other jurisdiction.

(B)

We are attorneys admitted to practice in the Republic of Peru and we express no opinions as to any laws other than the laws of such jurisdiction. In particular, we have made no independent investigation of the laws of any other jurisdiction as a basis for our opinion, and have assumed that there is nothing in any such law that affects our opinions.

(C)

The term “enforceable” means that the obligations assumed by the Borrower under the Transaction Documents are of a type that the courts of the Republic of Peru typically enforce, except as may be limited by bankruptcy, insolvency, fraudulent conveyance or transfer, liquidation, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors generally.

(D)

The admissibility in evidence and enforceability before a Peruvian court of any documents executed in a language other than Spanish requires such documents to be (i) officially translated to Spanish by a duly authorized public translator in Peru; (ii) if issued in any country other than in the Republic of Peru (x) which is not a signatory country of The Hague Apostille Convention, legalized before a notary public, the Ministry of Foreign Affairs of such country, the competent Peruvian consulate and before the Peruvian Ministry of Foreign Affairs (Ministerio de Relaciones Exteriores del Perú), or (y) which is a signatory country of The Hague Apostille Convention, must be certified with an apostille, and (iii) applicable court fees are paid.

8

(E)

We are furnishing this opinion to you and any person that becomes a Lender under the Loan Agreement in accordance with the provisions of Section 2.08(b) or 10.04(b) thereof solely for your and their benefit and this opinion may not be used, circulated, quoted or otherwise referred to, or relied upon by, any person or entity without our prior written consent other than:

i.

any person to whom disclosure is required to be made by applicable law or order of any court or governmental agency or is required or requested to be made pursuant to the rules or regulations of any supervisory or regulatory authority or in connection with any judicial proceedings;

ii.	the officers, employees, rating agencies, auditors, accountants, counsel and others professional advisers of the Lender and each other Lender;

iii.

in connection with any legal action to which the Lender or any other Lender or any of their respective Related Parties is a party arising out of the transactions contemplated by the Transaction Documents; and

iv.	any person who is a potential or actual transferee, participant or assignee of the Lender or any other Lender (in the same capacity), and their respective professional advisers;

on the basis that (1) such disclosure is made solely to enable any such person to be informed that an opinion has been given and to be made aware of its terms but not for the purposes of reliance, and (2) we do not assume any duty or liability to any person to whom such disclosure is made and in preparing this opinion we only had regard to the interests of our client(s).

(F)	We express no opinion as to any agreement, instrument or other document other than as specified in this opinion.

Very truly yours,

Alberto Rebaza

Rebaza, Alcázar & De Las Casas

9

July 31, 2019

CS PERU INFRASTRUCTURE HOLDINGS LLC, in its capacity as the Initial

Lender under the Opinion Document (as defined below)

20 Dayton Avenue

Greenwich, CT 06830

Ladies and Gentlemen:

Rebaza, Alcázar & De Las Casas Abogados Financieros has acted as Peruvian counsel to CS PERU INFRASTRUCTURE HOLDINGS LLC, a limited liability company organized and existing under the laws of the State of Delaware (the Initial Lender), with respect to the execution and delivery of, and the performance of the obligations under, the Indemnification Agreement (the Opinion Document), dated as of July 31, 2019, by GRAÑA Y MONTERO S.A.A., in its capacity as borrower (the Borrower) to the benefit of the Initial Lender, in its capacity as Initial Lender, and the other parties to the Opinion Document, as the case may be.

All capitalized terms used herein and not otherwise defined shall have their respective meanings as set forth in the Opinion Document.

In rendering the opinions expressed herein, we have assumed and not verified (i) the genuineness of all signatures contained in the documents provided to us; (ii) the authenticity of all documents submitted to us as originals and the conformity with original documents of all documents submitted to us as copies; (iii) the due authorization, execution and delivery of the Opinion Document by each of the parties thereto (other than the Borrower) and that the performance thereof is within the capacity and powers of each of them (other than the Borrower); (iv) that all the signatories to the Opinion Document have been duly authorized to execute and deliver the Opinion Document (other than the Borrower); (v) the accuracy as to factual matters of the Opinion Document (including, without limitation, the accuracy of the representations and warranties of the Borrower therein) and the certificates or other documents delivered in connection therewith or herewith; (vi) that there is nothing under any law (other than the laws of the Republic of Peru) which would or might affect the opinions hereinafter appearing; (vii) that all factual information provided to us by the Borrower is true, correct and complete; (viii) that the execution and delivery by the parties of the Opinion Document, and the performance of such party’s obligations thereunder, does not require (other than under the laws of the Republic of Peru) any notice to, filing or registration by the relevant party, or the grant of any approval or consent to such party of, any governmental agency or authority (other than a governmental agency or authority of the Republic of Peru) that has not been made or obtained, subject to the qualifications described in Section 13 hereof; (ix) that the execution, delivery and performance by the Borrower of the Opinion Document does not violate or conflict with the law of any jurisdiction other than the law of Republic of Peru; and (x) that there is no arrangement between the parties to the Opinion Document which modifies or supersedes any of the terms of the Opinion Document. We have no reason to believe that such reliance was not justified.

On the basis of the foregoing and upon such investigations as we have deemed necessary for these purposes, but subject to certain assumptions and qualifications contained herein we are of the opinion that:

1.

The Borrower is a “sociedad anónima abierta”, validly existing, in good standing under the laws of the Republic of Peru, and has the corporate power to conduct its business as presently conducted and, to enter into, and comply with all of its obligations under, the Opinion Document. The Borrower is not subject to any bankruptcy or insolvency proceeding, or to any liquidation process.

2.	The Borrower has taken all necessary corporate actions to authorize its execution and delivery of, and the performance of its obligations under, the Opinion Document.

3.

The Opinion Document has been executed and delivered by a duly authorized person of the Borrower and constitutes the Borrower’s legal, valid and binding obligation enforceable against the Borrower and effective in accordance with its terms, except as may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, liquidations, moratorium or other similar laws relating to or affecting the rights and remedies of creditors generally, (b) application of Article 2049 of the Peruvian Civil Code under which provisions of foreign law shall be excluded if they are incompatible with international public policy or incompatible with good morals and/or (c) any applicable laws, orders and rulings from jurisdictions outside of the Republic of Peru, as to which we express no opinion. We have no reason to believe that any of the limitations of Article 2049 of the Peruvian Civil Code apply in the case of the Opinion Document.

4.

Subject to the qualifications set forth in Section 13, all Governmental Approvals that are required for: (a) the execution and delivery by the Borrower of the Opinion Document, and (b) the validity, binding effect and enforceability of the Opinion Document, have been obtained and are in full force and effect, except such as may be required under any jurisdiction outside of the Republic of Peru, as to which we express no opinion.

5.

The authorization, execution, validity and enforceability of the Opinion Document and any other agreements, documents, filings, recordings or instruments necessary for the implementation of the Opinion Document does not (x) contravene or violate, conflict with, or constitute or result in a breach of or default under (or an event that with notice or the passage of time or both would constitute a default or an event of default under): (a) any applicable law, regulation or ruling of any competent authority in the Republic of Peru (subject to Section 13), (b) the Organizational Documents and/or charter documents of

2

the Borrower, (c) any Governmental Approval granted to the Borrower, (d) any material agreement or instrument binding on or affecting the Borrower, known to us, or (e) any order, judgment, decree or award known to us; or (y) result in or require the creation or imposition of any lien, charge or encumbrance upon or with respect to any of the properties or assets of the Borrower, known to us. The Opinion Document contains no provision which is contrary to Peruvian public policy, or Peruvian national sovereignty, or for which would not be upheld in the courts of the Republic of Peru, subject to the conditions set forth in Section 7 of this opinion.

6.

The choice of the law of the State of New York, United States of America, under the Opinion Document would be upheld as a valid choice of law, and will be recognized by the courts of the Republic of Peru, except for the limitations of (i) Article 2049 of the Peruvian Civil Code, under which provisions of foreign law shall be excluded if they are incompatible with international public policy (orden público) or good morals; (ii) Article 2088 of the Peruvian Civil Code, by virtue of which the creation, content and extinction of in rem rights on tangible assets located in Peru is governed by Peruvian law and (iii) Article 2.1 of the Peruvian Insolvency System General Act (Ley No. 27809), according to which any insolvency, bankruptcy, moratorium, fraudulent conveyance or transfer involving entities domiciled in the Republic of Peru shall be governed by Peruvian law. In any such scenario, the law of the Republic of Peru will apply.

7.

A final, non-appealable judgment obtained from the United States District Court of the Southern District of New York or any United States Federal court or state court sitting in the State of New York will be recognizable and enforceable in the competent courts of the Republic of Peru without re-examination, review of the merits of the cause of action in respect of which such judgment was given, or relitigation of the merits adjudicated upon, provided that the following conditions are met:

7.1.	such judgment does not resolve matters under the exclusive jurisdiction of Peruvian courts;

7.2.	the court rendering such judgment had jurisdiction under its own private international conflicts of law rules and under general principles of international procedural jurisdiction;

7.3.

the defendant was served with process in accordance with the laws of the place where such court sits, was granted a reasonable opportunity to appear before such foreign courts and was guaranteed due process rights;

7.4.	the judgment has the status of res judicata in the jurisdiction of the court rendering such judgment;

7.5.	there is no pending litigation in the Republic of Peru between the same parties for the same dispute, which shall have been

3

initiated before the commencement of the proceeding that concluded with the foreign judgment;

7.6.	such judgment is not incompatible with another enforceable judgment in the Republic of Peru unless such foreign judgment was rendered first;

7.7.	such judgment is not contrary to the public policy (orden público) of the Republic of Peru or good morals;

7.8.	it is not proven that the court rendering such judgment denies enforcement of Peruvian judgments, or engages in a review of the merits thereof;

7.9.

such final judgment has been (i) duly apostilled by the competent authority of the jurisdiction of the issuing court, in case of jurisdictions that are parties to the Hague Apostille Convention, or (ii) certified by Peruvian consular authorities, in case of jurisdictions that are not part of the Hague Apostille Convention, and is accompanied by a certified, sworn translation of such judgment in Spanish, by a Peruvian public translator;

7.10.	the applicable court taxes or filing fees have been paid; and

7.11.

if there is in effect a treaty between the country where said foreign court sits and the Republic of Peru, regarding the recognition and enforcement of foreign judgments, the provisions of such treaty shall apply. In the absence of such a treaty, the reciprocity rule is applicable (such reciprocity rule being presumed), under which a judgment given by a foreign competent court will be admissible in the Peruvian courts and will be enforceable thereby, except if according to such foreign law: (i) judgments issued by Peruvian courts are not admissible in such foreign country or (ii) judgments issued by Peruvian courts are subject to re-examination by such competent court, of the issues dealt with therein.

Assuming that the foreign final judgment complies with the standards set forth above in Section 7, and in the absence of any condition referred to above in Section 7 which would render a foreign judgment unenforceable, the respective parties, would be entitled to enforce such judgment in the Republic of Peru by proceedings for the enforcement of a foreign final judgment under the laws of the Republic of Peru.

8.

Neither the Borrower nor any of its assets are immune on the grounds of sovereignty or otherwise from jurisdiction, attachment (before or after judgment) or execution in respect of any action or proceeding related in any way to the Opinion Document that may be brought in the courts of the Republic of Peru.

9.	No registration taxes, stamp duties or similar taxes are payable to any

4

governmental authority in the Republic of Peru in connection with the execution and delivery of the Opinion Document, and/or the performance, admissibility in evidence or enforcement of the Opinion Document, except for court taxes or filing fees for enforcement in the Republic of Peru as referenced in Section 7 hereof.

10.

It is not necessary for the Initial Lender or any other Lender to hold any license for carrying out banking business or obtain any other license or authorization in the Republic of Peru in order to enter into the Opinion Document or exercise or enforce its or their rights therein. Neither the Initial Lender nor any other Lender will be deemed to be resident, or to carry on business, in the Republic of Peru as a result of entering into or enforcing the Opinion Document.

11.

The Borrower is subject to civil and commercial law with respect to its obligations under the Opinion Document to which it is a party. The execution and delivery of the Opinion Document as well as the performance by the Borrower of its obligations thereunder constitute private and commercial acts rather than public or governmental acts.

12.

The obligations of the Borrower with respect to the Initial Lender and each other Lender under the Opinion Document will rank at all times at least pari passu in priority of payment with respect to all existing and future unsecured indebtedness of the Borrower, except for indebtedness and other obligations of the Borrower held by those whose claims are preferred upon the occurrence of any bankruptcy, insolvency or liquidation to the extent required by the terms of Law No. 27809 (Ley General del Sistema Concursal), as amended.

13.

Other than the provisions applicable to the Borrower — limiting its ability to transfer funds abroad — under Law N° 30737 and its regulations, there are no Peruvian foreign exchange controls, Governmental Approvals or similar consents required for the execution and delivery by the Borrower of, and performance by the Borrower of its obligations under, the Opinion Document (including, without limitation, the payment of all monies to the Initial Lender and each other Lender in accordance with the Opinion Document).

The limitations arising from Law N° 30737 and its regulations should not apply to the Opinion Document as the Borrower will not be making any transfer of funds abroad, given that the payments to be made by the Borrower to the Initial Lender under the Opinion Document will be made to a bank account opened by the Initial Lender at a Peruvian bank. This opinion is made based on our experience and legal analysis of the prohibitions set forth in the abovementioned law and regulations; nevertheless, there are no binding precedents as of the date hereof under which competent judges have issued rulings with respect to these types of limitations vis a vis payment of monies to foreign lenders under loan transactions that are subject to foreign law.

This opinion speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any

5

kind including any change of law or interpretation thereof or fact that may occur after the date of this opinion even though such development, circumstance or change may affect the legal analysis, a legal conclusion or any other matter set forth in or relating to this opinion.

The opinions set forth herein are, however, subject to certain qualifications, namely:

(A)

The opinions expressed in this opinion are limited to questions arising under the laws of the Republic of Peru as currently in effect, and we do not purport to express an opinion on any question arising under the laws of any other jurisdiction.

(B)

We are attorneys admitted to practice in the Republic of Peru and we express no opinions as to any laws other than the laws of such jurisdiction. In particular, we have made no independent investigation of the laws of any other jurisdiction as a basis for our opinion, and have assumed that there is nothing in any such law that affects our opinions.

(C)

The term “enforceable” means that the obligations assumed by the Borrower under the Opinion Document are of a type that the courts of the Republic of Peru typically enforce, except as may be limited by bankruptcy, insolvency, fraudulent conveyance or transfer, liquidation, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors generally.

(D)

The admissibility in evidence and enforceability before a Peruvian court of any documents executed in a language other than Spanish requires such documents to be (i) officially translated to Spanish by a duly authorized public translator in Peru; (ii) if issued in any country other than in the Republic of Peru (x) which is not a signatory country of The Hague Apostille Convention, legalized before a notary public, the Ministry of Foreign Affairs of such country, the competent Peruvian consulate and before the Peruvian Ministry of Foreign Affairs (Ministerio de Relaciones Exteriores del Perú), or (y) which is a signatory country of The Hague Apostille Convention, must be certified with an apostille, and (iii) applicable court fees are paid.

(E)

We are furnishing this opinion to you and any person that becomes a Lender under the Loan Agreement in accordance with the provisions of Section 2.08(b) or 10.04(b) thereof solely for your and their benefit and this opinion may not be used, circulated, quoted or otherwise referred to, or relied upon by, any person or entity without our prior written consent other than:

i.

any person to whom disclosure is required to be made by applicable law or order of any court or governmental agency or is required or requested to be made pursuant to the rules or regulations of any supervisory or regulatory authority or in connection with any judicial proceedings;

6

ii.	the officers, employees, rating agencies, auditors, accountants, counsel and others professional advisers of the Initial Lender and each other Lender;

iii.

in connection with any legal action to which the Initial Lender or any other Lender or any of their respective Related Parties is a party arising out of the transactions contemplated by the Credit Documents; and

iv.	any person who is a potential or actual transferee, participant or assignee of the Initial Lender or any other Lender (in the same capacity), and their respective professional advisers;

on the basis that (1) such disclosure is made solely to enable any such person to be informed that an opinion has been given and to be made aware of its terms but not for the purposes of reliance, and (2) we do not assume any duty or liability to any person to whom such disclosure is made and in preparing this opinion we only had regard to the interests of our client(s).

(F)	We express no opinion as to any agreement, instrument or other document other than as specified in this opinion.

Very truly yours,

Alberto Rebaza

Rebaza, Alcázar & De Las Casas

7

Exhibit E-5

FORM OF OPINION OF CHILEAN COUNSEL TO THE LENDERS

(Attached)

July 31, 2019

To

CS Peru Infrastructure Holdings LLC

as Initial Lender under (and as defined in) the Loan Agreement

Re:        Gramercy – Loan Agreement - Chile

Ladies and Gentlemen:

We have acted as special Chilean counsel to CS Peru Infrastructure Holdings LLC (the “Initial Lender”), a limited liability company, organized and existing under the laws of the State of Delaware, United States of America, in connection with the transactions contemplated by (a) the Loan Agreement, dated as of July 31, 2019 (the “Loan Agreement”), by and between Graña y Montero S.A.A., a sociedad anónima abierta, organized and existing under the laws of the Republic of Peru (the “Borrower” or the “Shareholder”), and the Initial Lender; (b) any notes (for the avoidance of doubt, in the case of the Peruvian Notes, together with their corresponding instructions letters) issued to any Lender evidencing each Loan and all other Obligations; (c) the fee letter, dated as of July 31, 2019, among the Borrower and Gramercy Funds Management, LLC; (d) that certain trust agreement (Contrato de Fideicomiso), dated as of July 31, 2019, by and between the Borrower and La Fiduciaria S.A., as the Trustee; (e) the first lien pledge agreement over shares (Contrato de Prenda sin Desplazamiento sobre Acciones) governed by Chilean law, granted by public deed, dated as of July 31, 2019, before the Santiago Notary Office of Mr. Patricio Raby Benavente, of 88.66% of the Borrower’s existing Equity Interests (including economic ownership interests and voting rights) and of 100% of the Borrower’s future Equity Interests (including economic ownership interests and voting rights), in each case, in Adexus S.A., a sociedad anónima cerrada¸ organized and existing under the laws of the Republic of Chile (“Adexus”) (the “First Lien Chilean Share Pledge Agreement”); (e) the second lien pledge agreement over shares (Contrato de Prenda sin Desplazamiento sobre Acciones) governed by Chilean law, granted by public deed, dated as of July 31, 2019, before the Santiago Notary Office of Mr. Patricio Raby Benavente, of 11.34%) of the Borrower’s existing Equity Interests (including economic ownership interests and voting rights) in Adexus (the “Second Lien Chilean Share Pledge Agreement” and together with the First Lien Chilean Share Pledge Agreement, the “Opinion Documents”); (f) the Irrevocable Instruction Letter from the Borrower, which is to be delivered by the relevant Peruvian public notary to GyM Ferrovías; (g) the Irrevocable Instruction Letter from the Borrower, which is to be delivered by the relevant Peruvian public notary to Norvial; (h) the Notification Letter from the Borrower, which is to be delivered by the relevant Peruvian public notary to GMP; and (i) the Notification Letter from the Borrower, which is to be delivered by the Borrower to Adexus.

This legal opinion is being provided pursuant to Section 5.03(a) of the Loan Agreement. The opinions expressed herein are limited to questions arising under the laws of

1

the Republic of Chile (“Chilean Law” and “Chile”, respectively). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement.

In connection with the opinions expressed herein, we have examined originals or copies certified or otherwise identified to our satisfaction of the following documents:

(a)	the Loan Agreement;

(b)

the power of attorney of the Borrower, which authorizes the persons indicated thereby to execute and deliver, and perform under, the First Lien Chilean Share Pledge Agreement and the Second Lien Chilean Share Pledge Agreement;

(c)	the Shareholders’ Registry of Adexus;

(d)	the constituting organizational deeds (estatutos) and By-Laws of Adexus listed on Schedule 1 hereto (the “Organizational Documents”); and

(e)	the shareholders’ and Board of Directors’ resolutions of Adexus, listed on Schedule 2 hereto.

We have reviewed and, as to questions of fact, relied to the extent we have deemed appropriate, upon such other documents, instruments and certificates of public officials and officers and representatives of the Borrower, the Initial Lender and Adexus, except to the extent that representations in such documents cover matters of law as to which we expressly opine herein, and we have made such investigations of law, as we have deemed necessary or appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed without verification: (i) the authenticity of all documents and records submitted to us as originals and the conformity to the originals of all documents and records submitted to us as copies; (ii) the authenticity and genuineness of all signatures on the documents reviewed by us in connection therewith; (iii) the legal capacity of all natural Persons; (iv) the due organization and existence of each of the parties to the Opinion Documents (except for Adexus); (v) the due authorization, execution and delivery of the Opinion Documents by the parties thereto (except for Adexus) and that each such party (except for Adexus) had adequate power, authority and legal right to enter into the Opinion Documents to which it is, or will be, a party; and (vi) that the Opinion Documents which are governed by a law other than Chilean Law are valid, binding and enforceable under such other law and that there is nothing in any such laws that affects our opinions.

Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that:

2

1.    Adexus has been duly established and validly exists as a sociedad anónima cerrada under the laws of Chile and has all requisite corporate power and authority to conduct its business in Chile.

2.    Adexus have all the requisite corporate power and authority to execute, deliver and perform its obligations under the Opinion Documents and to consummate the transactions contemplated thereby.

3.    As of the date hereof, the authorized capital stock of Adexus consists of 334,500 shares (the “Shares”), of which (i) 334,499 shares have been subscribed by the Borrower and (ii) one share has been subscribed by Concar S.A. Each Share is entitled to one vote with respect to the appointment of each Person proposed to serve on the board of directors of Adexus and all other matters requiring shareholders’ vote under Chilean Law. Except for (i) the Liens created pursuant to the First Lien Chilean Share Pledge Agreement and the Second Lien Chilean Share Pledge Agreement in favor of the Lenders and (ii) the Adexus Financing Lien, no Person has any Shares, any rights to receive distributions of Adexus’ assets, any rights, benefits or privileges pertaining to any of the foregoing (including, without limitation, voting rights and the right to participate in the management of Adexus) or any other equity interest in Adexus as disclosed and registered in the Shareholders Registry of Adexus.

4.    The First Lien Chilean Share Pledge Agreement and the Second Lien Chilean Share Pledge Agreement, in each case, to which the Initial Lender, the Shareholder and Adexus are a party, after complying with all necessary formalities listed on Schedule 3 hereto, will create a legal, valid and fully perfected security interest and Lien upon the Shares owned by the Shareholder in favor of the Lenders as security for the obligations purported to be secured thereby, subject to no other Liens, except for Liens created in favor of the Lenders pursuant to the Security Documents and the Adexus Financing Lien, and subject to no prior Liens except with respect to claims in Chile which are entitled to statutory priorities under Chilean Law, which are: (1) judicial costs incurred for the general benefit of creditors, (2) other bankruptcy expenses, (3) remunerations of workers and family allowances, (4) social security contributions, (5) tax withholdings and surcharges, (6) up to eleven months of severance payments per each worker, and (7) other preferences which are of similar nature and are entitled to statutory priorities under Chilean Law), in each case enforceable as such in Chile against the grantor thereof and against any trustee in bankruptcy (liquidador), any attaching creditor and all other third parties, in accordance with its terms. Except as specifically noted below, no filing, recording, authorization, registration, notarization, qualification or other action of or with any Chilean Governmental Authority is required, and no fee, duty or tax is required to be paid (other than in connection with the aforementioned actions), for the creation, maintenance, preservation and continued perfection of such security interests and Liens.

3

5.    The execution and delivery by the Shareholder and Adexus of the First Lien Chilean Share Pledge Agreement and the Second Lien Chilean Share Pledge Agreement and the performance by each of them of their respective obligations pursuant to such pledges and the consummation of the transactions contemplated thereby do not and will not conflict with or contravene the Organizational Documents of Adexus.

6.    With respect to the creation of Liens by the First Lien Chilean Share Pledge Agreement and the Second Lien Chilean Share Pledge Agreement, respectively, and certain other matters governed by the Loan Agreement please note that:

(i)    Schedule 3 hereto identifies each registration or other formality that is required to be taken to create, perfect or maintain the security interest and Lien contemplated to be created pursuant to the First Lien Chilean Share Pledge Agreement and the Second Lien Chilean Share Pledge Agreement and specifically notes which of the foregoing have been obtained or accomplished, and which are required in connection with pledges over future shares contemplated by the First Lien Chilean Share Pledge Agreement.

(ii)    We note that article 14 of Law No. 20,190 (“Law on Pledges Without Conveyance”) expressly authorizes pledges over corporeal or incorporeal assets, whether present or future. It further states that the pledge agreement over future assets is valid, but, regardless of the registration of such pledge in the pledge without conveyance registry, the pledgee will acquire the right in rem once the pledged asset exists, which right will be considered acquired from the date of registration of the pledge over future assets in the pledge without conveyance registry. Notwithstanding the foregoing, there are certain provisions in the Law on Pledges Without Conveyance and its regulations that require a certain level of detail or specification of the assets being pledged in order to proceed with its registration in the pledge without conveyance registry. Those provisions do not contain a carve out or exception for pledges over future shares, and therefore someone could interpret those provisions as implying that pledges over future shares could only encompass assets already in existence but not owned by the pledgor, and thus the pledge should specify in detail at the time of execution the specific details of those shares, in order to constitute a valid and legally binding obligation of the Shareholder. Notwithstanding the foregoing, we should note that, other than for the sufficient detail or specification of the future shares to be pledged thereunder, the pledge over future shares in the First Lien Chilean Share Pledge Agreement (hereinafter, the “Pledges over Future Shares”) complies with all requirements to constitute a valid and legally binding obligation of the Shareholder, as applicable, enforceable against the Shareholder in accordance with its terms, and, provided sufficient detail or specification of the future shares to be pledged thereunder is included in respect thereof by means of the declaration deed that the Shareholder as as pledgor is required to execute (pursuant to the provisions of the Pledges over Future Shares) within a certain period of time as stated therein, in order to identify in detail the corresponding shares acquired and subject to the pledge, each Pledge over Future Shares will constitute a valid and legally binding obligation of the Shareholder, enforceable against it in accordance with its terms upon its registration in the pledge without conveyance registry.

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(iii)    Foreclosure on the collateral in which a security interest has been granted pursuant to the First Lien Chilean Share Pledge Agreement and the Second Lien Chilean Share Pledge Agreement, in each case, must be carried out through the court system in Chile upon presenting a título ejecutivo against the defendant.

(iv)    The execution and delivery of the First Lien Chilean Share Pledge Agreement and the Second Lien Chilean Share Pledge Agreement, respectively, is effective to grant to the Lenders a security interest in all right, title and interest of the Shareholder in and to the Shares that it owns in Adexus and its future ownership interests in Adexus (including all rights of the Shareholder to receive payments thereunder and distributions in respect thereof according to the terms thereof).

(v)    According to the certificate issued by the Servicio de Registro Civil e Identificación (Civil Registry and Identification Service) on July 30, 2019, there are no pledges registered in the Registro de Prendas sin Desplazamiento (Pledges Without Conveyance Registry) kept by such Service against assets of the Borrower, other than those granted in favor, and for the benefit, of the Lenders and the Adexus Financing Lien.

7.    The Borrower is subject to civil and commercial law with respect to its obligations under the Opinion Documents to which it is a party and the execution, delivery and performance by the Borrower of the Opinion Documents to which it is a party constitute private and commercial acts rather than public or governmental acts. Neither the Borrower nor any of its properties, revenues or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise).

8.    Insofar as Chilean Law is concerned, in accordance with the Shareholders Registry of Adexus, the Shareholder holds legal and valid title to the Shares owned by it and pledged pursuant to the First Lien Chilean Share Pledge Agreement and the Second Lien Chilean Share Pledge Agreement, respectively.

9.    None of the Lenders require, under Chilean Law, any kind of certificate of authority to transact business or otherwise qualify to do business in Chile, solely as a result of their making of loans or their extending of credit under the Loan Agreement or performing their respective obligations under the Opinion Documents, and neither shall any such Lenders, solely by reason of their making of loans and extending other credit under the Loan Agreement or performing their respective obligations under the Opinion Documents, be required (a) to qualify to do business in Chile or to comply with the requirements of any foreign registration or qualification statute of Chile, (b) to be subject to taxation by Chile or any political subdivision of Chile, except for applicable withholding taxes on interest, fees and other payments, or (c) to make any filing with any Chilean Governmental Authority in order to carry out any of the transactions contemplated by the Credit Documents or to avail itself of any of the remedies provided by the Credit Documents.

5

The foregoing opinions are subject to the following qualifications:

(a)

we are attorneys admitted to practice in Chile and we express no opinions as to any laws other than the laws of Chile. In particular, we have made no independent investigation of the laws of the State of New York, the federal laws of the United States of America or the laws of the Republic of Peru as a basis for our opinion letter, and have assumed that there is nothing in any such laws that affects our opinion letter;

(b)

the opinions expressed in this opinion letter speak only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind including any change of law or fact that may occur after the date of this opinion letter even though such development, circumstance or change may affect the legal analysis, a legal conclusion or any other matter set forth in or relating to this opinion letter. Accordingly, any person relying on this opinion letter at any time after the date hereof should seek advice of its counsel as to the proper application of the opinions expressed in this opinion letter at such time; and

(c)

this opinion letter is addressed to you and each other Lender in connection with the above-described transaction. This opinion letter may not be used, circulated, quoted or relied upon by you or any other Lender for any other purpose or relied upon by any other person without our prior written consent; provided that, any Lender may furnish this opinion letter or copies hereof (i) to bank examiners and other regulatory authorities should they so request in connection with their normal examinations, (ii) to the independent auditors and attorneys of any Lender, (iii) pursuant to order or legal process of any court or governmental agency, (iv) in connection with any legal action to which any Lender is a party arising out of the transactions contemplated by the Credit Documents, or (v) to any permitted assignee of or participant in the interest of any Lender under the Credit Documents for its information.

Very truly yours,

José Luis Ambrosy

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SCHEDULE 1

Constitutional Deeds and By-Laws of Adexus

1.

Constitutional deed of Tandem Chile S.A. (today, Adexus S.A.) by means of a public deed dated May 18, 1990, granted in the office of the Notary Public of Santiago Mr. Aliro Veloso Muñoz. An excerpt of such public deed was registered in the Registro de Comercio of 1990 of the Conservador de Bienes Raíces y Comercio de Santiago on May 25, 1990, on page 13,651 No. 6,885 and published in the Official Gazette on May 29, 1990;

2.

Amendment to the by-laws of Tandem Chile S.A. (today, Adexus S.A.), executed by means of a public deed dated December 20, 1996, granted in the office of the Notary Public of Santiago Mr. José Musalem Saffie. An excerpt of such public deed was registered in the Registro de Comercio of 1997 of the Conservador de Bienes Raíces y Comercio de Santiago on January 23, 1997, on page 1,744 No. 2,188 and published in the Official Gazette on January 30, 1997;

3.

Amendment to the by-laws of Tandem Chile S.A. (today, Adexus S.A.), executed by means of a public deed dated October 16, 1998, granted in the office of the Notary Public of Santiago Mr. José Musalem Saffie. An excerpt of such public deed was registered in the Registro de Comercio of 1998 of the Conservador de Bienes Raíces y Comercio de Santiago on October 20, 1998, on page 25,634 No. 20,489 and published in the Official Gazette on October 22, 1998;

4.

Amendment to the by-laws of Adexus S.A., executed by means of a public deed dated March 5, 2002, granted in the office of the Notary Public of Santiago Mr. José Musalem Saffie. An excerpt of such public deed was registered in the Registro de Comercio of 2002 of the Conservador de Bienes Raíces y Comercio de Santiago on March 27, 2002, on page 7,968 No. 6,497 and published in the Official Gazette on April 1, 2002;

5.

Amendment to the by-laws of Adexus S.A., executed by means of a public deed dated May 10, 2002, granted in the office of the Notary Public of Santiago Mr. José Musalem Saffie. An excerpt of such public deed was registered in the Registro de Comercio of 2002 of the Conservador de Bienes Raíces y Comercio de Santiago on page 12,909, No. 10,686 and published in the Official Gazette on May 25, 2002;

6.	Capital reduction in Adexus S.A., certified by means of a public deed dated August 11, 2005, granted in the office of the Notary Public of Santiago Mr. José Musalem Saffie;

7.

Amendment to the by-laws of Adexus S.A., executed by means of a public deed dated October 17, 2008, granted in the office of the Notary Public of Santiago Mr. José Musalem Saffie. An excerpt of such public deed was registered in the Registro de

7

Comercio of 2008 of the Conservador de Bienes Raíces y Comercio de Santiago on November 4, 2008, on page 51,324 No. 35,438 and published in the Official Gazette on November 7, 2008;

8.

Amendment to the by-laws of Adexus S.A., executed by means of a public deed dated December 30, 2013, granted in the office of the Notary Public of Santiago Mr. José Musalem Saffie. An excerpt of such public deed was registered in the Registro de Comercio of 2014 of the Conservador de Bienes Raíces y Comercio de Santiago on February 20, 2014, on page 14,580 No. 9,143 and published in the Official Gazette on February 20, 2014;

9.

Amendment to the by-laws of Adexus S.A., executed by means of a public deed dated August 21, 2014, granted in the office of the Notary Public of Santiago Mr. José Musalem Saffie. An excerpt of such public deed was registered in the Registro de Comercio of 2014 of the Conservador de Bienes Raíces y Comercio de Santiago on October 2, 2014, on page 74,263 No. 45,209;

10.

Amendment to the by-laws of Adexus S.A., executed by means of a public deed dated August 4, 2015, granted in the office of the Notary Public of Santiago Mr. Víctor Olguín Peña. An excerpt of such public deed was registered in the Registro de Comercio of 2015 of the Conservador de Bienes Raíces y Comercio de Santiago on August 12, 2015, on page 58,821 No. 34 and published in the Official Gazette on August 17, 2015;

11.

Amendment to the by-laws of Adexus S.A., executed by means of a public deed dated December 28, 2015, granted in the office of the Notary Public of Santiago Mr. Víctor Olguín Peña. An excerpt of such public deed was registered in the Registro de Comercio of 2016 of the Conservador de Bienes Raíces y Comercio de Santiago on January 18, 2016, on page 3,862 No. 2,326; and

12.	Good Standing Certificate (Certificado de Vigencia) of Adexus S.A. dated as of July 23, 2019, issued by the Conservador de Bienes Raíces y Comercio de Santiago.

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SCHEDULE 2

Shareholder, Board of Directors Resolutions and Powers of Attorney

1. Minutes of the Extraordinary Board of Directors’ Meeting of Adexus held on August 4, 2015; April 20, 2017; and April 23, 2019.

2. Minutes of the Extraordinary Shareholders’ Meeting of Adexus held on December 30, 2013 and recorded into public deed in the office of the Notary Public of Santiago Mr. José Musalem Saffie.

3. Power of attorney of the Borrower, which authorizes the persons indicated thereby to execute and deliver, and perform under, the First Lien Chilean Share Pledge Agreement and the Second Lien Chilean Share Pledge Agreement, granted on July 19, 2019 before the public notary of the city of Lima, Peru, Mr. Luis Dannon Brender, duly apostilled.

9

SCHEDULE 3

Registrations and other Formalities to create and maintain the First Lien Chilean

Share Pledge Agreement and the Second Lien Chilean Share Pledge Agreement

(i)	Formalities obtained or accomplished:

1.	Execution of public deeds of the First Lien Chilean Share Pledge Agreement and the Second Lien Chilean Share Pledge Agreement before a Chilean notary public;

2.

Delivery of the certificate issued by the general manager of Adexus regarding the stock certificates of the Shares owned by the Shareholder pledged under the First Lien Chilean Share Pledge Agreement and the Second Lien Chilean Share Pledge Agreement to the Lenders;

3.

Notarization and annotation of the First Lien Chilean Share Pledge Agreement and the Second Lien Chilean Share Pledge Agreement in the Shareholders’ Registry of Adexus by means of a Chilean notary public’s certification; and

4.

Registration of the pledges without conveyance constituted by virtue of the First Lien Chilean Share Pledge Agreement and the Second Lien Chilean Share Pledge Agreement in the Registro de Prendas sin Desplazamiento (Pledge Without Conveyance Registry) kept by the Servicio de Registro Civil e Identificación (Civil Registry and Identification Service).

(ii)	Formalities with respect to future shares:

1.

In connection with pledges over future shares in Adexus, pursuant to the terms and conditions of the First Lien Chilean Share Pledge Agreement: (a) execution by the Borrower, Concar and Adexus of a declaration deed identifying the new shares acquired and declaring they are pledged as provided under the First Lien Chilean Share Pledge Agreement; (b) annotation of the pledge of shares in the Shareholders’ Registry of Adexus by means of a notary public’s certification; (c) delivery of the certificate issued by the general manager of Adexus regarding the stock certificates of the Shares owned by the Shareholder pledged under such pledge of shares to the Lenders; and (d) registration of the declaration deed in the Registro de Prendas sin Desplazamiento (Pledge Without Conveyance Registry) kept by the Servicio de Registro Civil e Identificación (Civil Registry and Identification Service).

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Exhibit F

FORM OF ASSIGNMENT AND

ASSUMPTION AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (this “Agreement”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified in item 1 below (the “Assignor”) and [the][each]1 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignees] hereunder are several and not joint.]2 Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement identified below, receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Agreement as if set forth herein in full.

For an agreed consideration, the sufficiency and receipt of which is hereby acknowledged, the Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Loan Agreement, as of the Effective Date inserted by the Assignor as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the facility identified below, but excluding accrued principal, interest and fees, in each case owed or owing prior to but excluding the Effective Date and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Agreement, without representation or warranty by the Assignor.

1.	Assignor:
2.	Assignee[s]:

[1]

For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[2]	Include bracketed language if there are multiple Assignees.

Exhibit F

3.	Borrower:	Graña y Montero S.A.A.

4.	Loan Agreement:	The Loan Agreement, dated as of July 31, 2019 (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the “Loan Agreement”), between the Borrower and the Lenders from time to time party thereto.

5	Assigned Interest[s]:

Assignor	Assignee[s]3	Aggregate Amount of Commitments / Loans for all Lenders[4]	Amount of Commitments / Loans Assigned	Percentage Assigned of Commitments / Loans[5]
		$	$	%
		$	$	%
		$	$	%

[6	Trade Date:	][6]

	Assignor Information		Assignee[s] Information

Payment Instructions:	Payment Instructions:

[3]	List each Assignee, as appropriate.

[4]	Amount to be adjusted by the counterparties to take into account any payments, prepayments or repayments made between the Trade Date and the Effective Date.

[5]	Set forth, to at least nine decimal places, as a percentage of the Commitments/Loans of Lenders thereunder.

[6]	To be completed if the Assignor and Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

Exhibit F

	Reference:		Reference:
Notice Instructions:		Notice Instructions:

	Reference:		Reference:

Effective Date:                 ,

The terms set forth in this Agreement are hereby agreed to as of the Effective Date:

ASSIGNOR
[NAME OF ASSIGNOR]
By:
Name: Title:

ASSIGNEE[S]7
[NAME OF ASSIGNEE]
By:
Name: Title:

[NAME OF ASSIGNEE]
By:
Name: Title:

[7]	Add additional signature blocks as needed.

Exhibit F

[Consented to:]

[Graña y Montero S.A.A., as Borrower]8

By:
Name: Title:

[8]	To be included when the Borrower’s consent is required pursuant to Section 10.04(b) of the Loan Agreement.

Exhibit F

ANNEX 1

[                    ]9

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION AGREEMENT

1.           Representations and Warranties.

1.1         Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) the outstanding balances of its Loans, in each case, without giving effect to assignments thereof which have not become effective, are as set forth in (a) above, the Assignor makes no representation or warranty and it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement, any other Credit Document or any other instrument or document delivered pursuant thereto (other than this Agreement) or any collateral thereunder, (iii) the financial condition of the Borrower or any Main Subsidiary, any of their respective Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower or any Main Subsidiary, any of their respective Affiliates or any other Person of any of their respective obligations under any Credit Document.

1.2         Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) it meets all the requirements to become an assignee under Section 10.04(b) of the Loan Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Loan Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Loan Agreement and the other Credit Documents to which the Assignor[s] [was][were] party, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 7.01(a) of the Loan Agreement, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Agreement and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and to purchase [the][such]

[9]	Describe Loan Agreement at option of Lender.

Exhibit F

Assigned Interest, (vii) attached to this Agreement is any documentation required to be delivered by it pursuant to the terms of the Loan Agreement, duly completed and executed by the Assignee, and (viii) if it is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is formed (or any treaty to which such jurisdiction is a party), attached hereto is any documentation required to be delivered by it pursuant to the terms of the Loan Agreement duly completed and executed by [the][such] Assignee; and (b) agrees that it will, independently and without reliance on the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (iii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

2.         Payments. From and after the Effective Date, the Borrower shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees, commissions and other amounts (including any Make-Whole Premium)) to the Assignor for amounts which have accrued to but excluding the Effective Date and to [the][each] Assignee for amounts which have accrued from and after the Effective Date. Each party hereto agrees that it will hold any interest, fees, or other amounts that it may receive to which the other party hereto shall be entitled pursuant to the preceding sentence for account of such other party and pay, in like money and funds, any such amounts that it may receive to such other party promptly upon receipt.

3.         Acknowledgment. [The][Each] Assignee hereby acknowledges and affirms that it is bound by the provisions of Section 10.04 of the Loan Agreement.

4.         Effect of Assignment. Upon the delivery of fully executed counterparts hereof, as of the Effective Date, (i) [the][each] Assignee shall be a party to the Loan Agreement and, to the extent provided in this Agreement, have the rights and obligations of a Lender thereunder and under the other Credit Documents and (ii) the Assignor shall, to the extent provided in this Agreement, relinquish its rights (except those rights which expressly survive assignment pursuant to the Loan Agreement) and be released from its obligations to the extent of the Assigned Interest under (or if the Assigned Interest covers all of the Assignor’s rights and obligations under the Loan Agreement, cease to be a party to) the Loan Agreement and the other Credit Documents.

5.         General Provisions. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION).

Exhibit G

FORM OF FIRST LIEN CHILEAN SHARE PLEDGE AGREEMENT

(Attached)

PATRICIO RABY BENAVENTE

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REPERTORIO Nº

PRENDA SIN DESPLAZAMIENTO DE PRIMER GRADO

SOBRE ACCIONES DE ADEXUS S.A

POR

GRAÑA Y MONTERO S.A.A.

En Santiago de Chile, a [●] del año dos mil diecinueve, ante mí, PATRICIO RABY BENAVENTE, Abogado, Notario Público, Titular de la Quinta Notaría de Santiago, con domicilio en Gertrudis Echenique número treinta, Oficina treinta y dos, Las Condes, Santiago, COMPARECEN: /Uno/ Don Enzo Rodrigo Contreras Órdenes, chileno, casado, ingeniero comercial, cédula de identidad número once millones novecientos cincuenta y dos mil quinientos cincuenta y seis guion K , en representación, según se acreditará, de GRAÑA Y MONTERO S.A.A., una sociedad constituida y existente de conformidad a las leyes de la República del Perú, Rol Único Tributario número cincuenta y nueve millones ciento sesenta y cinco mil ochocientos noventa guion cinco, todos domiciliados para estos efectos en [●], en adelante también indistintamente el “Deudor”; o el “Constituyente”. /Dos/ don Sergio Morales Contreras, chileno, casado, ingeniero civil industrial, cédula de identidad número diez millones seiscientos veintinueve mil ochocientos setenta y cinco guion cero, y don Enzo Contreras Órdenes, chileno, casado, ingeniero comercial, cédula de identidad número once millones novecientos cincuenta y dos mil quinientos cincuenta y seis guion K, ambos en representación, según se acreditará, de ADEXUS S.A., una sociedad anónima constituida y existente de conformidad

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a las leyes de la República de Chile, Rol Único Tributario número noventa y seis millones quinientos ochenta mil sesenta guion tres, todos domiciliados para estos efectos en Miraflores trescientos ochenta y tres, piso veinte, comuna de Santiago, en adelante también la “Sociedad”/. /Tres/ don Jaime Andrés Salas Vergara, chileno, casado, abogado, cédula de identidad número quince millones trescientos doce mil ochocientos cincuenta y dos guion nueve, en representación, según se acreditará, de CS PERU INFRASTRUCTURE HOLDINGS LLC, una sociedad constituida y existente de conformidad a las leyes de Delaware, Estados Unidos de América, todos domiciliados para estos efectos en Apoquindo tres mil setecientos veintiuno, piso catorce, Las Condes, Región Metropolitana /en adelante, el “Acreedor”, y en conjunto con el Constituyente y la Sociedad, las “Partes”/; todos los comparecientes, mayores de edad, quienes acreditan su identidad con las cédulas de identidad antes citadas y exponen que han convenido en celebrar un contrato de prenda sin desplazamiento de primer grado sobre acciones, en adelante indistintamente denominado el “Contrato”, en los términos y condiciones que se estipulan en este instrumento: CLÁUSULA PRIMERA: ANTECEDENTES. Uno.Uno. Contrato de Crédito. Por instrumento privado de fecha [●], el Deudor suscribió con el Acreedor un contrato de crédito en idioma inglés, regido por las leyes del Estado de Nueva York, Estados Unidos de América /en adelante, el “Contrato de Crédito”/, una copia del cual se ha protocolizado con esta misma fecha bajo el repertorio número [●] en esta

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Notaría, y que se considera parte integrante de este instrumento. Conforme al Contrato de Crédito, el Acreedor, en su calidad de Acreedor Inicial /“Initial Lender”/, y cada una de las instituciones financieras /“Lenders”/ que adquirieran el todo o parte del Compromiso /“Commitment”/ del Acreedor /conjuntamente con el Acreedor, los “Acreedores”/, acordaron otorgar un préstamo al Deudor que, en total, no superen el monto del Compromiso /en adelante, el o los préstamos otorgados por los Acreedores se denominarán indistintamente los “Préstamos”/, según el Deudor así lo requiera por escrito y sujeto además al cumplimiento de las condiciones contenidas en el Contrato de Crédito. Conforme a la definición de dicho término en el Contrato de Crédito, el Compromiso asciende a un monto máximo de treinta y cinco millones de dólares de los Estados Unidos de América /en adelante, “Dólares”/. Uno.Dos. Conforme a lo dispuesto en la cláusula dos punto cero cuatro del Contrato de Crédito, se llevará registro del capital y los intereses de los Préstamos desembolsados en un registro que llevarán los Acreedores y que, a petición suya, deberán evidenciarse, alternativamente, en un pagaré suscrito por el Deudor ya sea bajo las leyes del Estado de Nueva York, Estados Unidos de América, o bajo las leyes de la República del Perú /en adelante, los “Pagarés”/, pudiendo ejercerse las acciones que de ellos se deriven, en la época y en la forma que tales Pagarés establezcan. Las Partes dejan constancia que para ejercer las preferencias y demás derechos derivados de este contrato no será necesario

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acreditar frente a terceros que los Pagarés documentan obligaciones emanadas del Contrato de Crédito. Para efectos de dar cumplimiento a lo dispuesto en el artículo tercero, numeral dos, del artículo catorce de la Ley número veinte mil ciento noventa /en adelante la “Ley de Prenda sin Desplazamiento”/, el Constituyente estará obligado a suscribir una escritura de declaración, en términos sustancialmente similares al instrumento que como Anexo Uno se protocoliza conjuntamente a la presente escritura, bajo el mismo número de repertorio del presente instrumento, destinado a individualizar los Pagarés tan pronto éstos lleguen a ser suscritos por el Deudor, y en todo caso dentro de los treinta días corridos siguientes a la suscripción de los mismos. La referida escritura deberá incluir, como anexo protocolizado bajo el mismo número de repertorio de dicha escritura, una copia simple de los Pagarés que en ella se individualicen. Uno.Tres. Pago de los Préstamos. Conforme al Contrato de Crédito, el Deudor se obligó a pagar los Préstamos desembolsados en siete cuotas trimestrales y sucesivas, siendo la primera cuota pagadera al décimo octavo mes luego de la Fecha de Cierre /“Closing Date”/. Cada una de las cuotas ascenderá a un monto equivalente al catorce coma veintinueve por ciento del capital total pendiente de pago de los Préstamos desembolsados más los intereses correspondientes y será pagadera conforme a la participación de cada uno de los Acreedores en los Préstamos. Uno.Cuatro. Intereses. A. Tasa de Interés. El Contrato de Crédito establece que el Deudor se obliga

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a pagar intereses desde el día del respectivo desembolso hasta el día del vencimiento del Préstamo correspondiente, a una tasa de interés anual igual a la Tasa Applicable /Applicable Rate/, aplicando en cada caso el que esté vigente de tiempo en tiempo. “Tasa Aplicable” significa: /i/ ocho coma nueve cero por ciento por el período desde e incluyendo la Fecha de Cierre hasta pero excluyendo el día correspondiente a seis meses después de la Fecha de Cierre; /ii/ nueve coma uno cinco por ciento por el período desde e incluyendo el día correspondiente a seis meses después de la Fecha de Cierre hasta pero excluyendo el día correspondiente a un año después de la Fecha de Cierre; /iii/ nueve coma cuatro cero por ciento por el período desde e incluyendo el día correspondiente a un año después de la Fecha de Cierre hasta pero excluyendo el día correspondiente a treinta meses después de la Fecha de Cierre; y /iv/ nueve coma nueve cero por ciento incluyendo el día correspondiente a treinta meses después de la Fecha de Cierre hasta pero excluyendo el día correspondiente a tres años después de la Fecha de Cierre. B. Pago de intereses. Los intereses que devenguen los Préstamos se pagarán /a/ trimestralmente, en cada Fecha de Pago Trimestral, según ésta se define más adelante; /b/ en la fecha en que se prepague o repague dicho préstamo; y /c/ en el día del vencimiento de dicho préstamo /por aceleración o por otra causa/, y se calcularán sobre el capital insoluto de cada Préstamo, devengándose por períodos vencidos, en base al número de días efectivamente transcurridos, sobre la

5

base de un año de trescientos sesenta y cinco o trescientos sesenta y cinco días, según corresponda. Sin perjuicio de lo anterior, en caso de repagar íntegramente un Préstamo en el mismo día en que se desembolsó al Deudor, dicho préstamo devengará intereses correspondientes a un día. La “Fecha de Pago Trimestral” significa cada treinta y uno de marzo, treinta de junio, treinta de septiembre y treinta y uno de diciembre de cada año. Uno.Cinco. Otras estipulaciones. El Contrato de Crédito contempla además, el pago de intereses penales sobre montos adeudados e insolutos o morosos, el pago por parte del Deudor del aumento de los costos para los Acreedores de otorgar y mantener los Préstamos; el pago de comisiones, gastos, honorarios, costas y otras sumas, y, asimismo, regula las obligaciones de hacer y de no hacer, los eventos que motivarán prepagos obligatorios y los casos de incumplimiento que, de ocurrir, sujeto a los términos y condiciones de dicho instrumento, permitirán a los Acreedores a declarar todo o parte del saldo adeudado de los Préstamos o cualquier otra obligación como de plazo vencido e inmediatamente exigibles. Dos. Con el objeto de documentar las obligaciones contraídas con los Acreedores, el Deudor celebró y celebrará una serie de contratos, y contrajo y contraerá diversas obligaciones, las cuales se encuentran documentadas en los documentos del financiamiento /“Credit Documents”/ /en adelante, los “Documentos del Financiamiento”/, entre los cuales se incluyen sin limitación, los siguientes: /a/ el Contrato de Crédito; /b/ los Pagarés /“Notes”/; /c/ la Carta de

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Honorarios /“Fee letter”/; /d/ el Acuerdo de Fideicomiso del Acreedor /“Lender Trust Agreement”/; /e/ el Acuerdo de Indemnidad /“Indemnity Agreement”/; /f/ el Acuerdo de Fideicomiso de Pago /“Payment Trust Agreement”; /g/ el contrato de prenda sin desplazamiento de segundo grado sobre acciones de la Sociedad que actualmente se encuentran gravadas en favor de las sociedades Ameris Deuda Directa Fondo de Inversión y Falcom Fondo de Inversión Falcom Chilean Fixed Income /los “Acreedores de Primer Grado”; /h/ este Contrato; y /i/ cualesquiera otro contrato o acuerdo que sea designado por los Acreedores de tiempo en tiempo como un Documento del Financiamiento bajo el Contrato de Crédito. Cada una de las obligaciones de pago o de otra naturaleza del Deudor bajo los Documentos del Financiamiento referidas en esta cláusula y bajo cualquier otro instrumento que suscriba o acepte, o pudiere suscribir o aceptar en el futuro para documentar tales obligaciones de pago, y todas y cualesquiera obligaciones de pago que pueda adeudar o contraer en el futuro, directa o indirectamente, en favor de los Acreedores con motivo de los Documentos del Financiamiento, incluyendo capital, reajustes, intereses pactados, intereses penales, comisiones, honorarios, costas, gastos, derechos, cargos y recargos, y cualquier otra obligación en la que incurra el Deudor, de tiempo en tiempo, en relación con los Documentos del Financiamiento, se denominarán en adelante una “Obligación Garantizada” y colectivamente las “Obligaciones Garantizadas”. Tres. A menos que se disponga lo contrario, cualquier referencia en el

7

presente contrato a cualquier persona incluirá a sus sucesores y cesionarios permitidos. Todos los términos definidos en su forma singular tendrán el mismo significado cuando sean usados en su forma plural y viceversa, con excepción de los términos Acreedor y Acreedores, que tendrán el significado otorgado en este instrumento a cada uno. – CLÁUSULA SEGUNDA: SOCIEDAD Y ACCIONES. Uno/ El Deudor es dueño de trescientas treinta y cuatro mil cuatrocientas noventa y nueve acciones emitidas por la Sociedad, suscritas e íntegramente pagadas, inscritas a su nombre en el folio número nueve del registro de accionistas de la Sociedad y que constan en los títulos números [●]/ en adelante, las “Acciones”/. – CLÁUSULA TERCERA: PRENDA SIN DESPLAZAMIENTO DE PRIMER GRADO SOBRE ACCIONES. Tres Uno. Prenda sin Desplazamiento de Primer Grado. Por el presente instrumento, y con el objeto de garantizar el cumplimiento íntegro, efectivo y oportuno por parte del Deudor de todas y cada una de las Obligaciones Garantizadas, el Constituyente, debidamente representado en la forma indicada en la comparecencia, constituye a favor de los Acreedores: /a/ prenda sin desplazamiento de primer grado sobre doscientas noventa y seis mil quinientas setenta acciones, que corresponden aproximadamente al ochenta y ocho coma seis seis uno por ciento de las acciones de la Sociedad, y que constan en los títulos [●] y [●] / las “Acciones en Garantía”/, de conformidad a la normativa contenida en el artículo catorce de la Ley veinte mil ciento noventa /en adelante, la “Ley de Prenda sin Desplazamiento”/, al

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Reglamento del Registro de Prendas sin Desplazamiento, contenido en el Decreto Supremo número setecientos veintidós, de fecha ocho de septiembre de dos mil diez, emitido conjuntamente por el Ministerio de Justicia y el Ministerio de Hacienda, publicado en el Diario Oficial del día veintitrés de octubre de dos mil diez /en adelante, el “Reglamento de Prenda sin Desplazamiento”/, y a los términos y condiciones contenidos en el presente instrumento; y /b/ prenda sin desplazamiento de primer grado de conformidad al artículo noveno de la Ley de Prenda sin Desplazamiento, al Reglamento de Prenda sin Desplazamiento y a los términos y condiciones del presente instrumento, sobre todas las acciones que se emitan por la Sociedad y que el Constituyente suscriba o adquiera por cualquier causa en el futuro /en adelante también, las “Acciones Futuras”, y conjuntamente con las Acciones en Garantía, las “Acciones Prendadas”/. Conforme a lo establecido en el artículo noveno de la Ley de Prenda sin Desplazamiento, el derecho real de prenda sobre las Acciones Futuras se adquirirá una vez que éstas sean suscritas por el Constituyente, y se entenderá constituido el derecho real de prenda desde la fecha de la inscripción del presente instrumento en el Registro de Prendas sin Desplazamiento. En adelante, la prenda sin desplazamiento de primer grado que se constituye en esta cláusula tercera se denominará la “Prenda sobre Acciones”. Tres.Dos. Extensión de la Prenda sobre Acciones. /a/ La Prenda sobre Acciones que se constituye por el presente Contrato se extiende y garantiza a los

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intereses, incluso penales, a las comisiones, honorarios y a las demás obligaciones accesorias a las Obligaciones Garantizadas a favor de los Acreedores, lo que incluye, sin que la enunciación que sigue implique limitación, obligaciones por concepto de costas, gastos, honorarios, indemnización de perjuicios, contribuciones, derechos, cargas, retenciones, remuneraciones, aumentos de costos, cargos financieros, gastos reembolsables, desembolsos y por cualquier otro concepto, así como cualquier otra obligación contraída por el Deudor que hayan caucionado las Obligaciones Garantizada, en favor de los Acreedores; y garantizan también las prórrogas, renovaciones y modificaciones que puedan ser acordadas con respecto a las obligaciones que en este acto se garantizan, y en general, el íntegro y oportuno cumplimiento de todas las obligaciones derivadas de las Obligaciones Garantizadas por el ministerio de la ley; ya sea que dichas obligaciones sean de la esencia, de la naturaleza o meramente accidentales de los actos y contratos de que emanen; y sea que su cumplimiento sea exigible en las épocas convenidas o anticipadamente, en el evento de su aceleración. Garantizan, asimismo, el reembolso de las costas y gastos de cobranza, judiciales o extrajudiciales, incluidos honorarios de abogados, si existieren, en que los Acreedores, incurran con ocasión de gestiones o demandas de cobro o ejecución de la Prenda sobre Acciones. /b/ La Prenda sobre Acciones se extiende, además, a toda obligación que conste en instrumentos que pueda otorgar o aceptar el Constituyente que haya caucionado las Obligaciones

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Garantizadas, en el futuro, en sustitución o reemplazo, o bien, en forma adicional, a aquellos que hayan sido suscritos y entregados a los Acreedores, en virtud del Contrato de Crédito, los Pagarés que se suscriban al efecto, incluidas sus eventuales hojas de prolongación y/o cualquier otro Documento del Financiamiento, como asimismo en virtud de cualquier otro documento que en el futuro pudiere complementar dichos documentos. /c/ La Prenda sobre Acciones, restricciones y prohibiciones constituidas en virtud del presente Contrato incluye y se extiende a todos los aumentos de valor de las Acciones Prendadas y a cada uno de los derechos patrimoniales que confieran a sus titulares y comprenden desde luego todos los frutos y beneficios que ellas puedan generar o producir, incluyendo, sin que la enunciación que sigue implique limitación, dividendos y ganancias, acciones liberadas de pago, derechos preferentes u opciones de cualquier naturaleza, ya sean de suscripción preferente de acciones, de bonos convertibles en acciones o de cualesquiera otros valores que confieran derechos futuros sobre la Sociedad. Por el presente acto, el Constituyente faculta en forma irrevocable a los Acreedores, por cuenta de quienes acepta su mandatario individualizado en la comparecencia, para que requiera de la Sociedad y retire y reciba de ésta los nuevos títulos de acciones u otros valores que puedan emitirse como consecuencia de una emisión de acciones liberadas de pago o de canje de acciones por la emisión de nuevos títulos de acciones con valor nominal, quedando inhibido el Constituyente de dicha gestión y prohibido a la

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Sociedad entregarlos a otra persona que no sean los Acreedores, debiendo además, la Sociedad, inscribir la prenda y prohibición de estos nuevos títulos en el Registro de Accionistas a sola petición de los Acreedores con sujeción al Contrato de Crédito, lo que no será necesario acreditar ante terceros, o de Notario Público. Tres.Tres. Las Partes declaran que el monto de las Obligaciones Garantizadas en favor de los Acreedores por esta escritura, asciende a la suma de treinta y cinco millones de Dólares, que incluye el monto adeudado por concepto de capital e intereses bajo el Contrato de Crédito y Pagarés. Tres.Cuatro. Asimismo, y en cuanto sea necesario en derecho confirmarlo en el presente Contrato, en caso de expropiación de las Acciones Prendadas, la Prenda sobre Acciones y prohibiciones constituidas en virtud del presente instrumento se extenderán al derecho del Deudor de recibir indemnización por causa de dicha expropiación; indemnización que subrogará a las Acciones Prendadas para todos los efectos legales y contractuales a que haya lugar. Tres.Cinco. Por el presente acto, los Acreedores aceptan la Prenda sobre Acciones de que da cuenta esta escritura y adquiere el respectivo derecho real de prenda. – CLÁUSULA CUARTA: DECLARACIONES DEL CONSTITUYENTE. El Constituyente, debidamente representado de la manera indicada en la comparecencia de este instrumento, declara en beneficio de los Acreedores que: /Uno/ Se encuentra debidamente facultados para hacer las declaraciones que esta escritura contiene y para otorgar el presente Contrato,

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y que esta escritura ha sido debidamente suscrita por el Constituyente y que de ella emanan obligaciones legales, válidas y exigibles para este; /Dos/ Las Acciones Prendadas son de exclusivo dominio del Constituyente, estando debidamente inscritas a su nombre en el Registro de Accionistas de la Sociedad y encontrándose todas ellas debida y completamente suscritas y pagadas; y que, salvo por la prenda y prohibiciones constituidas por el presente instrumento o lo permitido bajo los Documentos del Financiamiento, no están afectas a gravámenes, cargas, litigios, prohibiciones de gravar y enajenar u otras restricciones, embargos, medidas prejudiciales o precautorias, acciones resolutorias y derechos preferentes de terceros, y que no están sujetas a otros impedimentos que afecten su libre disposición o la constitución y perfeccionamiento de la Prenda sobre Acciones y prohibiciones de que da cuenta el presente instrumento y que no tienen restricciones legales de naturaleza alguna que le impidan celebrar el presente instrumento; y que no se encuentran afectas a opciones, promesas de venta, ventas condicionales o a plazo ni a ningún otro acto o contrato que tienda o que tenga por objeto transferir el dominio de las Acciones Prendadas o darlas en garantía de otras obligaciones, y que no existe impedimento alguno que pueda afectar su libre disposición o la constitución de esta Prenda sobre Acciones y prohibiciones; /Tres/ La celebración, cumplimiento y ejecución de esta Prenda sobre Acciones no vulnera ningún contrato ni acuerdo celebrado entre

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el Constituyente y los demás accionistas de la Sociedad, ni ninguna ley, reglamento, juicio, orden o decreto obligatorio, reglamento o norma reglamentaria o administrativa para aquél, ni provoca ningún incumplimiento de, ni constituye ninguna falta a los estatutos societarios del Constituyente o cualquier contrato, hipoteca, garantía, préstamo u otro convenio o instrumento del cual el Constituyente sea parte o del cual emanen obligaciones para éste o que limiten la disposición de sus bienes; y que no se requiere de ninguna autorización, aprobación o notificación gubernamental ni de terceros para su celebración, pleno cumplimiento y ejecución, salvo por la inscripción de este contrato en el Registro de Prenda sin Desplazamiento; y /Cuatro/ Las Acciones Prendadas representan a esta fecha aproximadamente el ochenta y ocho coma seis seis uno por ciento de las acciones emitidas, suscritas y con derecho a voto de la Sociedad, que le confieren como titular y dueño el derecho a percibir las utilidades y cualquier otro beneficio económico a ser distribuido por la Sociedad a sus accionistas, como también al ejercicio de los derechos de voto correspondientes. – CLÁUSULA QUINTA: PROHIBICIÓN DE GRAVAR Y ENAJENAR. El Constituyente, por este acto y debidamente representado de la manera indicada en la comparecencia de este instrumento, se obliga, a favor de los Acreedores, a no gravar, enajenar, disponer o celebrar acto o contrato alguno, respecto de todo o parte de las Acciones Prendadas, sin la autorización previa y escrita de los Acreedores, salvo por lo

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dispuesto en la cláusula siete punto dieciocho del Contrato de Crédito y el Contrato de Fideicomiso, según éste se define más adelante. Las Partes comparecientes declaran que por “gravar” se entenderá la constitución de cualquier caución o garantía real o cualquier carga, gravamen, prohibición, derecho en favor de terceros, embargo, impedimento o restricción que pudiere afectar o embarazar el libre uso, goce o disposición de las Acciones Prendadas en la Sociedad. – CLÁUSULA SEXTA: ENTREGA, INSCRIPCIÓN Y NOTIFICACIÓN EN EL REGISTRO DE ACCIONISTAS. Seis.Uno. El Constituyente hace entrega en este acto al Acreedor, de un certificado emitido por la Sociedad donde consta la propiedad sobre las Acciones en Garantía, declarando el Acreedor haberlo recibido a su entera satisfacción. Seis.Dos. La Prenda sobre Acciones y prohibición que por este instrumento se constituye deberán ser registrada, a costa de la Sociedad, en todos los registros que correspondan de acuerdo a la naturaleza de las Acciones Prendadas que se prendan por el presente instrumento y, en especial, en el Registro de Prendas sin Desplazamiento, de acuerdo a lo establecido en el artículo veinticuatro de la Ley de Prenda sin Desplazamiento. Seis.Tres. La Prenda sobre Acciones y prohibición contenidas en el presente instrumento serán notificadas, registradas e inscritas en el Registro de Accionistas de la Sociedad, por un Notario Público, conforme al Artículo veintitrés de la Ley número dieciocho mil cuarenta y seis, sobre sociedades anónimas, inmediatamente otorgada esta Prenda sobre Acciones y prohibición. – CLÁUSULA SÉPTIMA:

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DERECHOS, BENEFICIOS Y PRIVILEGIOS DE LOS ACREEDORES. Siete.Uno. Derechos del Constituyente en ausencia de una causal de incumplimiento. /a/ Sin perjuicio de lo dispuesto en la sección Nueve.Cinco siguiente, en tanto no ocurra una Causal de Incumplimiento /“Event of Default”/ conforme al Contrato de Crédito o cualquiera de los Documentos del Financiamiento, el Constituyente conservará el pleno ejercicio de los derechos que como legítimo titular de las Acciones Prendadas le corresponde, incluidos el ejercicio del derecho a participar en las juntas de accionistas con derecho a voz y a voto, el derecho de cobrar y percibir dividendos en dinero de la Sociedad y el ejercicio de aquellos otros derechos que pudiere corresponderle, incluidos todos los derechos patrimoniales. /b/ Sin que implique limitación de lo anterior, el ejercicio de los derechos que correspondan a el Constituyente como legítimo titular de las Acciones Prendadas se efectuará de una manera consistente con lo establecido en el Contrato de Crédito. /c/ El Constituyente, en toda reforma a los estatutos de la Sociedad que se someta a su consideración en la junta de accionistas que se convoque al efecto, o en cualquier otra materia que se someta a su consideración y, en ambos escenarios, que pueda alterar los gravámenes, restricciones y prohibiciones constituidos en virtud de este instrumento o una cualquiera de sus disposiciones, podrá votar aprobándolas siempre y cuando haya obtenido la autorización previa y por escrito de los Acreedores actuando con sujeción al Contrato de Crédito, lo que no

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será necesario acreditar ante terceros, para lo cual el Constituyente deberá comunicarle por escrito la fecha de celebración de la respectiva junta general de accionistas, las materias a tratar en ella y la posición que estime aconsejable asumir, con a lo menos diez Días Hábiles de anticipación. Además, y sin perjuicio de lo expresado, será siempre necesaria la autorización previa y por escrito de los Acreedores en la forma antes indicada, para ejercer el derecho a retiro establecido en la Ley número dieciocho mil cuarenta y seis, sobre sociedades anónimas. Siete.Dos. Derechos del Constituyente si ocurre una causal de incumplimiento. /a/ En caso que ocurra una Causal de Incumplimiento conforme al Contrato de Crédito o de los demás Documentos del Financiamiento o que de cualquier forma no se dé cumplimiento íntegro, efectivo y oportuno a todas y cada una de las Obligaciones Garantizadas por la Prenda sobre Acciones de que da cuenta el presente instrumento, los Acreedores actuando de conformidad a los dispuesto en el Contrato de Crédito, lo que no será necesario acreditar ante terceros, previa comunicación escrita a el Constituyente y la Sociedad de haberse verificado alguna de tales circunstancias y a contar de la fecha de dicha notificación, con el sólo mérito de la misma y sin que deba acreditar a el Constituyente y la Sociedad el incumplimiento de que se trate, pasará a ejercer /pero no estará obligado a ejercer/ todos los derechos que legalmente tendría el Constituyente como legítimo titular de las Acciones Prendadas. En este caso, el Constituyente deberá abstenerse de ejercer

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tales derechos, así como cualquier otro que les hubiese correspondido en razón de su participación accionaria en la Sociedad, todos los cuales pasarán de pleno derecho a ser ejercidos única y exclusivamente por los Acreedores. De la misma manera, el Constituyente prohíbe a la Sociedad pagar todo o parte de los dividendos que consistan en dividendos en dinero y demás beneficios a que se refiere esta cláusula, a los que se extiende automáticamente esta Prenda sobre Acciones conforme a lo señalado en el presente instrumento, en otras manos diversas de los Acreedores, a contar de la fecha en que se le practique la notificación a que se refiere la presente letra /a/, según lo dispuesto por el artículo dos mil trescientos ochenta y nueve del Código Civil. /b/ Para estos efectos, el Constituyente faculta en forma irrevocable a los Acreedores y sus sucesores y cesionarios, para que en los casos a que se refiere la letra /a/ precedente, ejerza el derecho a voz y voto que corresponde a las Acciones Prendadas /incluyendo el derecho a elegir directores de la Sociedad/ y cobre y perciba los dividendos y ganancias y demás beneficios a los cuales se extiende automáticamente esta prenda /incluyendo devoluciones de capital/. Los beneficios que así sean percibidos por los Acreedores deberán ser aplicados por éste al pago de las Obligaciones Garantizadas en conformidad con los Documentos del Financiamiento. /c/ El Constituyente declara que el poder de que da cuenta esta Sección Siete.Dos tiene el carácter de irrevocable, en los términos a que se refiere el Artículo doscientos cuarenta y uno del Código

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de Comercio, por cuanto su ejecución interesa a los Acreedores. Siete.Tres. Los Acreedores, a contar de la fecha en que practique la notificación a que se refiere la Sección Siete.Dos /a/ anterior y en virtud del presente instrumento, prohíbe a la Sociedad pagar en otras manos diversas de los Acreedores, todo o parte de los dividendos que consistan en dividendos en dinero y demás beneficios a los que se extiende automáticamente esta prenda conforme a lo señalado en el presente instrumento. Siete.Cuatro. Los Acreedores, gozarán respecto del Constituyente y de terceros, de los beneficios, privilegios y preferencias que otorga la ley a los acreedores prendarios, sin perjuicio de los demás derechos y compensaciones establecidos en favor de los Acreedores bajo los Documentos del Financiamiento. Siete.Cinco. Sin perjuicio de lo indicado en las secciones Siete.Uno, Siete.Dos y Siete.Tres anteriores, en virtud de lo dispuesto en el Contrato de Fideicomiso de fecha [●], celebrado en la ciudad de Lima, y sujeto a ley de la República del Perú entre el Constituyente, La Fiduciaria S.A., el Acreedor y Daniel René Urbina, en sus calidades de fideicomitente, fiduciario, fideicomisario y depositario, respectivamente /en adelante, el “Contrato de Fideicomiso”/, por el presente acto y a partir de esta fecha el Constituyente viene en conferir mandato irrevocable a la Sociedad para que pague a La Fiduciaria S.A. todos los dividendos declarados, utilidades, devoluciones de capital y demás beneficios a los que se extiende automáticamente esta Prenda sobre Acciones conforme al presente instrumento

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y que le correspondieren al Constituyente en su calidad de accionista de la Sociedad. Las sumas que se paguen a La Fiduciaria S.A. bajo el mandato conferido en esta sección se depositarán en la cuenta que para tales efectos indique la Fiduciaria S.A. a la Sociedad. La Sociedad, por medio de su representante, acepta el mandato irrevocable que se otorga en esta cláusula y se obliga a no renunciar al mismo sin el consentimiento escrito del Acreedor en cuyo beneficio ha sido otorgado. Lo dispuesto en esta sección primará sobre lo dispuesto en la sección Siete.Uno anterior, mientras esté vigente o no se haya puesto término anticipado al Contrato de Fideicomiso, circunstancia que no tendrá que ser acreditada ante terceros. Siete.Seis. En caso de que la prenda constituida en virtud de este instrumento sea ejecutada judicialmente por los Acreedores, el Constituyente se obliga por este acto a suspender el ejercicio de los derechos o acciones que le corresponda en contra de la Sociedad en virtud de la subrogación legal en los derechos de los acreedores prendarios para recibir pagos o repartos de activos de la Sociedad que se relacionen con la ejecución de la presente prenda sin desplazamiento, de conformidad al artículo mil seiscientos diez del Código Civil y a lo señalado en este instrumento, obligándose expresamente a favor de los Acreedores, a suspender el ejercicio de tales derechos y acciones hasta la fecha en que los Acreedores hayan percibido el pago íntegro y total de las Obligaciones Garantizadas. La suspensión del ejercicio de los derechos otorgados por la ley y subordinación

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contenida en esta cláusula se ha acordado y establecido en beneficio de los Acreedores. – CLÁUSULA OCTAVA: ACEPTACIÓN DEL CONSTITUYENTE Y EXIGIBILIDAD ANTICIPADA Y EJECUCIÓN. Ocho.Uno. Por este acto, el Constituyente, debidamente representado en el modo indicado en la comparecencia de este instrumento, acepta y conviene en beneficio de los Acreedores, que la ocurrencia de cualesquiera de las Causales de Incumplimiento contempladas en el Contrato de Crédito y demás Documentos del Financiamiento puede producir a su respecto la exigibilidad inmediata y anticipada, y como si fueran de plazo vencido, de las Obligaciones Garantizadas, y por ende, de esta Prenda sobre Acciones, como también de los intereses y gastos a que ella diere lugar, pudiendo seguirse en contra del Constituyente todas y cada una de las acciones de cobro y/o de cualquier naturaleza derivadas de esta Prenda sobre Acciones. Ocho.Dos. Sin perjuicio de las Causales de Incumplimiento pactadas en el Contrato de Crédito o en cualquiera de los demás Documentos del Financiamiento, las Obligaciones Garantizadas se podrán hacer igualmente exigibles en caso de verificarse una cualquiera de las siguientes circunstancias: /a/ Si los Accionistas perdieren o dejaren de tener el dominio de las Acciones Prendadas, salvo que se encuentre permitido bajo los Documentos del Financiamiento; /b/ Si las Acciones Prendadas se encontraren afectas o quedaren afectas en el futuro a otros gravámenes que los autorizados en esta escritura o en los Documentos del Financiamiento, limitaciones de dominio, prohibiciones y/o embargos, sin

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la previa autorización de los Acreedores, salvo lo establecido en los Documentos del Financiamiento; /c/ Si la prenda sin desplazamiento de primer grado y prohibición que se pacta por el presente instrumento no fuere inscrita en los registros competentes dentro del plazo de treinta Días Hábiles, contado desde la fecha de suscripción de esta escritura; o /d/ En los demás casos en que la ley, establezcan la exigibilidad anticipada. Ocho.Tres. Se deja expresa constancia que las causales de aceleración anteriormente estipuladas, se han establecido en beneficio exclusivo de los Acreedores. – CLÁUSULA NOVENA: OBLIGACIONES ADICIONALES DEL CONSTITUYENTE. Nueve.Uno. Ampliación. /a/ Para garantizar el íntegro, eficaz y oportuno cumplimiento de todas y cada una de las Obligaciones Garantizadas en virtud de la Prenda sobre Acciones de que da cuenta el presente instrumento y demás obligaciones accesorias que se devenguen de la misma, el Constituyente, debidamente representado en la forma indicada en la comparecencia, deberá constituir a favor de los Acreedores, respecto de Acciones Futuras: /i/ prenda sin desplazamiento de primer grado de conformidad a las disposiciones contenidas en la Ley de Prenda sin Desplazamiento; /ii/ prohibición de gravar, enajenar, disponer o celebrar acto o contrato alguno sin previa autorización escrita de los Acreedores, salvo por lo dispuesto en la cláusula siete punto dieciocho del Contrato de Crédito, sobre las Acciones Futuras a partir de la fecha del presente instrumento y hasta la fecha en que se produzca la total y completa extinción de las Obligaciones Garantizadas;

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y /iii/ llevar a cabo y suscribir una escritura de declaración en términos sustancialmente similares al formato de declaración que como Anexo Dos se protocoliza conjuntamente al presente instrumento, bajo el mismo número de repertorio o, en el evento de ser requerido por el Registro de Prendas sin Desplazamiento, una escritura de modificación a la presente escritura, a ser suscrita conjuntamente con el Acreedor, dentro de los treinta días siguientes a que dichas Acciones Futuras hayan sido suscritas por el Constituyente. /b/ La obligación del Constituyente de constituir las prendas sobre acciones en favor de los Acreedores, se mantendrá en el tiempo hasta la fecha en que se produzca la total y completa extinción de las Obligaciones Garantizadas. Nueve.Dos. División, Fusión y Absorción. En este acto, el Constituyente, debidamente representado en la forma que se indica en la comparecencia de este instrumento, se obliga a no acordar la división o fusión de la Sociedad ni la absorción de ésta por parte de terceros, ni su transformación, salvo autorización previa y por escrito de los Acreedores y por lo permitido bajo los Documentos del Financiamiento. En todo caso, la Prenda sobre Acciones, restricciones y prohibiciones constituidas en virtud del presente Contrato se extenderán a todas las acciones de las nuevas sociedades que se formen en virtud de la división, fusión o transformación o que subsistan luego de ella, que correspondan o corresponderían a el Constituyente como propietario de las Acciones Prendadas afectas a la prenda, restricciones y prohibiciones constituidas en

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virtud del presente Contrato y de todas aquellas nuevas acciones a las cuales esta prenda, restricciones y prohibiciones se hacen extensivas de acuerdo a lo señalado en las cláusulas anteriores. El Constituyente y la Sociedad se obligan a requerir las inscripciones y registros necesarios o convenientes para perfeccionar la prenda y prohibición sobre aquellas nuevas acciones que se emitan de acuerdo a lo indicado precedentemente. El Constituyente y la Sociedad deberán informar a los Acreedores la fecha en la cual los correspondientes títulos se encuentren disponibles para su retiro, facultando en este acto los Acreedores para retirar los títulos correspondientes en todos los casos precedentes, renunciando en consecuencia el Constituyente a retirar dichos títulos. Asimismo, el Constituyente faculta a los Acreedores para requerir la inscripción de estas prendas y prohibiciones en los correspondientes registros de accionistas. Nueve.Tres. Extinción. Por este acto el Constituyente y la Sociedad, debidamente representados en este instrumento, se obligan a que hasta la fecha en que se produzca la total y completa extinción de las Obligaciones Garantizadas o hasta la fecha en la que se produzca la enajenación de las Acciones Prendadas y el pago anticipado de parte de las Obligaciones Garantizadas conforme a lo dispuesto en el Contrato de Crédito, la totalidad de las Acciones Prendadas, incluyendo las Acciones en Garantía actualmente emitidas y las Acciones Futuras que se emitan partir de la fecha del presente instrumento, deberán estar prendadas a favor del Constituyente, para caucionar las Obligaciones

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Garantizadas en conformidad a las disposiciones contenidas en la Ley de Prenda sin Desplazamiento. Nueve.Cuatro. Se deja constancia que, a menos que los Documentos del Financiamiento dispongan lo contrario, toda Obligación Garantizadas cuyo pago se haya convenido en moneda extranjera se entenderá extinguida sólo hasta por el monto por el que los Acreedores, hayan recibido dicha moneda en divisas de libre convertibilidad y disponibilidad o, si el pago se efectuare en otra moneda, sólo hasta por el monto con el que con dicha moneda pueda adquirir la moneda extranjera con la que haya debido hacérseles el pago en virtud de la convención o la ley, el Día Hábil bancario siguiente a aquél en que los Acreedores, reciba los dineros en cuestión. – Para los efectos de este instrumento, por “Día Hábil” se entenderá cualquier día en que los bancos e instituciones financieras deben mantener sus oficinas abiertas para el ejercicio de operaciones propias de su giro en Nueva York, Nueva York, Estados Unidos de América, Lima, Perú y Santiago, Chile. Lo anterior no recibirá aplicación en caso de plazos legales conforme a lo establecido en el artículo cuarenta y ocho y siguientes del Código Civil. – CLÁUSULA DÉCIMA: MANTENCIÓN DEL DOMINIO. El Constituyente: /a/ llevará a cabo, asimismo, a su costo exclusivo, todas las acciones judiciales y extrajudiciales que sean necesarias para mantener el dominio y la libre disposición de las Acciones Prendadas de su propiedad y para defenderlas de acciones de terceros; y /b/ deberá informar mediante carta certificada dirigida a los Acreedores a su

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domicilio señalado en la comparecencia de este instrumento, todo embargo, incautación, pérdida significativa o menoscabo significativo, que haya sufrido cualquiera de las Acciones Prendadas de su propiedad, dentro de los diez Días Hábiles siguientes a que la respectiva ocurrencia haya llegado a su conocimiento. – CLÁUSULA UNDÉCIMA: ACEPTACIÓN DE LA SOCIEDAD. Once.Uno. La Sociedad, debidamente representada en la forma indicada en la comparecencia, se notifica y toma debido conocimiento de la Prenda sobre Acciones y las restricciones y prohibiciones constituidas en virtud de este instrumento y acepta, desde luego, las obligaciones y prohibiciones que este Contrato impone a la Sociedad, incluyendo, sin limitación, las disposiciones y designaciones de mandatarios contenidas en este instrumento, incluyendo su designación como mandataria de acuerdo a lo dispuesto en la sección Siete.Cinco del presente instrumento. Once.Dos. La Sociedad, debidamente representada en la forma indicada en la comparecencia, reconoce que, mientras subsista la Prenda sobre Acciones, todo nuevo título que se emita a favor del Constituyente según se establece en la Cláusula Tres.Dos letra /c/ precedente, sólo podrá ser retirado por los Acreedores, lo que no será necesario acreditar a terceros. – CLÁUSULA DUODÉCIMA: CONSTANCIA Y RECONOCIMIENTO. TÍTULO SUFICIENTE. Doce.Uno. Se deja constancia que la prenda y prohibiciones constituidas por la presente escritura, son sin perjuicio de cualquier otra garantía y prohibición que se hubiere constituido por la Sociedad,

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el Constituyente, y/o terceros, sea real o personal, para caucionar las Obligaciones Garantizadas. El presente Contrato no se considerará bajo ninguna circunstancia como una modificación, sustitución o limitación de los derechos otorgados a los Acreedores, en virtud del Contrato de Crédito, los Pagarés que se suscriban de conformidad al mismo y/o los demás Documentos del Financiamiento. Doce.Dos. El Constituyente reconoce en virtud del presente instrumento las Obligaciones Garantizadas a favor de los Acreedores, que se describen en la Cláusula Primera de este instrumento. Declara además, en favor de los Acreedores, que: /a/ Esta escritura, en copia fiel y autorizada, conjuntamente con una copia simple del Contrato de Crédito o de los Pagarés según corresponda, constituye buen y suficiente título para iniciar todas las acciones que en derecho procedan en relación con las garantías que en este instrumento se constituyen. Lo dispuesto en este instrumento no se considerará bajo ninguna circunstancia como limitación de los derechos de los Acreedores en virtud de la ley, ni como una modificación, sustitución o limitación de los derechos otorgados a los Acreedores en virtud de los Documentos del Financiamiento; y /b/ En cualquier gestión de cobro de las Obligaciones Garantizadas, reconocerá este instrumento y el Contrato de Crédito, los Pagarés que se suscriban de conformidad al mismo y/o los demás Documentos del Financiamiento como títulos suficientes para ejercer las acciones que en derecho correspondan respecto de las mismas. – CLÁUSULA DÉCIMO TERCERA:

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MANDATO. Trece.Uno. Sin perjuicio de cualquiera designación de mandatarios para recibir notificaciones judiciales que se hayan hecho o que se hagan en el futuro, adicionalmente el Constituyente y la Sociedad confieren mandato irrevocable a doña MÓNICA MARÍA MILOSLAVICH HART, [nacionalidad], [estado civil], [profesión u oficio], cédula de identidad número [●], y a don FREDY CHALCO, [nacionalidad], [estado civil], [profesión u oficio], cédula de identidad número [●], para que, actuando uno cualquiera de ellos, separada e indistintamente, pueda recibir, para y en representación del Constituyente y la Sociedad, notificaciones y requerimientos, judiciales y/o extrajudiciales, en cualquier gestión, procedimiento o juicio, relacionado con este Contrato, cualquiera que fuese el procedimiento aplicable o el tribunal o autoridad a que estuviere encomendado su conocimiento, de forma que notificado o requerido que sea el mandatario se entenderá válidamente emplazada la Sociedad o el Constituyente en dicha gestión, procedimiento o juicio. En el ejercicio de este mandato irrevocable, los mandatarios estarán facultados ampliamente para representar judicialmente a la Sociedad y a el Constituyente, lo que incluye recibir toda clase de notificaciones, contestar demandas y actuar con las facultades judiciales comprendidas en ambos incisos del Artículo séptimo del Código de Procedimiento Civil, las cuales se dan por expresamente reproducidas en su integridad. El Constituyente y la Sociedad declaran expresamente que el poder de que da cuenta esta Cláusula tiene el carácter de irrevocable, en los términos a que

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se refiere el Artículo doscientos cuarenta y uno del Código de Comercio, por cuanto su ejecución interesa a los Acreedores. Trece.Dos. Presentes en este acto a doña MÓNICA MARÍA MILOSLAVICH HART y a don FREDY CHALCO, ya individualizados, exponen que aceptan el poder que se les otorga en la Sección Trece.Uno anterior, obligándose a no renunciar al mismo sin el consentimiento escrito de los Acreedores. Tres.Tres. El presente poder especial sólo podrá ser revocado siempre que, simultáneamente con su revocación y en el mismo instrumento, el Constituyente y la Sociedad designen a un nuevo mandatario judicial con las mismas facultades y en los mismos términos de esta cláusula. El nuevo mandatario judicial deberá ser una persona natural con residencia permanente en Chile y ser aprobado previamente por los Acreedores. Trece.Cuatro. Asimismo, el Constituyente y la Sociedad se obligan a mantener en todo momento dos o más apoderados con las mismas facultades y en los mismos términos de esta Cláusula en caso que el mandato irrevocable otorgado en esta cláusula terminare por fallecimiento o incapacidad de cualquiera de los apoderados. El poder otorgado por este acto por el Constituyente y la Sociedad no revoca ningún poder otorgado con anterioridad a esta fecha y, en el evento de otorgar otro poder en el futuro, no se entenderá por ese hecho revocado el poder otorgado en el presente instrumento. – CLÁUSULA DÉCIMO CUARTA: TITULARIDAD DE DERECHOS. SUCESORES Y CESIONARIOS. Catorce.Uno. La Prenda sobre Acciones y prohibiciones que se constituyen en virtud del presente instrumento beneficiarán a, y los

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derechos que otorga podrán ser ejercidos por los Acreedores, o por quienes revistan la calidad de sucesores o cesionarios de éstas, y quienes se subroguen legal o convencionalmente en tales derechos, todo lo anterior en conformidad al Contrato de Crédito, los Pagarés y los demás Documentos del Financiamiento. Tales sucesores o cesionarios, y quienes se subroguen legal o convencionalmente en los derechos, tendrán en contra del Constituyente y la Sociedad los mismos derechos y beneficios que esta escritura otorga a los Acreedores, considerándose como tales para todos los efectos legales y contractuales a que haya lugar. Catorce.Dos. Se deja constancia que los Acreedores podrán ceder total o parcialmente sus derechos emanados de este Contrato y del Contrato de Crédito, de conformidad y con sujeción a lo establecido en dichos documentos. El Constituyente y la Sociedad no podrán ceder sus derechos y obligaciones conforme este Contrato, sin el consentimiento previo y por escrito de los Acreedores. – CLÁUSULA DÉCIMO QUINTA: ALZAMIENTO. La Sociedad podrá requerir a los Acreedores, el otorgamiento de un instrumento de alzamiento de la Prenda sobre Acciones y prohibición constituidas por este instrumento, una vez que se haya dado íntegro y total cumplimiento a todas y cada una de las Obligaciones Garantizadas. Por lo tanto una vez pagadas todas las Obligaciones Garantizadas, el Acreedor en este acto se obliga a alzar la prenda constituida por el presente instrumento dentro de los cuarenta y cinco días siguientes al íntegro y total cumplimiento de todas y cada una de las Obligaciones

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Garantizadas. – CLÁUSULA DÉCIMO SEXTA: GASTOS E IMPUESTOS. Dieciséis.Uno. Los gastos, impuestos, derechos notariales y de registro, como asimismo, cualquier desembolso de cualquier naturaleza que esté relacionado con el otorgamiento o registro de este Contrato, así como aquellos derivados de escrituras públicas complementarias que pueda ser necesario otorgar en orden a clarificar, rectificar, complementar o modificar el presente instrumento, y todos aquellos correspondientes al alzamiento en su oportunidad de la Prenda sobre Acciones y prohibición de que da cuenta este Contrato, será de cargo del Constituyente. Dieciséis.Dos. El Constituyente, debidamente representado del modo indicado en la comparecencia, declara que los actos y contratos contenidos en este instrumento, como asimismo el ejercicio de los derechos que puedan derivar de los mismos, no han estado ni están sujetos a impuestos u otros cargos similares y que, en consecuencia, los Acreedores, pueden libremente ejercer tales derechos, sin restricción alguna. Los impuestos que conforme a la ley chilena puedan afectar el pago de las Obligaciones Garantizadas, así como cualquier otro impuesto, tributo, contribución, derecho, carga, retención, remuneraciones, aumentos de costos, cargos financieros, gastos reembolsables, desembolsos y cualquier otra cantidad, incluidos los honorarios y gastos en que sea necesario incurrir, eventualmente, con motivo de las acciones de cumplimiento y cobro judicial o extrajudicial a que haya lugar en relación con las Obligaciones Garantizadas que emanan para el

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Constituyente, la Sociedad y/o terceros que hayan caucionado las Obligaciones Garantizadas, de los contratos referidos en la Cláusula Primera del presente Contrato, son de responsabilidad exclusiva del Constituyente. – CLÁUSULA DÉCIMO SÉPTIMA: FACULTAD ESPECIAL. Diecisiete.Uno. Se faculta al portador de copia autorizada del presente instrumento para notificar, llevar a cabo y requerir de la Sociedad, a través de un Notario Público, la anotación de la Prenda sobre Acciones y prohibición contenidas en este instrumento en el Registro de Accionistas de la Sociedad, y requerir las publicaciones, inscripciones, subinscripciones o cancelaciones que fueren procedentes y realizar todos aquellos actos que sean necesarios o convenientes para el perfeccionamiento de dicha Prenda sobre Acciones y prohibición, especialmente en el Registro de Prendas sin Desplazamiento, pudiendo para ello firmar todos los documentos que sean procedentes. Sin perjuicio de lo anterior, cada una de las Partes otorga mandato especial e irrevocable a los señores /i/ don Andrés Sanfuentes Astaburuaga, don Guillermo Vial Yavar, doña Catalina Silva Donoso y don Ignacio Vargas Peña; y /ii/ a don José Luis Ambrosy Eyzaguirre, don Jaime Andrés Salas Vergara y a don Roberto Ignacio Carrillo Almendras para que, actuando uno cualquiera de los cuatro primeros con uno cualquiera de los tres segundos, en nombre y representación de las Partes, puedan redactar cualquier texto necesario para corregir o complementar esta escritura pública y lograr la plena publicación, inscripción, subinscripción y anotación de

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la constitución de la Prenda sobre Acciones y prohibición en los registros que legalmente corresponda. En uso de sus atribuciones, los mandatarios podrán corregir, rectificar y complementar el contenido de esta escritura, la individualización de las Partes y las Acciones Prendadas, o bien, completar los datos que sean necesarios para el perfeccionamiento de los acuerdos que las Partes han pactado, como asimismo podrán concurrir al otorgamiento de toda clase de instrumentos públicos o privados mediante los cuales se modifique el presente Contrato o modificaciones de los Documentos del Financiamiento, entre otros. Del mismo modo, los mandatarios quedan facultados para reducir a escritura pública esos textos e inscribirlos junto con este instrumento, en el Registro de Accionistas de la Sociedad y para solicitar la rectificación, dentro del plazo de diez Días Hábiles, exceptuados los días sábado, a contar de la fecha de la inscripción de esta prenda en el Registro de Prendas sin Desplazamiento, de las inscripciones que contengan omisiones o errores manifiestos, de conformidad con el artículo dieciséis del Reglamento de Prenda sin Desplazamiento. Los Acreedores, podrán ejercer dicho mandato, en lo que le competa, por medio de sus representantes o por medio de quien éstos designen para tales efectos. Diecisiete.Dos. Se faculta a los mandatarios indicados en la Sección Diecisiete.Uno precedente para que en el desempeño de su cometido puedan requerir, otorgar y firmar toda clase de solicitudes y declaraciones, solicitar inscripciones, anotaciones, cancelaciones y otorgar

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instrumentos públicos y/o privados para el cumplimiento de los requisitos y formalidades que establezcan las leyes y reglamentos. Las Partes dejan expresa constancia que este mandato se otorga con el carácter de irrevocable y que tal irrevocabilidad se pacta tanto en interés de los mandantes como de los mandatarios. Este mandato no se extinguirá por la disolución de ninguno de los mandantes, pues está destinado, en su caso, a ejecutarse también en caso de su disolución, conforme a lo previsto en el artículo dos mil ciento sesenta y nueve del Código Civil. Diecisiete.Tres. Se faculta además al Notario ante quien se otorga el presente instrumento para que, en virtud del artículo octavo del Reglamento de Prenda sin Desplazamiento, envíe para su inscripción en el Registro de Prendas sin Desplazamiento, por medios electrónicos, una copia autorizada de cada contrato de prenda, su modificación o alzamiento, y para llenar al efecto el formulario de solicitud al que alude el artículo noveno del Reglamento de Prenda sin Desplazamiento. Diecisiete. Cuatro. El Acreedor, representado en la forma indicada en la comparecencia, designa y confiere poder a los señores José Luis Ambrosy Eyzaguirre, don Jaime Andrés Salas Vergara y don Roberto Ignacio Carrillo Almendras para que, actuando cualquiera de ellos indistinta y separadamente en representación de los Acreedores, puedan ejercer judicial o extrajudicialmente los derechos y acciones que correspondan a los Acreedores en virtud de lo expresado y estipulado en esta escritura, poder judicial que incluye las facultades del

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inciso primero del artículo séptimo del Código de Procedimiento Civil, que se dan por reproducidas. Asimismo, el poder se extiende a la facultad de recibir notificaciones en representación de los Acreedores según lo dispuesto en el artículo treinta y siete de la Ley de Prenda sin Desplazamiento. El Constituyente toma conocimiento de este poder, reconoce que ha sido legalmente otorgado, que es válido y vigente, y se obliga a reconocer y aceptar su validez y eficacia cada vez que uno cualquiera de los mandatarios los invoque, judicial o extrajudicialmente. – CLÁUSULA DÉCIMO OCTAVA: DENOMINACIÓN DE LAS CLÁUSULAS. Las denominaciones asignadas por las Partes a las distintas estipulaciones de este Contrato han sido establecidas sólo para referencia y facilidad de su lectura, sin afectar el significado o alcance que la Cláusula en su integridad pueda tener distintos que dicha denominación. – CLÁUSULA DÉCIMO NOVENA: NULIDAD E INEFICACIA. La declaración de nulidad o ineficacia de cualquier estipulación contenida en este instrumento hará que dicha estipulación se tenga por no escrita o ineficaz; pero, la nulidad o ineficacia de dicha estipulación, no afectará la validez y eficacia de las restantes estipulaciones del presente instrumento. Con todo, las Partes convienen en reemplazar la disposición nula o ineficaz por otra disposición que sea válida y oponible que logre, en la medida de lo posible, los mismos o similares efectos que perseguía la disposición declarada nula o ineficaz. – CLÁUSULA VIGÉSIMA: AUSENCIA DE NOVACIÓN Y MODIFICACIÓN. Lo dispuesto en este instrumento no se considerará bajo

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ninguna circunstancia como modificación, o limitación de los derechos y obligaciones de cada Parte en virtud de la ley, el Contrato de Crédito, los Pagarés que se suscriban de conformidad al mismo y/o los demás Documentos del Financiamiento, ni constituye bajo ningún concepto una novación de las Obligaciones Garantizadas. En consecuencia, los términos establecidos en el Contrato de Crédito, los Pagarés que se suscriban de conformidad al mismo y/o los demás Documentos del Financiamiento prevalecerán sobre lo dispuesto en este instrumento, en todo aquello en que fueran incompatibles o inconsistentes. – CLÁUSULA VIGÉSIMO PRIMERA: RENUNCIA DE DERECHOS. El hecho que el los Acreedores, no ejercitaren o demoraren el ejercicio de cualquiera de sus derechos de acuerdo con este Contrato y/o los demás Documentos del Financiamiento, no constituirá una renuncia de ellos, como tampoco el ejercicio separado o parcial de algún derecho impedirá el ejercicio de los mismos o de otros derechos. Las acciones y derechos a que aquí se hace referencia son acumulativos y no excluyen ninguna otra acción o derecho reconocido por la ley. – CLÁUSULA VIGÉSIMO SEGUNDA: DOMICILIO Y COMPETENCIA. Para todos los efectos legales de este Contrato, las Partes fijan su domicilio y se someten a la competencia de los tribunales ordinarios de justicia de la comuna de Santiago de Chile, y fijan su domicilio en la ciudad y comuna de Santiago de Chile. El presente Contrato se regirá por las leyes de la República de Chile. PERSONERÍAS. La personería de don Enzo Rodrigo Contreras Órdenes para representar a GRAÑA Y MONTERO

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S.A.A. consta de del poder otorgado en Lima, Perú, con fecha diecinueve de julio de dos mil diecinueve, ante el Notario Luis Dannon Brender. La personería de don Sergio Morales Contreras para representar a ADEXUS S.A. consta de escritura pública de fecha doce de julio de dos mil diecisiete, otorgada en la Notaría de Santiago de doña Myriam Amigo Arancibia, bajo el repertorio número once mil setecientos treinta y nueve guion diecisiete. La personería de don Enzo Contreras Órdenes para representar a ADEXUS S.A. consta de escritura pública de fecha diez de junio de dos mil diecinueve, otorgada en la Notaría de Santiago de doña Myriam Amigo Arancibia, bajo el repertorio número ocho mil setecientos ochenta y ocho guion diecinueve. La personería de don Jaime Andrés Salas Vergara para representar a CS PERU INFRASTRUCTURE HOLDINGS LLC, consta de poder otorgado en el extranjero, con fecha dieciocho de julio de dos mil diecinueve, el que debidamente legalizado, fue protocolizado en la Notaría de don Patricio Raby Benavente, con fecha veintitrés de julio de dos mil diecinueve, bajo el Repertorio número siete mil veintisiete guion dos mil diecinueve. Las personerías antes indicadas no se insertan por ser conocidas de las partes y haberlas tenido a la vista el Notario que autoriza. En comprobante y previa lectura firman los comparecientes. Doy fe. –

ENZO CONTRERAS ÓRDENESPP.

PP. GRAÑA Y MONTERO S.A.A.

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PP. ADEXUS S.A.

SERGIO MORALES CONTRERAS

PP. ADEXUS S.A.

JAIME ANDRÉS SALAS VERGARA

PP. CS PERU INFRASTRUCTURE HOLDINGS LLC

MÓNICA MARÍA MILOSLAVICH HART

FREDY CHALCO

NOTARIO

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Exhibit H

FORM OF SECOND LIEN CHILEAN SHARE PLEDGE AGREEMENT

(Attached)

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REPERTORIO Nº

PRENDA SIN DESPLAZAMIENTO DE SEGUNDO GRADO

SOBRE ACCIONES DE ADEXUS S.A

POR

GRAÑA Y MONTERO S.A.A.

En Santiago de Chile, a [●] de julio del año dos mil diecinueve, ante mí, PATRICIO RABY BENAVENTE, Abogado, Notario Público Titular de la Quinta Notaría de Santiago, con domicilio en Gertrudis Echenique número treinta, Oficina treinta y dos, Las Condes, Santiago, COMPARECEN: /Uno/ Don ENZO RODRIGO CONTRERAS ÓRDENES, chileno, casado, ingeniero comercial, cédula de identidad número once millones novecientos cincuenta y dos mil quinientos cincuenta y seis guion K, en representación, según se acreditará, de GRAÑA Y MONTERO S.A.A., una sociedad constituida y existente de conformidad a las leyes de la República del Perú, Rol Único Tributario número cincuenta y nueve millones ciento sesenta y cinco mil ochocientos noventa guion cinco, todos domiciliados para estos efectos en [●], en adelante también indistintamente el “Deudor”; o el “Constituyente”. /Dos/ Don SERGIO ANDRÉS MORALES CONTRERAS, chileno, casado, ingeniero civil industrial, cédula de identidad número diez millones seiscientos veintinueve mil ochocientos setenta y cinco guion cero, y don ENZO RODRIGO CONTRERAS ÓRDENES, chileno, casado, ingeniero comercial, cédula de identidad número once millones novecientos cincuenta y dos mil quinientos cincuenta y seis guion K, en representación, según se acreditará, de ADEXUS S.A., una sociedad anónima

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constituida y existente de conformidad a las leyes de la República de Chile, Rol Único Tributario número noventa y seis millones quinientos ochenta mil sesenta guion tres, todos domiciliados para estos efectos en Miraflores trescientos ochenta y tres, piso veinte, comuna de Santiago, en adelante también la “Sociedad”/. /Tres/ don JAIME ANDRÉS SALAS VERGARA, chileno, casado, abogado, cédula de identidad número quince millones trescientos doce mil ochocientos cincuenta y dos guion nueve, en representación, según se acreditará, de CS PERU INFRASTRUCTURE HOLDINGS LLC, una sociedad constituida y existente de conformidad a las leyes de Delaware, Estados Unidos de América, todos domiciliados para estos efectos en Apoquindo tres mil setecientos veintiuno, piso catorce, Las Condes, Región Metropolitana /en adelante, el “Acreedor”, y en conjunto con el Constituyente y la Sociedad, las “Partes”/; todos los comparecientes, mayores de edad, quienes acreditan su identidad con las cédulas de identidad antes citadas y exponen que han convenido en celebrar un contrato de prenda sin desplazamiento de segundo grado sobre acciones, en adelante indistintamente denominado el “Contrato”, en los términos y condiciones que se estipulan en este instrumento: CLÁUSULA PRIMERA: ANTECEDENTES. Uno.Uno. Contrato de Crédito. Por instrumento privado de fecha [veintiséis de julio de dos mil diecinueve], el Deudor suscribió con el Acreedor un contrato de crédito en idioma inglés, regido por las leyes del Estado de Nueva York, Estados Unidos de América /en adelante, el “Contrato de Crédito”/, una

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copia del cual se ha protocolizado con esta misma fecha bajo el repertorio número              en esta Notaría, y que se considera parte integrante de este instrumento. Conforme al Contrato de Crédito, el Acreedor, en su calidad de Acreedor Inicial /“Initial Lender”/, y cada una de las instituciones financieras /“Lenders”/ que adquirieran el todo o parte del Compromiso /“Commitment”/ del Acreedor /conjuntamente con el Acreedor, los “Acreedores”/, acordaron otorgar un préstamo al Deudor que, en total, no superen el monto del Compromiso /en adelante, el o los préstamos otorgados por los Acreedores se denominarán indistintamente los “Préstamos”/, según el Deudor así lo requiera por escrito y sujeto además al cumplimiento de las condiciones contenidas en el Contrato de Crédito. Conforme a la definición de dicho término en el Contrato de Crédito, el Compromiso asciende a un monto máximo de treinta y cinco millones de dólares de los Estados Unidos de América /en adelante, “Dólares”/. Uno.Dos. Conforme a lo dispuesto en la cláusula dos punto cero cuatro del Contrato de Crédito, se llevará registro del capital y los intereses de los Préstamos desembolsados en un registro que llevarán los Acreedores y que, a petición suya, deberán evidenciarse, alternativamente, en un pagaré suscrito por el Deudor ya sea bajo las leyes del Estado de Nueva York, Estados Unidos de América, o bajo las leyes de la República del Perú /en adelante, los “Pagarés”/, pudiendo ejercerse las acciones que de ellos se deriven, en la época y en la forma que tales Pagarés establezcan. Las Partes dejan

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constancia que para ejercer las preferencias y demás derechos derivados de este contrato no será necesario acreditar frente a terceros que los Pagarés documentan obligaciones emanadas del Contrato de Crédito. Para efectos de dar cumplimiento a lo dispuesto en el artículo tercero, numeral dos, del artículo catorce de la Ley número veinte mil ciento noventa /en adelante la “Ley de Prenda sin Desplazamiento”/, el Constituyente estará obligado a suscribir una escritura de declaración, en términos sustancialmente similares al instrumento que como Anexo Uno se protocoliza conjuntamente a la presente escritura, bajo el mismo número de repertorio del presente instrumento, destinado a individualizar los Pagarés tan pronto éstos lleguen a ser suscritos por el Deudor, y en todo caso dentro de los treinta días corridos siguientes a la suscripción de los mismos. La referida escritura deberá incluir, como anexo protocolizado bajo el mismo número de repertorio de dicha escritura, una copia simple de los Pagarés que en ella se individualicen. Uno.Tres. Pago de los Préstamos. Conforme al Contrato de Crédito, el Deudor se obligó a pagar los Préstamos desembolsados en siete cuotas trimestrales y sucesivas, siendo la primera cuota pagadera al décimo octavo mes luego de la Fecha de Cierre /“Closing Date”/. Cada una de las cuotas ascenderá a un monto equivalente al catorce coma veintinueve por ciento del capital total pendiente de pago de los Préstamos desembolsados más los intereses correspondientes y será pagadera conforme a la participación de cada uno de los Acreedores en los

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Préstamos. Uno.Cuatro. Intereses. A. Tasa de Interés. El Contrato de Crédito establece que el Deudor se obliga a pagar intereses desde el día del respectivo desembolso hasta el día del vencimiento del Préstamo correspondiente, a una tasa de interés anual igual a la Tasa Applicable /Applicable Rate/, aplicando en cada caso el que esté vigente de tiempo en tiempo. “Tasa Aplicable” significa: /i/ ocho coma nueve cero por ciento por el período desde e incluyendo la Fecha de Cierre hasta pero excluyendo el día correspondiente a seis meses después de la Fecha de Cierre; /ii/ nueve coma uno cinco por ciento por el período desde e incluyendo el día correspondiente a seis meses después de la Fecha de Cierre hasta pero excluyendo el día correspondiente a un año después de la Fecha de Cierre; /iii/ nueve coma cuatro cero por ciento por el período desde e incluyendo el día correspondiente a un año después de la Fecha de Cierre hasta pero excluyendo el día correspondiente a treinta meses después de la Fecha de Cierre; y /iv/ nueve coma nueve cero por ciento incluyendo el día correspondiente a treinta meses después de la Fecha de Cierre hasta pero excluyendo el día correspondiente a tres años después de la Fecha de Cierre. B. Pago de intereses. Los intereses que devenguen los Préstamos se pagarán /a/ trimestralmente, en cada Fecha de Pago Trimestral, según ésta se define más adelante; /b/ en la fecha en que se prepague o repague dicho préstamo; y /c/ en el día del vencimiento de dicho préstamo /por aceleración o por otra causa/, y se calcularán sobre el capital insoluto de cada

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Préstamo, devengándose por períodos vencidos, en base al número de días efectivamente transcurridos, sobre la base de un año de trescientos sesenta y cinco o trescientos sesenta y cinco días, según corresponda. Sin perjuicio de lo anterior, en caso de repagar íntegramente un Préstamo en el mismo día en que se desembolsó al Deudor, dicho préstamo devengará intereses correspondientes a un día. La “Fecha de Pago Trimestral” significa cada treinta y uno de marzo, treinta de junio, treinta de septiembre y treinta y uno de diciembre de cada año. Uno.Cinco. Otras estipulaciones. El Contrato de Crédito contempla además, el pago de intereses penales sobre montos adeudados e insolutos o morosos, el pago por parte del Deudor del aumento de los costos para los Acreedores de otorgar y mantener los Préstamos; el pago de comisiones, gastos, honorarios, costas y otras sumas, y, asimismo, regula las obligaciones de hacer y de no hacer, los eventos que motivarán prepagos obligatorios y los casos de incumplimiento que, de ocurrir, sujeto a los términos y condiciones de dicho instrumento, permitirán a los Acreedores a declarar todo o parte del saldo adeudado de los Préstamos o cualquier otra obligación como de plazo vencido e inmediatamente exigibles. Dos. Con el objeto de documentar las obligaciones contraídas con los Acreedores, el Deudor celebró y celebrará una serie de contratos, y contrajo y contraerá diversas obligaciones, las cuales se encuentran documentadas en los documentos del financiamiento /“Credit Documents”/ /en adelante, los “Documentos del Financiamiento”/, entre los cuales se

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incluyen sin limitación, los siguientes: /a/ el Contrato de Crédito; /b/ los Pagarés /“Notes”/; /c/ la Carta de Honorarios /“Fee letter”/; /d/ el Acuerdo de Fideicomiso del Acreedor /“Lender Trust Agreement”/; /e/ el Acuerdo de Indemnidad /“Indemnity Agreement”/; /f/ el Acuerdo de Fideicomiso de Pago /“Payment Trust Agreement”; /g/ el contrato de prenda sin desplazamiento de primer grado sobre acciones de la Sociedad en favor de los Acreedores; /h/ este Contrato; y /i/ cualesquiera otro contrato o acuerdo que sea designado por los Acreedores de tiempo en tiempo como un Documento del Financiamiento bajo el Contrato de Crédito. Cada una de las obligaciones de pago o de otra naturaleza del Deudor bajo los Documentos del Financiamiento referidas en esta cláusula y bajo cualquier otro instrumento que suscriba o acepte, o pudiere suscribir o aceptar en el futuro para documentar tales obligaciones de pago, y todas y cualesquiera obligaciones de pago que pueda adeudar o contraer en el futuro, directa o indirectamente, en favor de los Acreedores con motivo de los Documentos del Financiamiento, incluyendo capital, reajustes, intereses pactados, intereses penales, comisiones, honorarios, costas, gastos, derechos, cargos y recargos, y cualquier otra obligación en la que incurra el Deudor, de tiempo en tiempo, en relación con los Documentos del Financiamiento, se denominarán en adelante una “Obligación Garantizada” y colectivamente las “Obligaciones Garantizadas”. Tres. A menos que se disponga lo contrario, cualquier referencia en el presente contrato a cualquier persona incluirá a sus

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sucesores y cesionarios permitidos. Todos los términos definidos en su forma singular tendrán el mismo significado cuando sean usados en su forma plural y viceversa, con excepción de los términos Acreedor y Acreedores, que tendrán el significado otorgado en este instrumento a cada uno.– CLÁUSULA SEGUNDA: SOCIEDAD Y ACCIONES. Uno/ El Deudor es dueño de trescientas treinta y cuatro mil cuatrocientas noventa y nueve acciones emitidas por la Sociedad, suscritas e íntegramente pagadas, inscritas a su nombre en el folio nueve del registro de accionistas de la Sociedad y que constan en los títulos números trece, quince, dieciséis, diecisiete y dieciocho/ en adelante, las “Acciones”/.– CLÁUSULA TERCERA: CONTRATO DE PRENDA DE PRIMER GRADO. Tres.Uno. Contrato de Prenda de Primer Grado. En virtud de escritura pública de fecha diecisiete de agosto de dos mil dieciocho, otorgada en la Notaría de Santiago de don Juan Ricardo San Martín Urrejola bajo el repertorio número cuarenta y siete mil setecientos setenta y dos guion dos mil dieciocho, el Deudor constituyó prenda mercantil sobre las Acciones Prendadas /según dicho término se define más adelante/, a favor de las sociedades Ameris Deuda Directa Fondo de Inversión y Fondo de Inversión Falcom Chilean Fixed Income /en adelante los “Acreedores de Primer Grado”/, con el objeto de garantizar el fiel, íntegro y oportuno cumplimiento por parte del Deudor de todas y cada una de las obligaciones garantizadas en virtud del contrato denominado “Acuerdo de Inversión”, celebrado mediante instrumento privado de fecha tres de agosto de dos mil

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dieciocho /el “Contrato de Prenda de Primer Grado”/. Tres.Dos. En virtud de la Cláusula Tercera del Contrato de Prenda de Primer Grado, el Deudor se obligó a no gravar, enajenar, disponer, constituir garantías reales o cualquier otra carga o gravamen, prohibición o derechos en favor de persona alguna, ni impedimento o restricción alguna que pudiere afectar o embarazar el libre uso, goce, disposición de las acciones objeto del Contrato de Prenda de Primer Grado, ni celebrar acto o contrato alguno sobre todo o parte de las mismas, sin la autorización previa y por escrito de los Acreedores de Primer Grado. Tres.Tres. Por carta de fecha veintiséis de julio de dos mil diecinueve, los Acreedores de Primer Grado autorizaron al Deudor a constituir prenda sin desplazamiento de segundo grado sobre las Acciones, en favor de los Acreedores, bajo los términos y condiciones allí señalados.– CLÁUSULA CUARTA: PRENDA SIN DESPLAZAMIENTO DE PRIMER GRADO SOBRE ACCIONES. Asimismo, las partes dejan constancia que con esta misma fecha, en virtud del artículo noveno de la Ley de Prenda sin Desplazamiento y al Reglamento de Prenda sin Desplazamiento, por escritura pública otorgada en esta misma Notaría se constituyó prenda de primer grado sobre todas las acciones que se emitan por la Sociedad y que el Constituyente suscriba o adquiera por cualquier causa en el futuro, incluyendo aquellas que el Constituyente adquiera con ocasión de las Acciones Prendadas de las que es dueño, entendiéndose constituido el derecho real de prenda desde la fecha de la inscripción de dicho instrumento en el Registro de

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Prenda sin Desplazamiento.– CLÁUSULA QUINTA: PRENDA SIN DESPLAZAMIENTO DE SEGUNDO GRADO SOBRE ACCIONES. Cinco.Uno. Prenda sin Desplazamiento de Segundo Grado. Por el presente instrumento, y con el objeto de garantizar el cumplimiento íntegro, efectivo y oportuno por parte del Deudor de todas y cada una de las Obligaciones Garantizadas, el Constituyente, debidamente representado en la forma indicada en la comparecencia, constituye a favor de los Acreedores prenda sin desplazamiento de segundo grado sobre treinta y siete mil novecientas veintinueve acciones, que corresponden aproximadamente al once coma tres tres nueve por ciento de las acciones de la Sociedad, y que constan en el título diecisiete / las “Acciones Prendadas”/, de conformidad a la normativa contenida en el artículo catorce de la Ley veinte mil ciento noventa /en adelante, la “Ley de Prenda sin Desplazamiento”/, al Reglamento del Registro de Prendas sin Desplazamiento, contenido en el Decreto Supremo número setecientos veintidós, de fecha ocho de septiembre de dos mil diez, emitido conjuntamente por el Ministerio de Justicia y el Ministerio de Hacienda, publicado en el Diario Oficial del día veintitrés de octubre de dos mil diez /en adelante, el “Reglamento de Prenda sin Desplazamiento”/, y a los términos y condiciones contenidos en el presente instrumento. En adelante, la prenda sin desplazamiento de segundo grado que se constituye en esta cláusula quinta se denominará la “Prenda sobre Acciones”. Cinco.Dos. Extensión de la Prenda sobre Acciones. /a/ La Prenda sobre Acciones que

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se constituye por el presente Contrato se extiende y garantiza a los intereses, incluso penales, a las comisiones, honorarios y a las demás obligaciones accesorias a las Obligaciones Garantizadas a favor de los Acreedores, lo que incluye, sin que la enunciación que sigue implique limitación, obligaciones por concepto de costas, gastos, honorarios, indemnización de perjuicios, contribuciones, derechos, cargas, retenciones, remuneraciones, aumentos de costos, cargos financieros, gastos reembolsables, desembolsos y por cualquier otro concepto, así como cualquier otra obligación contraída por el Deudor que hayan caucionado las Obligaciones Garantizada, en favor de los Acreedores; y garantizan también las prórrogas, renovaciones y modificaciones que puedan ser acordadas con respecto a las obligaciones que en este acto se garantizan, y en general, el íntegro y oportuno cumplimiento de todas las obligaciones derivadas de las Obligaciones Garantizadas por el ministerio de la ley; ya sea que dichas obligaciones sean de la esencia, de la naturaleza o meramente accidentales de los actos y contratos de que emanen; y sea que su cumplimiento sea exigible en las épocas convenidas o anticipadamente, en el evento de su aceleración. Garantizan, asimismo, el reembolso de las costas y gastos de cobranza, judiciales o extrajudiciales, incluidos honorarios de abogados, si existieren, en que los Acreedores, incurran con ocasión de gestiones o demandas de cobro o ejecución de la Prenda sobre Acciones. /b/ La Prenda sobre Acciones se extiende, además, a toda obligación que conste en

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instrumentos que pueda otorgar o aceptar el Constituyente que haya caucionado las Obligaciones Garantizadas, en el futuro, en sustitución o reemplazo, o bien, en forma adicional, a aquellos que hayan sido suscritos y entregados a los Acreedores, en virtud del Contrato de Crédito, los Pagarés que se suscriban al efecto, incluidas sus eventuales hojas de prolongación y/o cualquier otro Documento del Financiamiento, como asimismo en virtud de cualquier otro documento que en el futuro pudiere complementar dichos documentos. /c/ La Prenda sobre Acciones, restricciones y prohibiciones constituidas en virtud del presente Contrato incluye y se extiende a todos los aumentos de valor de las Acciones Prendadas y a cada uno de los derechos patrimoniales que confieran a sus titulares y comprenden desde luego todos los frutos y beneficios que ellas puedan generar o producir, incluyendo, sin que la enunciación que sigue implique limitación, dividendos y ganancias, acciones liberadas de pago, derechos preferentes u opciones de cualquier naturaleza, ya sean de suscripción preferente de acciones, de bonos convertibles en acciones o de cualesquiera otros valores que confieran derechos futuros sobre la Sociedad. Por el presente acto, el Constituyente faculta en forma irrevocable a los Acreedores, por cuenta de quienes acepta su mandatario individualizado en la comparecencia, para que requiera de la Sociedad y retire y reciba de ésta los nuevos títulos de acciones u otros valores que puedan emitirse como consecuencia de una emisión de acciones liberadas de pago o de canje de acciones por la emisión de nuevos

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títulos de acciones con valor nominal, quedando inhibido el Constituyente de dicha gestión y prohibido a la Sociedad entregarlos a otra persona que no sean los Acreedores, debiendo además, la Sociedad, inscribir la prenda y prohibición de estos nuevos títulos en el Registro de Accionistas a sola petición de los Acreedores con sujeción al Contrato de Crédito, lo que no será necesario acreditar ante terceros, o de Notario Público. Cinco.Tres. Las Partes declaran que el monto de las Obligaciones Garantizadas en favor de los Acreedores por esta escritura, asciende a la suma de treinta y cinco millones de Dólares, que incluye el monto adeudado por concepto de capital e intereses bajo el Contrato de Crédito y Pagarés. Cinco.Cuatro. Asimismo, y en cuanto sea necesario en derecho confirmarlo en el presente Contrato, en caso de expropiación de las Acciones Prendadas, la Prenda sobre Acciones y prohibiciones constituidas en virtud del presente instrumento se extenderán al derecho del Deudor de recibir indemnización por causa de dicha expropiación; indemnización que subrogará a las Acciones Prendadas para todos los efectos legales y contractuales a que haya lugar. Cinco.Cinco. Por el presente acto, los Acreedores aceptan la Prenda sobre Acciones de que da cuenta esta escritura y adquiere el respectivo derecho real de prenda.– CLÁUSULA SEXTA: DECLARACIONES DEL CONSTITUYENTE. El Constituyente, debidamente representado de la manera indicada en la comparecencia de este instrumento, declara en beneficio de los Acreedores que: /Uno/ Sin perjuicio de lo establecido

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en el Contrato de Prenda de Primer Grado, se encuentra debidamente facultados para hacer las declaraciones que esta escritura contiene y para otorgar el presente Contrato, y que esta escritura ha sido debidamente suscrita por el Constituyente y que de ella emanan obligaciones legales, válidas y exigibles para este; /Dos/ Las Acciones Prendadas son de exclusivo dominio del Constituyente, estando debidamente inscritas a su nombre en el Registro de Accionistas de la Sociedad y encontrándose todas ellas debida y completamente suscritas y pagadas; y que, salvo por la prenda y prohibiciones constituidas por /i/ el presente instrumento, /ii/ el Contrato de Prenda de Primer Grado/, y /iii/ lo permitido bajo los Documentos del Financiamiento; no están afectas a gravámenes, cargas, litigios, prohibiciones de gravar y enajenar u otras restricciones, embargos, medidas prejudiciales o precautorias, acciones resolutorias y derechos preferentes de terceros, y que no están sujetas a otros impedimentos que afecten su libre disposición o la constitución y perfeccionamiento de la Prenda sobre Acciones y prohibiciones de que da cuenta el presente instrumento y que no tienen restricciones legales de naturaleza alguna que le impidan celebrar el presente instrumento; y que no se encuentran afectas a opciones, promesas de venta, ventas condicionales o a plazo ni a ningún otro acto o contrato que tienda o que tenga por objeto transferir el dominio de las Acciones Prendadas o darlas en garantía de otras obligaciones, y que no existe impedimento alguno que pueda afectar su libre

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disposición o la constitución de esta Prenda sobre Acciones y prohibiciones; /Tres/ La celebración, cumplimiento y ejecución de esta Prenda sobre Acciones no vulnera ningún contrato ni acuerdo celebrado entre el Constituyente y los demás accionistas de la Sociedad, ni ninguna ley, reglamento, juicio, orden o decreto obligatorio, reglamento o norma reglamentaria o administrativa para aquél, ni provoca ningún incumplimiento de, ni constituye ninguna falta a los estatutos societarios del Constituyente o cualquier contrato, hipoteca, garantía, préstamo u otro convenio o instrumento del cual el Constituyente sea parte o del cual emanen obligaciones para éste o que limiten la disposición de sus bienes; y que no se requiere de ninguna autorización, aprobación o notificación gubernamental ni de terceros para su celebración, pleno cumplimiento y ejecución, salvo por la inscripción de este contrato en el Registro de Prenda sin Desplazamiento; y /Cuatro/ Las Acciones Prendadas representan a esta fecha el once coma tres tres nueve por ciento de las acciones emitidas, suscritas y con derecho a voto de la Sociedad, que le confieren como titular y dueño el derecho a percibir las utilidades y cualquier otro beneficio económico a ser distribuido por la Sociedad a sus accionistas, como también al ejercicio de los derechos de voto correspondientes.– CLÁUSULA SÉPTIMA: PROHIBICIÓN DE GRAVAR Y ENAJENAR. El Constituyente, por este acto y debidamente representado de la manera indicada en la comparecencia de este instrumento, se obliga, a favor de los Acreedores, a no

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gravar, enajenar, disponer o celebrar acto o contrato alguno, respecto de todo o parte de las Acciones Prendadas, sin la autorización previa y escrita de los Acreedores, salvo por lo dispuesto en la cláusula siete punto dieciocho del Contrato de Crédito y el Contrato de Fideicomiso, según éste se define más adelante. Las Partes comparecientes declaran que por “gravar” se entenderá la constitución de cualquier caución o garantía real o cualquier carga, gravamen, prohibición, derecho en favor de terceros, embargo, impedimento o restricción que pudiere afectar o embarazar el libre uso, goce o disposición de las Acciones Prendadas en la Sociedad.– CLÁUSULA OCTAVA: ENTREGA, INSCRIPCIÓN Y NOTIFICACIÓN EN EL REGISTRO DE ACCIONISTAS. Ocho.Uno. El Constituyente hace entrega en este acto al Acreedor, de un certificado emitido por la Sociedad donde consta la propiedad sobre las Acciones Prendadas, declarando el Acreedor haberlo recibido a su entera satisfacción. Ocho.Dos. La Prenda sobre Acciones y prohibición que por este instrumento se constituye deberán ser registrada, a costa de la Sociedad, en todos los registros que correspondan de acuerdo a la naturaleza de las Acciones Prendadas que se prendan por el presente instrumento y, en especial, en el Registro de Prendas sin Desplazamiento, de acuerdo a lo establecido en el artículo veinticuatro de la Ley de Prenda sin Desplazamiento. Ocho.Tres. La Prenda sobre Acciones y prohibición contenidas en el presente instrumento serán notificadas, registradas e inscritas en el Registro de Accionistas de la Sociedad, por un Notario Público,

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conforme al Artículo veintitrés de la Ley número dieciocho mil cuarenta y seis, sobre sociedades anónimas, inmediatamente otorgada esta Prenda sobre Acciones y prohibición.– CLÁUSULA NOVENA: DERECHOS, BENEFICIOS Y PRIVILEGIOS DE LOS ACREEDORES. Nueve.Uno. Derechos del Constituyente en ausencia de una causal de incumplimiento. /a/ Sin perjuicio de lo dispuesto en la sección Nueve.Cinco siguiente, en tanto no ocurra una Causal de Incumplimiento /“Event of Default”/ conforme al Contrato de Crédito o cualquiera de los Documentos del Financiamiento, el Constituyente conservará el pleno ejercicio de los derechos que como legítimo titular de las Acciones Prendadas le corresponde, incluidos el ejercicio del derecho a participar en las juntas de accionistas con derecho a voz y a voto, el derecho de cobrar y percibir dividendos en dinero de la Sociedad y el ejercicio de aquellos otros derechos que pudiere corresponderle, incluidos todos los derechos patrimoniales. /b/ Sin que implique limitación de lo anterior, el ejercicio de los derechos que correspondan a el Constituyente como legítimo titular de las Acciones Prendadas se efectuará de una manera consistente con lo establecido en el Contrato de Crédito. /c/ El Constituyente, en toda reforma a los estatutos de la Sociedad que se someta a su consideración en la junta de accionistas que se convoque al efecto, o en cualquier otra materia que se someta a su consideración y, en ambos escenarios, que pueda alterar los gravámenes, restricciones y prohibiciones constituidos en virtud de este instrumento o una cualquiera de sus disposiciones,

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podrá votar aprobándolas siempre y cuando haya obtenido la autorización previa y por escrito de los Acreedores actuando con sujeción al Contrato de Crédito, lo que no será necesario acreditar ante terceros, para lo cual el Constituyente deberá comunicarle por escrito la fecha de celebración de la respectiva junta general de accionistas, las materias a tratar en ella y la posición que estime aconsejable asumir, con a lo menos diez Días Hábiles de anticipación. Además, y sin perjuicio de lo expresado, será siempre necesaria la autorización previa y por escrito de los Acreedores en la forma antes indicada, para ejercer el derecho a retiro establecido en la Ley número dieciocho mil cuarenta y seis, sobre sociedades anónimas. Nueve.Dos. Derechos del Constituyente si ocurre una causal de incumplimiento. /a/ En caso que ocurra una Causal de Incumplimiento conforme al Contrato de Crédito o de los demás Documentos del Financiamiento o que de cualquier forma no se dé cumplimiento íntegro, efectivo y oportuno a todas y cada una de las Obligaciones Garantizadas por la Prenda sobre Acciones de que da cuenta el presente instrumento, los Acreedores actuando de conformidad a los dispuesto en el Contrato de Crédito, lo que no será necesario acreditar ante terceros, previa comunicación escrita a el Constituyente y la Sociedad de haberse verificado alguna de tales circunstancias y a contar de la fecha de dicha notificación, con el sólo mérito de la misma y sin que deba acreditar a el Constituyente y la Sociedad el incumplimiento de que se trate, pasará a ejercer /pero no estará obligado a ejercer/ todos los

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derechos que legalmente tendría el Constituyente como legítimo titular de las Acciones Prendadas. En este caso, el Constituyente deberá abstenerse de ejercer tales derechos, así como cualquier otro que les hubiese correspondido en razón de su participación accionaria en la Sociedad, todos los cuales pasarán de pleno derecho a ser ejercidos única y exclusivamente por los Acreedores. De la misma manera, el Constituyente prohíbe a la Sociedad pagar todo o parte de los dividendos que consistan en dividendos en dinero y demás beneficios a que se refiere esta cláusula, a los que se extiende automáticamente esta Prenda sobre Acciones conforme a lo señalado en el presente instrumento, en otras manos diversas de los Acreedores, a contar de la fecha en que se le practique la notificación a que se refiere la presente letra /a/, según lo dispuesto por el artículo dos mil trescientos ochenta y nueve del Código Civil. /b/ Para estos efectos, el Constituyente faculta en forma irrevocable a los Acreedores y sus sucesores y cesionarios, para que en los casos a que se refiere la letra /a/ precedente, ejerza el derecho a voz y voto que corresponde a las Acciones Prendadas /incluyendo el derecho a elegir directores de la Sociedad/ y cobre y perciba los dividendos y ganancias y demás beneficios a los cuales se extiende automáticamente esta prenda /incluyendo devoluciones de capital/. Los beneficios que así sean percibidos por los Acreedores deberán ser aplicados por éste al pago de las Obligaciones Garantizadas en conformidad con los Documentos del Financiamiento. /c/ El Constituyente declara que el

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poder de que da cuenta esta Sección Nueve.Dos tiene el carácter de irrevocable, en los términos a que se refiere el Artículo doscientos cuarenta y uno del Código de Comercio, por cuanto su ejecución interesa a los Acreedores. Nueve.Tres. Los Acreedores, a contar de la fecha en que practique la notificación a que se refiere la Sección Nueve.Dos /a/ anterior y en virtud del presente instrumento, prohíbe a la Sociedad pagar en otras manos diversas de los Acreedores, todo o parte de los dividendos que consistan en dividendos en dinero y demás beneficios a los que se extiende automáticamente esta prenda conforme a lo señalado en el presente instrumento. Nueve.Cuatro. Los Acreedores, gozarán respecto del Constituyente y de terceros, de los beneficios, privilegios y preferencias que otorga la ley a los acreedores prendarios, sin perjuicio de los demás derechos y compensaciones establecidos en favor de los Acreedores bajo los Documentos del Financiamiento. Nueve Cinco. Sin perjuicio de lo indicado en las secciones Nueve.Uno, Nueve.Dos y Nueve.Tres anteriores, en virtud de lo dispuesto en el Contrato de Fideicomiso de fecha [●], celebrado en la ciudad de Lima, y sujeto a ley de la República del Perú entre el Constituyente, La Fiduciaria S.A., el Acreedor y Daniel René Urbina Pérez, en sus calidades de fideicomitente, fiduciario, fideicomisario y depositario, respectivamente /en adelante, el “Contrato de Fideicomiso”/, por el presente acto y a partir de esta fecha el Constituyente viene en conferir mandato irrevocable a la Sociedad para que pague a La Fiduciaria S.A. todos los dividendos

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declarados, utilidades, devoluciones de capital y demás beneficios a los que se extiende automáticamente esta Prenda sobre Acciones conforme al presente instrumento y que le correspondieren al Constituyente en su calidad de accionista de la Sociedad. Las sumas que se paguen a La Fiduciaria S.A. bajo el mandato conferido en esta sección se depositarán en la cuenta que para tales efectos indique la Fiduciaria S.A. a la Sociedad. La Sociedad, por medio de su representante, acepta el mandato irrevocable que se otorga en esta cláusula y se obliga a no renunciar al mismo sin el consentimiento escrito del Acreedor en cuyo beneficio ha sido otorgado. Lo dispuesto en esta sección primará sobre lo dispuesto en la sección Nueve.Uno anterior, mientras esté vigente o no se haya puesto término anticipado al Contrato de Fideicomiso, circunstancia que no tendrá que ser acreditada ante terceros. Nueve.Seis. En caso de que la prenda constituida en virtud de este instrumento sea ejecutada judicialmente por los Acreedores, el Constituyente se obliga por este acto a suspender el ejercicio de los derechos o acciones que le corresponda en contra de la Sociedad en virtud de la subrogación legal en los derechos de los acreedores prendarios para recibir pagos o repartos de activos de la Sociedad que se relacionen con la ejecución de la presente prenda sin desplazamiento, de conformidad al artículo mil seiscientos diez del Código Civil y a lo señalado en este instrumento, obligándose expresamente a favor de los Acreedores, a suspender el ejercicio de tales derechos y acciones hasta la fecha en que los Acreedores

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hayan percibido el pago íntegro y total de las Obligaciones Garantizadas. La suspensión del ejercicio de los derechos otorgados por la ley y subordinación contenida en esta cláusula se ha acordado y establecido en beneficio de los Acreedores. – CLÁUSULA DÉCIMA: ACEPTACIÓN DEL CONSTITUYENTE Y EXIGIBILIDAD ANTICIPADA Y EJECUCIÓN. Diez.Uno. Por este acto, el Constituyente, debidamente representado en el modo indicado en la comparecencia de este instrumento, acepta y conviene en beneficio de los Acreedores, que la ocurrencia de cualesquiera de las Causales de Incumplimiento contempladas en el Contrato de Crédito y demás Documentos del Financiamiento puede producir a su respecto la exigibilidad inmediata y anticipada, y como si fueran de plazo vencido, de las Obligaciones Garantizadas, y por ende, de esta Prenda sobre Acciones, como también de los intereses y gastos a que ella diere lugar, pudiendo seguirse en contra del Constituyente todas y cada una de las acciones de cobro y/o de cualquier naturaleza derivadas de esta Prenda sobre Acciones. Diez.Dos. Sin perjuicio de las Causales de Incumplimiento pactadas en el Contrato de Crédito o en cualquiera de los demás Documentos del Financiamiento, las Obligaciones Garantizadas se podrán hacer igualmente exigibles en caso de verificarse una cualquiera de las siguientes circunstancias: /a/ Si los Accionistas perdieren o dejaren de tener el dominio de las Acciones Prendadas, salvo que se encuentre permitido bajo los Documentos del Financiamiento; /b/ Si las Acciones Prendadas se encontraren afectas o quedaren afectas en

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el futuro a otros gravámenes que los autorizados en esta escritura o en los Documentos del Financiamiento, limitaciones de dominio, prohibiciones y/o embargos, sin la previa autorización de los Acreedores, salvo lo establecido en los Documentos del Financiamiento; /c/ Si la prenda sin desplazamiento de segundo grado y prohibición que se pacta por el presente instrumento no fuere inscrita en los registros competentes dentro del plazo de treinta Días Hábiles, contado desde la fecha de suscripción de esta escritura; o /d/ En los demás casos en que la ley, establezcan la exigibilidad anticipada. Diez.Tres. Se deja expresa constancia que las causales de aceleración anteriormente estipuladas, se han establecido en beneficio exclusivo de los Acreedores. – CLÁUSULA UNDÉCIMA: OBLIGACIONES ADICIONALES DEL CONSTITUYENTE. Once.Uno. Ampliación. En un plazo máximo de tres Días Hábiles contados desde el alzamiento del Contrato de Prenda de Primer Grado de conformidad con la sección 7.20(c) del Contrato de Crédito, el Constituyente se obliga a suscribir una escritura de declaración en la cual dé cuenta de dicho pago y alzamiento y declare en términos satisfactorios para el Acreedor que la Prenda sobre Acciones ha pasado a ser de primer grado, obligándose desde ya a practicar todos los actos o contratos, actuaciones, diligencias, inscripciones, solicitudes, notificaciones, anotaciones y cualquier otra acción que sea o se estime necesaria o conveniente para dichos efectos. Once.Dos. División, Fusión y Absorción. En este acto, el Constituyente, debidamente representado en la forma que

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se indica en la comparecencia de este instrumento, se obliga a no acordar la división o fusión de la Sociedad ni la absorción de ésta por parte de terceros, ni su transformación, salvo autorización previa y por escrito de los Acreedores y por lo permitido bajo los Documentos del Financiamiento. En todo caso, la Prenda sobre Acciones, restricciones y prohibiciones constituidas en virtud del presente Contrato se extenderán a todas las acciones de las nuevas sociedades que se formen en virtud de la división, fusión o transformación o que subsistan luego de ella, que correspondan o corresponderían a el Constituyente como propietario de las Acciones Prendadas afectas a la prenda, restricciones y prohibiciones constituidas en virtud del presente Contrato y de todas aquellas nuevas acciones a las cuales esta prenda, restricciones y prohibiciones se hacen extensivas de acuerdo a lo señalado en las cláusulas anteriores. El Constituyente y la Sociedad se obligan a requerir las inscripciones y registros necesarios o convenientes para perfeccionar la prenda y prohibición sobre aquellas nuevas acciones que se emitan de acuerdo a lo indicado precedentemente. El Constituyente y la Sociedad deberán informar a los Acreedores la fecha en la cual los correspondientes títulos se encuentren disponibles para su retiro, facultando en este acto los Acreedores para retirar los títulos correspondientes en todos los casos precedentes, renunciando en consecuencia el Constituyente a retirar dichos títulos. Asimismo, el Constituyente faculta a los Acreedores para requerir la

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inscripción de estas prendas y prohibiciones en los correspondientes registros de accionistas. Once.Tres. Extinción. Por este acto el Constituyente y la Sociedad, debidamente representados en este instrumento, se obligan a que hasta la fecha en que se produzca la total y completa extinción de las Obligaciones Garantizadas o hasta la fecha en la que se produzca la enajenación de las Acciones Prendadas y el pago anticipado de parte de las Obligaciones Garantizadas conforme a lo dispuesto en el Contrato de Crédito, la totalidad de las Acciones Prendadas, deberán estar prendadas a favor del Constituyente, para caucionar las Obligaciones Garantizadas en conformidad a las disposiciones contenidas en la Ley de Prenda sin Desplazamiento. Once.Cuatro. Se deja constancia que, a menos que los Documentos del Financiamiento dispongan lo contrario, toda Obligación Garantizadas cuyo pago se haya convenido en moneda extranjera se entenderá extinguida sólo hasta por el monto por el que los Acreedores, hayan recibido dicha moneda en divisas de libre convertibilidad y disponibilidad o, si el pago se efectuare en otra moneda, sólo hasta por el monto con el que con dicha moneda pueda adquirir la moneda extranjera con la que haya debido hacérseles el pago en virtud de la convención o la ley, el Día Hábil bancario siguiente a aquél en que los Acreedores, reciba los dineros en cuestión.- Para los efectos de este instrumento, por “Día Hábil” se entenderá cualquier día en que los bancos e instituciones financieras deben mantener sus oficinas abiertas para el ejercicio de

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operaciones propias de su giro en Nueva York, Nueva York, Estados Unidos de América, Lima, Perú y Santiago, Chile. Lo anterior no recibirá aplicación en caso de plazos legales conforme a lo establecido en el artículo cuarenta y ocho y siguientes del Código Civil. – CLÁUSULA DUODÉCIMA: MANTENCIÓN DEL DOMINIO. El Constituyente: /a/ llevará a cabo, asimismo, a su costo exclusivo, todas las acciones judiciales y extrajudiciales que sean necesarias para mantener el dominio y la libre disposición de las Acciones Prendadas de su propiedad y para defenderlas de acciones de terceros; y /b/ deberá informar mediante carta certificada dirigida a los Acreedores a su domicilio señalado en la comparecencia de este instrumento, todo embargo, incautación, pérdida significativa o menoscabo significativo, que haya sufrido cualquiera de las Acciones Prendadas de su propiedad, dentro de los diez Días Hábiles siguientes a que la respectiva ocurrencia haya llegado a su conocimiento. – CLÁUSULA DÉCIMA TERCERA: ACEPTACIÓN DE LA SOCIEDAD. Trece.Uno. La Sociedad, debidamente representada en la forma indicada en la comparecencia, se notifica y toma debido conocimiento de la Prenda sobre Acciones y las restricciones y prohibiciones constituidas en virtud de este instrumento y acepta, desde luego, las obligaciones y prohibiciones que este Contrato impone a la Sociedad, incluyendo, sin limitación, las disposiciones y designaciones de mandatarios contenidas en este instrumento, incluyendo su designación como mandataria de acuerdo a lo

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dispuesto en la sección Nueve.Cinco del presente instrumento. Trece.Dos. La Sociedad, debidamente representada en la forma indicada en la comparecencia, reconoce que, mientras subsista la Prenda sobre Acciones, todo nuevo título que se emita a favor del Constituyente según se establece en la Cláusula Cinco.Dos letra /c/ precedente, sólo podrá ser retirado por los Acreedores, lo que no será necesario acreditar a terceros. – CLÁUSULA DÉCIMA CUARTA: CONSTANCIA Y RECONOCIMIENTO. TÍTULO SUFICIENTE. Catorce.Uno. Se deja constancia que la prenda y prohibiciones constituidas por la presente escritura, son sin perjuicio de cualquier otra garantía y prohibición que se hubiere constituido por la Sociedad, el Constituyente, y/o terceros, sea real o personal, para caucionar las Obligaciones Garantizadas. El presente Contrato no se considerará bajo ninguna circunstancia como una modificación, sustitución o limitación de los derechos otorgados a los Acreedores, en virtud del Contrato de Crédito, los Pagarés que se suscriban de conformidad al mismo y/o los demás Documentos del Financiamiento. Catorce.Dos. El Constituyente reconoce en virtud del presente instrumento las Obligaciones Garantizadas a favor de los Acreedores, que se describen en la Cláusula Primera de este instrumento. Declara además, en favor de los Acreedores, que: /a/ Esta escritura, en copia fiel y autorizada, conjuntamente con una copia simple del Contrato de Crédito o de los Pagarés según corresponda, constituye buen y suficiente título para iniciar todas las acciones que en derecho procedan en

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relación con las garantías que en este instrumento se constituyen. Lo dispuesto en este instrumento no se considerará bajo ninguna circunstancia como limitación de los derechos de los Acreedores en virtud de la ley, ni como una modificación, sustitución o limitación de los derechos otorgados a los Acreedores en virtud de los Documentos del Financiamiento; y /b/ En cualquier gestión de cobro de las Obligaciones Garantizadas, reconocerá este instrumento y el Contrato de Crédito, los Pagarés que se suscriban de conformidad al mismo y/o los demás Documentos del Financiamiento como títulos suficientes para ejercer las acciones que en derecho correspondan respecto de las mismas. – CLÁUSULA DÉCIMO QUINTA: MANDATO. Quince.Uno. Sin perjuicio de cualquiera designación de mandatarios para recibir notificaciones judiciales que se hayan hecho o que se hagan en el futuro, adicionalmente el Constituyente y la Sociedad confieren mandato irrevocable a doña MÓNICA MARÍA MILOSLAVICH HART, [nacionalidad], [estado civil], [profesión y oficio], cédula de identidad número [●], domiciliada en [●], y a don FREDY CHALCO, [nacionalidad], [estado civil], [profesión y oficio], cédula de identidad número [●], domiciliado en [●], para que, actuando uno cualquiera de ellos, separada e indistintamente, pueda recibir, para y en representación del Constituyente y la Sociedad, notificaciones y requerimientos, judiciales y/o extrajudiciales, en cualquier gestión, procedimiento o juicio, relacionado con este Contrato, cualquiera que fuese el procedimiento aplicable o el tribunal o

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autoridad a que estuviere encomendado su conocimiento, de forma que notificado o requerido que sea el mandatario se entenderá válidamente emplazada la Sociedad o el Constituyente en dicha gestión, procedimiento o juicio. En el ejercicio de este mandato irrevocable, los mandatarios estarán facultados ampliamente para representar judicialmente a la Sociedad y a el Constituyente, lo que incluye recibir toda clase de notificaciones, contestar demandas y actuar con las facultades judiciales comprendidas en ambos incisos del Artículo séptimo del Código de Procedimiento Civil, las cuales se dan por expresamente reproducidas en su integridad. El Constituyente y la Sociedad declaran expresamente que el poder de que da cuenta esta Cláusula tiene el carácter de irrevocable, en los términos a que se refiere el Artículo doscientos cuarenta y uno del Código de Comercio, por cuanto su ejecución interesa a los Acreedores. Quince.Dos. Presentes en este acto a doña MÓNICA MARÍA MILOSLAVICH HART y a don FREDY CHALCO, ya individualizados, exponen que aceptan el poder que se les otorga en la Sección Quince.Uno anterior, obligándose a no renunciar al mismo sin el consentimiento escrito de los Acreedores. Quince.Tres. El presente poder especial sólo podrá ser revocado siempre que, simultáneamente con su revocación y en el mismo instrumento, el Constituyente y la Sociedad designen a un nuevo mandatario judicial con las mismas facultades y en los mismos términos de esta cláusula. El nuevo mandatario judicial deberá ser una persona natural con residencia permanente en Chile y

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ser aprobado previamente por los Acreedores. Quince.Cuatro. Asimismo, el Constituyente y la Sociedad se obligan a mantener en todo momento dos o más apoderados con las mismas facultades y en los mismos términos de esta Cláusula en caso que el mandato irrevocable otorgado en esta cláusula terminare por fallecimiento o incapacidad de cualquiera de los apoderados. El poder otorgado por este acto por el Constituyente y la Sociedad no revoca ningún poder otorgado con anterioridad a esta fecha y, en el evento de otorgar otro poder en el futuro, no se entenderá por ese hecho revocado el poder otorgado en el presente instrumento. – CLÁUSULA DÉCIMO SEXTA: TITULARIDAD DE DERECHOS. SUCESORES Y CESIONARIOS. Dieciséis.Uno. La Prenda sobre Acciones y prohibiciones que se constituyen en virtud del presente instrumento beneficiarán a, y los derechos que otorga podrán ser ejercidos por los Acreedores, o por quienes revistan la calidad de sucesores o cesionarios de éstas, y quienes se subroguen legal o convencionalmente en tales derechos, todo lo anterior en conformidad al Contrato de Crédito, los Pagarés y los demás Documentos del Financiamiento. Tales sucesores o cesionarios, y quienes se subroguen legal o convencionalmente en los derechos, tendrán en contra del Constituyente y la Sociedad los mismos derechos y beneficios que esta escritura otorga a los Acreedores, considerándose como tales para todos los efectos legales y contractuales a que haya lugar. Dieciséis.Dos. Se deja constancia que los Acreedores podrán ceder total o parcialmente sus

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derechos emanados de este Contrato y del Contrato de Crédito, de conformidad y con sujeción a lo establecido en dichos documentos. El Constituyente y la Sociedad no podrán ceder sus derechos y obligaciones conforme este Contrato, sin el consentimiento previo y por escrito de los Acreedores. – CLÁUSULA DÉCIMO SÉPTIMA: ALZAMIENTO. La Sociedad podrá requerir a los Acreedores, el otorgamiento de un instrumento de alzamiento de la Prenda sobre Acciones y prohibición constituidas por este instrumento, una vez que se haya dado íntegro y total cumplimiento a todas y cada una de las Obligaciones Garantizadas. Por lo tanto una vez pagadas todas las Obligaciones Garantizadas, el Acreedor en este acto se obliga a alzar la prenda constituida por el presente instrumento dentro de los cuarenta y cinco días siguientes al íntegro y total cumplimiento de todas y cada una de las Obligaciones Garantizadas. – CLÁUSULA DÉCIMO OCTAVA: GASTOS E IMPUESTOS. Dieciocho.Uno. Los gastos, impuestos, derechos notariales y de registro, como asimismo, cualquier desembolso de cualquier naturaleza que esté relacionado con el otorgamiento o registro de este Contrato, así como aquellos derivados de escrituras públicas complementarias que pueda ser necesario otorgar en orden a clarificar, rectificar, complementar o modificar el presente instrumento, y todos aquellos correspondientes al alzamiento en su oportunidad de la Prenda sobre Acciones y prohibición de que da cuenta este Contrato, será de cargo del Constituyente. Dieciocho.Dos. El Constituyente, debidamente

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representado del modo indicado en la comparecencia, declara que los actos y contratos contenidos en este instrumento, como asimismo el ejercicio de los derechos que puedan derivar de los mismos, no han estado ni están sujetos a impuestos u otros cargos similares y que, en consecuencia, los Acreedores, pueden libremente ejercer tales derechos, sin restricción alguna. Los impuestos que conforme a la ley chilena puedan afectar el pago de las Obligaciones Garantizadas, así como cualquier otro impuesto, tributo, contribución, derecho, carga, retención, remuneraciones, aumentos de costos, cargos financieros, gastos reembolsables, desembolsos y cualquier otra cantidad, incluidos los honorarios y gastos en que sea necesario incurrir, eventualmente, con motivo de las acciones de cumplimiento y cobro judicial o extrajudicial a que haya lugar en relación con las Obligaciones Garantizadas que emanan para el Constituyente, la Sociedad y/o terceros que hayan caucionado las Obligaciones Garantizadas, de los contratos referidos en la Cláusula Primera del presente Contrato, son de responsabilidad exclusiva del Constituyente. – CLÁUSULA DÉCIMO NOVENA: FACULTAD ESPECIAL. Diecinueve.Uno. Se faculta al portador de copia autorizada del presente instrumento para notificar, llevar a cabo y requerir de la Sociedad, a través de un Notario Público, la anotación de la Prenda sobre Acciones y prohibición contenidas en este instrumento en el Registro de Accionistas de la Sociedad, y requerir las publicaciones, inscripciones, subinscripciones o cancelaciones que fueren procedentes

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y realizar todos aquellos actos que sean necesarios o convenientes para el perfeccionamiento de dicha Prenda sobre Acciones y prohibición, especialmente en el Registro de Prendas sin Desplazamiento, pudiendo para ello firmar todos los documentos que sean procedentes. Sin perjuicio de lo anterior, cada una de las Partes otorga mandato especial e irrevocable a los señores /i/ don Andrés Sanfuentes Astaburuaga, don Guillermo Vial Yavar, doña Catalina Silva Donoso y don Ignacio Vargas Peña; y /ii/ a don José Luis Ambrosy Eyzaguirre, don Jaime Andrés Salas Vergara y a don Roberto Ignacio Carrillo Almendras para que, actuando uno cualquiera de los cuatro primeros con uno cualquiera de los tres segundos, en nombre y representación de las Partes, puedan redactar cualquier texto necesario para corregir o complementar esta escritura pública y lograr la plena publicación, inscripción, subinscripción y anotación de la constitución de la Prenda sobre Acciones y prohibición en los registros que legalmente corresponda. En uso de sus atribuciones, los mandatarios podrán corregir, rectificar y complementar el contenido de esta escritura, la individualización de las Partes y las Acciones Prendadas, o bien, completar los datos que sean necesarios para el perfeccionamiento de los acuerdos que las Partes han pactado, como asimismo podrán concurrir al otorgamiento de toda clase de instrumentos públicos o privados mediante los cuales se modifique el presente Contrato o modificaciones de los Documentos del Financiamiento, entre otros. Del mismo modo, los mandatarios quedan facultados para

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reducir a escritura pública esos textos e inscribirlos junto con este instrumento, en el Registro de Accionistas de la Sociedad y para solicitar la rectificación, dentro del plazo de diez Días Hábiles, exceptuados los días sábado, a contar de la fecha de la inscripción de esta prenda en el Registro de Prendas sin Desplazamiento, de las inscripciones que contengan omisiones o errores manifiestos, de conformidad con el artículo dieciséis del Reglamento de Prenda sin Desplazamiento. Los Acreedores, podrán ejercer dicho mandato, en lo que le competa, por medio de sus representantes o por medio de quien éstos designen para tales efectos. Diecinueve.Dos. Se faculta a los mandatarios indicados en la Sección Diecinueve.Uno precedente para que en el desempeño de su cometido puedan requerir, otorgar y firmar toda clase de solicitudes y declaraciones, solicitar inscripciones, anotaciones, cancelaciones y otorgar instrumentos públicos y/o privados para el cumplimiento de los requisitos y formalidades que establezcan las leyes y reglamentos. Las Partes dejan expresa constancia que este mandato se otorga con el carácter de irrevocable y que tal irrevocabilidad se pacta tanto en interés de los mandantes como de los mandatarios. Este mandato no se extinguirá por la disolución de ninguno de los mandantes, pues está destinado, en su caso, a ejecutarse también en caso de su disolución, conforme a lo previsto en el artículo dos mil ciento sesenta y nueve del Código Civil. Diecinueve.Tres. Se faculta además al Notario ante quien se otorga el presente

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instrumento para que, en virtud del artículo octavo del Reglamento de Prenda sin Desplazamiento, envíe para su inscripción en el Registro de Prendas sin Desplazamiento, por medios electrónicos, una copia autorizada de cada contrato de prenda, su modificación o alzamiento, y para llenar al efecto el formulario de solicitud al que alude el artículo noveno del Reglamento de Prenda sin Desplazamiento. Diecinueve.Cuatro. El Acreedor, representado en la forma indicada en la comparecencia, designa y confiere poder a los señores José Luis Ambrosy Eyzaguirre, don Jaime Andrés Salas Vergara y don Roberto Ignacio Carrillo Almendras para que, actuando cualquiera de ellos indistinta y separadamente en representación de los Acreedores, puedan ejercer judicial o extrajudicialmente los derechos y acciones que correspondan a los Acreedores en virtud de lo expresado y estipulado en esta escritura, poder judicial que incluye las facultades del inciso primero del artículo séptimo del Código de Procedimiento Civil, que se dan por reproducidas. Asimismo, el poder se extiende a la facultad de recibir notificaciones en representación de los Acreedores según lo dispuesto en el artículo treinta y siete de la Ley de Prenda sin Desplazamiento. El Constituyente toma conocimiento de este poder, reconoce que ha sido legalmente otorgado, que es válido y vigente, y se obliga a reconocer y aceptar su validez y eficacia cada vez que uno cualquiera de los mandatarios los invoque, judicial o extrajudicialmente. – CLÁUSULA VIGÉSIMA: DENOMINACIÓN

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DE LAS CLÁUSULAS. Las denominaciones asignadas por las Partes a las distintas estipulaciones de este Contrato han sido establecidas sólo para referencia y facilidad de su lectura, sin afectar el significado o alcance que la Cláusula en su integridad pueda tener distintos que dicha denominación. – CLÁUSULA VIGÉSIMA PRIMERA: NULIDAD E INEFICACIA. La declaración de nulidad o ineficacia de cualquier estipulación contenida en este instrumento hará que dicha estipulación se tenga por no escrita o ineficaz; pero, la nulidad o ineficacia de dicha estipulación, no afectará la validez y eficacia de las restantes estipulaciones del presente instrumento. Con todo, las Partes convienen en reemplazar la disposición nula o ineficaz por otra disposición que sea válida y oponible que logre, en la medida de lo posible, los mismos o similares efectos que perseguía la disposición declarada nula o ineficaz. – CLÁUSULA VIGÉSIMA SEGUNDA: AUSENCIA DE NOVACIÓN Y MODIFICACIÓN. Lo dispuesto en este instrumento no se considerará bajo ninguna circunstancia como modificación, o limitación de los derechos y obligaciones de cada Parte en virtud de la ley, el Contrato de Crédito, los Pagarés que se suscriban de conformidad al mismo y/o los demás Documentos del Financiamiento, ni constituye bajo ningún concepto una novación de las Obligaciones Garantizadas. En consecuencia, los términos establecidos en el Contrato de Crédito, los Pagarés que se suscriban de conformidad al mismo y/o los demás Documentos del Financiamiento prevalecerán sobre lo dispuesto en este instrumento, en todo aquello en que

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fueran incompatibles o inconsistentes. – CLÁUSULA VIGÉSIMO TERCERA: RENUNCIA DE DERECHOS. El hecho que el los Acreedores, no ejercitaren o demoraren el ejercicio de cualquiera de sus derechos de acuerdo con este Contrato y/o los demás Documentos del Financiamiento, no constituirá una renuncia de ellos, como tampoco el ejercicio separado o parcial de algún derecho impedirá el ejercicio de los mismos o de otros derechos. Las acciones y derechos a que aquí se hace referencia son acumulativos y no excluyen ninguna otra acción o derecho reconocido por la ley. – CLÁUSULA VIGÉSIMO CUARTA: DOMICILIO Y COMPETENCIA. Para todos los efectos legales de este Contrato, las Partes fijan su domicilio y se someten a la competencia de los tribunales ordinarios de justicia de la comuna de Santiago de Chile, y fijan su domicilio en la ciudad y comuna de Santiago de Chile. El presente Contrato se regirá por las leyes de la República de Chile. PERSONERÍAS. La personería de don Enzo Rodrigo Contreras Órdenes para representar a GRAÑA Y MONTERO S.A.A. consta del poder otorgado en Lima, Perú con fecha diecinueve de julio de dos mil diecinueve, ante el Notario Luis Dannon Brender. La personería de don Sergio Morales Contreras para representar a ADEXUS S.A. consta de escritura pública de fecha doce de julio de dos mil diecisiete, otorgada en la Notaría de Santiago de doña Myriam Amigo Arancibia, bajo el repertorio número once mil setecientos treinta y nueve guion diecisiete. La personería de don Enzo Contreras Órdenes para representar a ADEXUS S.A. consta de escritura pública

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de fecha diez de junio de dos mil diecinueve, otorgada en la Notaría de Santiago de doña Myriam Amigo Arancibia, bajo el repertorio número ocho mil setecientos ochenta y ocho guion diecinueve. La personería de don Jaime Andrés Salas Vergara para representar a CS PERU INFRASTRUCTURE HOLDINGS LLC consta de poder otorgado en el extranjero, con fecha dieciocho de julio de dos mil diecinueve, el que debidamente legalizado, fue protocolizado en la Notaría de don Patricio Raby Benavente, con fecha veintitrés de julio de dos mil diecinueve, bajo el Repertorio número siete mil veintisiete guion dos mil diecinueve. Las personerías antes indicadas no se insertan por ser conocidas de las partes y haberlas tenido a la vista el Notario que autoriza. En comprobante y previa lectura firman los comparecientes. Doy fe. –

ENZO RODRIGO CONTRERAS ÓRDENES

PP. GRAÑA Y MONTERO S.A.A.

PP. ADEXUS S.A.

SERGIO MORALES CONTRERAS

PP. ADEXUS S.A.

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JAIME ANDRÉS SALAS VERGARA

PP. CS PERU INFRASTRUCTURE HOLDINGS LLC

MÓNICA MARÍA MILOSLAVICH HART

FREDY CHALCO

NOTARIO

ESTA HOJA CORRESPONDE A LA TERMINACIÓN DE LA ESCRITURA DE PRENDA SIN DESPLAZAMIENTO DE SEGUNDO GRADO SOBRE ACCIONES DE ADEXUS S.A. POR GRAÑA Y MONTERO S.A.A. –

NOTARIO

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Exhibit I

FORM OF TRUST AGREEMENT

(Attached)

Calle Los Libertadores 155 Piso 8, San Isidro	Teléfono: 710-0660 Fax: 222-4260

CONTRATO DE FIDEICOMISO

Fecha: 31 de julio de 2019

FIDEICOMITENTE:	Graña Y Montero S.A.A.
FIDUCIARIO:	La Fiduciaria S.A.
FIDEICOMISARIO:	CS Peru Infrastructure Holdings LLC
DEPOSITARIO:	Daniel René Urbina Pérez

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Calle Los Libertadores 155 Piso 8, San Isidro	Teléfono: 710-0660 Fax: 222-4260

Señor Notario:

Sírvase usted extender en su Registro de Escrituras Públicas, una por la cual conste el Contrato de Fideicomiso (en adelante, el “CONTRATO”) que celebran:

I.	En calidad de FIDEICOMITENTE:

GRAÑA Y MONTERO S.A.A., con RUC N° 20332600592, con domicilio en Avenida Paseo de la República 4675, Surquillo, Provincia y Departamento de Lima, debidamente representada por el señor Daniel René Urbina Pérez, identificado con DNI N° 09382119 y Francisco Augusto Baertl Montori, identificado con DNI N° 07830436, según poderes inscritos en la Partida Electrónica N° 11028652 del Registro de Personas Jurídicas de Lima (en adelante, el “FIDEICOMITENTE”).

II.	En calidad de FIDUCIARIO:

LA FIDUCIARIA S.A., con RUC N° 20501842771, con domicilio en Calle Los Libertadores 155, Piso 8, San Isidro, Provincia y Departamento de Lima, debidamente representada por los señores Rafael Mauricio Parodi Parodi, identificado con DNI N° 10318515 y Diego Alberto Uribe Mendoza, identificado con DNI N° 43307782, según poderes inscritos en los asientos C00034 y C00070, respectivamente, de la Partida Electrónica N° 11263525 del Registro de Personas Jurídicas de Lima (en adelante, “LA FIDUCIARIA”).

III.	En calidad de FIDEICOMISARIO:

CS PERU INFRASTRUCTURE HOLDINGS LLC, una sociedad organizada y existente de acuerdo a con las leyes del Estado de Delaware, Estados Unidos de América, debidamente representada por el señor Gian Carlo Panzera Jimenez, identificadocon DNI N° 09872458, según poderes que se adjuntan al presente documento (en adelante, el “FIDEICOMISARIO”).

IV.	Interviene en calidad de DEPOSITARIO:

DANIEL RENÉ URBINA PÉREZ, identificado con DNI N° 09382119, con domicilio en Avenida Paseo de la República 4676, Surquillo, Provincia y Departamento de Lima (en adelante, el “DEPOSITARIO”).

El presente CONTRATO se otorga según los términos y condiciones siguientes:

PRIMERA: NORMAS	DE INTERPRETACIÓN

1.1.	En el presente CONTRATO, a menos que se indique de otra manera, deberán aplicarse las siguientes normas de interpretación, sujetas al respectivo contexto donde se encuentren consideradas:

1.1.1.

Los términos en singular incluyen el plural y los términos en plural incluyen el singular, salvo para los casos en que se señalan definiciones específicas para el singular y el plural, que deberán ser interpretadas estrictamente con arreglo a dichas definiciones, según se detalla en la Cláusula Segunda.

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Calle Los Libertadores 155 Piso 8, San Isidro	Teléfono: 710-0660 Fax: 222-4260

1.1.2.	Las palabras que se refieran al género masculino o femenino incluyen al género opuesto correspondiente.

1.1.3.

Las referencias a leyes o reglamentos deben ser comprendidas e interpretadas como comprensivas de todas las disposiciones legales o reglamentarias que modifiquen, consoliden, enmienden o reemplacen a las LEYES APLICABLES, la LEY DE BANCOS o al REGLAMENTO mencionados en el presente CONTRATO y que se definen en la Cláusula Segunda.

1.1.4.	Las palabras “incluye” e “incluyendo” deben considerarse que se encuentran seguidas de las palabras “sin encontrarse limitado(a) a”.

1.1.5.

Las referencias a cláusulas, numerales, acápites, literales, adjuntos, anexos y a otros instrumentos contractuales distintos al presente CONTRATO deben considerarse que incluyen todas las modificaciones, extensiones o cambios de estos.

1.1.6.

Cualquier enumeración o relación de conceptos donde exista la conjunción disyuntiva “o” o la conjunción disyuntiva “u” comprende a uno, algunos o a todos los elementos de tal enumeración o relación; y, cualquier enumeración o relación de conceptos donde exista la conjunción copulativa “y” o la conjunción copulativa “e”, incluye a todos y cada uno de los elementos de tal enumeración o relación.

1.2.

Todas las referencias en este CONTRATO a una cláusula, numeral o acápite, hacen referencia a la cláusula, numeral o acápite correspondiente del mismo, salvo que el contexto exija una interpretación en sentido contrario. Las referencias en este CONTRATO a una cláusula incluyen todos los numerales y/o párrafos y/o acápites dentro de dicha cláusula y las referencias a un numeral incluyen todos los párrafos y/o literales dentro de este.

1.3.	Los títulos de cada cláusula, numeral, acápite y/o literal utilizados en el presente CONTRATO son únicamente referenciales y no definirán ni limitarán el contenido de los mismos.

1.4.	Los términos en mayúsculas utilizados en este CONTRATO tendrán el significado que se les atribuye en su Cláusula Segunda del presente instrumento.

1.5.	El CONTRATO se rige, de manera integrada, por las cláusulas contenidas en el mismo.

1.6.

El solo hecho que alguna de las PARTES no ejerza alguno de los derechos que le confiere el CONTRATO en ningún caso podrá considerarse como una renuncia a tal derecho o una modificación al CONTRATO y el derecho se mantendrá vigente. De la misma manera, cualquier renuncia de una o más PARTES a derechos conferidos por el CONTRATO o modificación o reforma de cualquier disposición contenida en el CONTRATO deberá ser expresa y por escrito y estar debidamente suscrita por la PARTE que renuncie a dicho derecho.

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Calle Los Libertadores 155 Piso 8, San Isidro	Teléfono: 710-0660 Fax: 222-4260

1.7.

Las PARTES dejan constancia de que las cláusulas y secciones del CONTRATO son separables y que la invalidez, nulidad o anulabilidad de cualquier cláusula, sección o apartado del presente CONTRATO no afectará ni perjudicará la exigibilidad de las restantes cláusulas del CONTRATO.

Asimismo, es la intención de las PARTES sustituir cualquier término, apartado o cláusula inválida, nula, o anulable por una cláusula o apartado válido y exigible en unos términos lo más similares posible a la cláusula o apartado inválido, nulo o anulable. Por ello, en el supuesto de que cualquier apartado o cláusula del CONTRATO fuera declarado nulo o no exigible por un tribunal, juez, autoridad o árbitro competente, las PARTES acordarán su sustitución por otra cláusula válida, pero con unos términos y efecto lo más equivalentes posibles a los del apartado o cláusula original.

SEGUNDA:	DEFINICIONES

Para efectos del CONTRATO, y sin perjuicio de lo señalado en la Cláusula anterior, todas las palabras que sean utilizadas en mayúscula son términos definidos y tendrán el significado previsto para ellos en esta Cláusula. Las definiciones acordadas por las PARTES para los términos definidos contenidos en esta Cláusula corresponden al significado que las PARTES han asignado a dichos términos y dicho significado será el único aceptado para todos los efectos, a menos que las PARTES lo acuerden de otra forma por escrito:

ACCIONES ADEXUS:	Son 334.499 acciones ordinarias, de una sola serie, nominativas y sin valor nominal representativas del 99,99% del capital social de ADEXUS, de titularidad del FIDEICOMITENTE. La definición de ACCIONES ADEXUS incluye cualquier acción y/u otro título valor representativo del capital social y/o del patrimonio de ADEXUS que sea emitido a favor del FIDEICOMITENTE con posterioridad a la suscripción del CONTRATO.

ACCIONES ADEXUS GRAVADAS:	Son las 37,929 ACCIONES ADEXUS que se encuentran gravadas por la PRENDA EXISTENTE.

ACCIONES GMP:	Son 96’141,984 acciones nominativas con derecho a voto representativas del 94.99% del capital social de GMP, de titularidad del FIDEICOMITENTE. La definición de ACCIONES GMP incluye cualquier acción que confiera al FIDEICOMITENTE derechos a percibir dividendos respecto de GMP que sea emitida a favor del FIDEICOMITENTE con posterioridad a la suscripción del CONTRATO.

ACCIONES GYM FERROVÍAS:	Son 25’026,250 acciones clases A y 50’052,500 acciones clases B, nominativas con derecho a voto, representativas del 75% del capital social de GYM FERROVÍAS, de titularidad del FIDEICOMITENTE. La definición de ACCIONES GYM FERROVÍAS incluye cualquier acción que confiera al FIDEICOMITENTE derechos a percibir dividendos respecto de GYM FERROVÍAS que sea emitida a favor del FIDEICOMITENTE con posterioridad a la suscripción del CONTRATO.

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Calle Los Libertadores 155 Piso 8, San Isidro	Teléfono: 710-0660 Fax: 222-4260

ACCIONES NORVIAL:	Son 10’034,813 acciones clases A nominativas con derecho a voto, representativas del 18.20% del capital social de NORVIAL, de titularidad del FIDEICOMITENTE. La definición de ACCIONES NORVIAL incluye cualquier acción que confiera al FIDEICOMITENTE derechos a percibir dividendos respecto de NORVIAL que sea emitido a favor del FIDEICOMITENTE con posterioridad a la suscripción del CONTRATO.

ADEXUS	Es Adexus S.A., sociedad conformada de acuerdo a las Leyes de la República de Chile.

ANEXOS:	Son los documentos a los que se hace referencia como ANEXO 1 al ANEXO 9 –que a continuación se señalan- que constituyen parte integrante del presente CONTRATO y que tendrán la misma validez y eficacia que el CONTRATO; estipulándose asimismo que cualquier referencia al presente CONTRATO incluirá sus ANEXOS, así como cualquier modificación a los mismos.

ANEXO 1: Cronograma

ANEXO 2: Modelo de Notificación de Aceleración

ANEXO 3: Modelo de Notificación de Cese de Incumplimiento

ANEXO 4: Modelo de Notificación de Incumplimiento

ANEXO 5 – A: Modelo de Comunicación a GMP

ANEXO 5 – B: Modelo de Instrucción Irrevocable a GYM

FERROVÍAS y NORVIAL

ANEXO 6: Relación de EMPRESAS AUDITORAS

ANEXO 7: Modelo de Cambio de Información de Contracto

ANEXO 7(i): Ficha de Registro de Firmas

ANEXO 8: Relación de Estudios de Abogados

ANEXO 9: Modelo de Minuta Unilateral de Cumplimiento de Condición Suspensiva Venta Adexus

ANEXO 10: Modelo de Minuta Unilateral de Cumplimiento de Condición Suspensiva Dividendos Adexus

AUTORIDAD GUBERNAMENTAL:	Es, en la República del Perú, cualquier entidad que ejerza funciones ejecutivas, legislativas, judiciales o arbitrales, municipales, regulatorias o administrativas de, o que correspondan, a funciones de gobierno y ejerzan jurisdicción sobre cualquier persona o materia en cuestión, con competencia según las LEYES APLICABLES.

BANCO:	Es el Banco de Crédito del Perú, entidad bancaria en la que se abrirán las CUENTAS RECAUDADORAS.

BIENES FIDEICOMETIDOS:	Son, de manera conjunta, los:

(i) DERECHOS DE COBRO; y,

(ii) FLUJOS DINERARIOS.

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Calle Los Libertadores 155 Piso 8, San Isidro	Teléfono: 710-0660 Fax: 222-4260

COMUNICACIÓN DE PAGO:	Es la comunicación que enviará el FIDEICOMITENTE a LA FIDUCIARIA, con copia al FIDEICOMISARIO, indicando que realizará un DEPÓSITO FIDEICOMITENTE, el importe del mismo, e instruyendo a LA FIDUCIARIA a transferir dicho importe de la CUENTA RECAUDADORA en DÓLARES a la CUENTA DESTINO FIDEICOMISARIO, en la oportunidad indicada en dicha comunicación.

La COMUNICACIÓN DE PREPAGO será enviada por el FIDEICOMITENTE a LA FIDUCIARIA con al menos cinco (5) DÍAS HÁBILES previos a la oportunidad en la que, según dicha comunicación, deba realizarse la transferencia a la CUENTA DESTINO FIDEICOMISARIO.

CONDICIÓN SUSPENSIVA DIVIDENDOS ADEXUS:	Tiene el significado establecido en la Tercera Cláusula Adicional del presente Contrato.

CONDICIÓN SUSPENSIVA VENTA ADEXUS:	Tiene el significado establecido en la Segunda Cláusula Adicional del presente Contrato.

CONOCIMIENTO:	Es, con respecto al FIDEICOMITENTE, el conocimiento que tiene el gerente general, el gerente de finanzas, el gerente comercial, el gerente legal y el contador general del FIDEICOMITENTE (y, de no existir tales posiciones, o personas designadas para dichas posiciones, la persona que se encuentre a cargo de las funciones que típicamente se asignan a dichas posiciones en compañías con negocios similares).

CONTRATO:	Es el presente Contrato de Fideicomiso y sus ANEXOS –según fuere o fueren modificados de tiempo en tiempo-, así como sus posteriores ampliaciones o modificaciones.

CONTRATO DE FIDEICOMISO GM:	Es el contrato de fideicomiso de flujos celebrado el 18 de octubre de 2017 entre el FIDEICOMITENTE, Viva GyM S.A., y CAM Holdings S.p.A, en calidad de fideicomitentes; LA FIDUCIARIA, en calidad de fiduciaria., Credit Suisse AG, Cayman Islands Branch, Natixis, New York Branch, Chubb Perú S.A. Compañía de Seguros y Reaseguros, y LA FIDUCIARIA, en calidad de representantes de los fideicomisarios y Luis Francisco Díaz Olivero en calidad de depositario.

CONTRATO DE GARANTÍA MOBILIARIA GYM FERROVÍAS:	Es el contrato de garantía mobiliaria sobre acciones representativas del capital social de GYM Ferrovías S.A., celebrado con fecha 09 de febrero de 2015 entre el FIDEICOMITENTE, Ferrovías Participaciones S.A., Citibank N.A., GYM FERROVÍAS y Citibank del Perú S.A.

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Calle Los Libertadores 155 Piso 8, San Isidro	Teléfono: 710-0660 Fax: 222-4260

CONTRATOS DE GARANTÍA MOBILIARIA NORVIAL:	Son los contratos de garantía mobiliaria sobre acciones clase A y clase B representativas del capital social de Norvial S.A., respectivamente, ambos celebrados con fecha 18 de junio de 2015 entre el FIDEICOMITENTE, JJC Contratistas Generales S.A., Scotiabank Perú S.A.A. y NORVIAL.

CONTRATO DE PRÉSTAMO:	Es el contrato de préstamo (Loan Agreement) de fecha 31 de julio de 2019 suscrito entre el FIDEICOMITENTE y el FIDEICOMISARIO y sus anexos, así como sus posteriores ampliaciones o modificaciones.

CONVENIO DE RETRIBUCIONES:	Es el instrumento que recoge las comisiones que cobrará LA FIDUCIARIA al FIDEICOMITENTE por las labores detalladas en el presente CONTRATO y las LEYES APLICABLES.

CRONOGRAMA:	Será el cronograma que contiene: (i) las fechas de pago y los importes de las CUOTAS INTERESES, de manera trimestral, que deberá realizar LA FIDUCIARIA en cada FECHA DE PAGO INTERESES, de acuerdo a lo establecido en el CONTRATO DE PRÉSTAMO; y (ii) las fechas de pago y los importes de las CUOTAS CAPITAL, que deberá realizar LA FIDUCIARIA en cada FECHA DE PAGO CAPITAL, de acuerdo a lo establecido en el CONTRATO DE PRÉSTAMO.

El CRONOGRAMA se encuentra detallado en el ANEXO 1 del presente CONTRATO y podrá ser modificado según el mecanismo definido en el numeral 7.5 de la Cláusula Séptima del presente CONTRATO.

CUENTAS DEL FIDEICOMISO:	Son, de manera conjunta, las (i) CUENTAS RECAUDADORAS; y (ii) la CUENTA TRANSITORIA.

CUENTA DESTINO FIDEICOMITENTE:	Será la cuenta de titularidad del FIDEICOMITENTE cuyos datos serán informados por el FIDEICOMITENTE a LA FIDUCIARIA, mediante comunicación escrita, dentro de los cinco (5) DÍAS HÁBILES desde la suscripción del CONTRATO.

Se deja constancia que, el FIDEICOMITENTE podrá modificar el número y banco de la CUENTA DESTINO FIDEICOMITENTE bastando para ello un aviso a LA FIDUCIARIA en tal sentido como por lo menos cinco (5) DÍAS HÁBILES de anticipación respecto de la fecha en que LA FIDUCIARIA debiese realizar las transferencias respectivas.

CUENTA DESTINO FIDEICOMISARIO:	Será la cuenta de titularidad del FIDEICOMISARIO, abierta en un banco nacional, cuyos datos serán informados por el FIDEICOMISARIO a LA FIDUCIARIA, mediante comunicación escrita, dentro de los cinco (5) DÍAS HÁBILES desde la suscripción del CONTRATO.

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Calle Los Libertadores 155 Piso 8, San Isidro	Teléfono: 710-0660 Fax: 222-4260

Se deja constancia que, el FIDEICOMISARIO podrá modificar el número y banco de la CUENTA DESTINO FIDEICOMISARIO bastando para ello un aviso a LA FIDUCIARIA en tal sentido como por lo menos cinco (5) DÍAS HÁBILES de anticipación respecto de la fecha en que LA FIDUCIARIA debiese realizar las transferencias respectivas.

CUENTAS RECAUDADORAS:	Serán las cuentas dinerarias denominadas “LF Fid. GYM Gramercy Rec. Soles” y “LF Fid. GYM Gramercy Rec. Dólares” en SOLES y DÓLARES que LA FIDUCIARIA solicitará abrir en el BANCO, en la oportunidad indicada en la Cláusula Octava del presente CONTRATO.

Se deja constancia que las CUENTAS RECAUDADORAS son las “Dividend Collection Account” (según dicho término se define en el CONTRATO DE PRÉSTAMO).

La administración de las CUENTAS RECAUDADORAS se efectuará de conformidad con el procedimiento establecido en la Cláusula Octava del presente CONTRATO.

CUENTA TRANSITORIA:	Será la cuenta dineraria denominada “LF Fid. GYM Gramercy Transitoria” en DÓLARES que LA FIDUCIARIA solicitará abrir en un banco de primer nivel en Chile, en el BANCO o en un banco local, en la oportunidad indicada en la Cláusula Octava del presente CONTRATO.

Las PARTES dejan constancia que conocen que LA FIDUCIARIA no será responsable en caso no sea posible para LA FIDUCIARIA conseguir abrir una CUENTA TRANSITORIA en una banco en Chile. Sin perjuicio de ello, será responsabilidad del FIDEICOMITENTE gestionar y coordinar, de manera conjunta con LA FIDUCIARIA la documentación y demás requisitos solicitados por el banco en Chile para la apertura de dicha cuenta.

La administración de la CUENTA TRANSITORIA se efectuará de conformidad con el procedimiento establecido en la Cláusula Octava del presente CONTRATO.

CUOTA CAPITAL:	Será el monto que de acuerdo al CRONOGRAMA deberá transferir LA FIDUCIARIA de la CUENTA RECAUDADORA a la CUENTA DESTINO FIDEICOMISARIO en cada una de las FECHAS DE PAGO CAPITAL, de conformidad con el CONTRATO DE PRÉSTAMO.

CUOTA INTERESES:	Será el monto que de acuerdo al CRONOGRAMA deberá transferir LA FIDUCIARIA de la CUENTA RECAUDADORA a la CUENTA DESTINO FIDEICOMISARIO en cada una de las FECHAS DE PAGO INTERESES, de conformidad con el CONTRATO DE PRÉSTAMO.

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Calle Los Libertadores 155 Piso 8, San Isidro	Teléfono: 710-0660 Fax: 222-4260

DEPOSITARIO:	Será la persona natural con rango gerencial o directivo del FIDEICOMITENTE que, a título gratuito custodiará los BIENES FIDEICOMETIDOS que conforman el PATRIMONIO FIDEICOMETIDO, o quien lo sustituya, de conformidad con el procedimiento señalado en el numeral 7.4 de la Cláusula Séptima del presente CONTRATO.

DEPÓSITOS FIDEICOMITENTE:	Son los depósitos que pudiera efectuar el FIDEICOMITENTE en la CUENTA RECAUDADORA en DÓLARES ya sea para efectos de cumplir con un pago mandatorio (Mandatory Repayments), para realizar un prepago voluntario (Voluntary Prepayments) bajo el CONTRATO DE PRÉSTAMO o para atender otros pagos que son exigibles y pagaderos bajo los DOCUMENTOS DEL PRÉSTAMO.

DERECHOS DE COBRO:	Son, de manera conjunta, los:

(i) DERECHOS DE COBRO VENTA ADEXUS;

(ii) DERECHOS DE COBRO DIVIDENDOS.

DERECHOS DE COBRO DIVIDENDOS:	Son, de manera conjunta, los:

(i) DERECHOS DE COBRO GMP; y

(ii) DERECHOS DE COBRO DIVIDENDOS ADEXUS.

DERECHOS DE COBRO DIVIDENDOS ADEXUS:	Son los derechos de cobro respecto de cualquier dividendo, distribución de utilidades o reembolso o devolución de capital (ya sea en efectivo o en especie) que correspondan al FIDEICOMITENTE como titular de las ACCIONES ADEXUS, incluyendo pero sin limitarse a exigir, demandar y recibir el pago de todos los importes que por concepto de repartición de dividendos se acuerden distribuir en beneficio del FIDEICOMITENTE como accionista de ADEXUS, en la modalidad que se acuerde en dicha junta de accionistas de ADEXUS, pagos de dividendos provisorios, reducciones de capital, o cualquier otro reparto que indique una participación en el patrimonio de ADEXUS o participación en el patrimonio neto resultante de la liquidación de ADEXUS que deben ser entregados al FIDEICOMITENTE.

Las PARTES acuerdan que, única y exclusivamente respecto de las ACCIONES ADEXUS GRAVADAS, la transferencia de los DERECHOS DE COBRO DIVIDENDOS ADEXUS correspondientes a dichas acciones, quedará sujeta al cumplimiento de la CONDICIÓN SUSPENSIVA DIVIDENDOS ADEXUS.

DERECHOS DE COBRO GMP:	Son los derechos de cobro respecto de cualquier dividendo declarado, distribución de utilidades o reembolso o devolución de capital (ya sea en efectivo o en especie) que correspondan al FIDEICOMITENTE como titular de las ACCIONES GMP, incluyendo pero sin limitarse a exigir, demandar y recibir el pago de todos los

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Calle Los Libertadores 155 Piso 8, San Isidro	Teléfono: 710-0660 Fax: 222-4260

importes que por concepto de repartición de dividendos se acuerden distribuir en beneficio del FIDEICOMITENTE como accionista de GMP, en la modalidad que se acuerde en dicha junta de accionistas de GMP, adelantos de dividendos, reducciones de capital, liberación de reservas o cualquier otra cuenta que indique una participación en el patrimonio de GMP o participación en el patrimonio neto resultante de la liquidación de GMP que deben ser entregados al FIDEICOMITENTE.

DERECHOS DE COBRO VENTA ADEXUS:

Son los derechos de crédito, presentes y futuros, determinados o determinables, que otorgan legitimidad para exigir, demandar y recibir el pago de todas las sumas de dinero adeudadas al FIDEICOMITENTE, incluido el derecho a percibir intereses compensatorios o moratorios, penalidades, indemnizaciones, comisiones u otros conceptos, según sea el caso, por la venta de las ACCIONES ADEXUS.

Para tales efectos, se entenderá como “venta” cualquier tipo venta, transferencia, cesión de derechos, traspaso o reorganización corporativa que involucre a las ACCIONES ADEXUS o a todos (o significativamente todos) los activos de ADEXUS.

Los derechos de cobro sobre las ACCIONES ADEXUS que a la fecha se encuentran en prenda en virtud de la PRENDA EXISTENTE, se entenderán automáticamente incorporadas a esta definición a partir del momento en que se cancele la obligación garantizada de los acreedores en primer rango, conforme los términos del CONTRATO DE PRÉSTAMO.

Las PARTES acuerdan que la transferencia de los DERECHOS DE COBRO VENTA ADEXUS quedará sujeta al cumplimiento de la CONDICIÓN SUSPENSIVA VENTA ADEXUS.

DÍA HÁBIL:

Es cualquier día, distinto de sábado, domingo o un feriado en Perú o en Nueva York, Estados Unidos, en el cual los bancos comerciales estén autorizados u obligados por ley a abrir sus oficinas en la ciudad de Lima; y/o la ciudad de Nueva York.

DOCUMENTOS DEL PRÉSTAMO:	Tiene el mismo significado establecido para el término “Credit Documents” en el CONTRATO DE PRÉSTAMO.
DÓLARES o USD:	Es la moneda de curso legal de los Estados Unidos de América.
EMPRESAS AUDITORAS:	Son las empresas auditoras indicadas en el ANEXO 6 del presente CONTRATO.
EVENTO DE INCUMPLIMIENTO:	Es cualquier evento, hecho o circunstancia que configure un: (i) evento de incumplimiento (“Event of Default”) bajo el CONTRATO DE PRÉSTAMO; y/o (ii) incumplimiento de las obligaciones asumidas por el FIDEICOMITENTE en virtud del presente CONTRATO.

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Para efectos de aclarar cualquier duda, se deja constancia que las declaraciones emitidas por el FIDEICOMITENTE en virtud de la Cláusula Quinta del presente CONTRATO serán consideradas para todos los efectos entre las Partes como “representations and warranties” bajo la Sección 9.07 y demás aplicables del CONTRATO DE PRÉSTAMO, según los términos y limitaciones aquí descritos.

Queda claramente establecido que para la configuración de un EVENTO DE INCUMPLIMIENTO no se requerirá intimación en mora o requerimiento al FIDEICOMITENTE bajo el presente CONTRATO, sin perjuicio de lo cual se deberá seguir el procedimiento establecido en la Cláusula Octava del CONTRATO.

FACTOR FIDUCIARIO:	Es la persona natural a ser designada por LA FIDUCIARIA de conformidad con lo establecido en la Cláusula Décimo Octava del presente CONTRATO.
FECHA DE PAGO CAPITAL:

Será la fecha en la que, de acuerdo a lo establecido en el CRONOGRAMA, LA FIDUCIARIA deberá transferir la totalidad de la CUOTA CAPITAL acreditada en la CUENTA RECAUDADORA a la CUENTA DESTINO FIDEICOMISARIO.

En caso la FECHA DE PAGO CAPITAL no sea un DÍA HÁBIL, se tomará como fecha de pago el DÍA HÁBIL inmediato anterior.

FECHA DE PAGO INTERESES:

Es el Quarterly Payment Date, según dicho término se define en el CONTRATO DE PRÉSTAMO, es decir, la fecha en la que, de acuerdo a lo establecido en el CRONOGRAMA y el presente CONTRATO, LA FIDUCIARIA deberá transferir la totalidad de la CUOTA INTERESES acreditada en la CUENTA RECAUDADORA a la CUENTA DESTINO FIDEICOMISARIO.

En caso la FECHA DE PAGO INTERESES no sea un DÍA HÁBIL, se tomará como fecha de pago el DÍA HÁBIL inmediato anterior.

FIDEICOMISARIO:	Es la persona señalada en la introducción del presente CONTRATO, beneficiario del PATRIMONIO FIDEICOMETIDO constituido en virtud del presente CONTRATO.
FIDEICOMITENTE:	Es la persona señalada en la introducción del presente CONTRATO, quien aporta al PATRIMONIO FIDEICOMETIDO los BIENES FIDEICOMETIDOS.

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Calle Los Libertadores 155 Piso 8, San Isidro	Teléfono: 710-0660 Fax: 222-4260

FLUJOS DINERARIOS:	Son, de manera conjunta, los: (i) FLUJOS DINERARIOS VENTA ADEXUS; y, (ii) FLUJOS DINERARIOS DIVIDENDOS.
FLUJOS DINERARIOS DIVIDENDOS:	Son, de manera conjunta, los: (i) FLUJOS DINERARIOS GMP; (ii) FLUJOS DINERARIOS GYM FERROVÍAS; (iii) FLUJOS DINERARIOS NORVIAL; y (iv) FLUJOS DINERARIOS DIVIDENDOS ADEXUS.
FLUJOS DINERARIOS DIVIDENDOS ADEXUS:

Son los flujos dinerarios derivados de los DERECHOS DE COBRO DIVIDENDOS ADEXUS, menos el monto correspondiente a los tributos que deban ser pagados y/o retenidos como consecuencia del reparto de FLUJOS DINERARIOS DIVIDENDOS ADEXUS, según sea el caso.

Las PARTES acuerdan que, única y exclusivamente respecto de las ACCIONES ADEXUS GRAVADAS, la transferencia de los FLUJOS DINERARIOS DIVIDENDOS ADEXUS correspondientes a dichas acciones quedará sujeta al cumplimiento de la CONDICIÓN SUSPENSIVA DIVIDENDOS ADEXUS.

FLUJOS DINERARIOS GMP:

Son los flujos dinerarios derivados de los DERECHOS DE COBRO GMP, menos el monto correspondiente a los tributos que deban ser pagados y/o retenidos como consecuencia del reparto de FLUJOS DINERARIOS GMP, según sea el caso.

FLUJOS DINERARIOS GYM FERROVÍAS:

Son la totalidad de flujos dinerarios que correspondan al FIDEICOMITENTE, como titular de las ACCIONES GYM FERROVÍAS, por concepto de repartición de dividendos declarados, repartición de utilidades o reembolso o devolución de capital, en la modalidad que se acuerde en dicha junta de accionistas, incluyendo pero sin limitarse a los flujos dinerarios derivados de adelantos de dividendos, reducciones de capital, liberación de reservas o cualquier otra cuenta que indique una participación en el patrimonio de GYM FERROVÍAS o participación en el patrimonio neto resultante de la liquidación de GYM FERROVÍAS que deben ser entregados al FIDEICOMITENTE.

A los montos totales correspondientes a los dividendos declarados, reembolsos o devoluciones de capital antes mencionados, se les deberá restar el monto correspondiente a los tributos que deban ser pagados y/o sean retenidos como consecuencia del reparto de los mismos.

Se deja constancia que el pago de los FLUJOS DINERARIOS GYM FERROVÍAS está sujeto a un derecho preferente para el pago de las obligaciones garantizadas bajo el CONTRATO DE GARANTÍA MOBILIARIA GYM FERROVÍAS, en caso de ejecución de la garantía mobiliaria constituida en virtud de dicho contrato, conforme a sus términos y condiciones.

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Finalmente, el FIDEICOMISARIO conoce y acepta que, sin perjuicio de que la junta general de accionistas de GYM FERROVÍAS acuerde el reparto de dividendos, el pago efectivo de dicha distribución se encuentra sujeta a que no se haya verificado, o que la distribución no suponga, un evento de incumplimiento bajo el INDENTURE.

FLUJOS DINERARIOS NORVIAL:

Son la totalidad de flujos dinerarios que correspondan al FIDEICOMITENTE, como titular de las ACCIONES NORVIAL, por concepto de repartición de dividendos declarados, repartición de utilidades o reembolso o devolución de capital, en la modalidad que se acuerde en dicha junta de accionistas, incluyendo pero sin limitarse a los flujos dinerarios derivados de adelantos de dividendos, reducciones de capital, liberación de reservas o cualquier otra cuenta que indique una participación en el patrimonio de NORVIAL o participación en el patrimonio neto resultante de la liquidación de NORVIAL que deben ser entregados al FIDEICOMITENTE.

A los montos totales correspondientes a los dividendos declarados, reembolsos o devoluciones de capital antes mencionados, se les deberá restar el monto correspondiente a los tributos que deban ser pagados y/o sean retenidos como consecuencia del reparto de los mismos.

Se deja constancia que el pago de los FLUJOS DINERARIOS NORVIAL está sujeto a un derecho preferente para el pago de las obligaciones garantizadas bajo los CONTRATOS DE GARANTÍA MOBILIARIA NORVIAL, en caso de ejecución de la garantía mobiliaria constituida en virtud de dicho contrato, conforme a sus términos y condiciones.

FLUJOS DINERARIOS VENTA ADEXUS:

Son la totalidad de flujos dinerarios de los DERECHOS DE COBRO VENTA ADEXUS, menos (i) todos aquellos costos, gastos y/o tributos que se originen como consecuencia de la venta; y, (ii) el monto que se pudiera acordar retener o mantener en una cuenta escrow en el marco de la venta de las ACCIONES ADEXUS.

Sin perjuicio de lo anterior, queda convenido que una vez se liberen a favor del FIDEICOMITENTE los montos señalados en el literal (ii) del párrafo anterior, los mismos serán considerados automáticamente como FLUJOS DINERARIOS VENTA ADEXUS y, por tanto, deberán ser transferidos inmediatamente al PATRIMONIO FIDEICOMETIDO.

Los FLUJOS DINERARIOS VENTA ADEXUS deberán ser depositados en la CUENTA TRANSITORIA o en cualquier otra cuenta que sea indicada por el FIDEICOMISARIO al FIDEICOMITENTE, con copia a LA FIDUCIARIA, en cuyo caso LA FIDUCIARIA suscribirá unilateralmente todos los documentos necesarios para acreditar

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la desafectación del DERECHO DE COBRO VENTA ADEXUS y del FLUJO DINERARIO VENTA ADEXUS respecto del PATRIMONIO FIDEICOMETIDO, lo cual deberá ser solicitado por el FIDEICOMISARIO a LA FIDUCIARIA con copia al FIDEICOMITENTE.

Las PARTES acuerdan que la transferencia de los FLUJOS DINERARIOS VENTA ADEXUS quedará sujeta al cumplimiento de la CONDICIÓN SUSPENSIVA VENTA ADEXUS.

GMP:	Es Graña y Montero Petrolera S.A.
GYM FERROVÍAS:	Es GYM Ferrovías S.A.
INDENTURE:	Es el contrato denominado “Indenture” celebrado el 10 de febrero de 2015 entre GYM FERROVÍAS y Citibank N.A., en el cual se regula, entre otros, la emisión de determinados bonos.
LA FIDUCIARIA:

Es La Fiduciaria S.A., una sociedad anónima constituida y en existencia de conformidad con la legislación de la República del Perú, autorizada para operar como Empresa de Servicios Fiduciarios por la SBS, de conformidad con la Resolución SBS N° 243-2001, de fecha 30 marzo de 2001, encontrándose facultada para administrar patrimonios fideicometidos.

LEY DE BANCOS:

Es la Ley General del Sistema Financiero y del Sistema de Seguros y Orgánica de la Superintendencia de la SBS, Ley N° 26702, así como aquellas normas que en el futuro pudieran modificarla o reemplazarla.

LEYES APLICABLES:	Son todas las normas con rango constitucional, legal, reglamentario y demás disposiciones de carácter vinculante expedidas por la AUTORIDAD GUBERNAMENTAL correspondiente.
NORVIAL:	Es Norvial S.A.
NOTIFICACIÓN DE ACELERACIÓN:

Es la comunicación, sustancialmente de acuerdo al modelo establecido en el ANEXO 2 del presente CONTRATO, remitida notarialmente por FIDEICOMISARIO a LA FIDUCIARIA, con copia al FIDEICOMITENTE.

Mediante la NOTIFICACIÓN DE ACELERACIÓN, el FIDEICOMISARIO declara y comunica a LA FIDUCIARIA: (i) que se ha verificado un EVENTO DE INCUMPLIMIENTO; e (ii) instruye a LA FIDUCIARIA a administrar el PATRIMONIO FIDEICOMETIDO, de acuerdo a lo establecido en el numeral 8.5 de la Cláusula Octava del presente CONTRATO.

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Calle Los Libertadores 155 Piso 8, San Isidro	Teléfono: 710-0660 Fax: 222-4260

NOTIFICACIÓN DE CESE DE INCUMPLIMIENTO:

Es la notificación –sustancialmente de acuerdo al modelo establecido en el ANEXO 3 del presente CONTRATO, -remitida notarialmente por el FIDEICOMISARIO a LA FIDUCIARIA, con copia al FIDEICOMITENTE, mediante la cual el FIDEICOMISARIO, declara y comunica a LA FIDUCIARIA: (i) que el FIDEICOMITENTE ha subsanado el EVENTO DE INCUMPLIMIENTO; y, (ii) solicita se proceda a administrar el PATRIMONIO FIDEICOMETIDO, de acuerdo a lo establecido en el numeral 8.4 de la Cláusula Octava del presente CONTRATO.

NOTIFICACIÓN DE INCUMPLIMIENTO:

Es la comunicación, sustancialmente de acuerdo al modelo establecido en el ANEXO 4 del presente CONTRATO, remitida notarialmente por el FIDEICOMISARIO a LA FIDUCIARIA, con copia al FIDEICOMITENTE.

Mediante la NOTIFICACIÓN DE INCUMPLIMIENTO el FIDEICOMISARIO declara y comunica a LA FIDUCIARIA: (i) que se ha configurado un EVENTO DE INCUMPLIMIENTO; y, (ii) solicita se proceda a administrar el PATRIMONIO FIDEICOMETIDO, de acuerdo a lo establecido en numeral 8.3 de la Cláusula Octava del presente CONTRATO.

OBLIGACIONES GARANTIZADAS:

Tiene el mismo significado establecido para el término “Obligations” en el CONTRATO DE PRÉSTAMO, incluyendo, sin limitación y de la forma más amplia posible, las obligaciones de pagar el capital (incluyendo el reajuste del capital), intereses compensatorios y moratorios, y cualquier interés que se devengue con ocasión de los DOCUMENTOS DEL PRÉSTAMO, penalidades, comisiones, tributos, honorarios de asesores, indemnizaciones, gastos de cobranza y/o de ejecución judicial o extrajudicial y cualquier otro costo, gasto de administración y ejecución o suma de dinero que se genere en relación a los DOCUMENTOS DEL PRÉSTAMO, así como sus ampliaciones, renovaciones, modificaciones o variaciones, que en su oportunidad se acuerden.

De este modo, forman también parte de las OBLIGACIONES GARANTIZADAS las obligaciones de pago y de hacer y no hacer asumidas por el FIDEICOMITENTE a favor del FIDEICOMISARIO bajo los DOCUMENTOS DEL PRÉSTAMO, entendiéndose de manera especial pero no restrictiva, los notariales, los de publicación del fideicomiso conforme lo establecido en el artículo 245° de la Ley de Bancos, los registrales, judiciales, extrajudiciales y de arbitraje, portes, tributos y comisiones bancarias por las CUENTAS DEL FIDEICOMISO, comisiones de LA FIDUCIARIA, así como los tributos, gastos y costos que se generen como consecuencia de la constitución, administración, tasación, valorización, defensa, ejecución y devolución, de ser el caso, del PATRIMONIO FIDEICOMETIDO, -incluyendo los conceptos comprendidos dentro de los gastos y costos que se encuentran

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Calle Los Libertadores 155 Piso 8, San Isidro	Teléfono: 710-0660 Fax: 222-4260

detallados en la Cláusula Vigésimo Segunda del presente CONTRATO, los mismos que serán asumidos por el FIDEICOMITENTE.
OBLIGACIONES GARANTIZADAS GYM FERROVÍAS:	Son todas aquellas obligaciones contenidas bajo la definición de “Obligaciones Garantizadas” en el CONTRATO DE GARANTÍA MOBILIARIA GYM FERROVÍAS.
PARTES:	Son, de manera conjunta, el FIDEICOMITENTE; el FIDEICOMISARIO; y, LA FIDUCIARIA.
PATRIMONIO FIDEICOMETIDO:

Es el patrimonio autónomo denominado “La Fiduciaria Fid. GYM Gramercy” que se constituye en virtud al presente CONTRATO y que se encuentra conformado por los BIENES FIDEICOMETIDOS, así como todo aquello que de hecho y por derecho les corresponda, de acuerdo a lo establecido en este CONTRATO.

PERSONA:	Es cualquier persona natural o jurídica, asociación de hecho o de derecho, fideicomiso, patrimonio autónomo, entidad del gobierno o similar.
PRENDA EXISTENTE:	Es el Adexus Financing Lien, según dicho término se define en el CONTRATO DE PRÉSTAMO.
REGLAMENTO:	Es el Reglamento del Fideicomiso y de las Empresas de Servicios Fiduciarios, aprobado mediante Resolución SBS N° 1010-99, así como aquellas normas que en el futuro pudieran modificarla o reemplazarla.
SBS:	Es la Superintendencia de Banca, Seguros y AFP, o la entidad que, de ser el caso, asuma sus funciones.
SOCIEDADES EMISORAS:	Se refiere, conjuntamente, a: (i) GMP; (ii) GYM FERROVÍAS; y (iii) NORVIAL.
SOLES o S/:	Es la moneda de curso legal de la República del Perú.

TERCERA:                                                  ANTECEDENTES

3.1	Con fecha 31 de julio de 2019, el FIDEICOMITENTE y el FIDEICOMISARIO suscribieron el CONTRATO DE PRÉSTAMO.

3.2

En virtud a lo señalado en el numeral anterior, el FIDEICOMITENTE y el FIDEICOMISARIO han acordado que se constituya un PATRIMONIO FIDEICOMETIDO en beneficio del FIDEICOMISARIO, con el objeto que LA FIDUCIARIA asuma el

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encargo de administrar el PATRIMONIO FIDEICOMETIDO, según los términos y condiciones del presente CONTRATO, y que dicho PATRIMONIO FIDEICOMETIDO sirva como medio de pago y en respaldo del cumplimiento de las OBLIGACIONES GARANTIZADAS asumidas en virtud de los DOCUMENTOS DEL PRÉSTAMO ante la verificación de un EVENTO DE INCUMPLIMIENTO.

CUARTA:	OBJETO Y FINALIDAD DEL CONTRATO

4.1

El objeto del CONTRATO es la constitución del PATRIMONIO FIDEICOMETIDO con carácter irrevocable, para lo cual el FIDEICOMITENTE -de conformidad con lo dispuesto en el artículo 241 de la LEY DE BANCOS-, transfieren irrevocablemente en dominio fiduciario a LA FIDUCIARIA los bienes y derechos que conforman el PATRIMONIO FIDEICOMETIDO.

4.2

La finalidad del CONTRATO es que el PATRIMONIO FIDEICOMETIDO sirva como: (i) medio de pago del íntegro de las OBLIGACIONES GARANTIZADAS; y, (ii) garantizar el pago total y oportuno de todas y cada una de las OBLIGACIONES GARANTIZADAS.

4.3

También es finalidad del CONTRATO que, en el supuesto caso que ocurra un EVENTO DE INCUMPLIMIENTO, y el FIDEICOMISARIO, de acuerdo a lo establecido los DOCUMENTOS DEL PRÉSTAMO, remita una NOTIFICACIÓN DE INCUMPLIMIENTO o una NOTIFICACIÓN DE ACELERACIÓN, bajo los términos establecidos en el CONTRATO, LA FIDUCIARIA proceda a administrar el PATRIMONIO FIDEICOMETIDO de conformidad con lo dispuesto en el numeral 8.3y siguientes de la Cláusula Octava del presente CONTRATO.

QUINTA:	DECLARACIONES DEL FIDEICOMITENTE

El FIDEICOMITENTE reconoce que LA FIDUCIARIA acuerda y suscribe el presente CONTRATO bajo el entendimiento de que las siguientes declaraciones proporcionadas por el FIDEICOMITENTE son válidas, exactas y verdaderas en la fecha de suscripción del presente CONTRATO. Por lo tanto, el FIDEICOMITENTE declara y asevera a LA FIDUCIARIA que, en la fecha de suscripción del presente CONTRATO:

5.1.

Es una sociedad anónima abierta debidamente establecida según las LEYES APLICABLES; y que sus representantes cuentan con todos los poderes y autorizaciones otorgados para celebrar y cumplir con todos los términos y condiciones del CONTRATO. Asimismo, el FIDEICOMITENTE tiene la capacidad legal para celebrar y comprometerse en los términos del presente CONTRATO.

5.2.

Conoce los alcances y régimen legal vigente del presente CONTRATO, regulado en los artículos 241°, 274° y siguientes de la LEY DE BANCOS y del REGLAMENTO. Asimismo, el FIDEICOMITENTE ha adoptado todos los acuerdos societarios requeridos para celebrar el presente CONTRATO y constituir válidamente el PATRIMONIO FIDEICOMETIDO.

5.3.

La celebración del presente CONTRATO y el cumplimiento de las obligaciones que este le impone se encuentran dentro de sus facultades estatutarias y no infringen: (i) su estatuto social; (ii) ninguna LEY APLICABLE; (iii) ninguna orden, sentencia, resolución o laudo de cualquier tribunal u otra dependencia judicial, administrativa

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o arbitral que le sea aplicable y le haya sido notificada; ni, (iv) ningún contrato, hipoteca, garantía mobiliaria, instrumento u otro compromiso legalmente obligatorio que le resulte aplicable y del cual sea parte.

5.4.

El CONTRATO no requiere para su validez y eficacia de la intervención, aceptación ni convalidación de persona o entidad alguna adicional a los suscriptores del presente CONTRATO, para los efectos de perfeccionar la transferencia en dominio fiduciario de los BIENES FIDEICOMETIDOS al PATRIMONIO FIDEICOMETIDO.

5.5.

Es titular exclusivo y pacífico de los BIENES FIDEICOMETIDOS que aporta al PATRIMONIO FIDEICOMETIDO (según la descripción de las definiciones señaladas en la Cláusula Segunda), y tiene libre y pleno derecho de disposición sobre los mismos y estos se encuentran libres de cargas y gravámenes, prohibiciones o afectaciones de ningún tipo, ni medida judicial o extrajudicial que pudiera impedir su transferencia al PATRIMONIO FIDEICOMETIDO, salvo por la PRENDA EXISTENTE (la cual deberá ser levantada por el FIDEICOMITENTE según lo señalado en la Cláusula Tercera Adicional), y las prendas sin desplazamiento de primer y segundo grado sobre acciones en favor del FIDEICOMISARIO.

5.6.

No tiene pendiente ningún reclamo, litigio o controversia judicial, arbitral o procedimiento administrativo, ni tiene CONOCIMIENTO de ningún reclamo, litigio o controversia judicial, arbitral o procedimiento administrativo inminente, que pudiere: (i) impedir o afectar su capacidad para transferir los BIENES FIDEICOMETIDOS al PATRIMONIO FIDEICOMETIDO; o, (ii) afectar la legalidad, validez, eficacia o ejecutabilidad del presente CONTRATO.

5.7.

Conoce que, como consecuencia de la transferencia fiduciaria que se produce en virtud del CONTRATO, estará imposibilitado de efectuar actos de disposición, constituir garantías y -en general- afectar en modo alguno los bienes y derechos que conforman el PATRIMONIO FIDEICOMETIDO, sin la autorización previa y participación de LA FIDUCIARIA.

5.8.

A la fecha de suscripción del presente CONTRATO, no mantiene obligaciones tributarias, formales o sustanciales vinculadas a los BIENES FIDEICOMETIDOS frente a las AUTORIDADES GUBERNAMENTALES, sean estas adscritas al gobierno central, regional o local, referidas a cualquiera de los bienes que conforman el PATRIMONIO FIDEICOMETIDO.

5.9.

Ni el FIDEICOMITENTE ni las personas que forman parte de su grupo económico -de acuerdo a la definición contenida en el Reglamento de Propiedad Indirecta, Vinculación y Grupos Económicos, aprobado mediante Resolución SMV N° 019-2015-SMV-01 (conforme éste sea modificado en el tiempo) (en adelante, el “Grupo G&M”)- ni cualquiera de los directores, gerentes, funcionarios, empleados o representantes legales del FIDEICOMITENTE:

(i)

han pagado, entregado, recibido u ofrecido, o intentado pagar, entregar, recibir u ofrecer un pago ilegal o cualquier otro tipo de estímulo económico, ventaja o beneficio ilegal presente o futuro, a un funcionario público o una persona que pueda razonablemente influir en un funcionario público, relacionado con cualquier acto, de cualquier clase, que esté referido a la contratación o eventual contratación por el FIDEICOMITENTE y/o las empresas del Grupo G&M con el Estado peruano;

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(ii)

respecto de los actos indicados en el apartado (i) precedente: (1) han sido condenados, mediante cualquier sentencia condenatoria emitida por el órgano respectivo del Poder Judicial-aunque ésta no sea firme-; (2) han sido suspendidos o inhabilitados en sus funciones por alguna AUTORIDAD COMPETENTE o si alguna AUTORIDAD COMPETENTE les hubiese suspendido o retirado la licencia para ejercer su profesión, en todos los casos, con decisión que haya quedado firme; o, (3) han sido sancionados administrativamente por alguna AUTORIDAD COMPETENTE con decisión que haya quedado firme; o,

(iii)	han reconocido ante cualquier autoridad nacional o del extranjero cualquiera de los actos indicados en el apartado (i) precedente.

5.10.

Declara haber sido adecuadamente informado y tener pleno conocimiento del alcance legal de las comisiones, costos, gastos, tasas, penalidades y, en general, de toda la información pertinente que haya solicitada y brindada por LA FIDUCIARIA de acuerdo a las LEYES APLICABLES y a lo regulado por el presente CONTRATO; y, en ese sentido, el FIDEICOMITENTE declara que LA FIDUCIARIA ha cumplido con brindarle toda la información requerida a la suscripción del CONTRATO, encontrándose conforme con los términos y condiciones de la misma.

Sin perjuicio de lo antes señalado, el FIDEICOMITENTE declara y reconoce que LA FIDUCIARIA no brinda servicios de asesoría legal, tributaria, contable y/o financiera, por lo que su decisión de suscribir el presente CONTRATO obedece al análisis individual realizado respecto de sus propias características, así como a la asesoría que pudieran haber recibido de sus asesores en materia legal, tributaria, contable y/o financiera.

SEXTA:	TRANSFERENCIA EN DOMINIO FIDUCIARIO

6.1

Desde la suscripción del presente CONTRATO, el FIDEICOMITENTE transfiere irrevocablemente a favor de LA FIDUCIARIA, el dominio fiduciario sobre los BIENES FIDEICOMETIDOS en las condiciones y para los fines que se estipulan en el presente CONTRATO, sujeto al cumplimiento de la CONDICIÓN SUSPENSIVA DIVIDENDOS ADEXUS y la CONDICIÓN SUSPENSIVA VENTA ADEXUS, según corresponda.

6.2

Queda precisado que la transferencia en dominio fiduciario que realiza el FIDEICOMITENTE a favor de LA FIDUCIARIA, incluye todo aquello que de hecho o por derecho corresponda a los BIENES FIDEICOMETIDOS; por lo que, desde la fecha de suscripción del presente CONTRATO, LA FIDUCIARIA es quien tendrá la calidad de titular del dominio fiduciario sobre los mismos, con pleno derecho de administración, uso, disposición y reivindicación, dentro de los alcances y límites señalados en el presente CONTRATO y en la LEY DE BANCOS.

6.3

El dominio fiduciario sobre el PATRIMONIO FIDEICOMETIDO será ejercido por LA FIDUCIARIA a partir de la suscripción del presente CONTRATO. No obstante, la administración de los FLUJOS DINERARIOS DIVIDENDOS se efectuará a partir del

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momento en que se canalicen los mismos a través de las CUENTAS RECAUDADORAS, y la de los FLUJOS DINERARIOS VENTA ADEXUS a partir del momento en que se canalicen los mismos a través de la CUENTA TRANSITORIA.

6.4

LA FIDUCIARIA manifiesta su aceptación en asumir el dominio fiduciario y ejercer todos los actos necesarios sobre el PATRIMONIO FIDEICOMETIDO para cumplir la finalidad del presente CONTRATO. Conforme con y en los supuestos establecidos en la Cláusula Vigésimo Primera del presente CONTRATO, LA FIDUCIARIA deberá ejercer la representación y defensa del PATRIMONIO FIDEICOMETIDO.

6.5

El FIDEICOMITENTE se obliga a suscribir toda la documentación –pública y/o privada- y realizar todas las gestiones a su cargo que sean útiles o necesarias para formalizar la transferencia fiduciaria de los BIENES FIDEICOMETIDOS al PATRIMONIO FIDEICOMETIDO.

6.6

Las PARTES dejan expresa constancia de que es responsabilidad del FIDEICOMITENTE y del DEPOSITARIO realizar las labores y gestiones de cobranza y la correcta canalización de los FLUJOS DINERARIOS DIVIDENDOS a través de las CUENTAS RECAUDADORAS, y de los FLUJOS DINERARIOS VENTA ADEXUS a través de la CUENTA TRANSITORIA, en todo momento a partir de la suscripción del presente CONTRATO.

En consecuencia, LA FIDUCIARIA no será responsables de que los BIENES FIDEICOMETIDOS sean debidamente canalizados en su integridad a través de las CUENTAS DEL FIDEICOMISO. Sin perjuicio de lo anterior, LA FIDUCIARIA podrá ejercer el dominio fiduciario y defensa del PATRIMONIO FIDEICOMETIDO, conforme a lo establecido en la Cláusula Vigésimo Primera de este CONTRATO, para que se produzca la recaudación efectiva y total de dichos recursos.

SÉTIMA:	PATRIMONIO FIDEICOMETIDO

Las PARTES acuerdan regular diversos aspectos vinculados al PATRIMONIO FIDEICOMETIDO, tal como se señala a continuación:

7.1.	DERECHOS DE COBRO DIVIDENDOS y FLUJOS DINERARIOS DIVIDENDOS:

7.1.1.	El FIDEICOMITENTE deberá causar que los FLUJOS DINERARIOS DIVIDENDOS sean depositados por las SOCIEDADES EMISORAS y ADEXUS, según corresponda, en las CUENTAS RECAUDADORAS.

Los DERECHOS DE COBRO DIVIDENDOS son incorporados al PATRIMONIO FIDEICOMETIDO con la suscripción del presente CONTRATO (salvo por lo señalado en el párrafo siguiente), y sin perjuicio de las comunicaciones que deban cursarse a las SOCIEDADES EMISORAS y ADEXUS según los términos previstos en este documento, bajo responsabilidad del FIDEICOMITENTE. Los FLUJOS DINERARIOS DIVIDENDOS que se generen con posterioridad a la celebración del presente CONTRATO se incorporarán al PATRIMONIO FIDEICOMETIDO desde el momento en que existan.

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Se deja constancia que, única y exclusivamente respecto de las ACCIONES ADEXUS GRAVADAS, los DERECHOS DE COBRO DIVIDENDOS ADEXUS y los FLUJOS DINERARIOS DIVIDENDOS ADEXUS son incorporados al PATRIMONIO FIDEICOMETIDO con la suscripción del presente CONTRATO, sujeto al cumplimiento de la CONDICION SUSPENSIVA DIVIDENDOS ADEXUS.

7.1.2.

En caso el FIDEICOMITENTE no cumpliera con causar que las SOCIEDADES EMISORAS y/o ADEXUS, según corresponda, depositen los FLUJOS DINERARIOS DIVIDENDOS, dentro del plazo señalado en el numeral 10.10 del presente Contrato, originando un retraso en la percepción de los mismos, el FIDEICOMITENTE se obliga a: (i) dar inmediato aviso a LA FIDUCIARIA sobre dicha situación; e, (ii) iniciar o causar que se inicien las acciones judiciales o extrajudiciales o cualquier otra acción necesaria para que se produzca la recaudación efectiva y total de dichos recursos. El costo de llevar adelante los procesos judiciales o extrajudiciales o cualquier otra acción necesaria para que se produzca la recaudación efectiva de los citados flujos serán atendidos de acuerdo a lo dispuesto en la Cláusula Vigésimo Segunda del presente CONTRATO.

Los FLUJOS DINERARIOS DIVIDENDOS recaudados como consecuencia de los procesos judiciales o extrajudiciales o cualquier otra acción necesaria para que se produzca la recaudación efectiva de estos formarán parte del PATRIMONIO FIDEICOMETIDO. En tal sentido, el FIDEICOMITENTE se obliga a instruir a las SOCIEDADES EMISORAS y/o ADEXUS, según corresponda, así como a las AUTORIDADES GUBERNAMENTALES, a causar que se depositen los FLUJOS DINERARIOS DIVIDENDOS en las CUENTAS RECAUDADORAS.

7.1.3.

Queda claramente establecido por las PARTES que, en el eventual caso que, por cualquier razón, las SOCIEDADES EMISORAS y/o ADEXUS depositen los FLUJOS DINERARIOS DIVIDENDOS en cuentas bancarias distintas a las CUENTAS RECAUDADORAS, el DEPOSITARIO y el FIDEICOMITENTE se encontrarán obligados solidariamente a depositar o transferir los FLUJOS DINERARIOS DIVIDENDOS a las CUENTAS RECAUDADORAS de acuerdo a lo establecido en los numerales 7.4.1 y 7.4.2 de la Cláusula Séptima del presente CONTRATO.

7.2.	De las comunicaciones de transferencia en dominio fiduciario a las SOCIEDADES EMISORAS y a ADEXUS:

7.2.1.

Para efectos de lo dispuesto en el artículo 1215° del Código Civil peruano, la transferencia en dominio fiduciario sobre los (i) DERECHOS DE COBRO DIVIDENDOS; (ii) FLUJOS DINERARIOS GMP; (iii) FLUJOS DINERARIOS DIVIDENDOS ADEXUS, será comunicada por el FIDEICOMITENTE y LA FIDUCIARIA a GMP o ADEXUS, según corresponda, a través de una comunicación escrita, sustancialmente de acuerdo al modelo de carta del ANEXO 5 – A del presente CONTRATO. Para el caso de la comunicación a ser enviada a GMP, la misma deberá ser enviada por conducto notarial.

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En virtud de la comunicación antes mencionada, se informará a (A) GMP que: (i) los DERECHOS DE COBRO GMP y LOS FLUJOS DINERARIOS GMP han sido transferidos al PATRIMONIO FIDEICOMETIDO; y, (ii) se le instruirá de manera irrevocable a que se depositen directamente los importes que correspondan ser pagados al FIDEICOMITENTE por dichos conceptos en la CUENTA RECAUDADORA, correspondiente, o mediante cheque no negociable girado a la orden de la CUENTA RECAUDADORA, correspondiente, administrada por LA FIDUCIARIA; y, (B) ADEXUS que: (i) los DERECHOS DE COBRO DIVIDENDOS ADEXUS y los FLUJOS DINERARIOS DIVIDENDOS ADEXUS, han sido transferidos al PATRIMONIO FIDEICOMETIDO, sujeto, para el caso de, únicamente, las ACCIONES ADEXUS GRAVADAS al cumplimiento de la CONDICIÓN SUSPENSIVA DIVIDENDOS ADEXUS; y, (ii) se le instruirá de manera irrevocable que se depositen directamente los importes que correspondan ser pagados al FIDEICOMITENTE por dichos conceptos en la CUENTA RECAUDADORA, correspondiente, o mediante cheque no negociable girado a la orden de la CUENTA RECAUDADORA, correspondiente, administrada por LA FIDUCIARIA, sujeto, para el caso de, únicamente, los FLUJOS DINERARIOS DIVIDENDOS ADEXUS respecto de las ACCIONES GRAVADAS, a que LA FIDUCIARIA le hubiese comunicado el cumplimiento de la CONDICIÓN SUSPENSIVA DIVIDENDOS ADEXUS.

7.2.2.	El FIDEICOMITENTE se obliga a causar que GMP incluya en su Libro de Matrícula de Acciones y en los certificados de las ACCIONES GMP, durante toda la vigencia del CONTRATO, la siguiente leyenda:

“Los derechos a percibir dividendos declarados, distribuciones de utilidades y/o devoluciones de capital derivados de las acciones que mantiene Graña y Montero S.A.A. en GMP S.A., así como los flujos dinerarios correspondientes, han sido transferidos en dominio fiduciario a un patrimonio fideicometido administrado por La Fiduciaria S.A., denominado La Fiduciaria Fid. GYM Gramercy. En tal sentido, cualquiera de dichos beneficios que deba ser distribuido a favor de Graña y Montero S.A.A. por GMP S.A. deberá ser depositado en la cuenta que para tales efectos indique La Fiduciaria S.A.

Asimismo, Graña y Montero S.A.A. se obliga a (i) no transferir, gravar, ceder, traspasar o bajo cualquier medio disponer sus derechos a percibir los beneficios antes mencionados como titular de sus acciones en GMP S.A. a terceros sin la previa autorización de La Fiduciaria S.A.; y (ii) no transferir, gravar, ceder, traspasar o bajo cualquier medio disponer de sus acciones en GMP S.A.”

7.2.3.

La transferencia en dominio fiduciario sobre los FLUJOS DINERARIOS NORVIAL y los FLUJOS DINERARIOS GYM FERROVÍAS será comunicada por el FIDEICOMITENTE y LA FIDUCIARIA a NORVIAL y a GYM FERROVÍAS a través de una instrucción irrevocable por conducto notarial, sustancialmente de acuerdo al modelo de carta del ANEXO 5 – B del presente CONTRATO.

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En virtud de la instrucción irrevocable antes mencionada, se informará a NORVIAL y a GYM FERROVÍAS que: (i) los FLUJOS DINERARIOS NORVIAL y los FLUJOS DINERARIOS GYM FERROVÍAS respectivos han sido transferidos al PATRIMONIO FIDEICOMETIDO; y, (ii) se le instruirá irrevocablemente a depositar directamente los importes que correspondan ser pagados al FIDEICOMITENTE en la CUENTA RECAUDADORA correspondiente, o mediante cheque no negociable girado a la orden de la CUENTA RECAUDADORA correspondiente, administrada por LA FIDUCIARIA.

7.2.4.	Asimismo, el FIDEICOMITENTE se obliga a causar lo siguiente:

(a)	Que NORVIAL incluya en su Libro de Matrícula de Acciones y en los certificados de las ACCIONES NORVIAL, durante toda la vigencia del CONTRATO, la siguiente leyenda:

“Cualquier flujo dinerario derivado del pago de dividendos declarados, distribuciones de utilidades y/o devoluciones de capital que corresponda ser efectivamente distribuido a Graña y Montero S.A.A. como titular de las acciones que este mantiene en Norvial S.A. ha sido transferido en dominio fiduciario a un patrimonio fideicometido administrado por La Fiduciaria S.A., denominado La Fiduciaria Fid. GYM Gramercy. En tal sentido, dichos flujos dinerarios deberán ser depositados en la siguiente cuenta [*]. La cuenta antes mencionada no podrá variar sin la aprobación previa y por escrito de La Fiduciaria S.A.

Asimismo, Graña y Montero S.A.A. se obliga a (i) no transferir, gravar, ceder, traspasar o bajo cualquier medio disponer sus derechos a percibir los beneficios antes mencionados como titular de sus acciones en Norvial S.A a terceros sin la previa autorización de La Fiduciaria S.A. (salvo en caso de ejecución de los contratos de garantía mobiliaria sobre acciones clase A y clase B representativas del capital social de Norvial S.A., respectivamente, ambos celebrados con fecha 18 de junio de 2015); y (ii) no transferir, gravar, ceder, traspasar o bajo cualquier medio disponer de sus acciones en Norvial S.A. (salvo en caso de ejecución de los contratos de garantía mobiliaria sobre acciones clase A y clase B representativas del capital social de Norvial S.A., respectivamente, ambos celebrados con fecha 18 de junio de 2015).”

(b)	Que GYM FERROVÍAS incluya en su Libro de Matrícula de Acciones y en los certificados de las ACCIONES GYM FERROVÍAS, durante toda la vigencia del CONTRATO, la siguiente leyenda:

“Cualquier flujo dinerario derivado del pago de dividendos declarados, distribuciones de utilidades y/o devoluciones de capital que corresponda ser efectivamente distribuido a Graña y Montero S.A.A. como titular de las acciones que este mantiene en GyM Ferrovias S.A. ha sido transferido en dominio fiduciario a un

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patrimonio fideicometido administrado por La Fiduciaria S.A., denominado La Fiduciaria Fid. GYM Gramercy. En tal sentido, dichos flujos dinerarios deberán ser depositados en la siguiente cuenta [*]. La cuenta antes mencionada no podrá variar sin la aprobación previa y por escrito de La Fiduciaria S.A.

Asimismo, Graña y Montero S.A.A. se obliga a (i) no transferir, gravar, ceder, traspasar o bajo cualquier medio disponer sus derechos a percibir los beneficios antes mencionados como titular de sus acciones en GyM Ferrovias S.A. a terceros sin la previa autorización de La Fiduciaria S.A. (salvo en caso de ejecución del contrato de garantía mobiliaria sobre acciones representativas del capital social de GYM Ferrovías S.A., celebrado con fecha 09 de febrero de 2015); y (ii) no transferir, gravar, ceder, traspasar o bajo cualquier medio disponer de sus acciones en GyM Ferrovias S.A. (salvo en caso de ejecución del contrato de garantía mobiliaria sobre acciones representativas del capital social de GYM Ferrovías S.A., celebrado con fecha 09 de febrero de 2015).

7.2.5.

Al DÍA HÁBIL siguiente de abiertas las CUENTAS RECAUDADORAS, LA FIDUCIARIA preparará las comunicaciones indicadas en los numerales 7.2.1 y 7.2.3 precedente, y se las enviará al FIDEICOMITENTE para su firma, salvo por la comunicación a ser remitida a ADEXUS (de conformidad con el numeral 7.2.1) la cual será preparada directamente por el FIDEICOMITENTE y enviada a ADEXUS directamente dentro del plazo de un (1) DIA HABIL desde abiertas las CUENTAS RECAUDADORAS.

7.2.6.

El FIDEICOMITENTE, dentro del DÍA HÁBIL siguiente de recibidas las comunicaciones a ser remitidas a las SOCIEDADES EMISORAS, deberá suscribir dichas comunicaciones y enviarlas a LA FIDUCIARIA a efectos de que LA FIDUCIARIA las firme y coordine el envío de las mismas conforme a lo señalado en los numerales 7.2.1 y 7.2.3 precedentes. LA FIDUCIARIA deberá coordinar el envío notarial de las comunicaciones a las SOCIEDADES EMISORAS dentro del DÍA HÁBIL siguiente de recibidas conforme a lo antes señalado.

7.2.7.

Si dentro de los plazos mencionados en los numerales 7.2.5 y 7.2.6 anteriores, el FIDEICOMITENTE no cumple con enviar las comunicaciones firmadas a LA FIDUCIARIA o a ADEXUS (según corresponda), LA FIDUCIARIA se encontrará facultada para enviarlas directamente a GMP, GYM FERROVÍAS, NORVIAL y ADEXUS, sin la intervención del FIDEICOMITENTE, y por el solo mérito de haber suscrito el presente CONTRATO.

7.2.8.

Las comunicaciones remitidas a las SOCIEDADES EMISORAS y ADEXUS tendrán el carácter de irrevocable para el FIDEICOMITENTE, por lo que no podrá ser variadas ni dejada sin efecto por este, salvo que cuente con la autorización previa y por escrito de LA FIDUCIARIA y el FIDEICOMISARIO.

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7.2.9.	Se deja constancia que cualquier gasto que origine el envío de las mencionadas comunicaciones serán atendidos de conformidad con lo dispuesto en la Cláusula Vigésima Segunda del presente CONTRATO.

7.2.10.

El FIDEICOMITENTE deberá enviar a LA FIDUCIARIA, dentro de los dos (2) DÍAS HÁBILES de que LA FIDUCIARIA coordine el envío de las comunicaciones a las SOCIEDADES EMISORAS, así como desde el envío correspondiente por parte del FIDEICOMITENTE a ADEXUS, conforme a los numerales anteriores, (i) constancia de recepción de dichas cartas; y (ii) una copia certificada de los Libros de Matrícula de Acciones de las SOCIEDADES EMISORAS en las que consten insertas las leyendas indicadas en los numerales 7.2.2, 7.2.4(a) y 7.2.4 (b) precedentes. Asimismo, dentro del mismo plazo, el FIDEICOMITENTE deberá enviar a LA FIDUCIARIA una copia certificada por Notario de los certificados de acciones emitidos por las SOCIEDADES EMISORAS en las que consten insertas las leyendas anteriormente mencionadas.

7.2.11.

El FIDEICOMITENTE se obliga a causar y cumplir todas las disposiciones que sean necesarias de acuerdo a la normativa de Chile, a los fines de que las obligaciones establecidas en los numerales anteriores en relación con los DERECHOS DE COBRO DIVIDENDOS ADEXUS y FLUJOS DINERARIOS DIVIDENDOS ADEXUS sean válidas y exigibles. En tal sentido, en caso de que alguna de las obligaciones establecidas en los numerales anteriores no sea aplicable bajo la normativa de Chile, el FIDEICOMITENTE se obliga a realizar cualquier acto similar ajustado a ley, que pudiere generar el mismo efecto o un efecto similar, con la previa autorización del FIDEICOMISARIO y LA FIDUCIARIA.

7.3.	Declaración Jurada y Auditorías:

7.3.1

Durante los primeros tres (3) meses calendario del cada año, el FIDEICOMITENTE se obliga a remitir al FIDEICOMISARIO, una declaración jurada indicando que los FLUJOS DINERARIOS DIVIDENDOS se han canalizado de manera correcta y total a través de las CUENTAS RECAUDADORAS.

7.3.2

En caso: (i) el FIDEICOMITENTE no cumpla con remitir la declaración jurada dentro del plazo señalado en el párrafo precedente, y ante la solicitud del FIDEICOMISARIO; (ii) ocurra y se mantenga un EVENTO DE INCUMPLIMIENTO, y ante la solicitud del FIDEICOMISARIO; o (ii) ante la mera solicitud del FIDEICOMISARIO, sin necesidad que se haya verificado ninguno de los eventos descritos en los literales (i) y/o (ii) anteriores, el FIDEICOMITENTE deberá solicitar a sus auditores externos para que se pronuncie respecto de la correcta canalización de la totalidad de los FLUJOS DINERARIOS DIVIDENDOS a través de las CUENTAS RECAUDADORAS.

7.3.3

No obstante lo indicado, en caso que: (i) el FIDEICOMITENTE no cumpla con solicitar a sus auditores el pronunciamiento antes señalado, de acuerdo a lo establecido en el numeral 7.3.2 anterior; y/o, (ii) dicho informe no contemplara el pronunciamiento del auditor externo respecto de la

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correcta canalización de los FLUJOS DINERARIOS DIVIDENDOS a través de las CUENTAS RECAUDADORAS; LA FIDUCIARIA, según sea instruido por el FIDEICOMISARIO, podrá solicitar la realización de auditorías, conforme a lo establecido en los numerales siguientes.

7.3.4

En cada oportunidad en que se determine la necesidad de la realización de una auditoría conforme a lo dispuesto en la presente cláusula, LA FIDUCIARIA deberá requerir al FIDEICOMITENTE la designación de una de las EMPRESAS AUDITORAS señaladas en el ANEXO 6 del presente CONTRATO. El FIDEICOMITENTE contará con un plazo de cinco (5) DÍAS HÁBILES a efecto de comunicar a LA FIDUCIARIA el nombre de la Empresa Auditora a ser contratada. En caso contrario, LA FIDUCIARIA procederá a designar a la Empresa Auditora que considere conveniente, dentro de las indicadas en el ANEXO 6, sin asumir responsabilidad alguna por ello.

7.3.5

En caso las EMPRESAS AUDITORAS consignadas en el ANEXO 6 del presente CONTRATO, no estén prestando servicios de auditoría o no aceptaran el encargo que se les formule, el FIDEICOMISARIO propondrá al menos dos (2) EMPRESAS AUDITORAS de primer nivel al FIDEICOMITENTE quien deberá elegir a la Empresa Auditora a ser contratada conforme el procedimiento y plazo establecido en el párrafo inmediato anterior. En caso contrario, LA FIDUCIARIA designará, de la relación propuesta, a una (1) de las EMPRESAS AUDITORAS. En ningún caso LA FIDUCIARIA asumirá responsabilidad alguna por la designación ni por el resultado del trabajo realizado por las EMPRESAS AUDITORAS.

7.3.6	Los informes que emitan las EMPRESAS AUDITORAS serán remitidos, en copia simple, a LA FIDUCIARIA, al FIDEICOMISARIO y FIDEICOMITENTE.

7.3.7	Todos los gastos y costos que genere la realización de las auditorías serán asumidos por el FIDEICOMITENTE, de acuerdo a lo establecido en la Cláusula Vigésimo Segunda del CONTRATO.

7.4.	DEPOSITARIO:

7.4.1

En el eventual caso que el FIDEICOMITENTE reciba directa o indirectamente los FLUJOS DINERARIOS, éste se encontrará obligado –a depositar los mismos en las CUENTAS RECAUDADORAS o CUENTA TRANSITORIA, según correspondan, a más tardar dentro de los dos (2) DÍAS HÁBILES siguiente de haberlos recibido

A tal efecto las PARTES, a propuesta del FIDEICOMITENTE, nombran como DEPOSITARIO de los FLUJOS DINERARIOS a la persona señalada en la introducción del presente CONTRATO, quien interviene en el presente CONTRATO a fin de aceptar el encargo de DEPOSITARIO a título gratuito, asumiendo las responsabilidades civiles y penales que conforme a las LEYES APLICABLES y al presente CONTRATO le corresponden. El DEPOSITARIO se mantendrá durante la vigencia del CONTRATO.

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7.4.2

El DEPOSITARIO será responsable del depósito en las CUENTAS RECAUDADORAS o en la CUENTA TRANSITORIA, según corresponda, de los FLUJOS DINERARIOS que por cualquier motivo sean recaudados extraordinariamente por el FIDEICOMITENTE fuera de las cuentas antes indicadas, dentro de los dos (2) DÍAS HÁBILES siguiente de haberlos recibido, de acuerdo a lo establecido en el numeral 7.4.1 anterior.

7.4.3

El incumplimiento de las obligaciones contenidas en los numerales 7.4.1 y 7.4.2 anteriores, conllevará las responsabilidades civiles y penales que conforme a las LEYES APLICABLES y al presente CONTRATO le correspondan al FIDEICOMITENTE y al DEPOSITARIO. Ello sin perjuicio de que el incumplimiento de numerales 7.4.1 y 7.4.2 anteriores puedan ser considerado como un EVENTO DE INCUMPLIMIENTO.

7.4.4

El FIDEICOMITENTE podrá sustituir al DEPOSITARIO siempre que el nuevo depositario se desempeñe en un nivel de gerencia corporativa o director del FIDEICOMITENTE. Para tal efecto, el FIDEICOMITENTE deberá cursar una comunicación a LA FIDUCIARIA y al FIDEICOMISARIO indicando el nombre de la persona propuesta como depositario sustituto.

El FIDEICOMISARIO deberá comunicar al FIDEICOMITENTE – con copia a la FIDUCIARIA - su aprobación o rechazo al depositario sustituto en un plazo no mayor a quince (15) DÍAS HÁBILES de recibida la comunicación del FIDEICOMITENTE. En caso el FIDEICOMISARIO no remita la comunicación dentro del plazo establecido, se entenderá que el sustituto propuesto ha sido aprobado. Las PARTES acuerdan que el FIDEICOMISARIO no podrá rechazar al depositario sustituto propuesto de manera injustificada.

El nombramiento de un nuevo depositario surtirá efectos desde que el mismo sea aceptado por el FIDEICOMISARIO mediante la comunicación indicada en el párrafo anterior, y cumpla el nuevo depositario, con suscribir los documentos que pudieran ser requeridos por LA FIDUCIARIA a los efectos de dejar constancia de la recepción como nuevo depositario de los BIENES FIDEICOMETIDOS que conforman el PATRIMONIO FIDEICOMETIDO cuya custodia le corresponde.

7.5.	Del CRONOGRAMA:

7.5.1

En caso el CRONOGRAMA sea modificado en el marco del CONTRATO DE PRÉSTAMO, ya sea por algún prepago o cualquiera otra causa, es de exclusiva responsabilidad del FIDEICOMISARIO comunicar a LA FIDUCIARIA, con copia al FIDEICOMITENTE, con una anticipación no menor a dos (2) DÍAS HÁBILES de la próxima FECHA DE PAGO CAPITAL y/o FECHA DE PAGO INTERESES, adjuntando copia del nuevo CRONOGRAMA. Dicha copia remplazará el ANEXO 1 del presente CONTRATO, sin necesidad de suscribir una adenda al presente CONTRATO.

7.5.2

LA FIDUCIARIA tomará como válido y vigente el último CRONOGRAMA que el FIDEICOMISARIO le haya entregado, y realizará la transferencia de la CUOTA CAPITAL y CUOTA INTERESES correspondientes de las CUENTAS RECAUDADORAS a la CUENTA DESTINO FIDEICOMISARIO según dicho CRONOGRAMA, sin asumir responsabilidad alguna por ello.

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7.6.	DERECHOS DE COBRO VENTA ADEXUS Y FLUJOS DINERARIOS VENTA ADEXUS:

7.6.1

Durante la vigencia del CONTRATO, el FIDEICOMITENTE podrá vender las acciones que posee en ADEXUS, de acuerdo a lo establecido en el CONTRATO DE PRÉSTAMO. En tal supuesto, el FIDEICOMISARIO tendrá plena disponibilidad para elegir si dichos flujos dinerarios son depositados en la CUENTA TRANSITORIA o directamente en la CUENTA DESTINO FIDEICOMISARIO u en otra cuenta bancaria que el FIDEICOMISARIO indique por escrito al FIDEICOMITENTE, con copia a LA FIDUCIARIA.

7.6.2

En caso el FIDEICOMISARIO señale que los FLUJOS DINERARIOS VENTA ADEXUS sean depositados en la CUENTA TRANSITORIA, el FIDEICOMITENTE deberá remitir una comunicación a LA FIDUCIARIA – con copia al FIDEICOMISARIO–solicitando que LA FIDUCIARIA, a su vez, solicite en el banco que sea indicado para dichos efectos por el FIDEICOMITENTE, previo acuerdo con el FIDEICOMISARIO y según los términos del presente CONTRATO, la apertura de la CUENTA TRANSITORIA.

7.6.3

De ser depositados los FLUJOS DINERARIOS VENTA ADEXUS en la CUENTA TRANSITORIA, éstos serán administrados por LA FIDUCIARIA de acuerdo a lo señalado en el numeral 8.6 de la Cláusula Octava del presente CONTRATO.

7.6.4

Asimismo, se deja constancia que los DERECHOS DE COBRO VENTA ADEXUS son incorporados al PATRIMONIO FIDEICOMETIDO con la suscripción del presente CONTRATO, sujeto al cumplimiento de la CONDICION SUSPENSIVA VENTA ADEXUS. Los FLUJOS DINERARIOS VENTA ADEXUS que se generen con posterioridad a la celebración del presente CONTRATO se incorporarán al PATRIMONIO FIDEICOMETIDO desde el momento en que existan (sujeto al cumplimiento de la CONDICION SUSPENSIVA VENTA ADEXUS). El FIDEICOMITENTE deberá informar a LA FIDUCIARIA y al FIDEICOMISARIO respecto de la fecha de generación efectiva de los FLUJOS DINERARIOS VENTA ADEXUS, y, una vez que reciba las instrucciones por parte del FIDEICOMISARIO de depositar tales flujos en la CUENTA TRANSITORIA, de ser el caso, el FIDEICOMITENTE deberá solicitar la apertura de dicha CUENTA TRANSITORIA con una anticipación no menor a cinco (5) DÍAS HÁBILES a la fecha en que dichos flujos serán efectivamente generados.

OCTAVA:	CUENTAS DEL FIDEICOMISO

8.1.	Apertura de las CUENTAS DEL FIDEICOMISO:

8.1.1.

A fin de administrar los FLUJOS DINERARIOS DIVIDENDOS, LA FIDUCIARIA procederá a solicitar al BANCO la apertura de las CUENTAS RECAUDADORAS dentro de los dos (2) DÍAS HÁBILES siguientes a la celebración de este CONTRATO. Asimismo, LA FIDUCIARIA se compromete a hacer los

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seguimientos y demás acciones correspondientes a fin que las CUENTAS RECAUDADORAS puedan ser efectivamente abiertas en el más breve plazo posible.

8.1.2.

A fin de administrar los FLUJOS DINERARIOS VENTA ADEXUS, LA FIDUCIARIA procederá a solicitar al respectivo banco la apertura de la CUENTA TRANSITORIA, dentro de los dos (2) DÍAS HÁBILES de que sea solicitado por el FIDEICOMITENTE, de acuerdo con lo señalado en el numeral 7.6.4 de la Cláusula Séptima del presente CONTRATO. Asimismo, LA FIDUCIARIA se compromete a hacer los seguimientos y demás acciones correspondientes a fin que la CUENTA TRANSITORIA pueda ser efectivamente abierta en el más breve plazo posible.

8.1.3.	Una vez abiertas las CUENTAS DEL FIDEICOMISO, LA FIDUCIARIA comunicará dentro del DÍA HÁBIL siguiente los números de las referidas cuentas al FIDEICOMITENTE y al FIDEICOMISARIO.

8.2.	Administración de las CUENTAS RECAUDADORAS:

8.2.1.

Desde la apertura de las CUENTAS RECAUDADORAS el cien por ciento (100%) de los FLUJOS DINERARIOS DIVIDENDOS serán abonados por las SOCIEDADES EMISORAS que correspondan y ADEXUS, de ser el caso, en las CUENTAS RECAUDADORAS.

8.2.2.

En cada FECHA DE PAGO CAPITAL, FECHA DE PAGO INTERESES o cualquier otra fecha en la que corresponda un pago de acuerdo con la COMUNICACIÓN DE PAGO, según corresponda, LA FIDUCIARIA transferirá los FLUJOS DINERARIOS DIVIDENDOS o el DEPÓSITO FIDEICOMITENTE, según corresponda, acreditados en las CUENTAS RECAUDADORAS como a continuación se detalla:

(i)

En primer lugar, para cubrir los tributos que se generen con relación a los BIENES FIDEICOMETIDOS que conforman el PATRIMONIO FIDEICOMETIDO, producto de la administración de este último por LA FIDUCIARIA de acuerdo al CONTRATO (dejándose expresa constancia que el concepto de tributos previsto en esta prelación no incluye el Impuesto General a las Ventas ni el Impuesto a la Renta que corresponda pagar al FIDEICOMITENTE y/o el FIDEICOMISARIO con relación a los FLUJOS DINERARIOS).

(ii)

En segundo lugar, para cubrir los gastos y costos que se generen como consecuencia de la constitución, administración y defensa del PATRIMONIO FIDEICOMETIDO, de acuerdo con lo establecido en la Cláusula Vigésimo Segunda de este CONTRATO.

(iii)	En tercer lugar, para cubrir la retribución que se pudiere estar adeudando a LA FIDUCIARIA, conforme a señalado en la Cláusula Décimo Cuarta del presente CONTRATO.

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(iv)

En cuarto lugar, para transferir de la CUENTA RECAUDADORA en DÓLARES a la CUENTA DESTINO FIDEICOMISARIO el monto correspondiente a la CUOTA INTERESES y/o CUOTA CAPITAL que corresponda ser pagada de acuerdo a lo señalado en el CRONOGRAMA, o cualquier otro monto que corresponda ser pagado de acuerdo a lo indicado en la COMUNICACIÓN DE PAGO (es decir, un prepago (voluntario u obligatorio) o cualquier otro pago exigible y pagadero bajo los DOCUMENTOS DEL PRÉSTAMO), de ser el caso.

(v)

En quinto lugar y, sólo en caso se haya alcanzado a cubrir, bajo las CUENTAS RECAUDADORAS, los importes referidos en el numeral anterior, el remanente será transferido a la CUENTA DESTINO FIDEICOMITENTE.

8.2.3.

En un plazo no menor a quince (15) DÍAS HÁBILES antes de cada FECHA DE PAGO CAPITAL y FECHA DE PAGO INTERESES, o en un plazo no menor a tres (3) DÍAS HÁBILES antes de la fecha en que los pagos instruidos en la COMUNICACIÓN DE PAGO deban realizarse, LA FIDUCIARIA verificará el saldo existente y disponible en las CUENTAS RECAUDADORAS, según corresponda, a efectos de verificar si los fondos son suficientes para atender el pago de la respectiva CUOTA INTERESES o CUOTA CAPITAL próxima a vencer en la CUENTA DESTINO FIDEICOMISARIO y/o del importe que corresponda ser pagado de acuerdo a lo indicado en la COMUNICACIÓN DE PAGO. Para tales fines y considerando que todos los pagos deben ser cancelado en DÓLARES, si los fondos acreditados en la CUENTA RECAUDADORA en DÓLARES no son suficientes, LA FIDUCIARIA deberá convertir a DÓLARES, conforme se indica en el presente CONTRATO, los fondos acreditados en la CUENTA RECAUDADORA en SOLES y transferirlos a la CUENTA RECAUDADORA en DÓLARES a efectos de atender los pagos antes indicados. Las operaciones de tipo de cambio se realizarán conforme a lo señalado en el numeral 8.7.7 de la presente cláusula.

8.2.4.

Una vez verificados los saldos de las CUENTAS RECAUDADORAS conforme al numeral 8.2.3 anterior, los fondos destinados a los pagos mencionados en tal numeral que se encuentren debidamente depositados en la CUENTA RECAUDADORA en DÓLARES, no podrán ser usados para ningún fin distinto al pago de tales pagos en los plazos y términos indicados en el CONTRATO y el CONTRATO DE PRÉSTAMO, salvo autorización por escrito del FIDEICOMISARIO. En ese sentido, cualquier instrucción distinta enviada por el FIDEICOMITENTE sin la aprobación por escrito del FIDEICOMISARIO (la cual podrá ser denegado a su sola discreción) carecerá de efecto alguno.

8.2.5.

En la oportunidad de verificación que corresponda conforme al numeral 8.2.3, si los fondos acreditados en la CUENTA RECAUDADORA en DÓLARES no son suficientes para completar o pagar las obligaciones que correspondan según lo antes señalado, LA FIDUCIARIA deberá comunicar de inmediato de tal circunstancia al FIDEICOMITENTE –con copia al FIDEICOMISARIO- solicitándole cumpla con: (i) causar que las SOCIEDADES EMISORAS depositen dentro de los dos (2) DÍAS HÁBILES siguientes de haber recibido dicha comunicación, los fondos suficientes para cubrir la

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CUOTA CAPITAL, CUOTA INTERESES y/o el pago indicado en la COMUNICACIÓN DE PAGO, depositando los mismos en la CUENTA RECAUDADORA en DÓLARES; o, (ii) atender, dentro del mismo plazo de dos (2) DÍAS HÁBILES, directamente el pago de la CUOTA CAPITAL, CUOTA INTERESES y/u el pago indicado en la COMUNICACIÓN DE PAGO, según corresponda, con recursos propios.

Se deja constancia que, en el caso indicado en el numeral (ii) anterior, LA FIDUCIARIA no será responsable por el pago oportuno de la CUOTA CAPITAL, CUOTA INTERESES y/o demás obligaciones correspondientes, debiendo el FIDEICOMITENTE remitir a LA FIDUCIARIA en un plazo de tres (3) DÍAS HÁBILES de haberse efectuado el pago, el comprobante de pago donde se establezca la oportuna cancelación de la CUOTA CAPITAL, CUOTA INTERESES y/u obligaciones correspondientes.

Asimismo, se deja expresa constancia que, en ningún caso LA FIDUCIARIA asume o asumirá responsabilidad alguna en caso que los FLUJOS DINERARIOS acreditados en las CUENTAS RECAUDADORAS no sean suficientes para atender el pago de la CUOTA CAPITAL, CUOTA INTERESES y/demás obligaciones conforme a la presente cláusula, siendo dicha obligación responsabilidad exclusiva del FIDEICOMITENTE.

8.2.6.

Asimismo, las PARTES acuerdan que los montos que deban ser depositados en la CUENTA DESTINO FIDEICOMISARIO, deberán ser depositados en DÓLARES, y en la cantidad suficiente de dicha moneda que sean necesarios para cubrir el íntegro de la CUOTA CAPITAL, CUOTA INTERESES y/o demás obligaciones de pago conforme a la presente cláusula, para lo cual la FIDUCIARIA realizará, de ser necesario, la conversión de SOLES a DÓLARES conforme a lo establecido en el numeral 8.7.7 y demás términos del presente CONTRATO.

8.3.	Envío de una NOTIFICACIÓN DE INCUMPLIMIENTO:

8.3.1.

En caso el FIDEICOMISARIO remita a LA FIDUCIARIA una NOTIFICACIÓN DE INCUMPLIMIENTO en la que el FIDEICOMISARIO comunique que se ha producido un EVENTO DE INCUMPLIMIENTO, LA FIDUCIARIA, sin asumir responsabilidad y sin requerir autorización ni formalidad previa de ningún tipo, procederá –sin admitir oposición alguna del FIDEICOMITENTE ni de ningún tercero, que de presentarse se considerarán como no presentadas-, a retener hasta el cien por ciento (100%) de los FLUJOS DINERARIOS DIVIDENDOS, acreditados o que se acrediten en las CUENTAS RECAUDADORAS, sin que se realice ninguna liberación de FLUJOS DINERARIOS DIVIDENDOS a favor del FIDEICOMITENTE.

8.3.2.

En tal sentido, desde el momento en que LA FIDUCIARIA reciba una NOTIFICACIÓN DE INCUMPLIMIENTO, LA FIDUCIARIA procederá a administrar las CUENTAS RECAUDADORAS según lo establecido en el numeral 8.2.2 (i) al 8.2.2 (iv) precedente (esto es, sin que procedan liberaciones de fondos a favor del FIDEICOMITENTE), hasta que el FIDEICOMISARIO remita una NOTIFICACIÓN DE CESE DE INCUMPLIMIENTO o una NOTIFICACIÓN DE ACELERACIÓN.

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8.4.	Envío de una NOTIFICACIÓN DE CESE DE INCUMPLIMIENTO:

En caso LA FIDUCIARIA reciba una NOTIFICACIÓN DE CESE DE INCUMPLIMIENTO, ésta procederá a suspender las retenciones indicadas en el numeral 8.3 precedente, debiendo LA FIDUCIARIA retomar la administración de las CUENTAS RECAUDADORAS y los FLUJOS DINERARIOS DIVIDENDOS acumulados en éstas, de conformidad con lo establecido en el numeral 8.2 de la presente cláusula. Asimismo, la administración de la CUENTA TRANSITORIA y de los FLUJOS DINERARIOS VENTA ADEXUS se administrarán conforme a lo señalado en el numeral 8.6 del presente CONTRATO.

8.5.	Envío de una NOTIFICACIÓN DE ACELERACIÓN:

En caso el FIDEICOMISARIO remita a LA FIDUCIARIA una NOTIFICACIÓN DE ACELERACIÓN, LA FIDUCIARIA, sin asumir responsabilidad y sin requerir autorización ni formalidad previa de ningún tipo, procederá -sin admitir oposición alguna del FIDEICOMITENTE ni de ningún tercero, que de presentarse se considerarán como no presentadas- a transferir a la CUENTA DESTINO FIDEICOMISARIO, los saldos acreditados en las CUENTAS RECAUDADORAS; y, de ser el caso, transferir a la CUENTA DESTINO FIDEICOMISARIO o a la cuenta que indique el FIDEICOMISARIO bajo una instrucción escrita, los saldos acreditados en la CUENTA TRANSITORIA; para la cancelación de las OBLIGACIONES GARANTIZADAS según corresponda, previo pago de los ítems (i), (ii) y (iii) del numeral 8.2.2 precedente.

Queda expresamente establecido que el FIDEICOMISARIO tendrá la potestad de enviar una NOTIFICACIÓN DE ACELERACIÓN sin haber previamente enviado una NOTIFICACIÓN DE INCUMPLIMIENTO, a su entera discreción.

Las Partes acuerdan que, los montos que deban ser depositados en la CUENTA DESTINO FIDEICOMISARIO deberán ser depositados en DÓLARES, y en la cantidad suficiente de dicha moneda que sean necesarios para cubrir el íntegro de las OBLIGACIONES GARANTIZADAS, para lo cual LA FIDUCIARIA realizará la conversión de SOLES a DÓLARES según los términos del presente CONTRATO, de ser necesario.

8.6.	Administración de la CUENTA TRANSITORIA:

8.6.1.

Dentro de los dos (2) DÍAS HÁBILES siguientes en que se realice el depósito de los FLUJOS DINERARIOS VENTA ADEXUS en la CUENTA TRANSITORIA, y dicho evento haya sido comunicado por el FIDEICOMITENTE a LA FIDUCIARIA, esta deberá transferir el íntegro de los FLUJOS DINERARIOS VENTA ADEXUS acreditados en la CUENTA TRANSITORIA, para ser utilizados como a continuación se detalla:

(i)	En primer lugar, para cubrir los tributos que se generen con relación a los BIENES FIDEICOMETIDOS que conforman el PATRIMONIO FIDEICOMETIDO, producto de la administración de este último por LA

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FIDUCIARIA de acuerdo al CONTRATO (dejándose expresa constancia que el concepto de tributos previsto en esta prelación no incluye el Impuesto General a las Ventas ni el Impuesto a la Renta que corresponda pagar al FIDEICOMITENTE y/o el FIDEICOMISARIO con relación a los FLUJOS DINERARIOS).

(ii)

En segundo lugar, para cubrir los gastos y costos que se generen como consecuencia de la constitución, administración y defensa del PATRIMONIO FIDEICOMETIDO, de acuerdo con lo establecido en la Cláusula Vigésimo Segunda de este CONTRATO.

(iii)	En tercer lugar, para cubrir la retribución que se pudiere estar adeudando a LA FIDUCIARIA, conforme a señalado en la Cláusula Décimo Cuarta del presente CONTRATO.

(iv)

En cuarto lugar, a destinar los FLUJOS DINERARIOS VENTA ADEXUS a la CUENTA DESTINO FIDEICOMISARIO o la cuenta que indique el FIDEICOMISARIO bajo una instrucción escrita. Asimismo, las PARTES acuerdan que los montos que deban ser depositados en la CUENTA DESTINO FIDEICOMISARIO o aquella cuenta indicada por el FIDEICOMISARIO, deberán ser depositados en DÓLARES.

Luego de realizado ello, LA FIDUCIARIA solicitará al respectivo banco el cierre de la CUENTA TRANSITORIA.

8.7.	Generalidades de las CUENTAS DEL FIDEICOMISO:

8.7.1.

LA FIDUCIARIA podrá contratar -para el mejor desempeño de sus funciones- los servicios bancarios que sean necesarios para la adecuada administración del PATRIMONIO FIDEICOMETIDO brindados por el BANCO o aquellas otras entidades en las que se encuentren operando las CUENTAS DEL FIDEICOMISO. En atención a ello, LA FIDUCIARIA permitirá al FIDEICOMITENTE y al FIDEICOMISARIO -en tanto estos cuenten con este sistema- el acceso en consulta a la CUENTAS DEL FIDEICOMISO a través del respectivo sistema informático del banco correspondiente donde se encuentren abiertas las CUENTAS DEL FIDEICOMISO.

8.7.2.

Las contraprestaciones por los servicios antes referidos, así como las remuneraciones de las CUENTAS DEL FIDEICOMISO, serán negociadas directamente por el FIDEICOMITENTE con el banco correspondiente, no siendo LA FIDUCIARIA responsable por dichas negociaciones.

8.7.3.

Los gastos, portes, tributos o comisiones que se generen por la operación y mantenimiento de las CUENTAS DEL FIDEICOMISO, así como por las transferencias de fondos que se efectúen hacia y desde las mismas –incluyendo transferencias interbancarias- y los servicios bancarios contratados de conformidad con lo dispuesto en el párrafo anterior, serán atendidos de acuerdo a lo establecido en la Cláusula Vigésimo Segunda del presente CONTRATO.

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8.7.4.	Únicamente para efecto del Impuesto a las Transacciones Financieras (ITF) se considerará al FIDEICOMITENTE como titular de las CUENTAS DEL FIDEICOMISO.

8.7.5.

De conformidad con lo establecido en el artículo 252° de la LEY DE BANCOS, LA FIDUCIARIA no requiere de poder especial para la administración del PATRIMONIO FIDEICOMETIDO. Consecuentemente, LA FIDUCIARIA se encuentra plenamente facultada para operar las CUENTAS DEL FIDEICOMISO pudiendo disponer de los fondos acreditados en la misma a través de transferencias bancarias o interbancarias o a través de la solicitud de cheques de gerencia con cargo a las CUENTAS DEL FIDEICOMISO, sin más limitaciones que las establecidas en el presente CONTRATO.

8.7.6.

Las transferencias entre cuentas bancarias en distintas instituciones financieras que se encuentren en Perú serán realizadas mediante el Banco Central de Reserva (BCR). Las transferencias entre cuentas bancarias en distintas instituciones financieras que no se encuentre en Perú serán realizadas mediante transferencias SWIFT. Los gastos que generen las transferencias de fondos vía Banco Central de Reserva (BCR) y al extranjero vía SWIFT, y que resulten necesarios para la correcta administración del PATRIMONIO FIDEICOMETIDO serán atendidos de acuerdo a lo establecido en la Cláusula Vigésimo Segunda del presente CONTRATO.

8.7.7.

En caso sea necesario realizar cambios de monedas con los FLUJOS DINERARIOS acreditados en las CUENTAS DEL FIDEICOMISO -ya sea de SOLES a DÓLARES o viceversa- a efecto de realizar las provisiones correspondientes a las diversas CUENTAS DEL FIDEICOMISO, o entre dichas cuentas, o para las transferencias a terceros según lo previsto en este CONTRATO, el FIDEICOMITENTE deberá negociar con el BANCO el tipo de cambio a ser aplicable, debiendo comunicar a LA FIDUCIARIA el resultado de dicha negociación hasta las diez (10) horas del mismo día a ser realizada la transacción.

Queda claramente establecido que LA FIDUCIARIA no será responsable por la negociación del tipo de cambio aplicable, siendo ello de entera responsabilidad del FIDEICOMITENTE. Las negociaciones deberán realizarse con la debida anticipación con la finalidad de cumplir con los plazos señalados en el presente CONTRATO; por lo que en caso en la fecha en la que corresponda administrar los FLUJOS DINERARIOS, de acuerdo a lo establecido en la Cláusula Octava, no se hayan realizado las coordinaciones correspondientes, LA FIDUCIARIA aplicará el tipo de cambio que corresponda a ese DÍA HÁBIL, de acuerdo a lo indicado por el BANCO, entidad en la cual se encuentran abiertas las CUENTAS DEL FIDEICOMISO.

NOVENA:	OBLIGACIONES DE LA FIDUCIARIA

En virtud del presente instrumento, LA FIDUCIARIA se obliga a lo siguiente:

9.1.	Solicitar la apertura de las CUENTAS DEL FIDEICOMISO a nombre del PATRIMONIO FIDEICOMETIDO en los plazos y oportunidades establecidas en el presente

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CONTRATO, y a realizar todos aquellos actos que resulten razonablemente necesarios para lograr que dichas cuentas sean efectivamente abiertas en el más corto plazo posible.

9.2.	Recibir en dominio fiduciario del FIDEICOMITENTE los BIENES FIDEICOMETIDOS, que conforman el PATRIMONIO FIDEICOMETIDO, según lo establecido en el presente CONTRATO.

9.3.

Actuar de conformidad con lo indicado en el CONTRATO y con las instrucciones que le imparta el FIDEICOMITENTE y/o el FIDEICOMISARIO, de acuerdo a lo establecido en el CONTRATO; manteniéndolo informado sobre el desarrollo de sus actividades y de los gastos incurridos en el cumplimiento de sus actividades.

9.4.

Dar inmediato aviso, a más tardar dentro del DÍA HÁBIL siguiente de ocurrido, al FIDEICOMITENTE y/o el FIDEICOMISARIO, de cualquier hecho o circunstancia de la que tuviere CONOCIMIENTO que afecte de cualquier manera al PATRIMONIO FIDEICOMETIDO o que amenace o perturbe sus derechos.

9.5.

Realizar todas las gestiones necesarias a fin de que los BIENES FIDEICOMETIDOS sean transferidos a su favor en su condición de fiduciario, incluyendo las gestiones necesarias a efecto que se inscriba el CONTRATO en la Central de Riesgos de la SBS y que se publique la constitución del PATRIMONIO FIDEICOMETIDO en el Diario Oficial “El Peruano”. Asimismo, LA FIDUCIARIA supervisará la inscripción del CONTRATO, y de cualquier modificación a este, en el registro público respectivo.

9.6.

Realizar, conforme a lo previsto en el numeral 7.3 de la Cláusula Sétima del presente CONTRATO, cuando corresponda las auditorías necesarias, con el objeto de verificar la correcta canalización de los FLUJOS DINERARIOS a través de las CUENTAS RECAUDADORAS, conforme a lo dispuesto en el CONTRATO.

9.7.	Cumplir con el encargo y los fines del presente CONTRATO, realizando todos los actos necesarios, con la misma diligencia que tiene para sus negocios.

9.8.

Asumir la defensa del PATRIMONIO FIDEICOMETIDO y realizar las actividades que se requieran para una adecuada defensa del PATRIMONIO FIDEICOMETIDO, de conformidad con lo establecido en la Cláusula Vigésimo Primera del presente CONTRATO, con el objeto de cautelar este y cualquiera de los derechos inherentes al mismo.

9.9.	Realizar las gestiones de seguimiento del proceso de inscripción del presente CONTRATO en el Registro Mobiliario de Contratos, a ser realizada por FIDEICOMITENTE.

9.10.

Mantener una clara separación entre el PATRIMONIO FIDEICOMETIDO y su propio patrimonio, siendo extensiva esta obligación a los demás bienes y derechos que en el futuro pudieran ser incorporados al PATRIMONIO FIDEICOMETIDO.

9.11.

Presentar los estados financieros semestrales y memorias anuales del PATRIMONIO FIDEICOMETIDO a la SBS. La información será puesta a disposición de las PARTES a través de la extranet de LA FIDUCIARIA. Para el caso de los estados de cuenta, estos

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serán remitidos una vez que los mismos sean recibidos por LA FIDUCIARIA. Para el caso de la memoria anual y los estados financieros de fin de año -conforme lo señalado en el artículo 10° del REGLAMENTO- las PARTES acuerdan que LA FIDUCIARIA podrá presentar los mismos dentro de los primeros noventa (90) días de cada año.

9.12.

LA FIDUCIARIA permitirá al FIDEICOMITENTE y al FIDEICOMISARIO–en tanto estos cuenten con el sistema del BANCO– el acceso en consulta a las CUENTAS DEL FIDEICOMISO a través del respectivo sistema informático que brinde BANCO.

9.13.	Guardar reserva sobre los actos y documentos relacionados con el PATRIMONIO FIDEICOMETIDO, con los mismos alcances del secreto bancario.

9.14.

A la terminación del CONTRATO, proceder con la devolución al FIDEICOMITENTE de los BIENES FIDEICOMETIDOS que integran el PATRIMONIO FIDEICOMETIDO, según corresponda. Asimismo, firmar todos los documentos públicos y/o privados que resulten necesarios para dar por terminado el presente CONTRATO, devolver al FIDEICOMITENTE los BIENES FIDEICOMETIDOS e inscribir en el Registro Mobiliario de Contratos y cualquier otro registro que resulte pertinente, la terminación del CONTRATO.

9.15.	Las demás obligaciones establecidas en el CONTRATO, la LEY DE BANCOS y el REGLAMENTO.

DÉCIMA:	OBLIGACIONES DEL FIDEICOMITENTE

Sin perjuicio de las demás obligaciones asumidas por el FIDEICOMITENTE en virtud del presente CONTRATO, el FIDEICOMITENTE se obliga a lo siguiente:

10.1.

Transferir en dominio fiduciario, mediante la suscripción del CONTRATO, a LA FIDUCIARIA los BIENES FIDEICOMETIDOS en el estado que los mismos se encuentran en la fecha de suscripción del presente CONTRATO. Lo anterior no perjudica la vigencia y extensión de las declaraciones efectuadas por el FIDEICOMITENTE respecto de los BIENES FIDEICOMETIDOS en el presente CONTRATO.

10.2.

Asumir el pago de todos los tributos, cumpliendo con todas las obligaciones sustanciales y formales referidas a los tributos, que pudieran gravar los BIENES FIDEICOMETIDOS, el presente CONTRATO, así como los tributos que afectan o pudieran afectar la transferencia fiduciaria derivada del CONTRATO, conforme a lo establecido en la Cláusula Vigésimo Quinta, y cumplir las demás obligaciones relacionadas con dichos tributos, salvo por cualquier tributo respecto al cual exista un reclamo o impugnación de buena fe por parte del FIDEICOMITENTE.

10.3.

Dar aviso a las demás PARTES de cualquier hecho o circunstancia que afecte o pueda afectar de manera adversa el PATRIMONIO FIDEICOMETIDO, que afecte o pueda afectar la validez o eficacia del CONTRATO, o que amenace o perturbe derechos del FIDEICOMITENTE bajo el CONTRATO dentro de los tres (3) DÍAS HÁBILES de haber tomado CONOCIMIENTO de tal hecho o circunstancia.

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10.4.

Inscribir el presente CONTRATO en el Registro Mobiliario de Contratos dentro del plazo máximo previsto en el presente CONTRATO, debiendo otorgar al efecto todos aquellos documentos complementarios que resulten necesarios con tal propósito. De la misma manera, el FIDEICOMITENTE se obliga a asumir los costos que demanden las referidas inscripciones.

10.5.

Entregar a LA FIDUCIARIA la información adicional que pudiera solicitar para cumplir con la LEY DE BANCOS, el REGLAMENTO y la demás regulación aplicable, dentro de los cinco (5) DÍAS HÁBILES siguientes a cada requerimiento. Asimismo, entregar a LA FIDUCIARIA la información adicional que pudiera solicitar para cumplir con el presente CONTRATO, dentro de los cinco (5) DÍAS HÁBILES siguientes a cada requerimiento.

10.6.	Pagar puntualmente la retribución de LA FIDUCIARIA, de acuerdo con el CONVENIO DE RETRIBUCIONES suscrito entre el FIDEICOMITENTE y LA FIDUCIARIA.

10.7.

Transferir a LA FIDUCIARIA los recursos necesarios para pagar los gastos en que incurra en la administración y defensa del PATRIMONIO FIDEICOMETIDO, de acuerdo con lo establecido en la Cláusula Vigésimo Primera y Vigésimo Segunda del CONTRATO.

10.8.

Remitir a LA FIDUCIARIA, dentro de los cinco (5) DÍAS HÁBILES siguientes de que le hubiere sido solicitada, toda la información que esta le requiera y esté a su alcance por resultar necesaria para la defensa del PATRIMONIO FIDEICOMETIDO, conforme a lo establecido en la Cláusula Vigésimo Primera del CONTRATO.

Al respecto, las PARTES dejan expresa constancia de que LA FIDUCIARIA no asumirá responsabilidad alguna en caso no pueda llevar a cabo la adecuada defensa del PATRIMONIO FIDEICOMETIDO producto de las limitaciones al envío de información por parte del FIDEICOMITENTE, conforme lo establecido en el párrafo precedente.

10.9.	Las demás obligaciones que les corresponden establecidas en el CONTRATO, en la LEY DE BANCOS, en el REGLAMENTO, así como cualquier otra norma que en el futuro pudiera promulgarse.

10.10.

Dentro de los dos (2) DÍAS HÁBILES siguientes de que se hubiese celebrado una junta de accionistas de GMP, GYM FERROVÍAS, ADEXUS y/o NORVIAL en la cual se haya acordado la distribución de dividendos, el FIDEICOMITENTE deberá remitir una comunicación indicando (i) la fecha de celebración de la junta; (ii) el monto total de los dividendos a distribuir a favor del FIDEICOMITENTE; y, (iii) el plazo en el que serán pagados.

10.11.

A realizar todos los actos y comunicaciones requeridas para que se cumplan con las disposiciones del Numeral 7.2 del presente CONTRATO dentro de los plazos señalados en dicho numeral, sin perjuicio de la obligación de causar que cualquier FLUJO DINERARIO DIVIDENDO que se genere desde la suscripción del presente CONTRATO y hasta que se hayan cumplido con los actos señalados en dicho Numeral 7.2 sea depositado en las CUENTAS RECAUDADORAS o, de no estar disponibles dichas cuentas, en la cuenta bancaria que indique para tales efectos el FIDEICOMISARIO.

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Asimismo, a no variar ni dejar sin efecto las comunicaciones remitidas a las SOCIEDADES EMISORAS y a ADEXUS, según lo señalado en el Numerales 7.2.3 y 7.2.1, salvo que cuente con la autorización previa y por escrito de LA FIDUCIARIA y el FIDEICOMISARIO.

10.12.	A causar que los FLUJOS DINERARIOS DIVIDENDOS se depositen o transfieran a la CUENTA RECAUDADORA, en cualquier momento desde la suscripción del presente CONTRATO.

10.13.

A no transferir, gravar, ceder, traspasar o bajo cualquier medio disponer de sus ACCIONES NORVIAL, ACCIONES GMP, ACCIONES GMF y ACCIONES ADEXUS, ni ninguno de los FLUJOS DINERARIOS y/o DERECHOS DE COBRO, salvo por lo establecido en el presente CONTRATO y la eventual ejecución de la PRENDA EXISTENTE, del CONTRATO DE GARANTÍA MOBILIARIA GYM FERROVIAS y el CONTRATO DE GARANTÍA MOBILIARIA NORVIAL.

10.14.	A causar que se cumpla con la CONDICION SUSPENSIVA DIVIDENDOS ADEXUS y la CONDICIÓN SUSPENSIVA VENTA ADEXUS dentro de los plazos indicados en el presente CONTRATO.

DÉCIMO PRIMERA:	CESIÓN DE DERECHOS Y DE POSICIÓN CONTRACTUAL

11.1.

Las PARTES dejan expresa constancia de que el FIDEICOMITENTE no podrá ceder su posición contractual y que, respecto de sus derechos constituidos en virtud del presente CONTRATO, solo podrá ceder o transferir a terceras personas los mismos con autorización previa, expresa y por escrito de LA FIDUCIARIA y el FIDEICOMISARIO.

11.2.

En caso LA FIDUCIARIA haya brindado su autorización, el nuevo fideicomitente se obliga a remitir a LA FIDUCIARIA, la información necesaria para llenar el Formato “Conoce a tu Cliente” de LA FIDUCIARIA, en el cual se consigna información sobre prevención del lavado de activos y financiamiento al terrorismo, así como la documentación societaria de dicho fideicomitente cesionario requerida por LA FIDUCIARIA, en ambos casos para cumplir con su obligación de reporte a la SBS y a la Unidad de Inteligencia Financiera, dentro de un plazo no mayor de quince (15) días calendario de requerida por LA FIDUCIARIA. En caso LA FIDUCIARIA, una vez recibida y revisada la información antes indicada, verificase que, según lo establecido en las LEYES APLICABLES sobre prevención de lavado de activos y financiamiento del terrorismo o con sus políticas internas, esté en obligación y/o deber de no prestar los servicios de entidad fiduciaria bajo el CONTRATO, se encontrará facultada a renunciar al ejercicio de su cargo, siendo aplicable lo establecido en la Cláusula Décimo Sexta del presente CONTRATO.

DÉCIMO SEGUNDA:	ADMINISTRACIÓN DE DATOS PERSONALES E IDENTIFICACIÓN DE BENEFICIARIO FINAL

12.1

De conformidad con la Ley N° 29733, Ley de Protección de Datos Personales, desde la firma del CONTRATO el FIDEICOMITENTE y las personas naturales da expresamente su consentimiento para el tratamiento de los datos personales que por ellos sean facilitados o que se faciliten a través del CONTRATO o por cualquier

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otro medio, exclusivamente con la finalidad de ejecutar el CONTRATO. Asimismo, el FIDEICOMITENTE acepta expresamente que LA FIDUCIARIA pueda compartir los datos personales, a terceros, como por ejemplo a Instituciones del Sistema Financiero exclusivamente con el fin de poder ejecutar el CONTRATO.

12.2

El FIDEICOMITENTE y las personas naturales declaran que todos los datos proporcionados son verdaderos y actualizados y que se les ha informado del uso de los mismos que LA FIDUCIARIA podrá realizar debiendo el FIDEICOMITENTE y las personas naturales comunicar cualquier cambio a LA FIDUCIARIA por escrito en cuanto se produzca el cambio.

Asimismo, el FIDEICOMITENTE declara conocer que tienen expeditos los derechos de acceso, rectificación, oposición y cancelación de los datos personales proporcionados a LA FIDUCIARIA, los cuales podrán ejercer mediante comunicación escrita a LA FIDUCIARIA.

12.3

Sin perjuicio de lo antes señalado, el FIDEICOMITENTE se obliga a atender cualquier requerimiento de información que les sea formulado por LA FIDUCIARIA, a satisfacción de esta, a fin de cumplir con sus políticas internas y las obligaciones legales que le resultan aplicables. Asimismo, el FIDEICOMITENTE autoriza a LA FIDUCIARIA a poner a disposición de la Superintendencia de Banca, Seguros y AFP (SBS), la Superintendencia del Mercado de Valores (SMV), la Superintendencia Nacional de Administración Tributaria (SUNAT) y/o cualquier otra entidad pública a cuya competencia se encuentre sujeta LA FIDUCIARIA información relativa a las personas naturales o jurídicas y/o entes jurídicos que ejerzan directa o indirectamente, a través del FIDEICOMITENTE, el control efectivo final del PATRIMONIO FIDEICOMETIDO, de los resultados o de las utilidades que se generen, paguen o distribuyan en el marco de lo dispuesto en el CONTRATO.

El FIDEICOMITENTE se obliga a realizar las acciones que resulten pertinentes a fin de permitir a LA FIDUCIARIA cumplir con las obligaciones legales que le resulten aplicables y en especial con la obligación de identificar a “beneficiarios finales” y la respectiva cadena de titularidad según lo dispuesto en el Código Tributario, el Decreto Legislativo N° 1372 y sus normas modificatorias, complementarias y/o reglamentarias, reconociendo asimismo la facultad de LA FIDUCIARIA de establecer mecanismos y/o criterios que le permitan obtener información adecuada y precisa sobre la identificación del beneficiario final.

El FIDEICOMITENTE reconoce y acepta que el incumplimiento total o parcial de las obligaciones contenidas en el presente numeral por parte del FIDEICOMITENTE constituirá causal de renuncia sin responsabilidad para LA FIDUCIARIA.

DÉCIMO TERCERA:	PLAZO DEL FIDEICOMISO

13.1	Las PARTES acuerdan que, el presente CONTRATO estará vigente hasta que se haya cumplido con cancelar totalmente las OBLIGACIONES GARANTIZADAS o hasta el plazo máximo contemplado en la LEY DE BANCOS.

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13.2

Asimismo, las PARTES dejan expresa constancia que el plazo del presente CONTRATO podrá darse por concluido cuando así lo comunique el FIDEICOMISARIO a LA FIDUCIARIA mediante carta notarial, con copia al FIDEICOMITENTE.

DÉCIMO CUARTA:	RETRIBUCIÓN DE LA FIDUCIARIA

14.1.

LA FIDUCIARIA cobrará al FIDEICOMITENTE, por la labor que se le encomienda en el presente CONTRATO, las comisiones previamente acordadas con LA FIDUCIARIA en el CONVENIO DE RETRIBUCIONES más el Impuesto General a las Ventas que corresponda, las cuales serán facturadas al FIDEICOMITENTE.

14.2.

Para el pago de las referidas comisiones, LA FIDUCIARIA requerirá el pago al FIDEICOMITENTE, quien, dentro de los diez (10) DÍAS HÁBILES siguientes a dicho requerimiento deberá efectuar el pago correspondiente.

14.3.

En caso el FIDEICOMITENTE no ponga a disposición de LA FIDUCIARIA los montos necesarios para atender los gastos antes indicados, LA FIDUCIARIA se encontrará facultada a cargar dichos importes en las CUENTAS RECAUDADORAS.

En caso las referidas cuentas no cuenten con los fondos suficientes para cumplir el pago de las comisiones a LA FIDUCIARIA (incluyendo el Impuesto General a las Ventas que corresponda), esta podrá solicitar a BANCO el cargo por el monto de dichas comisiones en cualquier cuenta bancaria que el FIDEICOMITENTE tenga abierta en dicha entidad bancaria, bastando para ello que LA FIDUCIARIA remita copia de la factura entregada al FIDEICOMITENTE, autorizando este también de manera irrevocable a aceptar los cargos.

DÉCIMO QUINTA:	LIMITACIÓN DE RESPONSABILIDAD

15.1

Las PARTES reconocen, acuerdan y declaran que las funciones de LA FIDUCIARIA que le corresponden de acuerdo a lo establecido en el presente CONTRATO no son discrecionales, y se sujetan a lo establecido en el CONTRATO. Asimismo, las PARTES declaran que las obligaciones que LA FIDUCIARIA asume en virtud de lo dispuesto por el presente CONTRATO son de medios y no de resultados y que, en tal sentido, serán prestadas por LA FIDUCIARIA observando las Cláusulas del mismo, las disposiciones aplicables establecidas para tal efecto en la LEY y el REGLAMENTO, y las instrucciones escritas que, para tal efecto, le notifique el FIDEICOMITENTE, de ser el caso.

En tal sentido, la responsabilidad de LA FIDUCIARIA derivada del CONTRATO se limita a la inobservancia, por culpa grave o dolo, de las referidas disposiciones, obligaciones e instrucciones, todo ello de acuerdo con el artículo 259° de la LEY DE BANCOS. Por lo tanto, LA FIDUCIARIA está libre de cualquier responsabilidad por daños y perjuicios respecto del FIDEICOMITENTE, sus representantes y/o terceros, sus cesionarios o sucesores, en tanto cumpla con la diligencia debida, lo contemplado en el CONTRATO y las instrucciones escritas que le sean enviadas.

15.2

Sin perjuicio de lo establecido en el numeral precedente, las PARTES acuerdan de manera expresa que el FIDEICOMITENTE se compromete y obliga de manera expresa e incondicional a indemnizar e indemnizará a LA FIDUCIARIA y a cada uno

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de sus respectivos funcionarios, directores, empleados, agentes y asesores, por todos y cada uno de los daños y perjuicios, que LA FIDUCIARIA pudiera sufrir como consecuencia directa o indirecta de los actos o instrucciones de las PARTES, no obstante haberse desempeñado conforme lo dispuesto en el presente CONTRATO y siempre que no medie dolo o culpa grave de LA FIDUCIARIA en relación a la celebración y suscripción y ejecución del CONTRATO, incluyendo pero sin limitarse a los casos en que LA FIDUCIARIA, ya sea durante la vigencia del CONTRATO o con posterioridad a la vigencia del mismo, hasta por un plazo máximo de diez (10) años contados desde la fecha de terminación del CONTRATO, fuera objeto de demandas, denuncias, acciones legales, medidas cautelares dentro o fuera del proceso o reclamos, interpuestos por cualquier causa que no le sean imputables, y ante cualquier fuero judicial, arbitral o administrativo por parte de terceros, quienes quiera que fueran estos, quedando en los mismos términos obligado el FIDEICOMITENTE a asumir y pagar todas las costas, costos y honorarios de abogados sustentados, de los procesos judiciales y/o arbitrales y/o administrativos referidos anteriormente, así como a asumir y pagar todas y cada una de las sumas de dinero que LA FIDUCIARIA estuviera obligada a pagar en cumplimiento de resoluciones, sentencias o mandatos expedidos en los procesos judiciales y/o arbitrales y/o administrativos referidos anteriormente, sin reserva ni limitación alguna, quedando en los mismos términos obligado el FIDEICOMITENTE a pagar y pagará a LA FIDUCIARIA las sumas de dinero que esta le requiera por escrito por los conceptos antes mencionados, debiendo para tal efecto acompañar copia de las resoluciones, sentencias, laudos arbitrales y comprobantes de pago que sostengan su reclamo, debiendo el FIDEICOMITENTE, de manera solidaria, efectuar el íntegro del pago dentro de los quince (15) DÍAS HÁBILES siguientes de ser requeridos a ello por LA FIDUCIARIA.

15.3

En relación con los gastos correspondientes a la asesoría legal externa, las PARTES acuerdan que LA FIDUCIARIA contratará a sus propios asesores legales externos. En caso funcionarios, directores, empleados, agentes y asesores de LA FIDUCIARIA estén involucrados en un mismo procedimiento o proceso ya sea administrativo, judicial o arbitral, todos estarán representados por un solo estudio de abogados o asesor legal externo, a menos que haya conflicto de intereses entre ellos; en cuyo caso, cada una de las partes involucradas en conflicto tendrá un asesor legal externo diferente.

DÉCIMO SEXTA:	RENUNCIA DE LA FIDUCIARIA

16.1.

LA FIDUCIARIA podrá renunciar al ejercicio de su cargo por causas debidamente sustentadas y aceptadas por la SBS, dando aviso al FIDEICOMITENTE, FIDEICOMISARIO y a la SBS. Para los efectos del presente CONTRATO, el plazo a que se refiere el segundo párrafo del artículo 269° de la LEY DE BANCOS se comenzará a computar desde que la aceptación de la renuncia por parte de la SBS haya sido puesta en conocimiento de LA FIDUCIARIA, del FIDEICOMITENTE y del FIDEICOMISARIO.

Ante la renuncia de LA FIDUCIARIA, será de aplicación lo dispuesto a continuación:

16.1.1.

El FIDEICOMISARIO deberá nombrar a un fiduciario sucesor dentro de los cuatro (4) meses de producida la aceptación de la renuncia por la SBS, dicho nombramiento se entenderá producido una vez informado a LA FIDUCIARIA.

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16.1.2.

El fiduciario sucesor deberá aceptar dicho nombramiento por escrito, la aceptación implicará la suscripción en un mismo acto del Contrato de Transferencia del Fideicomiso, así como la entrega de los documentos que acreditan los derechos sobre el PATRIMONIO FIDEICOMETIDO con la correspondiente acta notarial de recepción. La aceptación deberá efectuarse dentro de los cuarenta y cinco (45) DÍAS posteriores al nombramiento del fiduciario sucesor. Una vez aceptado dicho nombramiento, el fiduciario sucesor tendrá de ahí en adelante todos los derechos, potestades, privilegios y obligaciones de LA FIDUCIARIA.

16.1.3.

LA FIDUCIARIA se obliga a otorgar todos los documentos, ya sean públicos o privados, y a efectuar todas las acciones correspondientes para transferir todos sus derechos y facultades, así como los bienes que conforman el PATRIMONIO FIDEICOMETIDO al fiduciario sucesor. Todos los gastos incurridos para el nombramiento del fiduciario sucesor serán asumidos por la PARTE o las PARTES que hayan causado el asunto en mérito al cual LA FIDUCIARIA formuló su renuncia. En caso que la renuncia de LA FIDUCIARIA no sea imputable a ninguna de las PARTES, los gastos ocasionados por la renuncia serán de cargo de LA FIDUCIARIA.

16.1.4.	LA FIDUCIARIA deberá presentar al FIDEICOMITENTE, al FIDEICOMISARIO y a la SBS por escrito, una rendición de cuentas precisa y documentada de su gestión.

16.2.

LA FIDUCIARIA quedará liberada de cualquier otro deber y obligación como fiduciario en virtud del presente CONTRATO, una vez que entregue al fiduciario sucesor el PATRIMONIO FIDEICOMETIDO, lo cual deberá constar en acta, de acuerdo a lo establecido en el numeral 16.1.2. o, en caso no se logre nombrar al fiduciario sucesor, dentro del plazo señalado en el numeral 16.1.1 anterior.

DÉCIMO SÉTIMA:	REMOCIÓN DE LA FIDUCIARIA

El FIDEICOMITENTE de común acuerdo con el FIDEICOMISARIO podrá reemplazar a LA FIDUCIARIA dando a esta un aviso previo de noventa (90) DÍAS. En tal caso, serán de aplicación las condiciones establecidas en la Cláusula Décimo Sexta anterior, según corresponda. LA FIDUCIARIA cooperará y brindará todo el apoyo para asegurar una transición sin mayor inconveniente al fiduciario sucesor.

Todos los gastos incurridos para el nombramiento del fiduciario sucesor serán asumidos por el FIDEICOMITENTE. En caso la remoción se deba a causa imputable a LA FIDUCIARIA, esta asumirá íntegramente los gastos que su remoción origine.

DÉCIMO OCTAVA:	FACTOR FIDUCIARIO

18.1

De conformidad con lo establecido en el artículo 9° del REGLAMENTO, LA FIDUCIARIA designará –dentro de los quince (15) DÍAS de la fecha de entrada en vigencia del presente CONTRATO–al FACTOR FIDUCIARIO del presente fideicomiso, informando de esto, dentro del mismo plazo, al FIDEICOMITENTE y al FIDEICOMISARIO.

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18.2

La designación del FACTOR FIDUCIARIO será puesta en conocimiento por LA FIDUCIARIA a la SBS dentro de los quince (15) DÍAS posteriores a la fecha de efectuada la designación. La SBS podrá remover al FACTOR FIDUCIARIO mediante resolución debidamente fundamentada.

18.3

En caso de sustitución o remoción del FACTOR FIDUCIARIO, LA FIDUCIARIA deberá nombrar al factor fiduciario sustituto, de lo cual informará por escrito al FIDEICOMITENTE y al FIDEICOMISARIO, siendo además de aplicación lo dispuesto en el numeral 18.2precedente.

DÉCIMO NOVENA:	NOTIFICACIONES Y DOMICILIO

Las PARTES acuerdan que cualquier comunicación o notificación, judicial o extrajudicial, que deba cursarse entre las mismas, se efectuará a la atención de las personas señaladas en el numeral 19.5 siguiente, de acuerdo a cualquiera de los procedimientos que se detallan a continuación:

19.1.	Mediante cartas, simples o notariales, presentadas en los domicilios señalados en la introducción del presente documento.

Las cartas se reputarán cursadas con los cargos de recepción de las mismas, los que deberán tener sello de recepción con la fecha.

19.2.	Mediante correos electrónicos dirigidos desde y a las siguientes direcciones:

• FIDEICOMITENTE:	• mmiloslavich@gym.com.pe, y/o
• Fredy.chalco@gym.com.pe, y/o
• daniel.urbina@gym.com.pe, y/o
• ebustamante@gym.com.pe

• Correo electrónico para que LA FIDUCIARIA envíe las facturas electrónicas:	• Ricardo.pari@gym.com.pe, y Miguel.rodriguez@gym.com.pe
• LA FIDUCIARIA:	• Área de Operaciones: ppostigo@lf.pe; operaciones@lf.pe.
• Área de Contabilidad: smontes@lf.pe; gmontenegro@lf.pe
• Área Legal: duribe@lf.pe, gsoto@lf.pe
• Otros: pcomitre@lf.pe; rparodi@lf.pe
• DEPOSITARIO:	• Daniel.urbina@gym.com.pe
• FIDEICOMISARIO:	• tserantes@gramercy.com
• jomelia@gramercy.com

Los correos electrónicos se reputarán entregados a las PARTES mediante el reporte de confirmación de entrega.

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19.3.	Mediante los números telefónicos:

• FIDEICOMITENTE:	213-6565
• LA FIDUCIARIA:	710-0660
• DEPOSITARIO:	213-6565
• FIDEICOMISARIO:	+1 203 552 1989

19.4.	Mediante los números de fax:

• FIDEICOMITENTE:	N/A
• LA FIDUCIARIA:	222-4260
• DEPOSITARIO:	N/A
• FIDEICOMISARIO:	N/A

19.5.	Las únicas personas autorizadas para efectuar comunicaciones son:

• FIDEICOMITENTE:	Mónica María Miloslavich Hart y/o Fredy Chalco Aguilar y/o Daniel Urbina Pérez y/o Elena Bustamante Laynes.
• LA FIDUCIARIA:	Área de Operaciones: Paola Postigo, Ana Velasquez Área de Contabilidad: Susana Montes, Guadalupe Montenegro Área Legal: Diego Uribe, Gabriela Soto Otros: Paulo Comitre, Rafael Parodi
• DEPOSITARIO:	Daniel René Urbina Pérez
• FIDEICOMISARIO:	Tomas Serantes y Josh O’Melia

Cualquier modificación de los domicilios, facsímiles, teléfonos, correos electrónicos y/o personas autorizadas para efectuar comunicaciones, deberá ser puesta en conocimiento de las contrapartes mediante carta simple –sustancialmente de acuerdo al modelo que figura como ANEXO 7, a la cual se deberá adjuntar la ficha de registro de firmas de acuerdo al modelo incluido como ANEXO 7(i) al presente contrato, siendo los nuevos datos aplicables únicamente a las comunicaciones que se efectúen con posterioridad a la fecha de recepción de las referidas cartas notariales. En todos los casos, los nuevos domicilios deberán ser siempre dentro de la ciudad de Lima.

Cuando en el presente CONTRATO se haga referencia a comunicación escrita se entenderá que necesariamente deberá hacerse mediante la comunicación prevista en el numeral 19.1 de la presente Cláusula.

VIGÉSIMA:	MODIFICACIÓN DEL CONTRATO

Las PARTES se reservan el derecho de modificar, de común acuerdo, los términos del CONTRATO en el momento en que lo estimen conveniente. Las modificaciones introducidas entrarán en vigencia a partir de la suscripción del contrato que para el efecto suscriban las PARTES, o en la fecha que las PARTES acuerden. Cualquier modificación al CONTRATO deberá hacerse necesariamente mediante adenda formalizada por Escritura Pública, salvo las modificaciones de direcciones, correos electrónicos y/o de las personas autorizadas para efectuar comunicaciones, las cuales se realizarán de conformidad con el procedimiento descrito en la Cláusula inmediata anterior.

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VIGÉSIMO PRIMERA:	DEFENSA DEL PATRIMONIO FIDEICOMETIDO

21.1

En caso fuera necesario o resultara conveniente realizar algún acto o intervenir en cualquier acción, excepción o medida cautelar, sea de carácter judicial o extrajudicial, con el objeto de cautelar el PATRIMONIO FIDEICOMETIDO, así como cualquiera de los derechos inherentes al mismo, LA FIDUCIARIA, sin asumir responsabilidad alguna, designará al(los) Estudio(s) de Abogados que le indiquen el FIDEICOMISARIO entre los listados en el ANEXO 8 del presente CONTRATO, o en caso éste no cumpla con señalarle a qué Estudio de Abogados deberá encargársele la defensa dentro los tres (3) DÍAS HÁBILES contados desde que LA FIDUCIARIA se lo hubiere requerido, esta -sin asumir responsabilidad alguna- procederá a designar a uno de los Estudios de Abogados entre los listados en el ANEXO 8 de este CONTRATO, a quien le encargarán los procesos judiciales, administrativos o extrajudiciales a que hubiere lugar.

21.2

En caso los Estudios de Abogados consignados en el referido ANEXO 8 del presente CONTRATO no estén prestando servicios o no aceptaran el encargo que se les formule por escrito, LA FIDUCIARIA propondrá al menos dos (2) Estudios de Abogados de primer nivel al FIDEICOMISARIO quienes deberán elegir al Estudio de Abogados a ser contratado a ser contratado dentro de los dos (2) DÍAS HÁBILES contados desde que LA FIDUCIARIA se lo hubiere solicitado. En caso el FIDEICOMISARIO no notifique su elección a LA FIDUCIARIA dentro del plazo establecido, ésta designará de la relación propuesta a uno de los Estudios de Abogados.

21.3	En todos los casos, LA FIDUCIARIA informará sobre la designación y el encargo al FIDEICOMISARIO y al FIDEICOMITENTE.

21.4

Queda claramente establecido que LA FIDUCIARIA no tendrá responsabilidad por la elección del Estudio de Abogados, ni por los resultados obtenidos por éste, pero hará sus mejores esfuerzos en la defensa del PATRIMONIO FIDEICOMETIDO.

21.5	Los gastos en que se incurran en la defensa del PATRIMONIO FIDEICOMETIDO serán asumidos conforme a lo dispuesto en la Cláusula Vigésimo Novena del CONTRATO.

VIGÉSIMO SEGUNDA:	GASTOS Y COSTOS

22.1.

Todos los gastos debidamente documentados y sustentados establecidos en el presente CONTRATO, así como los tributos, gastos y costos que se generen como consecuencia de la constitución, administración, defensa y devolución -de ser el caso- del PATRIMONIO FIDEICOMETIDO, incluyendo pero sin limitarse a los siguientes conceptos -que se entenderán comprendidos como gastos y costos para efectos de lo establecido en el numeral 2 del artículo 261° de la LEY DE BANCOS- que se encuentran detallados a continuación: (i) la remuneración y comisiones de LA FIDUCIARIA; (ii) los gastos que pudieran generarse por conceptos notariales, registrales, de abogados, de publicación en el Diario Oficial “El Peruano” conforme con lo establecido en el artículo 245° de la LEY DE BANCOS necesarios para la

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formalización del presente CONTRATO y sus posteriores modificaciones; (iii) los gastos que pudieran generarse por conciliaciones, transacciones extrajudiciales, procesos judiciales, administrativos y/o arbitrales, incluidos costas y costos, así como cualquier indemnización y/o penalidad que tuvieran que ser asumidos por LA FIDUCIARIA en su condición de titularidad del dominio fiduciario sobre los BIENES FIDEICOMETIDOS; (iv) cualquier otro gasto derivado de la constitución, administración, defensa, ejecución y devolución del PATRIMONIO FIDEICOMETIDO en los que pudiera incurrir LA FIDUCIARIA en su calidad de fiduciario del PATRIMONIO FIDEICOMETIDO; (v) los portes, comisiones o tributos que se puedan generar por el mantenimiento de las CUENTAS RECAUDADORAS, así como las transferencias que se efectúen desde estas cuentas; (vi) los tributos que se adeuden con relación al PATRIMONIO FIDEICOMETIDO, existentes o por crearse en el futuro, así como los tributos que pudieran afectar la presente transferencia en dominio fiduciario; y, (vii) los intereses moratorios derivados de los conceptos anteriores; serán atendidos por el FIDEICOMITENTE, con cargo a las CUENTAS RECAUDADORAS.

22.2.

En caso las CUENTAS RECAUDADORAS no cuenten con los montos suficientes para cancelar los gastos detallados en el numeral inmediato anterior, el FIDEICOMITENTE, deberá cancelarlo con cargo a recursos propios.

VIGÉSIMO TERCERA:	LEGISLACIÓN APLICABLE

En todo lo no previsto en este documento, el CONTRATO se regirá por las leyes de la República del Perú y, en particular, por lo dispuesto en la LEY DE BANCOS, el REGLAMENTO o las normas que las pudiesen sustituir en el futuro.

VIGÉSIMO CUARTA:	ARBITRAJE

Las PARTES y el DEPOSITARIO acuerdan expresamente que cualquier discrepancia o controversia que pudiera surgir entre ellas como consecuencia de la interpretación o ejecución del CONTRATO –o en vinculación con el mismo–, incluidas las relacionadas con su nulidad e invalidez, serán resueltas mediante arbitraje de derecho, el cual se sujetará a las siguientes reglas:

24.1.	El arbitraje será llevado a cabo por un Tribunal Arbitral compuesto de tres (3) miembros.

24.2.

El arbitraje se llevará a cabo bajo la administración y de acuerdo con los reglamentos y estatutos de la Cámara de Comercio Americana del Perú (en adelante el “Centro”), los cuales las partes declaran conocer.

24.3.	El Tribunal Arbitral se constituirá de la siguiente forma:

24.3.1.

Si las partes en conflicto fueran dos (2), cada una de ellas designará un árbitro y el tercero será designado de común acuerdo por los árbitros ya designados, dentro de los diez (10) DÍAS HÁBILES contados desde la fecha en que ambos árbitros sean nombrados por las partes. El tercer árbitro presidirá el Tribunal Arbitral.

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En caso una de las partes no designe a su árbitro dentro de un plazo de diez (10) DÍAS HÁBILES contados desde la fecha en que una de ellas manifieste por escrito su voluntad de acogerse a la presente Cláusula, el árbitro que no haya sido designado será nombrado por el Centro. Asimismo, en caso los árbitros nombrados por las partes no nombren al tercer árbitro dentro del plazo establecido en el párrafo anterior, el tercer árbitro será designado por el Centro.

24.3.2.	Si las partes en conflicto fueran tres (3) o más, los tres (3) árbitros serán designados por el Centro, entre los cuales el Centro designará al árbitro que presidirá el Tribunal Arbitral.

24.4.

El Tribunal Arbitral tendrá un plazo de hasta ciento veinte (120) DÍAS HÁBILES desde su instalación para expedir el respectivo laudo arbitral, el cual será inapelable. Asimismo, el Tribunal Arbitral puede quedar encargado de determinar con precisión la controversia, así como otorgar una prórroga en caso fuera necesario para emitir el laudo.

24.5.	El lugar del arbitraje será la ciudad de Lima, Perú y el idioma que se utilizará en el procedimiento arbitral será el castellano.

24.6.

Los gastos y costos correspondientes al arbitraje serán asumidos de conformidad con lo que disponga el Tribunal Arbitral en su laudo. Dichos gastos y costos comprenderán los relativos a la contratación de asesoría jurídica y/o abogados encargados de la defensa respectiva.

Asimismo, en caso de existir dos o más pretensiones que se discutan en el procedimiento arbitral, la parte que se vea desfavorecida en la mayoría de aquellas será la obligada al pago de los gastos y costos referidos en el párrafo inmediato anterior.

24.7.

En caso de que alguna de las partes decidiera interponer recurso de anulación contra el laudo arbitral ante el Poder Judicial, deberá constituir previamente a favor de la parte o las partes contrarias una Carta Fianza otorgada por un banco de primer orden con sede en Lima, equivalente al monto de la condena establecida en el laudo arbitral, en caso no se haya establecido cuantía en el mismo, la Carta Fianza deberá otorgarse por un monto equivalente a USD 50,000.00 (Cincuenta Mil con 00/100 DÓLARES), a la orden de la o las partes contrarias, la misma que será solidaria, irrevocable, incondicionada y ejecutable en caso que dicho recurso, en fallo definitivo, no fuera declarado fundado. Dicha Carta Fianza deberá estar vigente durante el tiempo que dure el proceso promovido y será entregada en custodia a un notario público de la Ciudad de Lima, salvo que por disposición legal deba ser entregada en custodia a la Corte Superior.

24.8.

Para cualquier intervención de los jueces y tribunales ordinarios dentro de la mecánica arbitral, las PARTES se someten expresamente a la jurisdicción de los jueces y tribunales de la ciudad de Lima Cercado, renunciando al fuero de sus domicilios.

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VIGÉSIMO QUINTA:	ASPECTOS TRIBUTARIOS REFERIDOS AL PATRIMONIO FIDEICOMETIDO

25.1

Dentro de los cinco (5) DÍAS HÁBILES desde el cierre de cada trimestre, el FIDEICOMITENTE deberá remitir a LA FIDUCIARIA copia de la presentación de las Declaraciones Juradas correspondientes a los ingresos y/o los tributos que se encuentre obligado a declarar y/o pagar el FIDEICOMITENTE en relación con el CONTRATO y al PATRIMONIO FIDEICOMETIDO dentro del respectivo trimestre; así como al cumplimiento del mismo, debiendo remitir copia de las constancias de los pagos efectuados, de conformidad con lo dispuesto en el numeral 10.2 de la Cláusula Décima del CONTRATO.

25.2

LA FIDUCIARIA, de ser necesario, regularizará el cumplimiento de toda obligación tributaria sea formal o sustancial, cobrando los gastos incurridos debidamente documentados al FIDEICOMITENTE, conforme lo establecido en la Cláusula Vigésimo Segunda del CONTRATO. Para este efecto, LA FIDUCIARIA deberá comunicar previamente al FIDEICOMITENTE para que este demuestre el cumplimiento de sus obligaciones tributarias, lo que deberá efectuar dentro de los diez (10) DÍAS HÁBILES de recibida la referida comunicación.

25.3

En caso LA FIDUCIARIA reciba alguna resolución de determinación, resolución de multa, orden de pago o cualquier otro tipo de comunicación de parte de la Administración Tributaria o de cualquier otra AUTORIDAD GUBERNAMENTAL, en mérito a la cual se le exija el pago de cualquier tributo que pudiera haberse originado por la celebración o ejecución del CONTRATO, la transferencia de los BIENES FIDEICOMETIDOS al PATRIMONIO FIDEICOMETIDO o por los BIENES FIDEICOMETIDOS mismos, LA FIDUCIARIA remitirá una carta al FIDEICOMITENTE, adjuntando copia de la documentación remitida por la Administración Tributaria y requiriendo la remisión de las constancias de pago del íntegro de los tributos, moras, intereses, multas y demás recargos que sean aplicables o copia del recurso presentado ante la Administración Tributaria correspondiente, en caso se opte por la objeción del requerimiento tributario.

25.4

Las constancias de pago, así como los recursos presentados, deberán ser remitidos a LA FIDUCIARIA dentro de los cinco (5) DÍAS HÁBILES después del vencimiento del plazo para impugnar el requerimiento; en caso contrario, LA FIDUCIARIA podrá optar, sin responsabilidad, por efectuar los pagos cobrando los gastos incurridos al FIDEICOMITENTE.

VIGÉSIMO SEXTA:	INSCRIPCIÓN REGISTRAL

El FIDEICOMITENTE –a su cuenta y costo-, presentará la solicitud de inscripción del presente CONTRATO al Registro Mobiliario de Contratos en un plazo máximo de un (1) DÍA HÁBIL desde la fecha en que sea suscrita la Escritura Pública del CONTRATO; debiendo LA FIDUCIARIA hacer seguimiento al proceso de inscripción del presente CONTRATO en dichos registros, de acuerdo con lo regulado en las LEYES APLICABLES. El FIDEICOMITENTE deberá entregar a LA FIDUCIARIA, con copia al FIDEICOMISARIO, dentro de los dos (2) DÍAS HÁBILES siguientes de suscrita la Escritura Pública del CONTRATO, copia de la constancia de presentación de los partes correspondientes a la Escritura Pública ante el Registro Mobiliario de Contratos.

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Asimismo, el FIDEICOMITENTE se obliga a obtener la inscripción del CONTRATO dentro de los treinta (30) DÍAS HÁBILES de suscrito el presente CONTRATO, pudiendo este plazo ampliarse excepcionalmente por treinta (30) DÍAS HÁBILES adicionales en caso de observaciones por parte del registrador público correspondiente, siempre que el FIDEICOMITENTE demuestre a LA FIDUCIARIA que está realizando los actos necesarios para subsanar dichas observaciones.

Una vez obtenida la inscripción en el Registro Mobiliario de Contratos, el FIDEICOMITENTE deberá entregar a LA FIDUCIARIA, con copia al FIDEICOMISARIO, dentro de los cinco (5) DÍAS HÁBILES siguientes a la inscripción del PATRIMONIO FIDEICOMETIDO, copia de los asientos de inscripción correspondientes.

LA FIDUCIARIA supervisará el proceso de inscripción con el FIDEICOMITENTE, por cuenta y costo del mismo, de acuerdo a lo establecido en la Cláusula Vigésimo Segunda.

Considerando que mediante Resolución de la Superintendente Nacional de los Registros Públicos N° 316-2008-SUNARP-SN del 25 de noviembre de 2008, se estableció que las transferencias de dominio fiduciario serían calificadas como actos invalorados, las PARTES reconocen que la transferencia del dominio fiduciario que se produce por el presente acto será considerada un invalorado.

PRIMERA CLÁUSULA ADICIONAL:	DE LA FALSEDAD DE DECLARACIONES Y CESIÓN DE POSICIÓN CONTRACTUAL O RESOLUCIÓN DEL CONTRATO

1.

En el caso que LA FIDUCIARIA tome conocimiento sobre la ocurrencia de cualquiera de los hechos detallados en los numerales (i), (ii) o (iii) del numeral 5.9 del presente CONTRATO; podrá proceder a remitir una comunicación en la cual (i) pondrá dicha situación en conocimiento del FIDEICOMITENTE y del FIDEICOMISARIO; y (ii) manifestará su intención de ceder su posición contractual en el CONTRATO o resolver el CONTRATO, de acuerdo a la regulación contenida en los numerales 2 y 3 siguientes (en adelante, la “Comunicación LF”).

Luego de haber recibido dicha comunicación, el FIDEICOMISARIO contará con un plazo de quince (15) DÍAS HÁBILES, para informar a LA FIDUCIARIA si deberá proceder a (i) ceder su posición contractual a otro fiduciario, de acuerdo con lo establecido en el artículo 1435 y siguientes del Código Civil o (ii) formalizar la resolución del CONTRATO, de acuerdo con lo establecido en el artículo 1430 del Código Civil y al numeral 8 del artículo 269 de la Ley General del Sistema Financiero y del Sistema de Seguros y Orgánica de la Superintendencia de Banca y Seguros (en adelante, la “Comunicación de Salida”).

2.	Cesión de posición contractual de LA FIDUCIARIA:

En caso el FIDEICOMISARIO le indique a LA FIDUCIARIA mediante la Comunicación de Salida, que deberá proceder con la cesión de su posición contractual en el CONTRATO, será de aplicación lo establecido a continuación:

2.1

En caso el FIDEICOMISARIO no instruya la resolución, deberá nombrar a un fiduciario sucesor -y comunicar dicho nombramiento a LA FIDUCIARIAdentro de los treinta (30) DÍAS HÁBILES siguientes a la fecha en la que LA fiduciario sucesor -y comunicar dicho nombramiento a LA FIDUCIARIA- dentro de los treinta (30) DÍAS HÁBILES siguientes a la fecha en la que LA FIDUCIARIA envíe la Comunicación LF.

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2.2

El fiduciario sucesor deberá aceptar dicho nombramiento por escrito. La aceptación implicará la suscripción en un mismo acto del Contrato de Transferencia del Fideicomiso, así como la entrega de los documentos que acreditan los derechos sobre el PATRIMONIO FIDEICOMETIDO con la correspondiente acta notarial de recepción. La aceptación deberá efectuarse dentro de los quince (15) DÍAS HÁBILES posteriores al nombramiento del fiduciario sucesor. Una vez aceptado dicho nombramiento, el fiduciario sucesor tendrá - en adelante- todos los derechos, potestades, privilegios y obligaciones de LA FIDUCIARIA.

2.3

Todos los gastos incurridos para el nombramiento del fiduciario sucesor serán asumidos por el FIDEICOMITENTE, sin que sea relevante determinar, para este efecto, la parte o las partes que hayan causado el asunto en mérito al cual LA FIDUCIARIA cedió su posición contractual en el CONTRATO.

2.4

En el supuesto en que (i) el FIDEICOMISARIO no cumpla con designar a un fiduciario sucesor dentro del plazo establecido en el numeral 2.1, o (ii) el fiduciario sucesor no acepte su nombramiento dentro del plazo indicado en el numeral 2.2, o (iii) los documentos necesarios para la cesión de posición contractual de LA FIDUCIARIA no se hayan suscrito dentro de los treinta (30) DÍAS HÁBILES siguientes a la recepción de la Comunicación de Salida; LA FIDUCIARIA podrá -sin responsabilidad- proceder a formalizar la resolución del CONTRATO de acuerdo a la regulación contenida en el numeral 3 siguiente.

3.	Resolución del CONTRATO:

3.1

LA FIDUCIARIA podrá -actuando de acuerdo con lo establecido en el artículo 1430 del Código Civil y al numeral 8 del artículo 269 de la LEY GENERAL- de acuerdo a lo acordado con el FIDEICOMITENTE y el FIDEICOMISARIO, proceder con la resolución del CONTRATO, en caso se configure alguno de los siguientes supuestos:

a.	Cuando el FIDEICOMISARIO así lo haya instruido mediante la Comunicación de Salida;
b.	Cuando se haya configurado cualquiera de los supuestos indicados en el numeral 2.4; o,
c.	Cuando el FIDEICOMISARIO no cumpla con enviar la Comunicación de Salida dentro del plazo de quince (15) DIAS HÁBILES de haber recibido la Comunicación LF.

3.2

Previamente a la suscripción de los documentos necesarios para formalizar la resolución del CONTRATO, LA FIDUCIARIA deberá (i) constituir una garantía mobiliaria a favor del FIDEICOMISARIO (o del tercero que éste indique), en

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respaldo de las OBLIGACIONES GARANTIZADAS sobre los bienes y derechos que forman parte del PATRIMONIO FIDEICOMETIDO, y/o (ii) suscribirá todos los documentos que resulten necesarios para llevar a cabo una cesión de derechos, sobre los BIENES FIDEICOMETIDOS a favor del FIDEICOMISARIO. Para estos efectos, el FIDEICOMITENTE y EL FIDEICOMISARIO aceptan expresa e irrevocablemente que LA FIDUCIARIA podrá suscribir todos los documentos públicos y/o privados que resulten necesarios para otorgar las garantías indicadas en los numerales (i) y (ii) del presente párrafo, según corresponda.

3.3

Luego de haber constituido las garantías indicadas en los numerales (i) y/o (ii) del numeral 3.2, según corresponda, y de haber suscrito todos los documentos que resulten necesarios para dichos efectos, LA FIDUCIARIA procederá a la suscripción de los documentos necesarios para formalizar la resolución del CONTRATO.

3.4

El FIDEICOMITENTE y el FIDEICOMISARIO reconocen y aceptan irrevocablemente que LA FIDUCIARIA podrá- mas no está obligada a- resolver el contrato de acuerdo con lo establecido en el artículo 1430 del Código Civil y al numeral 8 del artículo 269 de la LEY GENERAL; sin que ello implique responsabilidad alguna para LA FIDUCIARIA.

4.

El FIDEICOMITENTE y/o el FIDEICOMISARIO aceptan expresamente que no será necesario remitir una NOTIFICACIÓN DE INCUMPLIMIENTO y/o NOTIFICACIÓN DE ACELERACIÓN, para que LA FIDUCIARIA, a su sola discreción y de acuerdo a lo establecido en los numerales 2 y 3 anteriores, proceda con la cesión de su posición contractual en el CONTRATO o a la resolución del CONTRATO. En tal sentido, el FIDEICOMITENTE y el FIDEICOMISARIO acuerdan que LA FIDUCIARIA podrá -facultativamente- ceder su posición contractual en el presente CONTRATO o resolverlo, según lo regulado previamente y de acuerdo a lo establecido en el Código Civil y la LEY GENERAL.

5.

Por tanto, el FIDEICOMITENTE y/o el FIDEICOMISARIO renuncian expresamente a cualquier acción que limite, restrinja o se oponga a la cesión de posición contractual de LA FIDUCIARIA en este CONTRATO y/o a la resolución contractual del presente CONTRATO, indicadas en esta Cláusula, aceptando el FIDEICOMITENTE y/o el FIDEICOMISARIO las consecuencias, costos y gastos asociados y demás que ocurran y/o en los que se incurra.

SEGUNDA CLÁUSULA ADICIONAL:	CONDICIÓN SUSPENSIVA VENTA ADEXUS

Las PARTES acuerdan que la transferencia de los DERECHOS DE COBRO VENTA ADEXUS y los FLUJOS DINERARIOS VENTA ADEXUS entrará en vigencia y surtirá plenos efectos, de manera automática y sin necesidad de acto adicional alguno, en la fecha en que: LA FIDUCIARIA (en su condición de fiduciaria bajo el CONTRATO DE FIDEICOMISO GM), bajo responsabilidad objetiva del FIDEICOMITENTE, verifique el depósito de cierto monto dinerario en la cuenta bancaria indicada bajo los términos de la Carta de Dispensa de fecha 30 de julio de 2019, suscrita por, entre otros, el FIDEICOMITENTE y los “Local Facility Lenders” (según dicho término se define en el CONTRATO DE PRÉSTAMO)( la “CONDICIÓN SUSPENSIVA VENTA ADEXUS”). Las PARTES acuerdan que la CONDICIÓN SUSPENSIVA VENTA ADEXUS antes mencionada deberá verificarse en el plazo máximo de dos (2) DIAS

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HABILES desde suscrito el CONTRATO, debiendo LA FIDUCIARIA emitir dentro de dicho plazo un comunicado por cualquier medio al FIDEICOMISARIO y al FIDEICOMITENTE confirmando la verificación del pago anteriormente indicado, bajo responsabilidad objetiva del FIDEICOMITENTE.

Sin perjuicio de la comunicación indicada en el párrafo anterior, dentro del DÍA HÁBIL siguiente a la fecha en que se verifique el cumplimiento de la CONDICIÓN SUSPENSIVA VENTA ADEXUS, LA FIDUCIARIA deberá entregar al Notario Público de Lima, Dr. Luis Dannon Brender, u otro que acuerden las PARTES, una minuta unilateral de cumplimiento de condición suspensiva (la “Minuta de Cumplimiento de la Condición Venta Adexus”), en los términos del modelo de minuta unilateral de levantamiento de condición suspensiva contenido en el Anexo 9 de este CONTRATO, para efectos de que dicho Notario Público eleve a escritura pública la Minuta de Cumplimiento de la Condición Venta Adexus.

Se deja constancia de que la suscripción de la Minuta de Cumplimiento de la Condición Venta Adexus bastará para dar por acreditado el cumplimiento de la CONDICIÓN SUSPENSIVA VENTA ADEXUS y, en consecuencia, transferido en dominio fiduciario los DERECHOS DE COBRO VENTA ADEXUS y los FLUJOS DINERARIOS VENTA ADEXUS en los términos del CONTRATO, sin que sea necesario acto adicional de ningún tipo, y sin perjuicio de la obligación de elevar a escritura pública e inscribir dicha minuta.

EL FIDEICOMITENTE deberá causar, en coordinación con LA FIDUCIARIA, que (i) dentro de los dos (2) DÍAS HÁBILES siguientes a la fecha de suscripción del CONTRATO, se cumpla la CONDICIÓN SUSPENSIVA VENTA ADEXUS; (ii) dentro del DÍA HÁBIL siguiente a la fecha de suscripción de la Minuta de Cumplimiento de la Condición Venta Adexus, se presenten los partes notariales de la escritura pública que dicha minuta origine ante el Registro Mobiliario de Contratos; y, (iii) se obtenga la inscripción de la Minuta de Cumplimiento de la Condición Venta Adexus en la partida registral correspondiente en el Registro Mobiliario de Contratos, dentro de los plazos y bajo las condiciones establecidas en el segundo párrafo de la Cláusula Vigésimo Sexta precedente, pero contado a partir de la fecha de suscripción de la Minuta de Cumplimiento de la Condición Venta Adexus. Asimismo, y sin perjuicio que el cumplimiento de los actos dispuestos en la presente Segunda Cláusula Adicional sea responsabilidad objetiva del FIDEICOMITENTE, LA FIDUCIARIA se compromete a actuar con la diligencia requerida y desplegando sus mejores esfuerzos en el proceso de inscripción, a fin de lograr la inscripción de la Minuta de Cumplimiento de la Condición de acuerdo a lo indicado en el presente párrafo.

Las PARTES acuerdan expresamente que el incumplimiento de lo indicado en la presente Segunda Cláusula Adicional (incluyendo, sin limitarse, la falta de verificación del cumplimiento de la CONDICIÓN SUSPENSIVA VENTA ADEXUS dentro del plazo indicado en esta cláusula), constituirá un EVENTO DE INCUMPLIMIENTO.

TERCERA CLÁUSULA ADICIONAL:	CONDICIÓN SUSPENSIVA DIVIDENDOS ADEXUS

Las PARTES acuerdan que la transferencia de los DERECHOS DE COBRO DIVIDENDOS ADEXUS correspondientes a las ACCIONES ADEXUS GRAVADAS y los FLUJOS DINERARIOS DIVIDENDOS ADEXUS correspondientes a las ACCIONES ADEXUS GRAVADAS entrará en vigencia y surtirá plenos efectos, de manera automática y sin necesidad de acto adicional alguno, en la fecha en que: (i) el FIDEICOMITENTE realice un prepago total del financiamiento garantizado por la PRENDA EXISTENTE, lo cual deberá suceder dentro del

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plazo máximo de cinco (5) DIAS HABILES desde suscrito el presente CONTRATO; y (ii) la PRENDA EXISTENTE se hubiese levantado (la “CONDICIÓN SUSPENSIVA DIVIDENDOS ADEXUS”). Las PARTES acuerdan que la CONDICIÓN SUSPENSIVA DIVIDENDOS ADEXUS antes mencionada deberá verificarse en el plazo máximo de treinta (30) días desde verificado el prepago descrito en el literal (i) anterior, bajo responsabilidad del FIDEICOMITENTE.

El cumplimiento de la CONDICIÓN SUSPENSIVA DIVIDENDOS ADEXUS será comunicado por el FIDEICOMISARIO al FIDUCIARIO, luego de haber recibido las acreditaciones a que se refiere la Cláusula 7.20(c) del CONTRATO DE PRÉSTAMO.

Dentro del DÍA HÁBIL siguiente a la fecha en que se le comunique a LA FIDUCIARIA el cumplimiento de la CONDICIÓN SUSPENSIVA DIVIDENDOS ADEXUS, LA FIDUCIARIA deberá entregar al Notario Público de Lima, Dr. Luis Dannon Brender, u otro que acuerden las PARTES, una minuta unilateral de cumplimiento de condición suspensiva (la “Minuta de Cumplimiento de la Condición Dividendos Adexus”), en los términos del modelo de minuta unilateral de levantamiento de condición suspensiva contenido en el Anexo 10 de este CONTRATO, para efectos de que dicho Notario Público eleve a escritura pública la Minuta de Cumplimiento de la Condición Dividendos Adexus.

Se deja constancia de que la suscripción de la Minuta de Cumplimiento de la Condición Dividendos Adexus bastará para dar por acreditado el cumplimiento de la CONDICIÓN SUSPENSIVA DIVIDENDOS ADEXUS y, en consecuencia, transferido en dominio fiduciario los DERECHOS DE COBRO DIVIDENDOS ADEXUS correspondientes a las ACCIONES ADEXUS GRAVADAS y los FLUJOS DINERARIOS DIVIDENDOS ADEXUS correspondientes a las ACCIONES ADEXUS GRAVADAS, en los términos del CONTRATO, sin que sea necesario acto adicional de ningún tipo, y sin perjuicio de la obligación de elevar a escritura pública e inscribir dicha minuta.

EL FIDEICOMITENTE deberá causar, en coordinación con LA FIDUCIARIA, que (i) dentro de los plazos señalados en la presente Tercera Cláusula Adicional se cumpla la CONDICIÓN SUSPENSIVA DIVIDENDOS ADEXUS; (ii) dentro del DÍA HÁBIL siguiente a la fecha de suscripción de la Minuta de Cumplimiento de la Condición Dividendos Adexus, se presenten los partes notariales de la escritura pública que dicha minuta origine ante el Registro Mobiliario de Contratos; y, (iii) se obtenga la inscripción de la Minuta de Cumplimiento de la Condición Dividendos Adexus en la partida registral correspondiente en el Registro Mobiliario de Contratos, dentro de los plazos y bajo las condiciones establecidas en el segundo párrafo de la Cláusula Vigésimo Sexta precedente, pero contado a partir de la fecha de suscripción de la Minuta de Cumplimiento de la Condición Dividendos Adexus. Asimismo, y sin perjuicio que el cumplimiento de los actos dispuestos en la presente Tercera Cláusula Adicional sea responsabilidad objetiva del FIDEICOMITENTE, LA FIDUCIARIA se compromete a actuar con la diligencia requerida y desplegando sus mejores esfuerzos en el proceso de inscripción, a fin de lograr la inscripción de la Minuta de Cumplimiento de la Condición de acuerdo a lo indicado en el presente párrafo.

Las PARTES acuerdan expresamente que el incumplimiento de lo indicado en la presente Tercera Cláusula Adicional (incluyendo, sin limitarse, la falta de verificación del cumplimiento de la CONDICIÓN SUSPENSIVA DIVIDENDOS ADEXUS dentro del plazo indicado en esta cláusula), constituirá un EVENTO DE INCUMPLIMIENTO.

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Agregue usted, señor Notario, las demás cláusulas de ley, expidiendo un testimonio para cada una de las PARTES que intervienen en este CONTRATO.

Lima, 31 de julio de 2019

FIDEICOMITENTE

Daniel René Urbina Pérez	Francisco Augusto Baertl Montori

LA FIDUCIARIA

Diego Alberto Uribe Mendoza	Rafael Mauricio Parodi Parodi

FIDEICOMISARIO

Gian Carlo Panzera

DEPOSITARIO

Daniel René Urbina Pérez

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ANEXO 1

CRONOGRAMA

De acuerdo con lo establecido en el CONTRATO DE PRÉSTAMO y salvo cualquier pago voluntario (Voluntary Payment) y/o pago mandatorios (Mandatory Repayments) realizado conforme a los numerales 4.02 (b) a 4.02 (e) del CONTRATO DE PRÉSTAMO realizado por el FIDEICOMITENTE a favor del FIDEICOMISARIO de conformidad con lo establecido en el CONTRATO DE PRÉSTAMO, el FIDEICOMITENTE estará obligado a pagar los siguientes importes en las siguientes FECHAS DE PAGO, más los intereses aplicables conforme al CONTRATO DE PRÉSTAMO:

FECHAS DE PAGO	MONTO INTERESES (Interest payment schedule) (US$)	MONTO AMORTIZACIÓN CAPITAL (Amortization payment schedule) (US$)	TOTAL A PAGAR (Total payment schedule)

30-Sept-19	539,680.56	0.00	539,680.56

31-Dic-19	813,944.44	0.00	813,944.44

31-Mar-20	819,680.56	0.00	819,680.56

30-Jun-20	827,215.28	0.00	827,215.28

30-Sept-20	851,131.94	0.00	851,131.94

31-Dic-20	858,666.67	0.00	858,666.67

31-Mar-21	840,000.00	5,000,000.00	5,840,000.00

30-Jun-21	728,000.00	5,000,000.00	5,728,000.00

30-Sept-21	613,333.33	5,000,000.00	5,613,333.33

30-Dic-21	485,333.33	5,000,000.00	5,485,333.33

31-Mar-22	376,291.67	5,000,000.00	5,376,291.67

30-Jun-22	255,305.56	5,000,000.00	5,255,305.56

29-Jul-22	43,486.11	5,000,000.00	5,043,486.11

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ANEXO 2

Modelo de NOTIFICACIÓN DE ACELERACIÓN

[CARTA NOTARIAL]

“Lima, [Fecha]

Señores

La Fiduciaria S.A.

Presente.-

Atención:	[●]

Referencia:	Notificación de Aceleración

Estimados señores,

La presente es con relación al Contrato de Fideicomiso (en adelante, el Contrato) celebrado con fecha 31 de julio de 2019 entre Graña y Montero S.A.A, en calidad de fideicomitente; La Fiduciaria S.A., en calidad de Fiduciario; y CS Peru Infrastructure Holdings LLC, en calidad de Fideicomisario; y, Daniel René Urbina Pérez, en calidad de Depositario (el Contrato).

Todos los términos cuya primera letra se encuentre en mayúscula tendrán el significado que se les asigna en el Contrato.

Por medio de la presente les informamos que se ha verificado un Evento de Incumplimiento, y por lo tanto, se ha acelerado el cumplimiento de las Obligaciones Garantizadas hasta por la cantidad de US$ [●]. En ese sentido, les instruimos a que procedan con la administración y/o ejecución, de ser el caso, del Patrimonio Fideicometido de acuerdo con lo establecido en el numeral 8.5 de la Cláusula Octava del Contrato.

Sin otro particular, quedamos de ustedes.

Atentamente,

CS Peru Infrastructure Holdings LLC

cc.	Graña y Montero S.A.A

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ANEXO 3

Modelo de NOTIFICACIÓN DE CESE DE INCUMPLIMIENTO

[CARTA NOTARIAL]

Lima, [fecha]

Señores

La Fiduciaria S.A.

Calle Los Libertadores N° 155, piso 8

San Isidro, Lima

Presente.-

Atención:	[●]

CC:	Graña y Montero S.A.A

Asunto:	Notificación de Cese de Incumplimiento

Estimados señores:

La presente es con relación al Contrato de Fideicomiso (en adelante, el Contrato) celebrado con fecha 31 de julio de 2019 entre Graña y Montero S.A.A, en calidad de fideicomitente; La Fiduciaria S.A., en calidad de Fiduciario; y CS Peru Infrastructure Holdings LLC, en calidad de Fideicomisario; y, Daniel René Urbina Pérez, en calidad de Depositario (el Contrato).

Por medio de la presente, les informamos que el incumplimiento al [indicar Obligación Garantizada incumplida] comunicado mediante la Notificación de Incumplimiento de fecha [●] de [●] de [●] ha sido debidamente subsanado.

En consecuencia, al Día Hábil siguiente de haber recibido la presente Notificación de Cese de Incumplimiento, les instruimos que procedan a administrar el Patrimonio Fideicometido, de acuerdo a lo establecido en el numeral 8.4 de la Cláusula Octava del Contrato.

Sin otro particular, quedamos de usted.

Atentamente,

CS Peru Infrastructure Holdings LLC

cc.	Graña y Montero S.A.A

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ANEXO 4

Modelo de NOTIFICACIÓN DE INCUMPLIMIENTO

[CARTA NOTARIAL]

Lima, [fecha]

Señores

La Fiduciaria S.A.

Calle Los Libertadores N° 155, piso 8

San Isidro, Lima

Presente.-

Atención:	[●]

CC:	Graña y Montero S.A.A

Asunto:	Notificación de Incumplimiento

Estimados señores:

La presente es con relación al Contrato de Fideicomiso (en adelante, el Contrato) celebrado con fecha 31 de julio de 2019 entre Graña y Montero S.A.A, en calidad de fideicomitente; La Fiduciaria S.A., en calidad de Fiduciario; y CS Peru Infrastructure Holdings LLC, en calidad de Fideicomisario; y, Daniel René Urbina Pérez, en calidad de Depositario (el Contrato).

Al respecto, en calidad de declaración jurada les comunicamos que se ha verificado un Evento de Incumplimiento a [indicar obligación garantizada incumplida]. Por lo tanto, solicitamos a La Fiduciaria que proceda de conformidad con lo establecido en el numeral 8.3 y siguientes de la Cláusula Octava del Contrato.

Sin otro particular, quedamos de ustedes.

Atentamente,

CS Peru Infrastructure Holdings LLC

cc.	Graña y Montero S.A.A.

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ANEXO 5 - A

Modelo de comunicación a GMP / ADEXUS

Modelo de comunicación a GMP:

[CARTA NOTARIAL]

Lima, [fecha]

Señores

[●]

[●]

Presente.-

Atención:            [●]

Referencia:        Comunicación de Contrato de Fideicomiso

Estimados señores:

Por medio de la presente ponemos en su conocimiento que, con fecha 31 de julio de 2019, Graña y Montero S.A.A., en calidad de Fideicomitente ha suscrito con La Fiduciaria S.A., en calidad de Fiduciario, un Contrato de Fideicomiso (el “Contrato”) por medio del cual ha transferido en dominio fiduciario a un patrimonio fideicometido No. 1339 (el “Patrimonio Fideicometido”), los derechos de cobro y, consecuentemente, la totalidad de las sumas dinerarias que ustedes se encuentren obligados a pagar por concepto de dividendos a favor de Graña y Montero S.A.A., en su calidad de accionista de GMP S.A.

En tal sentido, de conformidad con lo establecido en el artículo 1215 del Código Civil, les informamos que los derechos a percibir dividendos y los flujos dinerarios por concepto de dividendos que deban ser distribuidos a favor de Graña y Montero S.A.A por concepto de las acciones que ésta mantiene en GMP S.A. han sido cedidos al Patrimonio Fideicometido.

Como consecuencia de ello, los referidos derechos de cobro y flujos dinerarios:

(a)	Son de dominio fiduciario de La Fiduciaria S.A., en representación del Patrimonio Fideicometido; y,

(b)

Los pagos correspondientes a los referidos derechos de cobro y flujos dinerarios derivados de las acciones que Graña y Montero S.A.A mantiene en GMP S.A. (menos el monto correspondiente a los tributos que deban ser pagados y/o retenidos como consecuencia de su reparto), deberán ser cancelados mediante (i) transferencia bancaria o depósito a la siguiente cuenta [●], abierta a nombre del Patrimonio Fideicometido en [•], [salvo instrucción en contrario por parte del Fideicomisario]; o (ii) mediante cheques de gerencia o cheques certificados emitidos como “no negociable” a la orden del Patrimonio Fideicometido.

Cabe mencionar que toda modificación o suspensión de la forma en que deben efectuarse los pagos de derechos de dividendos, sólo podrá ser instruida mediante comunicación suscrita por La Fiduciaria S.A. En tal sentido, declaramos de manera expresa que, en la eventualidad que Graña y Montero S.A.A, le remita instrucciones sin cumplir con la exigencia antes mencionada, indicando lo contrario, la instrucción de pago contenida en el párrafo anterior se mantendrá plenamente vigente, debiendo continuar efectuando los

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pagos al Patrimonio Fideicometido administrado por La Fiduciaria S.A. en la forma indicada en el párrafo anterior, sin responsabilidad alguna y considerándose estos pagos –en todos los casos- como correctamente efectuados.

Atentamente,
[Graña y Montero S.A.A.	[La Fiduciaria S.A]
FIDEICOMITENTE	LA FIDUCIARIA

Modelo de comunicación a ADEXUS:

[CARTA NOTARIAL]

Lima, [fecha]

Señores

[●]

[●]

Presente.-

Atención:                [●]

Referencia:            Comunicación de Contrato de Fideicomiso

Estimados señores:

Por medio de la presente ponemos en su conocimiento que, con fecha 31 de julio de 2019, Graña y Montero S.A.A., en calidad de Fideicomitente ha suscrito con La Fiduciaria S.A., en calidad de Fiduciario, un Contrato de Fideicomiso (el “Contrato”) por medio del cual ha transferido en dominio fiduciario a un patrimonio fideicometido No. 1339 (el “Patrimonio Fideicometido”), los derechos de cobro y, consecuentemente, la totalidad de las sumas dinerarias que ustedes se encuentren obligados a pagar por concepto de dividendos a favor de Graña y Montero S.A.A., en su calidad de accionista de Adexus S.A., sujeto al cumplimiento de la condición suspensiva contenida en la Tercera Cláusula Adicional del Contrato (“Condición Suspensiva”) para el caso de las 37,929 representativas del capital social de Adexus S.A. que se encuentran gravadas a favor de terceros en virtud del contrato de prenda mercantil de fecha 17 de agosto de 2018.

En tal sentido, de conformidad con lo establecido en el artículo 1215 del Código Civil Peruano, les informamos que los derechos a percibir dividendos y los flujos dinerarios por concepto de dividendos que deban ser distribuidos a favor de Graña y Montero S.A.A por concepto de las acciones que ésta mantiene en Adexus S.A. han sido cedidos al Patrimonio Fideicometido, y para el caso de las 37,929 representativas del capital social de Adexus S.A. que se encuentran gravadas a favor de terceros en virtud del contrato de prenda mercantil de fecha 17 de agosto de 2018, sujeto al cumplimiento de la Condición Suspensiva.

Como consecuencia de ello, los referidos derechos de cobro y flujos dinerarios:

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(c)	Son y sujeto al cumplimiento de la Condición Suspensiva serán, según corresponda, de dominio fiduciario de La Fiduciaria S.A., en representación del Patrimonio Fideicometido; y,

(d)

Los pagos correspondientes a los referidos derechos de cobro y flujos dinerarios derivados de las acciones que Graña y Montero S.A.A mantiene en Adexus S.A. (menos el monto correspondiente a los tributos que deban ser pagados y/o retenidos como consecuencia de su reparto), deberán ser cancelados mediante (i) transferencia bancaria o depósito a la siguiente cuenta [●], abierta a nombre del Patrimonio Fideicometido en [●], [salvo instrucción en contrario por parte del Fideicomisario]; o (ii) mediante cheques de gerencia o cheques certificados emitidos como “no negociable” a la orden del Patrimonio Fideicometido. Para el caso de las 37,929 representativas del capital social de Adexus S.A. que se encuentran gravadas a favor de terceros en virtud del contrato de prenda mercantil de fecha 17 de agosto de 2018, lo antes señalado será aplicable luego de que se hubiese comunicado el cumplimiento de la Condición Suspensiva.

El cumplimiento de la Condición Suspensiva les será comunicado -por escrito- por La Fiduciaria S.A.

Cabe mencionar que toda modificación o suspensión de la forma en que deben efectuarse los pagos de derechos de dividendos, sólo podrá ser instruida mediante comunicación suscrita por La Fiduciaria S.A. En tal sentido, declaramos de manera expresa que, en la eventualidad que Graña y Montero S.A.A, le remita instrucciones sin cumplir con la exigencia antes mencionada, indicando lo contrario, la instrucción de pago contenida en el párrafo anterior se mantendrá plenamente vigente, debiendo continuar efectuando los pagos al Patrimonio Fideicometido administrado por La Fiduciaria S.A. en la forma indicada en el párrafo anterior, sin responsabilidad alguna y considerándose estos pagos –en todos los casos- como correctamente efectuados.

Atentamente,
[Graña y Montero S.A.A.	[La Fiduciaria S.A]
FIDEICOMITENTE	LA FIDUCIARIA

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ANEXO 5 - B

Modelo de instrucción irrevocable a [NORVIAL/GYM FEROVIAS]

Lima, [●] de [●] de [●]

Señores

[NORVIAL S.A./GYM FERROVIAS S.A.]

[●]

Presente.-

De nuestra consideración:

GRAÑA Y MONTERO S.A.A. (“GM”), con RUC N° 20332600592, con domicilio real en Av. Paseo de la República N° 4675, distrito de Surquillo, provincia y departamento de Lima; debidamente representada por [●], identificado con DNI N° [●], quien actúa según facultades inscritas en la partida electrónica N° 11028652 del Registro de Personas Jurídicas de la Oficina Registral de Lima; mediante la presente expongo lo siguiente:

Con fecha 31 de julio de 2019, GM celebró un contrato de fideicomiso, en calidad de fideicomitente, con LA FIDUCIARIA S.A. (“LF”), en calidad de fiduciario, y con CS PERU INFRASTRUCTURE HOLDINGS LLC (CS PERU), en calidad de fideicomisario (el “Contrato de Fideicomiso”). El señalado Contrato de Fideicomiso fue celebrado en cumplimiento de las disposiciones recogidas en el contrato denominado Loan Agreement, celebrado con fecha 31 de julio de 2019 entre GM y CS PERU (el Loan Agreement).

En tal sentido, en cumplimiento de las disposiciones recogidas en el Contrato de Fideicomiso y en el Loan Agreement, mediante la presente instruimos de manera irrevocable, a que el pago de toda suma que nos sea adeudada en nuestra calidad de accionistas de [NORVIAL S.A./GYM FERROVIAS S.A.], incluyendo pero sin limitarse a montos derivados de dividendos declarados, distribución de utilidades, reembolso o devolución de capital, en la modalidad que se acuerde mediante junta de accionistas, incluyendo pero sin limitarse a los flujos dinerarios de adelantos de dividendos, reducciones de capital, liberación de reservas, o cualquier otra cuenta que indique una participación en el patrimonio de [NORVIAL S.A./ GYM FERROVIAS S.A.] o participación en el patrimonio neto resultante de la liquidación de [NORVIAL S.A./ GYM FERROVIAS S.A.] que deba hacerse a nuestro favor en nuestra calidad de accionistas de [NORVIAL S.A./ GYM FERROVIAS S.A.], sea efectuado mediante depósito o transferencia bancaria a la siguiente cuenta bancaria, abierta a nombre de LF:

Banco:	[	●]
Número de cuenta:	[	●]
Número de CCI:	[	●]
Moneda de la cuenta:	[	●]

Sin perjuicio de lo mencionado anteriormente, a los montos totales correspondientes a los dividendos declarados, reembolsos o devoluciones de capital antes mencionados, se les deberá restar el monto correspondiente a los tributos que deban ser pagados y/o sean retenidos como consecuencia del reparto de los mismos.

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Cualquier instrucción en contrario o modificación a los términos establecidos en la presente carta, deberán ser considerados nulos y sin efecto, salvo que cuenten con la firma por escrito de LF.

Sin otro particular, quedamos de ustedes.

Atentamente,

GRAÑA Y MONTERO S.A.A.

Representante: [●]

DNI N° [●]

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ANEXO 6

Relación de EMPRESAS AUDITORAS

1. Ernst & Young

2. KPM

3. Deloitte

4. BDO Pazos, López de Romaña, Rodríguez S.C.R.L.

5. Price Waterhouse, Dongo-Soria Gaveglio y Asociados S. Civil R. L

6. Moore Stephens

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ANEXO 7

Modelo de cambio de información de contacto

Lima, [fecha]

Señores

La Fiduciaria S.A.

Calle Los Libertadores 155, Piso 8

San Isidro, Lima

Presente.-

Atención:                 [●]

Referencia:             Fideicomiso N° 1339

Estimados señores:

La presente es con relación al Contrato de Fideicomiso (en adelante, el Contrato) celebrado con fecha 31 de julio de 2019 entre Graña y Montero S.A.A, en calidad de fideicomitente; La Fiduciaria S.A., en calidad de Fiduciario; y CS Peru Infrastructure Holdings LLC, en calidad de Fideicomisario; y, Daniel René Urbina Pérez, en calidad de Depositario (el Contrato).

De conformidad con lo establecido en la Cláusula Décimo Novena del Contrato, por medio de la presente les informamos que se ha modificado el [domicilios, correos electrónicos, teléfonos y/o personas autorizadas para efectuar comunicaciones] establecida(o)s en el mismo.

Respecto de las personas de contacto, adjuntamos copia de sus documentos oficiales de identidad, así como la “Ficha de Registro de Firmas” que se adjunta a la presente.

Sin otro particular, quedamos de ustedes.

Atentamente,

[●]

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ANEXO 7 (i)

Ficha de Registro de Firmas

Datos del Fideicomiso

Nombre:

Código de Fideicomiso:

Fideicomitente

Datos del Contacto

Considerar que los contactos registrados serán los únicos autorizados a enviar comunicaciones o instrucciones a La Fiduciaria

Acción	Registrar/Modificar ●	Eliminar ●	Firma
Apellido Paterno
Apellido Materno
Nombres
Documento de Identidad
Número de Documento
Telefóno (Fijo/Celular)
Correo Electrónico
Acción	Registrar/Modificar ●	Eliminar ●	Firma
Apellido Paterno
Apellido Materno
Nombres
Documento de Identidad
Número de Documento
Telefóno (Fijo/Celular)
Correo Electrónico
Acción	Registrar/Modificar ●	Eliminar ●	Firma
Apellido Paterno
Apellido Materno
Nombres
Documento de Identidad
Número de Documento
Telefóno (Fijo/Celular)
Correo Electrónico

Firma de un representante de la empresa

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ANEXO 8

Relación de Estudios de Abogados

•	Estudio Silva

•	Estudio Rebaza, Alcázar & De Las Casas

•	Estudio Philippi Prietocarrizosa Ferrero DU & Uría

•	Estudio Miranda & Amado

•	Estudio Echecopar Abogados

•	Estudio Hernandez & Compañía Abogado

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ANEXO 9

Modelo de Minuta Unilateral de Cumplimiento de Condición Suspensiva Venta Adexus

Señor Notario:

Sírvase Usted extender en su registro de escrituras públicas una por la que  conste la Declaración Unilateral de Cumplimiento de Condición Suspensiva (la “Declaración Unilateral de Cumplimiento de Condición Suspensiva”) que otorga LA FIDUCIARIA S.A., con RUC No. 20501842771, con domicilio en calle Los Libertadores No. 155, Piso 8, San Isidro, Lima, debidamente representada por [●], identificado con DNI No. [●], y por [●], identificado con DNI No. [●], según poderes inscritos en los asientos [●] y [●], respectivamente, de la Partida Electrónica No. 11263525 del Registro de Personas Jurídicas de la Oficina Registral de Lima (“La Fiduciaria”).

La presente Declaración Unilateral de Cumplimiento de Condición Suspensiva es otorgada de acuerdo a los términos y condiciones contenidos en las siguientes cláusulas. Los términos en mayúsculas tendrán el significado que se les asigna en el Contrato (conforme este término es definido en el Numeral 1.1 de este documento).

PRIMERA.-	ANTECEDENTES

1.1

El 31 de julio de 2019, Graña y Montero S.A.A., en calidad de  FIDEICOMITENTE, La Fiduciaria, en calidad de FIDUCIARIO y CS Peru Infrastructure Holdings LLC, en calidad de Fideicomisario, con la intervención de Daniel René Urbina Pérez, en calidad de depositario, suscribieron un Contrato de Fideicomiso (el “Contrato”).

1.2

De acuerdo a lo dispuesto en la Segunda Cláusula Adicional del Contrato, la entrada en vigencia y eficacia de la transferencia de los DERECHOS DE COBRO VENTA ADEXUS y los FLUJOS DINERARIOS VENTA ADEXUS, conforme dichos término se definen en el Contrato quedó sujeta a la condición de que LA FIDUCIARIA (en su condición de fiduciaria bajo el CONTRATO DE FIDEICOMISO GM) verifique depósito de cierto monto dinerario en la cuenta bancaria indicada bajo los términos de la Carta de Dispensa de fecha 30 de julio de 2019, suscrita por, entre otros, el FIDEICOMITENTE y los “Local Facility Lenders” (según dicho término se define en el CONTRATO DE PRÉSTAMO), de acuerdo con los términos de dicho contrato (la “Condición Suspensiva”).

1.3

Conforme a lo indicado en el Contrato, el cumplimiento de la Condición Suspensiva quedaría confirmado por la referida verificación realizada por LA FIDUCIARIA en su condición de fiduciaria del CONTRATO DE FIDEICOMISO GM.

1.4

Con fecha [●] de [julio] de [2019], La Fiduciaria verificó y  validó depósito de cierto monto dinerario en la cuenta bancaria indicada bajo los términos de la Carta de Dispensa de fecha 30 de julio de 2019. De esta manera, ha quedado verificado el cumplimiento de la Condición Suspensiva.

SEGUNDA.-	OBJETO

Por la presente Declaración Unilateral de Cumplimiento de Condición Suspensiva, La Fiduciaria declara y reconoce que (i) se ha verificado la Condición Suspensiva prevista en

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la Segunda Cláusula Adicional del Contrato; y, (ii) a partir de la fecha de  verificación por parte de La Fiduciaria ([●] de [julio] de [2019]), la transferencia de los DERECHOS DE COBRO VENTA ADEXUS y los FLUJOS DINERARIOS VENTA ADEXUS ha quedado vigente y surte plenos efectos.

TERCERA.-	RATIFICACIÓN DE LOS TÉRMINOS DEL CONTRATO

La Fiduciaria deja constancia de que el presente documento se extiende únicamente para efectos de dar constancia del cumplimiento de la Condición Suspensiva de acuerdo a los términos previstos en la Segunda Cláusula Adicional del Contrato. En ese sentido, La Fiduciaria confirma y ratifica que los términos y condiciones del Contrato son y seguirán siendo el acuerdo válido y aplicable para las PARTES en relación con el CONTRATO.

CUARTA.-	LEY APLICABLE

Esta Declaración Unilateral de Cumplimiento de Condición Suspensiva se rige de acuerdo a las leyes de la República del Perú.

QUINTA.-	GASTOS

Los gastos de elevación a escritura pública del presente Contrato así como su correspondiente inscripción en los Registros Públicos aplicables serán asumidos por EL FIDEICOMITENTE.

Agregue usted, Sr. Notario, las cláusulas de ley y curse los partes al Registro  Público de Lima para su correspondiente inscripción.

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ANEXO 10

Modelo de Minuta Unilateral de Cumplimiento de Condición Suspensiva Dividendos Adexus

Señor Notario:

Sírvase Usted extender en su registro de escrituras públicas una por la que conste la Declaración Unilateral de Cumplimiento de Condición Suspensiva (la “Declaración Unilateral de Cumplimiento de Condición Suspensiva”) que otorga LA FIDUCIARIA S.A., con RUC No. 20501842771, con domicilio en calle Los Libertadores No. 155, Piso 8, San Isidro, Lima, debidamente representada por [●], identificado con DNI No. [●], y por [●], identificado con DNI No. [●], según poderes inscritos en los asientos [●] y [●], respectivamente, de la Partida Electrónica No. 11263525 del Registro de Personas Jurídicas de la Oficina Registral de Lima (“La Fiduciaria”).

La presente Declaración Unilateral de Cumplimiento de Condición Suspensiva es otorgada de acuerdo a los términos y condiciones contenidos en las siguientes cláusulas. Los términos en mayúsculas tendrán el significado que se les asigna en el Contrato (conforme este término es definido en el Numeral 1.1 de este documento).

PRIMERA.-	ANTECEDENTES

1.5

El 31 de julio de 2019, Graña y Montero S.A.A., en calidad de Fideicomitente, La Fiduciaria, en calidad de fiduciaria y CS Peru Infrastructure Holdings LLC, en calidad de Fideicomisario, con la intervención de Daniel René Urbina Pérez, en calidad de depositario, suscribieron un Contrato de Fideicomiso (el “Contrato”).

1.6

De acuerdo a lo dispuesto en la Tercera Cláusula Adicional del Contrato, la entrada en vigencia y eficacia de la transferencia de los DERECHOS DE COBRO DIVIDENDOS ADEXUS correspondientes a las ACCIONES ADEXUS GRAVADAS y los FLUJOS DINERARIOS DIVIDENDOS ADEXUS correspondientes a las ACCIONES ADEXUS GRAVADAS, conforme dichos término se definen en el Contrato quedó sujeta a la condición de que (i) el FIDEICOMITENTE realice un prepago total del financiamiento garantizado por la PRENDA EXISTENTE; y (ii) la PRENDA EXISTENTE se hubiese levantado, de acuerdo con los términos de dicho contrato (la “Condición Suspensiva”).

1.7

Conforme a lo indicado en el Contrato, el cumplimiento de la Condición Suspensiva será comunicado por el Fideicomisario a La Fiduciaria, de conformidad con lo establecido en la Tercera Cláusula Adicional del Contrato.

1.8	Con fecha [●] de [●] de [2019], el Fideicomisario comunicó a La Fiduciaria el cumplimiento de la Condición Suspensiva. De esta manera, ha quedado verificado el cumplimiento de la Condición Suspensiva.

SEGUNDA.-	OBJETO

Por la presente Declaración Unilateral de Cumplimiento de Condición Suspensiva, La Fiduciaria declara y reconoce que (i) se ha verificado la Condición Suspensiva prevista en la Tercera Cláusula Adicional del Contrato; y, (ii) a partir del [●] de [●] de [2019], la

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transferencia de los DERECHOS DE COBRO DIVIDENDOS ADEXUS correspondientes a las ACCIONES ADEXUS GRAVADAS y los FLUJOS DINERARIOS DIVIDENDOS ADEXUS correspondientes a las ACCIONES ADEXUS GRAVADAS ha quedado vigente y surte plenos efectos.

TERCERA.-	RATIFICACIÓN DE LOS TÉRMINOS DEL CONTRATO

La Fiduciaria deja constancia de que el presente documento se extiende únicamente para efectos de dar constancia del cumplimiento de la Condición Suspensiva de acuerdo a los términos previstos en la Tercera Cláusula Adicional del Contrato. En ese sentido, La Fiduciaria confirma y ratifica que los términos y condiciones del Contrato son y seguirán siendo el acuerdo válido y aplicable para las PARTES en relación con el CONTRATO.

CUARTA.-	LEY APLICABLE

Esta Declaración Unilateral de Cumplimiento de Condición Suspensiva se rige de acuerdo a las leyes de la República del Perú.

QUINTA.-	GASTOS

Los gastos de elevación a escritura pública del presente Contrato así como su correspondiente inscripción en los Registros Públicos aplicables serán asumidos por el Fideicomitente.

Agregue usted, Sr. Notario, las cláusulas de ley y curse los partes al Registro Público de Lima para su correspondiente inscripción.

Fideicomiso N° 1339	Página 71 de 71

Exhibit J

FORM OF FINANCIAL RATIO CERTIFICATE

FINANCIAL RATIO CERTIFICATE

[Date]

CS Peru Infrastructure Holdings LLC and the other

Lenders party to the Loan Agreement referred to

below

c/o Gramercy Funds Management LLC

20 Dayton Avenue

Greenwich, CT 06830

Attention:	Tomás Serantes, Ross Rosen
and Joshua O’Melia

Fax: (203) 552-1901

Phone: (203) 552-1900

Email:	tserantes@gramercy.com, jomelia@gramercy.com,

and rrosen@gramercy.com

RE:	Graña y Montero S.A.A.

Ladies and Gentlemen:

This certificate is delivered to you pursuant to Section 7.01(b) of that certain Loan Agreement, dated as of July 31, 2019 (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the “Loan Agreement”), by and among Graña y Montero S.A.A., a Peruvian sociedad anónima abierta (the “Borrower”), CS Peru Infrastructure Holdings LLC, a Delaware limited liability company (the “Initial Lender”), and the financial institutions party thereto from time to time as Lenders. All capitalized terms used herein shall have the respective meanings specified in the Loan Agreement unless otherwise defined herein.

The undersigned, being chief financial officer of the Borrower, solely on behalf of the Borrower and not in his/her individual capacity, hereby certifies to each of the Lenders as of the end of the most recent Rolling Period that, as demonstrated in parts 1 through 412 of Annex A hereto, and

[1]

Commencing with the first Financial Ratio Certificate to be delivered in connection with the completion of the first Quarterly Payment Date three (3) months or more following the Closing Date, the calculation of the Consolidated EBITDA to Consolidated Interest Expense Ratio shall be included in each Financial Ratio Certificate.

[2]

Commencing with the first Financial Ratio Certificate to be delivered after the twelve (12) month anniversary of the Closing Date, the calculations of the Minimum Debt Service Ratio and the Minimum Debt Exposure Ratio shall be included in each Financial Ratio Certificate.

Exhibit J

based on the supporting documentation attached hereto as Schedule 1, the Borrower is in compliance with each of the financial covenants set forth in Section 8.10 of the Loan Agreement for the applicable period being measured pursuant to the terms thereof (in each case, the “Measurement Period”).

[Signature page follows]

Exhibit J

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date set forth above.

GRAÑA Y MONTERO S.A.A.

By:
Name:
Title:

Exhibit J

ANNEX A

FINANCIAL RATIO CALCULATIONS

1.	Leverage Ratio

	i.	Consolidated Indebtedness[3]

		a.	The Consolidated Indebtedness of the Borrower at the end of the Fiscal Quarter	$

		b.	less the Norvial Holdco Facility Indebtedness[4]	$

		Consolidated Indebtedness ((a) less (b)):		$

	ii.	Consolidated EBITDA[5] (each component as determined in accordance with IFRS)

		a.	The Consolidated net profit of the Borrower for such Measurement Period, plus (to the extent deducted in calculating such net profit)	$

		b.	Financial (expense) income, net, plus	$

		c.	Income tax, plus	$

		d.	Depreciation and amortization, plus	$

[3]

“Consolidated Indebtedness” shall mean, at the end of each Fiscal Quarter, with respect to the Borrower, Indebtedness of the Borrower on a Consolidated basis, less the Norvial Holdco Facility Indebtedness.

[4]

“Norvial Holdco Facility Indebtedness” shall mean the Acuerdo de Inversión, dated as of May 29, 2018, entered into by and between the Borrower and BCI Perú for an investment in Norvial through the acquisition of all the Class B shares issued by Norvial, as well as the Shareholders Agreement, dated as of June 11, 2018, by and among the Borrower, Inversiones Concesiones Vial S.A.C. and Inversiones en Autopistas.

[5]

“Consolidated EBITDA” for any period, shall mean, with respect to the Borrower on a Consolidated basis, without duplication, net profit plus, to the extent deducted in calculating such net profit, (i) financial (expense) income, net; (ii) income tax; (iii) depreciation and amortization; (iv) the amount corresponding to the tariff for the Line 1 Concession Agreement actually paid to GyM Ferrovias during such period (on account of the Peruvian government’s repayment of amounts invested by GyM Ferrovias to purchase trains and other infrastructure for the Line 1 Concession Agreement); and (v) the portion of costs of sales during such period related to the purchase of land in the Borrower’s real estate segment, in each case determined in accordance with IFRS.

Exhibit J

		e.	The amount corresponding to the tariff for the Line 1 Concession Agreement actually paid to GyM Ferrovias for such Measurement Period (on account of the Peruvian government’s repayment of amounts invested by GyM Ferrovias to purchase trains and other infrastructure for the Line 1 Concession Agreement), plus	$

		f.	The portion of costs of sales for such Measurement Period related to the purchase of land in the Borrower’s real estate segment	$

		Equals Consolidated EBITDA:		$

	iii.	Leverage Ratio (the ratio of (a) Consolidated Indebtedness to (b) Consolidated EBITDA)		[ ]:1.00

	iv.	Maximum permitted Leverage Ratio at the end of the Measurement Period		3.50:1.00

	v.	In compliance		[Yes] [No]

2.	Consolidated EBITDA to Consolidated Interest Expense Ratio

	i.	Consolidated EBITDA for the Rolling Period ending on the applicable Quarterly Payment Date		$

	ii.	Consolidated Interest Expense[6] for the Rolling Period ending on such Quarterly Payment Date		$

	iii.	Consolidated EBITDA to Consolidated Interest Expense Ratio		[ ]:1.00

	iv.	Minimum Consolidated EBITDA to Consolidated Interest Expense Ratio for the Measurement Period		2.00:1.00

	v.	In compliance		[Yes] [No]

[6]

“Consolidated Interest Expense” for any period, shall mean, with respect to the Borrower on a Consolidated basis, the aggregate interest expense in respect of Indebtedness (including, without limitation, all discounts (including the amortization of original issue discount), non-cash interest payments or accruals, premium payments, fees, commissions and other fees and charges (e.g., fees with respect to letters of credit) and any portion of rent expense with respect to such period under capital leases, in each case to the extent treated as interest (without duplication) in accordance with IFRS, and scheduled net payments under any Hedge Agreement) for such period.

Exhibit J

3.	Minimum Debt Exposure Ratio[7]

	i.	The aggregate amount of the proceeds of the Collection Account Dividends then on deposit in the Dividend Collection Account at the end of the applicable Rolling Period	$

	ii.	The aggregate of all amounts (of principal and interest) in respect of any Obligations due and payable by the Borrower	$

	iii.	Minimum Debt Exposure Ratio	[ ]:1.00

	iv.	Minimum Debt Exposure Ratio for the Measurement Period	[0.35][0.50]:1.00[8]

	v.	In compliance	[Yes] [No]

4.	Minimum Debt Service Ratio[9]

	i.	The aggregate amount of the proceeds of the Collection Account Dividends deposited in the Dividend Collection Account during the preceding two consecutive Fiscal Quarters of the Borrower most recently ended as of the applicable Quarterly Payment Date	$

	ii.	The aggregate of all amounts (of principal and interest) in respect of any Obligations due and payable by the Borrower for the two immediately succeeding Quarterly Payment Dates following the applicable Quarterly Payment Date	$

	iii.	Minimum Debt Service Ratio	[ ]:1.00

	iv.	Minimum Debt Service Ratio for the Measurement Period	1.50:1.00

[7]

“Minimum Debt Exposure Ratio” shall mean at any time the ratio of (a) the aggregate amount of the proceeds of the Collection Account Dividends then on deposit in the Dividend Collection Account at the end of the applicable Rolling Period to (b) the aggregate of all amounts (of principal and interest) in respect of any Obligations due and payable by the Borrower.

[8]

During the period commencing on the date that is the twelve (12) month anniversary of the Closing Date through and including the date that is the fifteen (15) month anniversary of the Closing Date, the Borrower will not permit, at any time, the Minimum Debt Exposure Ratio to be less than 0.35:1.00 and, (y) thereafter, the Borrower will not permit, at any time, the Minimum Debt Exposure Ratio to be less than 0.50:1.00.

[9]

“Minimum Debt Service Ratio” shall mean at any time the ratio of (a) the aggregate amount of the proceeds of the Collection Account Dividends deposited in the Dividend Collection Account during the preceding two consecutive Fiscal Quarters of the Borrower most recently ended as of the applicable Quarterly Payment Date to (b) the aggregate of all amounts (of principal and interest) in respect of any Obligations due and payable by the Borrower for the two immediately succeeding Quarterly Payment Dates following such date of determination.

Exhibit J

v.	In compliance	[Yes] [No]

Exhibit J

Schedule 1

Supporting Documentation